                                                FILED PURSUANT TO RULE 424(B)(3)
FILE NO. 333-51541

PROSPECTUS SUPPLEMENT NO. 7
TO PROSPECTUS DATED MAY 4, 1999

                          NEBCO EVANS HOLDING COMPANY
                   12 3/8% NEW SENIOR DISCOUNT NOTES DUE 2007
        11 1/4% SENIOR REDEEMABLE EXCHANGEABLE PREFERRED STOCK DUE 2008
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     This seventh Prospectus Supplement supplements the information contained in, and should be read in conjunction with, the Prospectus dated May 4, 1999 and the Prospectus Supplements dated May 13, 1999, August 10, 1999, September 16, 1999, September 24, 1999, October 1, 1999 and November 2, 1999.

     This Prospectus Supplement and the Prospectus are to be used by Donaldson, Lufkin & Jenrette Securities Corporation in connection with the offers and sales in principal as well as market-making transactions at negotiated prices related to prevailing market prices at the time of sale. The New Notes and New Preferred Stock are not listed on any securities exchange or admitted thereof to trading in the National Association of Securities Dealers Automated Quotation System and the Company does not intend to make any such listing or seek such admission to trading. DLJ currently makes a market in the New Notes and New Preferred Stock; however, it is not obligated to do so and any market-making may be discontinued at any time. The Company receives no portion of the proceeds of sales of the New Notes and New Preferred Stock and has paid certain expenses incident to the registration of the New Notes and the New Preferred Stock.

                          DONALDSON, LUFKIN & JENRETTE
                             SECURITIES CORPORATION

          THE DATE OF THIS PROSPECTUS SUPPLEMENT IS NOVEMBER 9, 1999.

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--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                             ---------------------

                                   FORM 10-Q
        [X]      QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

               FOR THE QUARTERLY PERIOD ENDED SEPTEMBER 25, 1999

                                       OR

       [ ]      TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934,

           FOR THE TRANSITION PERIOD FROM             TO

                            COMMISSION FILE NUMBER:

                             ---------------------

                          NEBCO EVANS HOLDING COMPANY
             (Exact name of registrant as specified in its charter)

                  DELAWARE                                       06-1444203
       (State or other jurisdiction of                        (I.R.S. Employer
       incorporation or organization)                        Identification No.)

                               545 STEAMBOAT ROAD
                              GREENWICH, CT 06830
                    (Address of principal executive offices)

                                 (203) 661-2500
              (Registrant's telephone number, including area code)

        Securities registered pursuant to Section 12(b) of the Act: NONE

        Securities registered pursuant to Section 12(g) of the Act: NONE

                             ---------------------

Former name, address and fiscal year, if changed since last report:

     Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter periods that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes [X] No [ ]

     All shares of the registrant's common stock are held by one affiliate. As of November 9, 1999, there were 8,241,000 shares of Class B Common Stock of the registrant outstanding.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          NEBCO EVANS HOLDING COMPANY

                                FORM 10-Q INDEX

                                                              PAGE
                                                              ----
PART I. FINANCIAL INFORMATION
Item 1. Financial Statements (Unaudited):
  Condensed Consolidated Balance Sheets as of September 25,
     1999 and December 26, 1998.............................    3
  Condensed Consolidated Statements of Operations for the
     third quarter and year-to-date periods ended September
     25, 1999 and September 26, 1998........................    4
  Condensed Consolidated Statements of Cash Flows for the
     year-to-date periods ended September 25, 1999 and
     September 26, 1998.....................................    5
  Notes to Condensed Consolidated Financial Statements......    6
Item 2. Management's Discussion and Analysis of Financial
  Condition and Results of Operations.......................   11
Item 3. Quantitative and Qualitative Disclosures About
  Market Risk...............................................   21
PART II. OTHER INFORMATION
Item 1. Legal Proceedings...................................   22
Item 2. Changes in Securities...............................   22
Item 3. Defaults upon Senior Securities.....................   22
Item 4. Submission of Matters to a Vote of Security
  Holders...................................................   22
Item 5. Other Information...................................   22
Item 6. Exhibits and Reports on Form 8-K....................   22
Signatures..................................................   27
Index to Exhibits

                                    PART I.

                             FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

                          NEBCO EVANS HOLDING COMPANY

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                        (IN THOUSANDS EXCEPT SHARE DATA)

                                     ASSETS

                                                              SEPTEMBER 25,   DECEMBER 26,
                                                                  1999            1998
                                                              -------------   ------------
                                                               (UNAUDITED)       (NOTE)
Current assets:
  Cash and cash equivalents.................................   $    1,859      $   37,646
  Accounts receivable.......................................       47,786          55,402
  Undivided interest in accounts receivable trust...........      181,343         208,451
  Allowance for doubtful accounts...........................      (23,982)        (23,852)
  Inventories...............................................      318,724         292,255
  Other current assets......................................       28,346          14,196
                                                               ----------      ----------
          Total current assets..............................      554,076         584,098
Property and equipment, net.................................      293,252         235,426
Intangible assets, net......................................    1,119,639       1,087,079
Other noncurrent assets.....................................       26,280          29,209
                                                               ----------      ----------
                                                               $1,993,247      $1,935,812
                                                               ==========      ==========

                          LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities:
  Current portion of long-term debt.........................   $   18,121      $    8,768
  Accounts payable..........................................      694,565         700,105
  Accrued and other current liabilities.....................      162,855         183,764
                                                               ----------      ----------
          Total current liabilities.........................      875,541         892,637
Long-term debt..............................................    1,201,358         979,416
Other noncurrent liabilities................................      122,024          85,006
11 1/4% Senior redeemable exchangeable preferred stock......      286,395         262,107
Stockholders' deficit:
  8% Senior convertible preferred stock, $.01 par value per
     share, 300 shares authorized, 235 shares outstanding,
     $2,350 liquidation value...............................        2,350           2,350
  Class A nonvoting common stock, $.01 par value per share;
     1,000,000 shares authorized, none outstanding..........           --              --
  Class B voting common stock, $.01 par value per share;
     14,000,000 shares authorized, 8,241,000 shares
     outstanding............................................           82              82
  Accumulated deficit.......................................     (494,503)       (285,786)
                                                               ----------      ----------
          Total stockholders' deficit.......................     (492,071)       (283,354)
                                                               ----------      ----------
                                                               $1,993,247      $1,935,812
                                                               ==========      ==========

                            See accompanying notes.

Note: The balance sheet at December 26, 1998 has been derived from the audited financial statement at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

                          NEBCO EVANS HOLDING COMPANY

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                           (IN THOUSANDS, UNAUDITED)

                                                THIRD QUARTER ENDED             YEAR-TO-DATE ENDED
                                           -----------------------------   -----------------------------
                                           SEPTEMBER 25,   SEPTEMBER 26,   SEPTEMBER 25,   SEPTEMBER 26,
                                               1999            1998            1999            1998
                                           -------------   -------------   -------------   -------------
Net sales................................   $2,150,340      $2,217,416      $6,310,571      $4,987,365
Cost of goods sold.......................    1,957,143       2,014,761       5,749,515       4,517,507
                                            ----------      ----------      ----------      ----------
Gross profit.............................      193,197         202,655         561,056         469,858
Distribution, selling and administrative
  expenses...............................      151,124         165,316         460,774         376,713
Depreciation of property and equipment...       11,968           7,575          34,264          20,308
Amortization of intangible assets........       13,083           8,259          38,432          22,318
Restructuring and other unusual costs....       49,854          14,649         116,814          61,953
                                            ----------      ----------      ----------      ----------
Operating income (loss)..................      (32,832)          6,856         (89,228)        (11,434)
                                            ----------      ----------      ----------      ----------
Other income (expense):
  Interest expense, net..................      (25,878)        (22,847)        (73,797)        (62,529)
  Loss on sale of accounts receivable....       (7,636)         (7,135)        (20,668)        (16,150)
  Interest income-affiliates.............          286             524             920           1,019
                                            ----------      ----------      ----------      ----------
                                               (33,228)        (29,458)        (93,545)        (77,660)
                                            ----------      ----------      ----------      ----------
Loss before income taxes.................      (66,060)        (22,602)       (182,773)        (89,094)
Provision for income taxes...............          444             310           1,469             935
                                            ----------      ----------      ----------      ----------
Net loss.................................   $  (66,504)     $  (22,912)     $ (184,242)     $  (90,029)
                                            ==========      ==========      ==========      ==========

                            See accompanying notes.

                          NEBCO EVANS HOLDING COMPANY

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                           (IN THOUSANDS, UNAUDITED)

                                                                   YEAR-TO-DATE ENDED
                                                              -----------------------------
                                                              SEPTEMBER 25,   SEPTEMBER 26,
                                                                  1999            1998
                                                              -------------   -------------
Operating Activities:
  Net loss..................................................    $(184,242)      $ (90,029)
  Adjustments to reconcile net loss to net cash used for
     operating activities:
     Depreciation and amortization..........................       72,696          42,626
     Interest accreted on subordinated debt.................        6,206           5,504
     Impairment of property and equipment...................           --          16,462
     Changes in assets and liabilities......................      (98,019)        (90,356)
                                                                ---------       ---------
  Net cash used for operating activities....................     (203,359)       (115,793)
                                                                ---------       ---------
Investing Activities:
  Business acquired, net of cash acquired...................           --        (313,501)
  Proceeds from sale of property............................       26,464              --
  Capital expenditures......................................      (49,865)        (39,347)
  Net cash transfers from (to) affiliates...................        4,503          (4,799)
                                                                ---------       ---------
  Net cash used for investing activities....................      (18,898)       (357,647)
                                                                ---------       ---------
Financing Activities:
  Net increase in borrowings under revolving line of
     credit.................................................      171,500          15,300
  Proceeds from sale of accounts receivable.................       30,000         190,000
  Preferred stock dividends.................................         (188)             --
  Proceeds from issuance of preferred stock.................           --         250,000
  Repurchase of preferred stock.............................           --        (153,572)
  Repayments of long-term debt..............................      (14,842)         (7,910)
  Financing fees incurred...................................           --         (10,000)
                                                                ---------       ---------
  Net cash provided by financing activities.................      186,470         283,818
                                                                ---------       ---------
  Net decrease in cash......................................      (35,787)       (189,622)
  Cash at beginning of period...............................       37,646         231,450
                                                                ---------       ---------
  Cash at end of period.....................................    $   1,859       $  41,828
                                                                =========       =========
Supplemental disclosures:
  Cash paid during the period for:
     Interest...............................................       78,553       $  69,827
     Income taxes, net of refunds...........................          923       $     834
Business acquired:
  Fair value of assets acquired.............................    $      --       $ 744,405
  Cash paid.................................................           --        (313,501)
                                                                ---------       ---------
  Liabilities assumed.......................................    $      --       $ 430,904
                                                                =========       =========
Noncash investing and financing activities:
  Capital expenditures through capital leases (included in
     long-term debt)........................................    $  68,780       $  14,718

                            See accompanying notes.

                          NEBCO EVANS HOLDING COMPANY

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                         SEPTEMBER 25, 1999 (UNAUDITED)

1. INTERIM FINANCIAL DATA

     The accompanying unaudited Condensed Consolidated Financial Statements of Nebco Evans Holding Company (NEHC) have been prepared in accordance with generally accepted accounting principles for interim financial information and the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements.

     In the opinion of management, all adjustments (consisting only of adjustments of a normal and recurring nature) considered necessary for a fair presentation of the financial position and results of operations have been included. Operating results for the year-to-date period ended September 25, 1999 are not necessarily indicative of the results that might be expected for the entire fiscal year ended December 25, 1999. This report should be read in conjunction with the consolidated financial statements and footnotes thereto included in NEHC's Annual Report on Form 10-K for the fiscal year ended December 26, 1998.

     NEHC's direct subsidiary, AmeriServe Food Distribution, Inc. (AmeriServe), comprises substantially all of NEHC's operations. NEHC is an indirect subsidiary of Holberg Industries, Inc. (Holberg), a privately held diversified service company that also has subsidiaries operating within the parking services industry in North America.

2. ACQUISITION

     On May 21, 1998, AmeriServe acquired ProSource, Inc. (ProSource) for $313.5 million in cash, which included repayment of ProSource's existing indebtedness. ProSource, which reported net sales of $3.9 billion for its fiscal year ended December 27, 1997, was in the foodservice distribution business, specializing in quick service and casual dining chain restaurants. ProSource serviced approximately 12,700 restaurants, principally in the United States, in such chains as Burger King, Chick-fil-A, Chili's, Long John Silver's, Olive Garden, Red Lobster, Sonic, TCBY and TGI Friday's. The acquisition has been accounted for under the purchase method; accordingly, reported operating results for 1998 include the ProSource operations only for periods subsequent to its acquisition date.

     The final ProSource purchase price allocation below is based on the estimated fair values of identifiable intangible and tangible assets acquired and liabilities assumed at the acquisition date, as follows (in millions):

Accounts receivable........................................  $ 224.0
Inventories................................................    153.6
Property and equipment.....................................     29.0
Goodwill...................................................    314.3
Identifiable intangible assets.............................     82.0
Other assets...............................................     15.3
Accounts payable...........................................   (310.0)
Accrued and other liabilities..............................    (98.2)
Restructuring reserves.....................................    (96.5)
                                                             -------
                                                             $ 313.5
                                                             =======

     The restructuring reserves of $96.5 million were included in the purchase price allocation above in connection with a business restructuring plan to consolidate and integrate the operations of ProSource and the former PFS Division of PepsiCo, Inc. (PFS), acquired effective June 1997, with AmeriServe's existing operations. The reserves consist of accruals for severance and other employee-related costs ($45.9 million), costs associated with the closures of duplicative warehouse and other facilities ($47.0 million), and other exit

                          NEBCO EVANS HOLDING COMPANY
cost accruals ($3.6 million). Through September 25, 1999, payments charged against the ProSource restructuring reserves totaled $17.7 million, including $11.7 million in 1999. See Note 3 for additional discussion.

     The following unaudited pro forma results of operations for the year-to-date period ended September 26, 1998 assume the acquisition of ProSource occurred at the beginning of that period (in millions):

Net sales..................................................  $6,647.4
Net loss...................................................     (91.0)

     This information does not purport to be indicative of the results that would have been obtained if ProSource had actually been acquired at the beginning of fiscal 1998.

3. RESTRUCTURING AND OTHER UNUSUAL COSTS

     In 1997, AmeriServe developed a restructuring plan identifying a number of actions to consolidate and integrate the operations of PFS. The plan was revised in the second quarter of 1998 for the consolidation and integration of the acquired ProSource operations (see Note 2). The restructuring plan is designed to reduce operating costs by eliminating cost redundancies arising from the acquisitions, leveraging warehouse economies of scale, increasing delivery fleet utilization and centralizing and streamlining support processes.

     The first phase of the restructuring plan, which represents a substantial majority of the plan, is the consolidation of the business serving quick service restaurant customers. This effort is largely complete, with 85% of quick service net sales flowing through consolidated warehouse facilities as of the end of the third quarter of 1999. The actions under the plan include construction of new, strategically located, state-of-the-art distribution centers, closures of a number of distribution centers and expansions/reconfigurations of others, dispositions of property and equipment, conversions of computer systems, reductions in workforce, relocation of employees and centralization of support functions largely at the headquarters in Addison, Texas, a suburb of Dallas.

     AmeriServe had previously disclosed the second and concluding phase of the restructuring plan to be the integration of the separate casual dining network of twelve distribution centers into the consolidated quick service network. In the fourth quarter of 1999, AmeriServe completed a review of its overall strategy with respect to business outside its core quick service food and supply operations. As a result, AmeriServe has decided to explore opportunities to exit a portion of its casual dining business. This decision was based on an extensive review of warehouse processes and computer systems requirements and related complexities to effectively service all these customers, along with the learnings from the quick service consolidation. AmeriServe concluded that the efficiencies contemplated in its business model would be maximized by limiting the number of customers with a wide variety of menu items. The casual dining business generates about 20% of AmeriServe's sales, but represents approximately 12% of case volumes, and its operating profit is currently not significant to AmeriServe's results. The integration of business retained from the casual dining operations into the consolidated quick service network represents the amended second phase of the restructuring plan. Certain smaller customers serviced in the casual dining distribution network are quick service in nature. Although early in the process, AmeriServe may incur a significant charge as a result of the decision to exit the business, principally a write-off of a portion of goodwill and other intangibles recorded upon the allocation of the ProSource purchase price.

     A total of $131.6 million in cash exit cost liabilities associated with the restructuring plan have been recorded since 1997, consisting of both purchase accounting and restructuring charge reserves and including adjustments recorded in 1999 described below. Of this total, $31.2 million in payments, including $14.9 million in 1999, have been charged to the reserves through September 25, 1999. Because of the decision regarding the casual dining business discussed above, it is probable that AmeriServe will reduce exit cost reserves of

                          NEBCO EVANS HOLDING COMPANY
approximately $35 million related to the integration of the casual dining business, with an offsetting reduction of goodwill associated with the ProSource acquisition.

     In the second quarter of 1999, AmeriServe finalized decisions regarding closures of additional distribution centers in 2000 previously under consideration. As a result, an additional $4.0 million restructuring charge and $15.7 million in increased restructuring reserves in the final ProSource purchase price allocation (see Note 2) were recorded to primarily recognize lease termination and employee severance exit cost liabilities. In the third quarter of 1999, AmeriServe completed a review of previously established exit cost liabilities for facilities that have closed. Because of lower than expected costs, certain restructuring reserves were reduced, resulting in a credit to "Restructuring and other unusual costs" of $5.2 million and a reduction in goodwill of $12.0 million.

     In the second quarter of 1998, AmeriServe recorded $16.5 million in exit cost restructuring charges and $11.0 million in asset impairment writedowns. Both of these charges, totaling $27.5 million, were associated with then existing distribution centers to be closed as part of the planned actions to consolidate and integrate the newly acquired ProSource operations.

     Other incremental integration costs associated with the restructuring plan that do not qualify as exit costs are expensed as incurred and also classified as "Restructuring and other unusual costs". These costs relate primarily to start-up of new or expanded distribution centers and other actions to facilitate the distribution network consolidation, and include both specifically identifiable and estimated distribution network inefficiencies, as well as activities to realign and centralize administrative and other support functions.

     In conjunction with the restructuring plan, AmeriServe has been implementing a major new computer software and hardware platform, which is intended to enhance productivity in distribution operations, streamline and facilitate centralization of support processes and reduce AmeriServe's exposure to the Year 2000 computer code problem. The implementation of the new computer platform in the quick service business was completed in the third quarter of 1999. The non-capitalized costs to develop and implement the new system, as well as costs to remediate computer code of existing systems for the Year 2000 issue, are expensed as incurred and classified as "Restructuring and other unusual costs".

     Included in "Restructuring and other unusual costs" in the Condensed Consolidated Statements of Operations are the following (in millions):

                                                 THIRD QUARTER ENDED             YEAR-TO-DATE ENDED
                                            -----------------------------   -----------------------------
                                            SEPTEMBER 25,   SEPTEMBER 26,   SEPTEMBER 25,   SEPTEMBER 26,
                                                1999            1998            1999            1998
                                            -------------   -------------   -------------   -------------
Restructuring and impairment charges
(credit)..................................      $(5.2)          $  --          $ (1.2)          $33.9
Distribution network start-up costs and
  integration inefficiencies..............       33.9             6.7            62.3            12.3
Administrative integration-related
  costs...................................        1.6             3.0            12.4             4.2
New computer system implementation
  costs...................................       18.6             1.8            36.9             2.7
Y2K remediation costs.....................         .9             2.3             5.7             3.5
Other unusual costs, including one-time
  acquisition related expenses............         .1              .8              .7             5.4
                                                -----           -----          ------           -----
                                                $49.9           $14.6          $116.8           $62.0
                                                =====           =====          ======           =====

4. LONG-TERM DEBT

     On October 1, 1999, AmeriServe entered into an amended credit agreement providing for a $205 million 12% term loan due 2006 and a revolving credit line of up to $125 million. The term loan is payable to

                          NEBCO EVANS HOLDING COMPANY

AmeriServe Finance Trust (Finco), a limited purpose business trust. Finco financed the loan to AmeriServe (the Finco Loan) through a joint issuance with its wholly owned subsidiary, AmeriServe Capital Corporation (Capital), of $205 million 12% Senior Secured Notes due 2006 (the Notes) in a private placement not requiring registration under the Securities Act of 1933, as amended. Finco was established by Nebco Evans Distributors, Inc. (NEDI), a direct subsidiary of Holberg and a holding company with substantially all of its assets consisting of the capital stock of NEHC. NEDI unconditionally guarantees the Notes issued by Finco and Capital.

     The Notes were issued at a discount, resulting in proceeds before debt issuance costs of $200.3 million. The proceeds from the Finco loan were partially used by AmeriServe to repay indebtedness under its previous credit facility, with the balance to be used for general corporate purposes. The Notes are secured by the Finco Loan, which, in turn, is secured by a second lien on AmeriServe's assets (with certain exceptions) that is subordinate to a first lien securing the revolving credit line under the amended facility.

     Interest on the Notes and the Finco Loan is payable semi-annually. The Finco Loan agreement includes covenants that limit AmeriServe's ability to incur additional debt, pay dividends on or repurchase its stock and use assets as security in other transactions. Finco and Capital have agreed to file an exchange offer registration statement for the Notes within 120 days of the issuance for a new issue of identical securities registered under The Securities Act of 1933, as amended.

     The bank-funded revolving credit line of up to $125 million replaces, with terms similar in nature, the previous $220 million revolving credit facility. Availability under the amended revolver, which expires June 2003, is linked to levels of AmeriServe's inventories of food and paper products. Borrowing capacity is reduced by letters of credit outstanding. As of October 1, 1999, there were no borrowings against the revolver. Letters of credit at the date totaled $40.7 million. Borrowings under the previous revolving line of credit totaled $175.5 million at September 25, 1999. Borrowings repaid on October 1, 1999 with proceeds from the Finco Loan totaled $168.0 million. The credit line is expected to increase by $100 million under a proposal submitted by the lender, and an agreement is anticipated to be finalized by mid-December 1999.

5. ACCOUNTS RECEIVABLE PROGRAM

     Under AmeriServe's ongoing Accounts Receivable Program (the Program) that expires in December 2001, a substantial majority of the trade accounts receivable generated by AmeriServe are sold on a daily basis to AmeriServe Funding Corporation (Funding), a wholly owned, special purpose, bankruptcy-remote, consolidated subsidiary. The purchases by Funding are financed through the sale of the receivables by Funding to AmeriServe Master Trust (the Trust) in exchange for cash and an undivided interest in the Trust. The initial purchases of accounts receivable by the Trust were funded through the issuances of a series of interest-bearing investor certificates by the Trust. Subsequent purchases are funded daily by collections on previously acquired accounts receivable. As liquidity available under the Program changes with seasonal or other fluctuations in accounts receivable levels, the amount of investor certificates outstanding is adjusted. The ongoing cost of the Program, substantially all of which represents the return to investors in the certificates, is reported as "Loss on sale of accounts receivable" in the Condensed Consolidated Statements of Operations.

     The Program provides up to $485 million in capacity, with the actual availability linked to eligible accounts receivable levels. The availability at September 25, 1999 was the full $485 million, all of which AmeriServe had received in proceeds as of that date. The proceeds reflected $666.3 million of accounts receivable sold less Funding's undivided interest in the assets of the Trust of $181.3 million.

                          NEBCO EVANS HOLDING COMPANY

6. GUARANTOR SUBSIDIARIES

     AmeriServe's principal operating subsidiaries fully, unconditionally, jointly and severally guarantee AmeriServe's $205 million 12% Finco Term Loan, $350 million 8 7/8% Senior Notes and $500 million 10 1/8% Senior Subordinated Notes.

     The AmeriServe parent company and the guarantor subsidiaries, which are direct, wholly owned U.S. subsidiaries, conduct the substantial majority of consolidated operations. Separate financial statements of the guarantor subsidiaries are not presented because, in the opinion of management, such financial statements are not material to investors.

     The only material subsidiary of AmeriServe that is not a guarantor subsidiary is Funding, which is a wholly owned, special purpose, bankruptcy-remote subsidiary. Funding has no operating revenues or expenses, and its only asset is an undivided interest in an accounts receivable trust (see
Note 5). Funding's interest in the Trust is junior to the claims of the holders of certificates issued by the Trust. Accordingly, as creditors of AmeriServe, the claims of the holders of the Senior Notes, Senior Subordinated Notes and the Finco Loan against the accounts receivable held in the Trust are similarly junior to the claims of holders of the certificates issued by the Trust.

     Following is summarized combined financial information (in accordance with Rule 1-02(bb) of Regulation S-X) at September 25, 1999 and for the year-to-date period then ended for the guarantor subsidiaries (in thousands):

Current assets............................................  $ 20,587
Current liabilities.......................................    14,994
Noncurrent assets.........................................    72,670
Noncurrent liabilities....................................    42,598
Net sales.................................................  $436,699
Operating income..........................................     7,536
Net income................................................     7,153

7. CAPITAL TRANSACTIONS

     On March 24, 1999, NEHC provided a $25 million cash capital contribution to AmeriServe. These funds represented a portion of the proceeds remaining from NEHC's issuance of 11 1/4% Senior Redeemable Exchangeable Preferred Stock (the Preferred Stock) in March 1998.

     Under transactions anticipated to be completed by mid-December 1999, AmeriServe expects to receive $50 million in cash proceeds from equity and equity-like investments by AmeriServe's indirect shareholders.

     As of October 1, 1999, NEHC and Holberg had completed repurchases of $41.1 million face value (excluding dividends) of the Preferred Stock.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     This report contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933 concerning, among other things, NEHC's financial results, future plans, objectives, expected performance and potential efficiencies and improvements, as well as customer, supplier and other relationships. Specifically, statements in this report that are not historical facts, including statements accompanied by words such as "will," "believe," "expect," "anticipate," "estimate," "intend" or "plan" are intended to identify forward-looking statements and convey the uncertainty of future events or outcomes. NEHC cautions readers that any such forward-looking statements are based on assumptions that it believes are reasonable, but are subject to a wide range of risk, and there is no assurance that actual results may not differ materially from those projected in such forward-looking statements. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date hereof. NEHC undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence or nonoccurrence of anticipated events. Certain factors that could cause actual results to differ materially from projected results include but are not limited to: the ability to realize anticipated cost efficiencies, the effect of market conditions, the impact of competitive actions and the integration of acquisitions, among other things. Additional information as to these and other relevant matters can be found in NEHC's Registration Statement on Form S-4 filed on April 30, 1999, as well as NEHC's annual, periodic and other filings with the Securities and Exchange Commission, and this report should be read in conjunction with cautionary statements contained therein.

NATURE OF OPERATIONS

     NEHC's direct subsidiary, AmeriServe Food Distribution, Inc. (AmeriServe), comprises substantially all of NEHC's operations. NEHC is an indirect subsidiary of Holberg Industries, Inc. (Holberg), a privately held diversified service company that also has subsidiaries operating within the parking services industry in North America.

     AmeriServe is a foodservice distributor specializing in chain restaurants and distributing a wide variety of food items as well as paper goods, cleaning and other supplies and equipment. AmeriServe operates within a single type of business activity, with no operating segments as defined by Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information."

     AmeriServe services approximately 36,000 restaurants, the vast majority of which are in the United States. AmeriServe's largest customers are system owners and/or franchisees operating restaurants in the Arby's, Burger King, Chick-fil-A, Chili's, Dairy Queen, KFC, Lone Star Steakhouse, Long John Silver's, Olive Garden, Pizza Hut, Red Lobster, Sonic, Taco Bell, TCBY and TGI Friday's systems. For most of these concepts, AmeriServe services all or a substantial majority of the U.S. restaurants in the systems. AmeriServe also operates foodservice distribution businesses in Canada and Mexico, which are not material to the consolidated financial statements.

ACQUISITION

     On May 21, 1998, AmeriServe acquired ProSource for $313.5 million in cash, which included $15.00 per share for all of the outstanding common stock, repayment of existing indebtedness of ProSource of $159.5 million and direct costs of the acquisition. ProSource, which reported net sales of $3.9 billion for its fiscal year ended December 27, 1997 was in the foodservice distribution business, specializing in quick service and casual dining chain restaurants. ProSource serviced approximately 12,700 restaurants, principally in the United States, in such chains as Burger King, Chick-fil-A, Chili's, Long John Silver's, Olive Garden, Red Lobster, Sonic, TCBY and TGI Friday's. Funding of the acquisition and related transactions included $125 million in proceeds from the sale of ProSource accounts receivable (see Note 5 to the Condensed Consolidated Financial Statements), a $50 million capital contribution to AmeriServe from NEHC and cash and cash equivalents on hand. The acquisition has been accounted for under the purchase method; accordingly, reported operating results for the year-to-date period ended September 26, 1998 included

18 weeks of results for the former ProSource operations. Reported operating results for the year-to-date period ended September 25, 1999 include 39 weeks of results for a portion of the former ProSource operations. Certain former ProSource operations have been converted to an accounting calendar with 36 weeks in the year-to-date period -- see discussion below under "Accounting Calendar". The comparisons of reported operating results for the year-to-date 1999 to the same period of 1998 presented below under "Results of Operations" are significantly impacted by the acquisition of ProSource.

BUSINESS RESTRUCTURING

     AmeriServe has experienced rapid growth as a result of the acquisitions of ProSource and, effective June 1997, the former PFS Division of PepsiCo, Inc.
(PFS), both large foodservice distribution companies with national scope specializing in the chain restaurant segment of the U.S. foodservice industry.

     These acquisitions have resulted in redundancies in AmeriServe's warehouse facilities, truck delivery routes and administrative and other support functions. AmeriServe has been implementing a business restructuring plan to consolidate and integrate the acquired businesses. Actions identified in the plan include construction of new, strategically located, state-of-the-art distribution centers, closures of a number of distribution centers and expansions/reconfigurations of others, dispositions of property and equipment, conversions of computer systems, reductions in workforce, relocation of employees and centralization of support functions largely at the headquarters in Addison, Texas, a suburb of Dallas.

     Completion of the plan is expected to significantly increase operating efficiencies through warehouse economies of scale, increased delivery fleet utilization and centralized, streamlined support processes. A major new computer software and hardware platform has been implemented (discussed below under "Computer Systems and Year 2000 Issue") and is expected to facilitate actions to enhance productivity and centralize support processes.

     The first phase of the restructuring plan, which represents a substantial majority of the plan, is the consolidation of the business serving quick service restaurant customers. This phase of the plan has been proceeding on schedule and is nearly complete. As of November 9, 1999, AmeriServe has closed 36 quick service distribution centers and transferred the business to new or existing centers. One quick service center closure is planned for the balance of 1999, and four are planned for 2000. Eight distribution centers have been expanded and/or significantly reconfigured, and the remaining facility planned for completion in early 2000 is in process. Operations have commenced at seven newly constructed distribution centers in Orlando, FL; Denver, CO; Memphis, TN; Charlotte, NC; Atlanta, GA; Houston, TX, and Kansas City, KS. New distribution centers in Boston, MA and Cleveland, OH are planned for completion in late 2000. As a result of these actions, 18 distribution centers are substantially complete with respect to warehouse consolidation of the quick service business, representing approximately 85% of quick service net sales. In the fourth quarter of 1999, the Kansas City market will be consolidated, bringing the total to approximately 90% completion of the quick service warehouse facility consolidation.

     AmeriServe had previously disclosed the second and concluding phase of the restructuring plan to be the integration of the separate casual dining network of twelve distribution centers into the consolidated quick service network. In the fourth quarter of 1999, AmeriServe completed a review of its overall strategy with respect to business outside its core quick service food and supply operations. As a result, AmeriServe has decided to explore opportunities to exit a portion of its casual dining business. This decision was based on an extensive review of warehouse processes and computer systems requirements and related complexities to effectively service these customers, along with the learnings from the quick service consolidation. AmeriServe concluded that the efficiencies contemplated in its business model would be maximized by limiting the number of customers with a wide variety of menu items. The casual dining business generates about 20% of AmeriServe's sales, but represents approximately 12% of case volumes and its operating profit is currently not significant to AmeriServe's results. The integration of business retained from the casual dining operations into the consolidated quick service network represents the amended second phase of the restructuring plan. Certain smaller customers serviced in the casual dining distribution network are quick service in nature. Although early in the process, AmeriServe may incur a significant charge as a result of the decision to exit the business, principally a write-off of a portion of goodwill and other intangibles recorded upon the allocation of the ProSource purchase price.

     Further, AmeriServe has decided to sell its Equipment Division, which has annual revenues of approximately $180 million. This business supplies restaurant customers with major equipment needs such as ovens, fryers and mixers as well as cooking utensils and other smallwares. AmeriServe has retained an investment banking firm to assist in the sale and is currently in negotiations with potential buyers of the division. AmeriServe does not expect a significant impact on results of operations upon disposition of the business.

     AmeriServe will incur significant cash costs to implement the restructuring plan. A total of $131.6 million in cash exit cost liabilities, primarily for employee severance and lease payments related to closed facilities, have been recorded since 1997, including adjustments recorded in 1999 as described in Note 3 to the Condensed Consolidated Financial Statements. Of the total in reserves established, $31.2 million has been spent through September 25, 1999, including $14.9 million in 1999, and approximately $7 million is expected to be spent over the balance of 1999. Because of the decision regarding the casual dining business discussed above, it is probable that AmeriServe will reduce exit cost reserves of approximately $35 million related to the integration of the casual dining business, with an offsetting reduction of goodwill associated with the ProSource acquisition.

     In addition, cash integration costs associated with the plan, which are expensed as incurred, totaled $116.9 million through September 25, 1999, including $75.6 million in 1999, and about $30 million is expected to be spent over the balance of 1999. These costs relate primarily to start-up of new or expanded distribution centers and other actions to facilitate the distribution network consolidation, and include both specifically identifiable and estimated distribution network inefficiencies, as well as activities to realign and centralize administrative and other support functions.

     With the completion of much of the quick service physical consolidation, the new computer system platform implementation and the realignment of administrative functions, AmeriServe will realize, beginning in the fourth quarter of 1999, cash operating cost reductions associated with a decline in headcount of about 1,500, or approximately 15% of AmeriServe's current workforce. This decrease, which represented approximately $25 million in costs during the third quarter of 1999, largely consists of individuals who have completed contract and other temporary labor services supporting the restructuring actions. The majority of the headcount actions are expected to be completed by year-end.

CUSTOMER ACTIVITIES

     AmeriServe has reached a decision to explore opportunities to exit a portion of its casual dining business. See discussion above under "Business Restructuring."

     AmeriServe has been very active in solidifying relationships with existing quick service customers, including TRICON Global Restaurants, Inc. (Tricon), AmeriServe's largest customer, and franchisees in the Tricon and Burger King systems, through long-term distribution agreements. As a result, approximately 80% of AmeriServe's total business is covered by long-term agreements, with close to 75% of the business under contracts with three or more years of remaining term.

     As part of the Tricon and other new or revised distribution agreements, AmeriServe has moved a substantial portion of its business from pricing based on a percentage mark-up (over cost) to a fee per case mark-up. This change results in pricing that more closely correlates with AmeriServe's cost structure and insulates its gross profit from product cost and mix variability. Approximately 70% of AmeriServe's business is under fee per case pricing.

     In the course of revising or entering into new contracts, AmeriServe, in cooperation with customers, has identified supply chain efficiency and cost reduction opportunities benefiting both parties. These include reduced deliveries per week, after-hours delivery, electronic ordering and scheduled order-to-delivery windows, which also enhance order fulfillment accuracy.

     AmeriServe provides value-added services to customers such as consolidating purchases of low volume items to reduce the cost of these products, and management of freight costs in transporting products from vendors to AmeriServe's distribution centers, which reduces the freight component of product costs. AmeriServe has recently introduced a private label program under which nonproprietary supplies and food items are offered to customers. The ongoing expansion of these services and programs is expected to improve gross profit margins from current levels.

     During the second half of 1998, AmeriServe discontinued service to Wendy's company-owned and franchised restaurants as a result of a decision by Wendy's International, Inc. to transfer its business to a competitor. Net sales to the Wendy's concept were approximately $600 million annually.

COMPUTER SYSTEMS AND YEAR 2000 ISSUE

     AmeriServe's business activity requires the processing of thousands of transactions on a daily basis in the purchasing, transportation and warehousing of food and supply items and sale of these items to restaurant customers. AmeriServe's operational and financial stability is reliant upon the orderly flow of goods through the entire supply chain; i.e., from providers of food commodities to food processors to AmeriServe to customers' restaurants and finally to consumers. This flow of goods depends on the use of computerized systems throughout the supply chain.

     AmeriServe has taken a number of steps to assess and remediate its exposure to the Year 2000 (Y2K) computer program code problem. Findings to date include:

     - As measured by lines of program code, approximately 20% of AmeriServe's software required remediation for the Y2K code problem. Remediation and testing of these legacy applications is complete, and all have been placed back into production.

     - The remaining 80% of software includes applications that are currently being replaced by a new software package platform (see discussion below) and several previously existing software application packages that will continue to be utilized. The providers of the software packages have certified that their products are Y2K compliant. AmeriServe has initiated testing procedures to verify compliance, and testing of human resource, purchasing, financial and transportation management applications are complete. Upgrades and testing of PC-based applications are also in process. All remaining applications are expected to be completed in November, rather than the third quarter as previously projected.

     - AmeriServe has completed an assessment of its computer hardware and determined that approximately 30% of these devices were not Y2K compliant. Upgrades and replacements of critical assets, including mid-range systems and operating system software, are complete. Remediation of other assets, including desktops and laptops, is in process and expected to be completed in November 1999, rather than the third quarter as previously projected.

     - AmeriServe has completed its assessment of other mechanical equipment and devices with electronic components possibly susceptible to the Y2K issue. Risk identified has been minimal. Upgrades and replacements of mission-critical systems are complete.

     - AmeriServe has requested information regarding Y2K readiness from 2,800 product vendors and service providers and over 7,400 customers. A systematic, objective evaluation process was used to assess responses. Follow-up activities with critical trading partners has been completed and contingency plans are being developed where applicable.

     - AmeriServe is using the services of outside experts to assist internal resources in the identification and remediation of Y2K issues in the various areas of exposure discussed above.

     Given the environment AmeriServe operates in, with rapid movement of high volumes of products in cooperation with a large number of trading partners, the risk of the Y2K issue is high and could result in a significant adverse effect on AmeriServe's operations. AmeriServe believes that software and equipment within its control are or will be timely compliant. The risk lies principally with AmeriServe's large base of suppliers and customers. Within these groups there is a wide range of exposure and resources focusing on potential Y2K issues. AmeriServe is limited in its ability to determine with a high degree of reliability the state of readiness of trading partners and to influence these partners to achieve timely compliance.

     AmeriServe has developed a comprehensive contingency plan in the event of a disruption to the business. The plan focuses on AmeriServe's critical business activities and has been reviewed with customers. Contingency preparedness activities, including introduction of the plan throughout the organization, have been initiated.

     As referred to above, AmeriServe has been in the process of replacing critical applications and processes within its management information system with a new software and hardware platform. The software package platform includes integrated distribution operations and financial management applications. The new system complements the restructuring plan as it is intended to enhance productivity in distribution operations, streamline and facilitate centralization of support processes and have the flexibility to meet customer-unique requirements. The on-schedule implementation of the system in the quick service business was completed in the third quarter of 1999. AmeriServe intends to continue to utilize the computer applications currently supporting the casual dining business, which have been remediated for the Y2K issue, tested and placed back into production.

     The cash costs (excluding leased computer hardware) to fully implement the new system in the quick service business and complete remediation of the Y2K issue will approximate $122 million. Of this amount, $117.1 million has been spent through September 25, 1999, including $66.8 million in 1999, and the remainder of approximately $5 million is expected to be spent over the balance of 1999. The costs to purchase and develop the software for the new system are being capitalized. The costs to re-engineer processes, roll-out the developed software (largely data conversion and training) and perform the assessment and remediation of the Y2K issue have been expensed as incurred and included in "Restructuring and other unusual costs" in the Condensed Consolidated Statements of Operations.

ACCOUNTING CALENDAR

     As previously disclosed, AmeriServe has been in the process of conforming the reporting of certain operations in order to adopt a 13-period accounting calendar for all the business. Under this calendar, the fiscal year consists of 13 four-week periods, with each of the first three quarters consisting of 12 weeks and the fourth quarter consisting of 16 weeks. As of September 25, 1999, all of the quick service operations, representing approximately 75% of the business, were on the new calendar. The balance was on a calendar with each quarter consisting of 13 weeks. Because of the phased nature of the conversion, which began in the fourth quarter of 1998, year-over-year comparisons of quarterly results have not been materially impacted, but disclosures of the impact will be made as necessary to help identify underlying trends.

RESULTS OF OPERATIONS

     The following table presents certain financial information of NEHC derived from the Condensed Consolidated Statements of Operations (in millions):

                                               THIRD QUARTER ENDED                             YEAR-TO-DATE ENDED
                                  ---------------------------------------------   ---------------------------------------------
                                  SEPTEMBER 25,           SEPTEMBER 26,           SEPTEMBER 25,           SEPTEMBER 26,
                                      1999          %         1998          %         1999          %         1998          %
                                  -------------   -----   -------------   -----   -------------   -----   -------------   -----
Net sales.......................    $2,150.3      100.0     $2,217.4      100.0     $6,310.6      100.0     $4,987.4      100.0
Cost of goods sold..............     1,957.1       91.0      2,014.8       90.9      5,749.5       91.1      4,517.5       90.6
                                    --------      -----     --------      -----     --------      -----     --------      -----
Gross profit....................       193.2        9.0        202.6        9.1        561.1        8.9        469.9        9.4
Distribution, selling and
  administrative expenses.......       151.1        7.0        165.3        7.5        460.8        7.3        376.7        7.5
                                    --------      -----     --------      -----     --------      -----     --------      -----
Operating income before
  depreciation, amortization and
  restructuring and other
  unusual costs.................    $   42.1        2.0     $   37.3        1.7     $  100.3        1.6     $   93.1        1.9
                                    ========      =====     ========      =====     ========      =====     ========      =====

  Third Quarter and Year-to-Date 1999 Compared to the Same Periods of 1998:

     Net sales in the third quarter of 1999 decreased $67.1 million, or 3.0%, to $2.1 billion. Net sales increased $109 million, or 5.4%, after adjusting 1998 sales for Wendy's business ($115 million), which was largely phased out by the end of the third quarter of 1998, and the estimated effect of conforming certain operations to an accounting calendar with 12 weeks in this year's quarter from 13 weeks last year ($61 million). The adjusted net sales growth of 5.4% reflected advances in both the quick service and casual dining businesses. Higher sales in the quick service business reflected growth in stores served, partially offset by lower case volumes per store, in certain key concepts. Sales performance in the casual dining business was driven by growth in case volumes per store. Year-to-date net sales in 1999 increased $1.3 billion, or 26.5%, to $6.3 billion, driven by the acquisition of ProSource.

     Gross profit in the third quarter of 1999 decreased $9.5 million, or 4.7%, to $193.2 million, and the gross margin declined .1 of a point to 9.0%. This performance reflected the discontinued Wendy's business, the accounting calendar change and a shift in gross profit components to value-added services provided for in certain recent customer contracts, such as private label sales and inbound freight management. Gross margins are expected to improve as these services are fully implemented. The gross margin decline also reflected the relatively faster growth of the lower gross margin casual dining business. Year-to-date gross profit in 1999 increased $91.2 million, or 19.4%, to $561.1 million, and the gross margin declined .5 of a point to 8.9%. This performance was driven by the acquisition of ProSource. The casual dining business of ProSource has a lower gross margin because of higher product case costs as compared to the quick service business. AmeriServe's profitability is largely determined by the relationship of the negotiated mark-up, or distribution fee that is added to product cost to determine sales prices, to AmeriServe's operating costs. Therefore, a decline in the gross profit margin does not necessarily indicate a decline in profitability in dollars.

     Distribution, selling and administrative expenses in the third quarter of 1999 decreased $14.2 million, or 8.6%, to $151.1 million, and as a percent of net sales decreased .5 of a point to 7.0%. This performance reflected the discontinued Wendy's business, the accounting calendar change and lower administrative expenses from the integration of the former ProSource headquarters into AmeriServe's Dallas area headquarters. The expense margin decline also reflected the relatively faster growth of the lower expense margin casual dining business. Year-to-date distribution, selling and administrative expenses in 1999 increased $84.1 million, or 22.3%, to $460.8 million, and as a percent of net sales decreased .2 of a point to 7.3%, driven by the acquisition of ProSource. The lower expense margin primarily reflected the higher case sales prices in ProSource's casual dining business as compared to the quick service business (see gross profit discussion above).

     Operating income in 1999 before depreciation of property and equipment, amortization of intangible assets and restructuring and other unusual costs increased $4.7 million, or 12.7%, to $42.1 million in the quarter and $7.1 million, or 7.7%, to $100.3 million year-to-date. As a percent of net sales, this income measure increased .3 of a point to 2.0% in the quarter and declined
 .3 of a point to 1.6% year-to-date. The margin change for the quarter was driven by lower operating expenses and for the year-to-date by the acquisition of Prosource as described above.

     Depreciation of property and equipment in 1999 increased $4.4 million to $12.0 million in the quarter and $14.0 million to $34.3 million year-to-date, reflecting capital expenditures for the new computer system platform and warehouse and fleet equipment, as well as, for the year-to-date, the impact of the ProSource acquisition.

     Amortization of intangible assets in 1999 increased $4.8 million to $13.1 million in the quarter and $16.1 million to $38.4 million year-to-date primarily reflecting the impact of the final estimate of intangible assets arising from the allocation of the ProSource purchase price.

     Restructuring and other unusual costs in 1999 of $49.9 million in the quarter and $116.8 million year-to-date consisted primarily of incremental costs associated with the distribution network consolidation and integration, the new computer system implementation and Y2K remediation. The level of these expenses is expected to decline beginning in the fourth quarter of 1999. Costs in 1999 also include a restructuring credit of

$5.2 million in the third quarter to reflect lower than expected lease termination and employee severance exit costs for certain facilities that have closed and a $4.0 million restructuring charge in the second quarter primarily for exit cost liabilities arising from distribution center closure decisions to finalize the restructuring plan. Charges in 1998 consisted of $33.9 million in exit cost accruals and impairment charges in the second quarter primarily for distribution centers to be closed in connection with the then approved restructuring plan to consolidate and integrate the newly acquired ProSource operations.

     Interest expense net of interest income in 1999 increased $3.0 million to $25.9 million in the quarter and $11.3 million to $73.8 million year-to-date reflecting increased borrowings on the revolving credit facility to largely fund restructuring activities and computer systems initiatives, as well as, for the year-to-date, reduced interest income as cash equivalents on hand in 1998 were used to partially fund the acquisition of ProSource.

     Loss on sale of accounts receivable relates to an ongoing Accounts Receivable Program that provides financing capacity. (See Note 5 to the Condensed Consolidated Financial Statements.) Under the program, trade accounts receivable are sold to a wholly owned, special purpose, bankruptcy-remote, consolidated subsidiary, which in turn transfers the receivables to a master trust. The loss on sale of accounts receivable of $7.6 million in the quarter and $20.7 million year-to-date largely represents the return to investors in certificates issued by the master trust. The increase over 1998 of $.5 million in the quarter and $4.5 million year-to-date reflects the addition of ProSource accounts receivable as well as amendments to the program in the second half of 1998 that resulted in additional capacity.

     Provision for income taxes in 1999 primarily represents estimated current state and foreign income taxes payable. AmeriServe's net deferred tax assets are offset entirely by a valuation allowance, largely reflecting a net operating loss carryforward position for federal income tax purposes.

     Net loss in 1999 increased $43.6 million to $66.5 million in the quarter and $94.2 million to $184.2 million year-to-date driven by increased restructuring expenses, higher amortization of intangibles and additional net financing costs.

  Comparison of Results of Operations on a Combined Basis:

     This supplementary information is provided to enhance comparisons of year-to-date results of operations by taking into account the acquisition of ProSource. The combined results for the year-to-date ended September 26, 1998 presented below include the historical results of ProSource for the periods prior to its May 1998 acquisition date. The following combined results do not purport to represent what the 1998 reported results would have been had the acquisition of ProSource actually occurred at the beginning of fiscal 1998 (in millions):

                                                           YEAR-TO-DATE ENDED
                                              ---------------------------------------------
                                                                        COMBINED
                                              SEPTEMBER 25,           SEPTEMBER 26,
                                                  1999          %         1998          %
                                              -------------   -----   -------------   -----
Net sales...................................    $6,310.6      100.0     $6,647.4      100.0
Cost of goods sold..........................     5,749.5       91.1      6,046.2       91.0
                                                --------      -----     --------      -----
Gross profit................................       561.1        8.9        601.2        9.0
Distribution, selling and administrative
  expenses..................................       460.8        7.3        499.6        7.5
                                                --------      -----     --------      -----
Operating income before depreciation,
  amortization and restructuring and other
  unusual costs.............................    $  100.3        1.6     $  101.6        1.5
                                                ========      =====     ========      =====

     Net sales in 1999 decreased $336.8 million, or 5.1%. Net sales increased $262 million, or 4.3% after adjusting 1998 combined net sales for the estimated impact of the discontinued Wendy's business of $428 million and the change in accounting calendar from 39 weeks in 1998 to 36 weeks this year of $171 million (see discussion under "Accounting Calendar" above). The adjusted net sales growth of 4.3% reflected advances in both the quick service and casual dining businesses. Higher sales in the quick service business reflected growth in stores served, partially offset by lower case volumes per store, in certain key concepts. Sales performance in the casual dining business was driven by growth in case volumes per store.

     At September 25, 1999, the approximate number of stores served by AmeriServe was 36,100 compared to 37,400 at the same time last year, including over 700 stores in Canada and Mexico in both years. The decrease reflected the discontinuance of certain smaller accounts, store closures and some remaining Wendy's stores not yet phased out as of the end of last year's quarter.

     Gross profit in 1999 decreased $40.1 million, or 6.7%, and the gross margin declined .1 of a point to 8.9%. This performance reflected the discontinuance of the Wendy's business, the accounting calendar change and a shift in gross profit components to value-added services such as private label sales and inbound freight management. Gross margins are expected to improve as these services are fully implemented. The gross margin decline also reflected the relatively faster growth of the casual dining business, which has a lower gross margin as described above.

     Operating expenses in 1999 declined $38.8 million, or 7.8%, and as a percent of net sales, declined .2 of a point to 7.3% year-to-date. This performance reflected the discontinued Wendy's business, the accounting calendar change and the lower administrative expenses at the former ProSource headquarters. The lower expense margin also reflected the relatively faster growth of the casual dining business as described above.

     Management fees to Holberg included in distribution, selling and administrative expenses in both 1999 and 1998 were $2.8 million.

LIQUIDITY AND CAPITAL RESOURCES

     On October 1, 1999, under an amended credit facility, AmeriServe issued a $205 million 12% term note due 2006 to AmeriServe Finance Trust (Finco), a direct subsidiary of Nebco Evans Distributors, Inc., the parent company of NEHC. Finco financed the term loan to AmeriServe through the issuance of $205 million 12% Senior Secured Notes (the Notes) due 2006 in a private placement not requiring registration under the Securities Act of 1933, as amended. Proceeds from the Notes, issued at a discount, totaled $200.3 before debt issuance costs. The proceeds were partially used by AmeriServe to repay borrowings under its previous revolving credit line, with the balance to be used for general corporate purposes. (See Note 4 to the Condensed Consolidated Statements of Operations.)

     AmeriServe's current and expected sources of liquidity include the following:

     - Cash provided by ongoing operating activities.

     - A bank-funded revolving credit line under the amended credit facility of up to $125 million, all of which was available before $40.7 million in letters of credit at October 1, 1999. (See Note 4 to the Condensed Consolidated Statements of Operations.) The credit line is expected to increase by $100 million under a proposal submitted by the lender, and an agreement is anticipated to be finalized by mid-December 1999.

     - Proceeds from the Accounts Receivable Program of up to $485 million, all of which was available and fully used at September 25, 1999. (See Note 5 to the Condensed Consolidated Statements of Operations.)

     - $50 million in cash proceeds from equity and equity-like investments by AmeriServe's indirect shareholders, under transactions expected to be completed by mid-December 1999.

     - Future proceeds and cash flow benefits estimated to be $80-110 million over the next 60-90 days from the anticipated sale of the Equipment Division and reductions in inventories and accounts receivable from the higher than normal levels experienced during the distribution center consolidations and new computer system roll-out activities.

     - Proceeds from sales of warehouse facilities and excess transportation equipment of approximately $30 million, under transactions expected to close during the fourth quarter of 1999.

     - Lease financing of warehouse facility construction and purchases of delivery fleet, material handling equipment and computer hardware.

     During the third quarter of 1999, AmeriServe reduced its accounts payable balance by $133 million, and expects to further reduce the balance during the fourth quarter. The accounts payable balances began to build earlier in the year as AmeriServe encountered disruptions in processing supplier invoices during conversions of computer systems and consolidation of the accounts payable function into the Dallas-area headquarters. AmeriServe believes that as a result of the invoice processing issues, which are being resolved, and concerns regarding AmeriServe's levels of restructuring spending and the additional indebtedness incurred under the $205 million Finco Loan, certain suppliers have been seeking shorter payment terms, either explicitly or implicitly (through reduction in normal cash "float"). As indicated in AmeriServe's report on Form 8-K filed with the Securities and Exchange Commission on November 2, 1999, AmeriServe has assured suppliers that it expects to have adequate liquidity (as described above) to meet its ongoing obligations.

     The adequacy of AmeriServe's liquidity sources is largely dependant upon its ability to reduce restructuring costs from current levels and retain historical payment terms in meeting supplier obligations. As discussed under "Business Restructuring" above, AmeriServe has taken actions to reduce its headcount by about 1,500, or approximately 15% of its current workforce. This decrease, which represented approximately $25 million in costs during the third quarter of 1999, largely consists of individuals who have completed contract and other temporary labor services supporting the restructuring activities.

     AmeriServe currently estimates approximately $42 million in cash spending requirements for the balance of 1999 relating to the consolidation and integration actions and computer systems initiatives (discussed above under "Business Restructuring" and "Computer Systems and Year 2000 Issue", respectively). Cash capital expenditures for 1999, in addition to amounts included in the computer systems initiatives, are estimated to be about $30 million, of which $25 million has been spent year-to-date. The following table indicates the nature and timing of cash expenditures associated with the restructuring and computer systems initiatives (in millions):

                                          1998     THIRD     YEAR      TOTAL       BALANCE
                                          AND     QUARTER   TO DATE   SPENDING     OF 1999
                                          1997     1999      1999     TO DATE    (ESTIMATED)
                                         ------   -------   -------   --------   -----------
Cash expenditures for:
Lease liabilities, severance and other
  exit costs(a)........................  $ 16.3    $ 4.1    $ 14.9     $ 31.2        $ 7
Integration costs(b)...................    41.3     35.4      75.6      116.9         30
New computer system implementation and
  Y2K remediation(c)...................    50.3     29.8      66.8      117.1          5
                                         ------    -----    ------     ------        ---
                                         $107.9    $69.3    $157.3     $265.2        $42
                                         ======    =====    ======     ======        ===

---------------

(a) Spending is charged against exit cost reserves, totaling $131.6 million, recorded since 1997 and consisting of both purchase accounting ($106.7 million) and restructuring charge ($24.9 million) reserves.

(b)  Spending is expensed as incurred.

(c) The portion of the spending representing costs to purchase and develop software is capitalized. All other spending is expensed as incurred. Amounts included above that were capitalized were $10.3 million in the third quarter and $24.2 million year-to-date.

  Year-to-Date 1999 Compared to Year-to-Date 1998:

     Net cash used for operating activities increased $87.6 million to $203.4 million in 1999. This performance primarily reflected the increased net loss of $79.9 million after adjustment for noncash depreciation, amortization, impairment charges, and interest accretion.

     Net cash used for investing activities decreased $338.7 million to $18.9 million in 1999 primarily reflecting the ProSource acquisition in 1998. Higher capital expenditures of $10.5 million, driven by capitalized computer software development costs and spending associated with warehouse facility development, were offset by an increase in net cash transfers from affiliates of $9.3 million. Proceeds of $26.5 million from property sales resulted primarily from sale-leaseback transactions related to new/expanded warehouse facilities.

     Net cash provided by financing activities decreased $97.3 million to $186.5 million in 1999. This change was largely due to a decrease in proceeds from sale of accounts receivable of $160 million and the net proceeds from issuance and repurchase of preferred stock of $86.4 million, reflecting the 1998 funding of the ProSource acquisition, partially offset by increased borrowings on the revolving credit facility of $156.2 million.

SEASONALITY AND GENERAL PRICE LEVELS

     Historically, AmeriServe's operating results have reflected seasonal variations. AmeriServe experiences lower net sales and operating profits in the first and fourth calendar quarters, with the effects being more pronounced in the first quarter. Additionally, the effect of these seasonal variations is more pronounced in regions where winter weather is generally more inclement. AmeriServe has been in the process of adopting a 13-period fiscal year calendar (see discussion under "Accounting Calendar" above). Under this calendar, the first three quarters consist of 12 weeks and the fourth quarter consists of 16 weeks. As a result, reported net sales and operating profits for the fourth quarter will not necessarily decline from the second and third quarters.

     Inflation has not had a significant impact on AmeriServe operations. Food price deflation could adversely affect profitability as approximately 30% of AmeriServe's sales are at prices based on product cost plus a percentage markup.

CAUTIONARY STATEMENTS

  Restructuring Risk

     As discussed above under "Business Restructuring," AmeriServe is in the process of implementing a comprehensive restructuring involving consolidation and transfer of business among warehouse facilities, re-routing of truck deliveries, consolidation and streamlining of support functions and relocation and training of employees. AmeriServe is investing significant cash expenditures to effect the restructuring plan, with the expectation of substantial cost savings upon its completion.

     While AmeriServe has made significant progress, there can be no assurance that the remaining restructuring activities will be completed on time, that business operations will not be disrupted during the remaining restructuring period, that spending will be within projected levels, that liquidity will be adequate to complete the actions and that the expected cost savings will be achieved. While AmeriServe believes it has the resources to meet the objectives, the ultimate level and timing of efficiencies to be realized are subject to its ability to manage through the complexities of the restructuring plan and respond to unanticipated events.

  Computer Systems Risk

     As discussed above under "Computer Systems and Year 2000 Issue," AmeriServe has implemented a new computer software and hardware platform that is expected to enhance productivity in quick service distribution operations, streamline support processes and significantly reduce AmeriServe's exposure to the Y2K code problem. AmeriServe has also completed remediation of Y2K code problems in applications that will not be replaced by the new system.

     While AmeriServe has made substantial progress, there can be no assurance that the system implementation and Y2K remediation actions will be fully effective, that business operations will not be disrupted and that significant additional spending will not be required to achieve desired results.

  Industry and Customer Risk

     AmeriServe's future results are subject to economic and competitive risks and uncertainties in the chain restaurant and foodservice distribution industries and in the economy, generally. The trend of consolidation in the foodservice distribution industry, as evidenced by AmeriServe's acquisition activity, may further intensify competitive pressures. While AmeriServe will take appropriate actions to retain desired business, some loss of customers during this transition period has occurred and is a continuing risk. In addition, the activities associated with the restructuring plan and computer systems initiatives increase the risk of business disruption; therefore, there can be no assurance of AmeriServe's consistent achievement of service level requirements set forth in customer contracts. Management believes that completion of the restructuring plan will enhance AmeriServe's position as one of the most efficient distributors in its industry and, therefore, highly competitive in pricing and customer service.

     With respect to risk of customer concentration, approximately 21% of AmeriServe's net sales are to Tricon and 10% are to Darden Restaurants, Inc., which owns all the Red Lobster and Olive Garden restaurants. AmeriServe provides service to Tricon's U.S. company-owned restaurants under a long-term exclusive distribution agreement that, including a two and one-half year extension option, expires July 2007. Tricon is actively engaged in the sale to franchisees of company-owned restaurants covered by the distribution agreement. While the distribution agreement provides that prior to sales of Pizza Hut and Taco Bell restaurants, such franchisees will enter into distribution agreements with AmeriServe on substantially similar terms, there can be no assurance that the transition from company-owned to franchised status will not affect AmeriServe's results. AmeriServe provides service to Red Lobster and Olive Garden restaurants under exclusive distribution agreements effective June 1997 and expiring in May 2002.

  Risk of Leverage

     NEHC and AmeriServe are and will continue to be highly leveraged as a result of indebtedness incurred in connection with the acquisitions and restructuring plan. NEHC's and AmeriServe's ability to meet interest payments, refinance the debt or ultimately repay the debt is subject to, among others, the risks and uncertainties discussed above.

     For additional factors that could cause NEHC's actual results to differ materially from expected and historical results, see the "Risk Factors" set forth in NEHC's amended Registration Statement on Form S-4 filed with the Securities and Exchange Commission on April 30, 1999.

ITEM 3. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     NEHC's Senior Discount Notes and AmeriServe's $205 million Term Loan (payable to AmeriServe Finance Trust -- see Note 4 to the Condensed Consolidated Statements of Operations), $350 million Senior Notes and $500 million Senior Subordinated Notes carry fixed interest rates and, therefore, do not expose NEHC and AmeriServe to the risk of earnings or cash flow loss due to changes in market interest rates.

     AmeriServe is exposed to market interest rates in connection with its accounts receivable program and credit facility. As discussed in Management Discussion and Analysis of Financial Condition and Results of Operations under "Results of Operations," substantially all of the loss on sale of accounts receivable as reported in the Condensed Consolidated Statements of Operations represents the return to investors in variable interest rate certificates issued by a master trust to which the rights of ownership of a substantial majority of AmeriServe's accounts receivable have been transferred. At September 25, 1999, the master trust had certificates outstanding of $485 million. Borrowings against AmeriServe's amended revolving credit line also carry variable interest rates. (See Notes 4 and 5 to the Condensed Consolidated Financial Statements).

     At September 25, 1999, NEHC and AmeriServe are not engaged in other contracts which would cause exposure to the risk of material earnings or cash flow loss due to changes in market commodity prices, foreign currency exchange rates or interest rates.

                                    PART II.

                               OTHER INFORMATION

ITEM 1. LEGAL PROCEEDINGS

     None

ITEM 2. CHANGES IN SECURITIES

     None

ITEM 3. DEFAULTS UPON SENIOR SECURITIES

     None

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

     None

ITEM 5. OTHER INFORMATION

     None

ITEM 6. EXHIBITS AND REPORTS ON FORM 8-K

     (a) Exhibits:

        EXHIBIT
         NUMBER                                     EXHIBIT
        -------                                     -------
          2.1             -- Asset Purchase Agreement between PepsiCo, Inc. and Nebco
                             Evans Holding Company (incorporated by reference to
                             Exhibit 2.2 to the Registrant's Registration Statement
                             Form S-4 No. 333-33225 filed August 8, 1997).
          2.2             -- Agreement and Plan of Merger, dated as of January 29,
                             1998, by and among AmeriServe Food Distribution, Inc.,
                             Steamboat Acquisition Corp. and ProSource, Inc.
                             (incorporated by reference to Exhibit 2.1 to the
                             Registrant's Current Report on Form 8-K, dated January
                             29, 1998).
          2.3             -- Voting Agreement, dated as of January 29, 1998, by and
                             among AmeriServe Food Distribution, Inc., Steamboat
                             Acquisition Corp. and Onex DHC LLC and certain of its
                             affiliates (incorporated by reference to Exhibit 2.2 to
                             the Registrant's Current Report on Form 8-K, dated
                             January 29, 1998).
          3.1             -- Amended and Restated Certificate of Incorporation of
                             AmeriServe Food Distribution, Inc. (formerly AmeriServ
                             Food Company, successor to AmeriServe Food Distribution,
                             Inc.) (incorporated by reference to Exhibit 3.1 to the
                             Registrant's Annual Report on Form 10-K filed March 27,
                             1998).
          3.2             -- Amended and Restated Bylaws of AmeriServe Food
                             Distribution, Inc. (formerly AmeriServ Food Company,
                             successor to AmeriServe Food Distribution, Inc.)
                             (incorporated by reference to Exhibit 3.2 to the
                             Registrant's Annual Report on Form 10-K filed March 27,
                             1998).
          3.3             -- Articles of Incorporation of AmeriServe Transportation,
                             Inc. (incorporated by reference to Exhibit 3.5 to the
                             Registrant's Registration Statement on Form S-4 No.
                             333-33225 filed August 8, 1997).
          3.4             -- By-Laws of AmeriServe Transportation, Inc. (incorporated by reference to Exhibit 3.6 to the Registrant's
                             Registration Statement on Form S-4 No. 333-33225 filed
                             August 8, 1997).

        EXHIBIT
         NUMBER                                     EXHIBIT
        -------                                     -------
          3.5             -- Articles of Incorporation of Chicago Consolidated
                             Corporation (incorporated by reference to Exhibit 3.7 to
                             the Registrant's Registration Statement on Form S-4 No.
                             333-33225 filed August 8, 1997).
          3.6             -- By-Laws of Chicago Consolidated Corporation (incorporated by reference to Exhibit 3.8 to the Registrant's
                             Registration Statement on Form S-4 No. 333-33225 filed
                             August 8, 1997).
          3.7             -- Articles of Incorporation of Northland Transportation
                             Services, Inc. (incorporated by reference to Exhibit 3.9
                             to the Registrant's Registration Statement on Form S-4
                             No. 333-33225 filed August 8, 1997).
          3.8             -- By-Laws of Northland Transportation Services, Inc.
                             (incorporated by reference to Exhibit 3.10 to the
                             Registrant's Registration Statement on Form S-4 No.
                             333-33225 filed August 8, 1997).
          3.9             -- Articles of Incorporation of Delta Transportation, Ltd.
                             (incorporated by reference to Exhibit 3.13 to the
                             Registrant's Registration Statement on Form S-4 No.
                             333-33225 filed August 8, 1997).
          3.10            -- By-Laws of Delta Transportation, Ltd. (incorporated by
                             reference to Exhibit 3.14 to the Registrant's
                             Registration Statement on Form S-4 No. 333-33225 filed
                             August 8, 1997).
          3.11            -- Articles of Incorporation of PSD Transportation Service,
                             Inc. (incorporated by reference to Exhibit 3.11 to the
                             Registrant's Registration Statement on Form S-4 No.
                             33-33225 filed August 8, 1997).
          3.12            -- By-Laws of PSD Transportation Services, Inc.
                             (incorporated by reference to Exhibit 3.12 to the
                             Registrant's Registration Statement on Form S-4 No.
                             33-33225 filed August 8, 1997).
          3.13            -- Certificate of Incorporation of PSC Services of Florida,
                             Inc. (incorporated by reference to Exhibit 3.13 to the
                             Registrant's Registration Statement on Form S-4 No.
                             33-33225 filed August 8, 1997).
          3.14            -- By-Laws of PSC Services of Florida, Inc. (incorporated by reference to Exhibit 3.14 to the Registrant's
                             Registration Statement on Form S-4 No. 33-33225 filed
                             August 8, 1997).
          3.15            -- Certificate of Incorporation of BroMar Services, Inc.
                             (incorporated by reference to Exhibit 3.15 to the
                             Registrant's Registration Statement on Form S-4 No.
                             33-33225 filed August 8, 1997).
          3.16            -- By-Laws of BroMar Services, Inc. (incorporated by
                             reference to Exhibit 3.16 to the Registrant's
                             Registration Statement on Form S-4 No. 33-33225 filed
                             August 8, 1997).
          3.17            -- Certificate of Amendment to the Certificate of
                             Incorporation of BroMar Services, Inc. (incorporated by
                             reference to Exhibit 3.17 to the Registrant's
                             Registration Statement on Form S-4 No. 33-33225 filed
                             August 8, 1997).
          3.18            -- Certificate of Incorporation of ProSource Mexico
                             Holdings, Inc. (incorporated by reference to Exhibit 3.18
                             to the Registrant's Registration Statement on Form S-4
                             No. 33-33225 filed August 8, 1997).
          3.19            -- By-Laws of ProSource Mexico Holdings, Inc. (incorporated by reference to Exhibit 3.19 to the Registrant's
                             Registration Statement on Form S-4 No. 33-33225 filed
                             August 8, 1997).

        EXHIBIT
         NUMBER                                     EXHIBIT
        -------                                     -------
          4.1             -- Indenture, dated as of October 15, 1997, by and among
                             AmeriServe Food Distribution, Inc., the Subsidiary
                             Guarantors and State Street Bank and Trust Company, with
                             respect to the Senior Notes (incorporated by reference to
                             Exhibit 4.1 to the Registrant's Registration Statement on
                             Form S-4 No. 333-38337 filed October 21, 1997).
          4.2             -- Supplemental 8 7/8% New Senior Notes Indenture, dated as of December 23, 1997, by and among AmeriServe Food
                             Distribution, Inc., AmeriServ Food Company, and State
                             Street Bank and Trust Company, as Trustee (incorporated
                             by reference to Exhibit 4.2 to the Registrant's Current
                             Report on Form 8-K, dated December 28, 1997).
          4.3             -- Indenture, dated as of July 11, 1997, by and among
                             AmeriServe Food Distribution, Inc., the Subsidiary
                             Guarantors and State Street Bank and Trust Company, with
                             respect to the new Senior Subordinated Notes
                             (incorporated by reference to Exhibit 4.1 of the
                             Registrant's Registration Statement on Form S-4 No.
                             333-33225 filed August 8, 1997).
          4.4             -- Supplemental 10 1/8% New Senior Subordinated Notes
                             Indenture, dated as of December 23, 1997, by and among
                             AmeriServe Food Distribution, Inc., AmeriServ Food
                             Company, and State Street Bank and Trust Company, as
                             Trustee (incorporated by reference to Exhibit 4.1 to the
                             Registrant's Current Report on Form 8-K, dated December
                             28, 1997).
          4.7             -- Second Supplemental 8 7/8% New Senior Notes Indenture,
                             dated as of May 21, 1998, by and among AmeriServe Food
                             Distribution, Inc. and State Street Bank and Trust
                             Company (incorporated by reference to Exhibit 4.1 to the
                             Registrant's Current Report on Form 8-K dated May 21,
                             1998).
          4.8             -- Second Supplemental 10 1/8% New Senior Subordinated Notes
                             Indenture, dated as of December 23, 1997, by and among
                             AmeriServe Food Distribution, Inc., AmeriServ Food
                             Company, and State Street Bank and Trust Company
                             (incorporated by reference to Exhibit 4.3 to the
                             Registrant's Current Report on Form 8-K dated May 21,
                             1998).
         10.1             -- Registration Rights Agreement, dated as of July 11, 1997, by and among AmeriServe Food Distribution, Inc., the
                             Subsidiary Guarantors and Donaldson, Lufkin & Jenrette
                             Securities Corporation (incorporated by reference to
                             Exhibit 10.1 to the Registrant's Registration Statement
                             on Form S-4 No. 333-33225 filed August 8, 1997).
         10.2             -- Registration Rights Agreement, dated as of October 15,
                             1997, by and among AmeriServe Food Distribution, Inc.,
                             the Subsidiary Guarantors and Donaldson, Lufkin &
                             Jenrette Securities Corporation (incorporated by
                             reference to Exhibit 10.1 to the Registrant's
                             Registration Statement on Form S-4 No. 333-38337 filed
                             October 21, 1997).
         10.3             -- Employment Agreement, dated as of December 23, 1986
                             between AmeriServe Food Distribution, Inc. and Raymond E.
                             Marshall, as amended by Amendment to Employment
                             Agreement, dated as of January 1, 1995 (incorporated by
                             reference to Exhibit 10.4 to the Registrant's
                             Registration Statement on Form S-4 No. 333-33225 filed
                             August 8, 1997).
         10.4             -- Employment Agreement, dated as of July 1, 1998 between
                             AmeriServe Food Distribution, Inc. and Thomas C.
                             Highland. (incorporated by reference to Exhibit 10.4 to
                             the Registrant's Annual Report on Form 10-K filed March
                             25, 1999).

        EXHIBIT
         NUMBER                                     EXHIBIT
        -------                                     -------
         10.5             -- Employment Agreement, dated as of November 26, 1997
                             between AmeriServe Food Distribution, Inc. and Kenneth R.
                             Lane. (incorporated by reference to Exhibit 10.5 to the
                             Registrant's Annual Report on Form 10-K filed March 25,
                             1999).
         10.6             -- Employment Agreement, dated as of August 15, 1997 between
                             AmeriServe Food Distribution, Inc. and Diana M. Moog.
                             (incorporated by reference to Exhibit 10.6 to the
                             Registrant's Annual Report on Form 10-K filed March 25,
                             1999).
         10.7             -- Amended and Restated Sales and Distribution Agreement
                             dated as of November 1, 1998, by and among PFS, Pizza
                             Hut, Taco Bell, Kentucky Fried Chicken Corporation and
                             Kentucky Fried Chicken of California, Inc. (incorporated
                             by reference to Exhibit 10.7 to the Registrant's Annual
                             Report on Form 10-K filed March 25, 1999).
         10.8             -- Third Amended and Restated Credit Agreement, dated as of
                             May 21, 1998 among AmeriServe Food Distribution, Inc.,
                             Bank of America National Trust and Savings Association,
                             as Administrative Agent, Donaldson, Lufkin and Jenrette
                             Securities Corporation, as Documentation Agent, Bank of
                             America National Trust and Savings Association, as Letter
                             of Credit Issuing Lender and the Other Financial
                             Institutions Party Thereto, Arranged by BancAmerica
                             Robertson Stephens (incorporated by reference to Exhibit
                             10.1 to the Registrant's Quarterly Report on Form 10-Q
                             filed November 10, 1998).
         10.9             -- First Amendment to Third Amended and Restated Credit
                             Agreement, dated as of July 24, 1998. (incorporated by
                             reference to Exhibit 10.9 to the Registrant's Annual
                             Report on Form 10-K filed March 25, 1999).
         10.10            -- Amended and Restated Pooling and Servicing Agreement,
                             dated as of July 28, 1998 among AmeriServe Funding
                             Corporation, AmeriServe Food Distribution, Inc. and
                             Norwest Bank Minnesota, N.A. (incorporated by reference
                             to Exhibit 10.10 to the Registrant's Annual Report on
                             Form 10-K filed March 25, 1999).
         10.11            -- Series 1998-1 Supplement to Pooling and Servicing
                             Agreement, dated as of July 28, 1998 among AmeriServe
                             Funding Corporation, AmeriServe Food Distribution, Inc.
                             and Norwest Bank Minnesota, N.A. (incorporated by
                             reference to Exhibit 10.11 to the Registrant's Annual
                             Report on Form 10-K filed March 25, 1999).
         10.12            -- Series 1998-3 Supplement to Pooling and Servicing
                             Agreement, dated as of December 18, 1998 among AmeriServe
                             Funding Corporation, AmeriServe Food Distribution, Inc.
                             and Norwest Bank Minnesota, N.A. (incorporated by
                             reference to Exhibit 10.12 to the Registrant's Annual
                             Report on Form 10-K filed March 25, 1999).
         10.13            -- Series 1998-4 Supplement to Pooling and Servicing
                             Agreement, dated as of December 18, 1998 among AmeriServe
                             Funding Corporation, AmeriServe Food Distribution, Inc.
                             and Norwest Bank Minnesota, N.A. (incorporated by
                             reference to Exhibit 10.13 to the Registrant's Annual
                             Report on Form 10-K filed March 25, 1999).
         10.14            -- Nebco Evans Holding Company 1998 Management Stock Option
                             Plan (incorporated by reference to Exhibit 4.2 to Nebco
                             Evans Holding Company's Registration Statement on Form
                             S-8 No. 333-53095 filed on May 20, 1998).

        EXHIBIT
         NUMBER                                     EXHIBIT
        -------                                     -------
         10.15            -- Omnibus Amendment No. 1 to Series 1998-1 Supplement to
                             Pooling and Services Agreement, dated as of June 1, 1999
                             among AmeriServe Funding Corporation, AmeriServe Food
                             Distribution, Inc. and Norwest Bank Minnesota, N.A.
                             (Incorporated by reference to Exhibit 10.15 to the
                             Registrant's Quarterly Report 10-Q filed August 10, 1999)
         10.16            -- Omnibus Amendment No. 1 to Series 1998-4 Supplement to
                             Pooling and Services Agreement, dated as of June 1, 1999
                             among AmeriServe Funding Corporation, AmeriServe Food
                             Distribution, Inc. and Norwest Bank Minnesota, N.A.
                             (Incorporated by reference to Exhibit 10.16 to the
                             Registrant's Quarterly Report 10-Q filed August 10, 1999)
         10.17            -- Fourth Amended and Restated Credit Agreement, dated as of
                             September 30, 1999 among AmeriServe Food Distribution,
                             Inc., Bank of America, N.A., as Administrative Agent, and
                             Bank of America, N.A., as Letter of Credit Issuing
                             Lender, and Other Financial Institutions and Other
                             Lenders Party thereto, arranged by Banc of America
                             Securities, L.L.C., as Sole Lead Book Manager.*
         10.18            -- Indenture, dated as of October 1, 1999 by and among
                             AmeriServe Finance Trust, AmeriServe Capital Corporation,
                             acting as Agent of AmeriServe Finance Trust, Nebco Evans
                             Distributors, Inc., as Guarantor, and Unites States Trust
                             Company of New York, as Trustee, with respect to
                             $205,000,000, 12% Senior Secured Notes due 2006.*
         27.1             -- Financial Data Schedule.*

---------------

 *  Filed herewith.

     (b) Reports on Form 8-K

     8-K filed September 20, 1999.

     8-K filed September 27, 1999.

     8-K filed October 6, 1999.

     8-K filed November 2, 1999.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized:

                                                NEBCO EVANS HOLDING COMPANY
                                            ------------------------------------
                                                        (Registrant)

                                            By:      /s/ DIANA M. MOOG
                                              ----------------------------------
                                                        DIANA M. MOOG
                                                   Executive Vice President
                                                 and Chief Financial Officer

                                            Date: November 9, 1999

                                            By:    /s/ STAN SZLAUDERBACH
                                              ----------------------------------
                                                      Stan Szlauderbach,
                                                      Vice President and
                                                   Chief Accounting Officer

                                            Date: November 9, 1999

                               INDEX TO EXHIBITS

        EXHIBIT
         NUMBER                                     EXHIBIT
        -------                                     -------
          2.1             -- Asset Purchase Agreement between PepsiCo, Inc. and Nebco
                             Evans Holding Company (incorporated by reference to
                             Exhibit 2.2 to the Registrant's Registration Statement
                             Form S-4 No. 333-33225 filed August 8, 1997).
          2.2             -- Agreement and Plan of Merger, dated as of January 29,
                             1998, by and among AmeriServe Food Distribution, Inc.,
                             Steamboat Acquisition Corp. and ProSource, Inc.
                             (incorporated by reference to Exhibit 2.1 to the
                             Registrant's Current Report on Form 8-K, dated January
                             29, 1998).
          2.3             -- Voting Agreement, dated as of January 29, 1998, by and
                             among AmeriServe Food Distribution, Inc., Steamboat
                             Acquisition Corp. and Onex DHC LLC and certain of its
                             affiliates (incorporated by reference to Exhibit 2.2 to
                             the Registrant's Current Report on Form 8-K, dated
                             January 29, 1998).
          3.1             -- Amended and Restated Certificate of Incorporation of
                             AmeriServe Food Distribution, Inc. (formerly AmeriServ
                             Food Company, successor to AmeriServe Food Distribution,
                             Inc.) (incorporated by reference to Exhibit 3.1 to the
                             Registrant's Annual Report on Form 10-K filed March 27,
                             1998).
          3.2             -- Amended and Restated Bylaws of AmeriServe Food
                             Distribution, Inc. (formerly AmeriServ Food Company,
                             successor to AmeriServe Food Distribution, Inc.)
                             (incorporated by reference to Exhibit 3.2 to the
                             Registrant's Annual Report on Form 10-K filed March 27,
                             1998).
          3.3             -- Articles of Incorporation of AmeriServe Transportation,
                             Inc. (incorporated by reference to Exhibit 3.5 to the
                             Registrant's Registration Statement on Form S-4 No.
                             333-33225 filed August 8, 1997).
          3.4             -- By-Laws of AmeriServe Transportation, Inc. (incorporated by reference to Exhibit 3.6 to the Registrant's
                             Registration Statement on Form S-4 No. 333-33225 filed
                             August 8, 1997).
          3.5             -- Articles of Incorporation of Chicago Consolidated
                             Corporation (incorporated by reference to Exhibit 3.7 to
                             the Registrant's Registration Statement on Form S-4 No.
                             333-33225 filed August 8, 1997).
          3.6             -- By-Laws of Chicago Consolidated Corporation (incorporated by reference to Exhibit 3.8 to the Registrant's
                             Registration Statement on Form S-4 No. 333-33225 filed
                             August 8, 1997).
          3.7             -- Articles of Incorporation of Northland Transportation
                             Services, Inc. (incorporated by reference to Exhibit 3.9
                             to the Registrant's Registration Statement on Form S-4
                             No. 333-33225 filed August 8, 1997).
          3.8             -- By-Laws of Northland Transportation Services, Inc.
                             (incorporated by reference to Exhibit 3.10 to the
                             Registrant's Registration Statement on Form S-4 No.
                             333-33225 filed August 8, 1997).
          3.9             -- Articles of Incorporation of Delta Transportation, Ltd.
                             (incorporated by reference to Exhibit 3.13 to the
                             Registrant's Registration Statement on Form S-4 No.
                             333-33225 filed August 8, 1997).
          3.10            -- By-Laws of Delta Transportation, Ltd. (incorporated by
                             reference to Exhibit 3.14 to the Registrant's
                             Registration Statement on Form S-4 No. 333-33225 filed
                             August 8, 1997).
          3.11            -- Articles of Incorporation of PSD Transportation Service,
                             Inc. (incorporated by reference to Exhibit 3.11 to the
                             Registrant's Registration Statement on Form S-4 No.
                             33-33225 filed August 8, 1997).

        EXHIBIT
         NUMBER                                     EXHIBIT
        -------                                     -------
          3.12            -- By-Laws of PSD Transportation Services, Inc.
                             (incorporated by reference to Exhibit 3.12 to the
                             Registrant's Registration Statement on Form S-4 No.
                             33-33225 filed August 8, 1997).
          3.13            -- Certificate of Incorporation of PSC Services of Florida,
                             Inc. (incorporated by reference to Exhibit 3.13 to the
                             Registrant's Registration Statement on Form S-4 No.
                             33-33225 filed August 8, 1997).
          3.14            -- By-Laws of PSC Services of Florida, Inc. (incorporated by reference to Exhibit 3.14 to the Registrant's
                             Registration Statement on Form S-4 No. 33-33225 filed
                             August 8, 1997).
          3.15            -- Certificate of Incorporation of BroMar Services, Inc.
                             (incorporated by reference to Exhibit 3.15 to the
                             Registrant's Registration Statement on Form S-4 No.
                             33-33225 filed August 8, 1997).
          3.16            -- By-Laws of BroMar Services, Inc. (incorporated by
                             reference to Exhibit 3.16 to the Registrant's
                             Registration Statement on Form S-4 No. 33-33225 filed
                             August 8, 1997).
          3.17            -- Certificate of Amendment to the Certificate of
                             Incorporation of BroMar Services, Inc. (incorporated by
                             reference to Exhibit 3.17 to the Registrant's
                             Registration Statement on Form S-4 No. 33-33225 filed
                             August 8, 1997).
          3.18            -- Certificate of Incorporation of ProSource Mexico
                             Holdings, Inc. (incorporated by reference to Exhibit 3.18
                             to the Registrant's Registration Statement on Form S-4
                             No. 33-33225 filed August 8, 1997).
          3.19            -- By-Laws of ProSource Mexico Holdings, Inc. (incorporated by reference to Exhibit 3.19 to the Registrant's
                             Registration Statement on Form S-4 No. 33-33225 filed
                             August 8, 1997).
          4.1             -- Indenture, dated as of October 15, 1997, by and among
                             AmeriServe Food Distribution, Inc., the Subsidiary
                             Guarantors and State Street Bank and Trust Company, with
                             respect to the Senior Notes (incorporated by reference to
                             Exhibit 4.1 to the Registrant's Registration Statement on
                             Form S-4 No. 333-38337 filed October 21, 1997).
          4.2             -- Supplemental 8 7/8% New Senior Notes Indenture, dated as of December 23, 1997, by and among AmeriServe Food
                             Distribution, Inc., AmeriServ Food Company, and State
                             Street Bank and Trust Company, as Trustee (incorporated
                             by reference to Exhibit 4.2 to the Registrant's Current
                             Report on Form 8-K, dated December 28, 1997).
          4.3             -- Indenture, dated as of July 11, 1997, by and among
                             AmeriServe Food Distribution, Inc., the Subsidiary
                             Guarantors and State Street Bank and Trust Company, with
                             respect to the new Senior Subordinated Notes
                             (incorporated by reference to Exhibit 4.1 of the
                             Registrant's Registration Statement on Form S-4 No.
                             333-33225 filed August 8, 1997).
          4.4             -- Supplemental 10 1/8% New Senior Subordinated Notes
                             Indenture, dated as of December 23, 1997, by and among
                             AmeriServe Food Distribution, Inc., AmeriServ Food
                             Company, and State Street Bank and Trust Company, as
                             Trustee (incorporated by reference to Exhibit 4.1 to the
                             Registrant's Current Report on Form 8-K, dated December
                             28, 1997).
          4.7             -- Second Supplemental 8 7/8% New Senior Notes Indenture,
                             dated as of May 21, 1998, by and among AmeriServe Food
                             Distribution, Inc. and State Street Bank and Trust
                             Company (incorporated by reference to Exhibit 4.1 to the
                             Registrant's Current Report on Form 8-K dated May 21,
                             1998).

        EXHIBIT
         NUMBER                                     EXHIBIT
        -------                                     -------
          4.8             -- Second Supplemental 10 1/8% New Senior Subordinated Notes
                             Indenture, dated as of December 23, 1997, by and among
                             AmeriServe Food Distribution, Inc., AmeriServ Food
                             Company, and State Street Bank and Trust Company
                             (incorporated by reference to Exhibit 4.3 to the
                             Registrant's Current Report on Form 8-K dated May 21,
                             1998).
         10.1             -- Registration Rights Agreement, dated as of July 11, 1997, by and among AmeriServe Food Distribution, Inc., the
                             Subsidiary Guarantors and Donaldson, Lufkin & Jenrette
                             Securities Corporation (incorporated by reference to
                             Exhibit 10.1 to the Registrant's Registration Statement
                             on Form S-4 No. 333-33225 filed August 8, 1997).
         10.2             -- Registration Rights Agreement, dated as of October 15,
                             1997, by and among AmeriServe Food Distribution, Inc.,
                             the Subsidiary Guarantors and Donaldson, Lufkin &
                             Jenrette Securities Corporation (incorporated by
                             reference to Exhibit 10.1 to the Registrant's
                             Registration Statement on Form S-4 No. 333-38337 filed
                             October 21, 1997).
         10.3             -- Employment Agreement, dated as of December 23, 1986
                             between AmeriServe Food Distribution, Inc. and Raymond E.
                             Marshall, as amended by Amendment to Employment
                             Agreement, dated as of January 1, 1995 (incorporated by
                             reference to Exhibit 10.4 to the Registrant's
                             Registration Statement on Form S-4 No. 333-33225 filed
                             August 8, 1997).
         10.4             -- Employment Agreement, dated as of July 1, 1998 between
                             AmeriServe Food Distribution, Inc. and Thomas C.
                             Highland. (incorporated by reference to Exhibit 10.4 to
                             the Registrant's Annual Report on Form 10-K filed March
                             25, 1999).
         10.5             -- Employment Agreement, dated as of November 26, 1997
                             between AmeriServe Food Distribution, Inc. and Kenneth R.
                             Lane. (incorporated by reference to Exhibit 10.5 to the
                             Registrant's Annual Report on Form 10-K filed March 25,
                             1999).
         10.6             -- Employment Agreement, dated as of August 15, 1997 between
                             AmeriServe Food Distribution, Inc. and Diana M. Moog.
                             (incorporated by reference to Exhibit 10.6 to the
                             Registrant's Annual Report on Form 10-K filed March 25,
                             1999).
         10.7             -- Amended and Restated Sales and Distribution Agreement
                             dated as of November 1, 1998, by and among PFS, Pizza
                             Hut, Taco Bell, Kentucky Fried Chicken Corporation and
                             Kentucky Fried Chicken of California, Inc. (incorporated
                             by reference to Exhibit 10.7 to the Registrant's Annual
                             Report on Form 10-K filed March 25, 1999).
         10.8             -- Third Amended and Restated Credit Agreement, dated as of
                             May 21, 1998 among AmeriServe Food Distribution, Inc.,
                             Bank of America National Trust and Savings Association,
                             as Administrative Agent, Donaldson, Lufkin and Jenrette
                             Securities Corporation, as Documentation Agent, Bank of
                             America National Trust and Savings Association, as Letter
                             of Credit Issuing Lender and the Other Financial
                             Institutions Party Thereto, Arranged by BancAmerica
                             Robertson Stephens (incorporated by reference to Exhibit
                             10.1 to the Registrant's Quarterly Report on Form 10-Q
                             filed November 10, 1998).
         10.9             -- First Amendment to Third Amended and Restated Credit
                             Agreement, dated as of July 24, 1998. (incorporated by
                             reference to Exhibit 10.9 to the Registrant's Annual
                             Report on Form 10-K filed March 25, 1999).

        EXHIBIT
         NUMBER                                     EXHIBIT
        -------                                     -------
         10.10            -- Amended and Restated Pooling and Servicing Agreement,
                             dated as of July 28, 1998 among AmeriServe Funding
                             Corporation, AmeriServe Food Distribution, Inc. and
                             Norwest Bank Minnesota, N.A. (incorporated by reference
                             to Exhibit 10.10 to the Registrant's Annual Report on
                             Form 10-K filed March 25, 1999).
         10.11            -- Series 1998-1 Supplement to Pooling and Servicing
                             Agreement, dated as of July 28, 1998 among AmeriServe
                             Funding Corporation, AmeriServe Food Distribution, Inc.
                             and Norwest Bank Minnesota, N.A. (incorporated by
                             reference to Exhibit 10.11 to the Registrant's Annual
                             Report on Form 10-K filed March 25, 1999).
         10.12            -- Series 1998-3 Supplement to Pooling and Servicing
                             Agreement, dated as of December 18, 1998 among AmeriServe
                             Funding Corporation, AmeriServe Food Distribution, Inc.
                             and Norwest Bank Minnesota, N.A. (incorporated by
                             reference to Exhibit 10.12 to the Registrant's Annual
                             Report on Form 10-K filed March 25, 1999).
         10.13            -- Series 1998-4 Supplement to Pooling and Servicing
                             Agreement, dated as of December 18, 1998 among AmeriServe
                             Funding Corporation, AmeriServe Food Distribution, Inc.
                             and Norwest Bank Minnesota, N.A. (incorporated by
                             reference to Exhibit 10.13 to the Registrant's Annual
                             Report on Form 10-K filed March 25, 1999).
         10.14            -- Nebco Evans Holding Company 1998 Management Stock Option
                             Plan (incorporated by reference to Exhibit 4.2 to Nebco
                             Evans Holding Company's Registration Statement on Form
                             S-8 No. 333-53095 filed on May 20, 1998).
         10.15            -- Omnibus Amendment No. 1 to Series 1998-1 Supplement to
                             Pooling and Services Agreement, dated as of June 1, 1999
                             among AmeriServe Funding Corporation, AmeriServe Food
                             Distribution, Inc. and Norwest Bank Minnesota, N.A.
                             (Incorporated by reference to Exhibit 10.15 to the
                             Registrant's Quarterly Report 10-Q filed August 10, 1999)
         10.16            -- Omnibus Amendment No. 1 to Series 1998-4 Supplement to
                             Pooling and Services Agreement, dated as of June 1, 1999
                             among AmeriServe Funding Corporation, AmeriServe Food
                             Distribution, Inc. and Norwest Bank Minnesota, N.A.
                             (Incorporated by reference to Exhibit 10.16 to the
                             Registrant's Quarterly Report 10-Q filed August 10, 1999)
         10.17            -- Fourth Amended and Restated Credit Agreement, dated as of
                             September 30, 1999 among AmeriServe Food Distribution,
                             Inc., Bank of America, N.A., as Administrative Agent, and
                             Bank of America, N.A., as Letter of Credit Issuing
                             Lender, and Other Financial Institutions and Other
                             Lenders Party thereto, arranged by Banc of America
                             Securities, L.L.C., as Sole Lead Book Manager.*
         10.18            -- Indenture, dated as of October 1, 1999 by and among
                             AmeriServe Finance Trust, AmeriServe Capital Corporation,
                             acting as Agent of AmeriServe Finance Trust, Nebco Evans
                             Distributors, Inc., as Guarantor, and Unites States Trust
                             Company of New York, as Trustee, with respect to
                             $205,000,000, 12% Senior Secured Notes due 2006.*
         27.1             -- Financial Data Schedule.*

---------------

 *  Filed herewith.

                          FOURTH AMENDED AND RESTATED
                                CREDIT AGREEMENT

                         DATED AS OF SEPTEMBER 30, 1999

                                     AMONG

                      AMERISERVE FOOD DISTRIBUTION, INC.,

                             BANK OF AMERICA, N.A.,

                            AS ADMINISTRATIVE AGENT,

                                      AND

                             BANK OF AMERICA, N.A.

                       AS LETTER OF CREDIT ISSUING LENDER

                                      AND

        THE OTHER FINANCIAL INSTITUTIONS AND OTHER LENDERS PARTY HERETO

                                  ARRANGED BY

                       BANC OF AMERICA SECURITIES L.L.C.,
                  AS SOLE LEAD ARRANGER AND SOLE BOOK MANAGER

                               TABLE OF CONTENTS


                                                                           Page
ARTICLE I        DEFINITIONS                                                 1
   1.1           Certain Defined Terms                                       1
   1.2           Other Interpretive Provisions                              46
   1.3           Accounting Principles                                      47

ARTICLE II       THE CREDIT                                                 47
   2.1           Amounts and Terms of Commitments                           47
   2.2           Loan Accounts                                              48
   2.3           Procedure for Borrowing                                    48
   2.4           Conversion and Continuation Elections                      49
   2.5           Voluntary Termination or Reduction of Revolving
                 Commitments                                                51
   2.6           Optional Prepayments of Revolving Loans                    51
   2.7           Optional Prepayments of Term Loan                          51
   2.8           Mandatory Prepayments of Revolving Loans                   52
   2.9           Mandatory Prepayments of Term Loan                         52
   2.10          Repayment                                                  53
   2.11          Interest                                                   53
   2.12          Fees                                                       54
                 (a) Arrangement, Agency Fees                               54
                 (b) Commitment Fees                                        55
   2.13          Computation of Fees and Interest                           55
   2.14          Payments by the Company                                    55
   2.15          Payments by the Lenders to the Administrative Agent        56
   2.16          Sharing of Payments, etc.                                  57
   2.17          Legal Defeasance and Covenant Defeasance                   57

ARTICLE III      THE LETTERS OF CREDIT                                      59
   3.1           The Letter of Credit Subfacility                           59
   3.2           Issuance, Amendment and Renewal of Letters of Credit       61
   3.3           Existing Letters of Credit; Risk Participations,
                 Drawings and Reimbursements                                63
   3.4           Repayment of Participations                                65
   3.5           Role of the Issuing Lender                                 65
   3.6           Obligations Absolute                                       66
   3.7           Cash Collateral Pledge                                     67
   3.8           Letter of Credit Fees                                      67
   3.9           Uniform Customs and Practice                               68

                                                                           Page
ARTICLE IV       TAXES, YIELD PROTECTION AND ILLEGALITY                     68
   4.1           Taxes                                                      68
   4.2           Illegality                                                 69
   4.3           Increased Costs and Reduction of Return                    70
   4.4           Funding Losses                                             71
   4.5           Inability to Determine Rates                               71
   4.6           Substitution of Affected Lender                            72
   4.7           Certificates of Lenders                                    72
   4.8           Survival                                                   72

ARTICLE V        COLLATERAL AND GUARANTY                                    72
   5.1           Collateral--Personal Property                              72
   5.2           Mortgages                                                  73
   5.3           Guaranty                                                   73
   5.4           Company Stock                                              73
   5.5           Intercreditor Agreement                                    73
   5.6           Revolving/Term Loan Intercreditor Agreement                73

ARTICLE VI       CONDITIONS PRECEDENT                                       74
   6.1           Conditions of Restatement                                  74
                 (a)      Credit Agreement and Notes                        74
                 (b)      Resolutions; Incumbency                           74
                 (c)      Organization Documents                            74
                 (d)      Legal Opinions                                    74
                 (e)      Certificate                                       74
                 (f)      Collateral Documents                              75
                 (g)      Insurance Policies                                75
                 (h)      Revolving/Term Loan Intercreditor Agreement       76
                 (i)      Consent                                           76
                 (j)      Other Documents                                   76
   6.2           Other Conditions to Effectiveness of Restatement           76
                 (a)      Issuance of Term Lender Notes                     76
                 (b)      Governmental Approvals                            76
                 (c)      Certificate                                       76
                 (d)      Borrowing Base Certificate                        76
                 (e)      Purchase by Revolving Lenders                     76
                 (f)      Fees                                              76
   6.3           Conditions to All Credit Extensions                        77
                 (a)      Notice, Application                               77
                 (b)      Continuation of Representations and
                          Warranties                                        77
                 (c)      No Existing Revolving Loan Default                77

                                                                           Page
ARTICLE VII      REPRESENTATIONS AND WARRANTIES TO REVOLVING
                 LENDERS                                                    77
   7.1           Corporate Existence and Power                              77
   7.2           Corporate Authorization; No Contravention                  78
   7.3           Governmental Authorization                                 78
   7.4           Binding Effect                                             78
   7.5           Litigation                                                 78
   7.6           No Default                                                 79
   7.7           ERISA Compliance                                           79
   7.8           Use of Proceeds; Margin Regulations                        80
   7.9           Title to Properties                                        80
   7.10          Taxes                                                      80
   7.11          Financial Condition                                        80
   7.12          Environmental Matters                                      81
   7.13          Regulated Entities                                         81
   7.14          No Burdensome Restrictions                                 81
   7.15          Copyrights, Patents, Trademarks and Licenses, etc          81
   7.16          Subsidiaries                                               81
   7.17          Insurance                                                  81
   7.18          Full Disclosure                                            82
   7.19          Year 2000                                                  82

ARTICLE VIII     [INTENTIONALLY LEFT BLANK]                                 82

ARTICLE IX       AFFIRMATIVE COVENANTS RELATING TO REVOLVING
                 LENDERS                                                    82
   9.1           Financial Statements                                       82
   9.2           Certificates; Other Information                            84
   9.3           Notices                                                    85
   9.4           Preservation of Corporate Existence, etc                   86
   9.5           Maintenance of Property                                    87
   9.6           Insurance                                                  87
   9.7           Payment of Obligations                                     87
   9.8           Compliance with Laws                                       88
   9.9           Compliance with ERISA                                      88
   9.10          Inspection of Property and Books and Records               88
   9.11          Environmental Laws                                         89
   9.12          Use of Proceeds                                            89
   9.13          Further Assurances                                         89

ARTICLE X        NEGATIVE COVENANTS RELATING TO REVOLVING LENDERS           90
   10.1          Limitation on Liens                                        90
   10.2          Asset Dispositions, etc                                    92
   10.3          Consolidations and Mergers                                 92
   10.4          Loans and Investments                                      93
   10.5          Limitation on Indebtedness                                 94

                                                                           Page
   10.6          Transactions with Affiliates                               95
   10.7          Use of Proceeds                                            96
   10.8          Contingent Obligations                                     96
   10.9          Joint Ventures                                             96
   10.10         Rental Obligations                                         97
   10.11         Restricted Payments                                        97
   10.12         Minimum Interest Coverage                                  98
   10.13         Maximum Leverage                                           98
   10.14         ERISA                                                      99
   10.15         Modification of Certain Agreements                         99
   10.16         Negative Pledges, Restrictive Agreements, etc.             99
   10.17         Maximum Capital Expenditures                               99
   10.18         Change in Business                                        100
   10.19         Accounting Changes                                        100
   10.20         Restructuring Costs                                       100
   10.21         Receivables Facility                                      100

ARTICLE XI       COVENANTS RELATING TO TERM LOAN                           101
   11.1          [INTENTIONALLY LEFT BLANK]                                101
   11.2          Asset Sales                                               101
   11.3          Impairment of Liens                                       102
   11.4          Restricted Payments                                       102
   11.5          Incurrence of Debt and Issuance of Preferred Stock        106
   11.6          Liens                                                     109
   11.7          Dividend and Other Payment Restrictions Affecting
                 Restricted Subsidiaries                                   109
   11.8          Merger, Consolidation, or Sale of Assets                  111
   11.9          Transactions with Affiliates                              111
   11.10         Sale and Leaseback Transactions                           113
   11.11         Limitation on Issuances and Sales of Capital Stock of
                 Wholly-Owned Restricted Subsidiaries                      114
   11.12         Limitations on Issuances of Guarantees of Debt            114
   11.13         Business Activities                                       114
   11.14         Additional Guarantees                                     115
   11.15         Reports                                                   115
   11.16         Mortgage Amendments                                       116

ARTICLE XII      REVOLVING LOAN EVENTS OF DEFAULT                          116
   12.1          Revolving Loan Event of Default                           116
                 (a)  Non-Payment                                          116
                 (b)  Representation or Warranty                           116
                 (c)  Specific Defaults                                    117
                 (d)  Other Defaults                                       117
                 (e)  Cross-Default                                        117
                 (f)  Insolvency; Voluntary Proceedings                    117

                                                                           Page
                 (g)  Involuntary Proceedings                              117
                 (h)  ERISA                                                118
                 (i)  Monetary Judgments                                   118
                 (j)  Non-Monetary Judgments                               118
                 (k)  Change of Control                                    118
                 (l)  Impairment of Security, etc.                         119
                 (m)  NEHC                                                 119
   12.2          Remedies                                                  119
   12.3          Rights Not Exclusive                                      120
   12.4          Article XII for the Exclusive Benefit of Revolving
                 Lenders and Issuing Lender                                120

ARTICLE XIII     TERM LOAN EVENTS OF DEFAULT                               120
   13.1          Term Loan Events of Default                               120
   13.2          Acceleration                                              122
   13.3          Other Remedies                                            122
   13.4          Waiver of Past Defaults                                   123
   13.5          Control by the Term Lender                                123
   13.6          Limitation on Suits                                       123
   13.7          Rights of Term Lender to Receive Payment                  124
   13.8          Collection Suit by Administrative Agent                   124
   13.9          Article XIII for the Exclusive Benefit of Term Lender     124

ARTICLE XIV      THE ADMINISTRATIVE AGENT                                  125
   14.1          Appointment and Authorization                             125
   14.2          Delegation of Duties                                      125
   14.3          Liability of Administrative Agent                         125
   14.4          Reliance by Administrative Agent                          126
   14.5          Notice of Default                                         126
   14.6          Credit Decision                                           127
   14.7          Indemnification of Administrative Agent                   127
   14.8          Administrative Agent in Individual Capacity               127
   14.9          Successor Agent                                           128
   14.10         Withholding Tax                                           129
   14.11         Collateral Matters                                        130
   14.12         [INTENTIONALLY LEFT BLANK]                                131
   14.13         Senior Debt                                               131

ARTICLE XV       MISCELLANEOUS                                             131
   15.1          Amendments and Waivers                                    131
   15.2          Notices                                                   133
   15.3          No Waiver; Cumulative Remedies                            134
   15.4          Costs and Expenses                                        134
   15.5          Company Indemnification                                   134
   15.6          Payments Set Aside                                        135

                                                                           Page
   15.7          Successors and Assigns                                    135
   15.8          Assignments, Participations, etc.                         135
   15.9          Confidentiality                                           138
   15.10         Set-off                                                   138
   15.11         Automatic Debits of Fees                                  139
   15.12         Notification of Addresses, Lending Offices, etc.          139
   15.13         Counterparts                                              139
   15.14         Severability                                              139
   15.15         No Third Parties Benefited                                139
   15.16         Governing Law and Jurisdiction                            139
   15.17         Waiver of Jury Trial                                      140
   15.18         Entire Agreement                                          140
   15.19         No Personal Liability of Directors, Officers,
                 Employees and Stockholders                                141

SCHEDULES

    Schedule 2.1(a)    Revolving Commitments
    Schedule 2.1(b)    Term Loan Commitments
    Schedule 3.3       Existing Letters of Credit
    Schedule 7.5       Litigation
    Schedule 7.7       ERISA
    Schedule 7.11      Permitted Obligations
    Schedule 7.12      Environmental Matters
    Schedule 7.15      Copyrights, Patents, Trademarks, Licenses and Related
                       Matters
    Schedule 7.16      Subsidiaries and Minority Interests
    Schedule 7.17      Insurance Matters
    Schedule 10.1      Permitted Liens
    Schedule 10.4      Existing Investments
    Schedule 10.5      Existing Indebtedness
    Schedule 10.8      Contingent Obligations
    Schedule 15.2      Lending Offices; Addresses for Notices


EXHIBITS

    Exhibit A          Form of Notice of Borrowing
    Exhibit B          Form of Notice of Conversion/Continuation
    Exhibit C          Form of Compliance Certificate
    Exhibit D-1        Form of Revolving Loan Note
    Exhibit D-2        Form of Term Loan Note
    Exhibit E          Form of Legal Opinion of Wachtell, Lipton, Rosen & Katz
    Exhibit F          Form of Legal Opinion of Kevin Rogan
    Exhibit G          Form of Assignment and Acceptance
    Exhibit H          Form of Guaranty
    Exhibit I          Form of NEHC Guaranty
    Exhibit J          Form of Borrowing Base Certificate

                          FOURTH AMENDED AND RESTATED
                                CREDIT AGREEMENT


         This FOURTH AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of September 30, 1999, among AmeriServe Food Distribution, Inc., a Delaware corporation (the "Company"), the several financial institutions from time to time party to this Agreement (collectively the "Lenders"; individually each a "Lender"), Bank of America, N.A., as letter of credit issuing bank, and Bank of America, N.A., as administrative agent for the Lenders.

         WHEREAS, the Company, certain financial institutions, Bank of America National Trust and Savings Association, as letter of credit issuing bank, and Bank of America National Trust and Savings Association, as agent, are parties to a Third Amended and Restated Credit Agreement dated as of May 21, 1998, as heretofore amended (as so amended the "Existing Credit Agreement"); and

         WHEREAS, the parties hereto have agreed to amend and restate the Existing Credit Agreement so as to, among other things, (a) amend the pricing, certain covenants and certain other provisions of the Existing Credit Agreement, (b) make available a term loan facility to the Company and (c) revise in certain respects the composition of the lender group; and

         WHEREAS, the parties hereto intend that this Agreement and the Loan Documents executed in connection herewith not effect a novation of the obligations of the Company under the Existing Credit Agreement and the "Loan Documents" (as defined in the Existing Credit Agreement), but merely a restatement, and where applicable, an amendment to such obligations and the terms governing such obligations;

         NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the Existing Credit Agreement shall be amended and restated to read in its entirety as follows:


                                  I. ARTICLE

                                  DEFINITIONS

A. Certain Defined Terms. The following terms have the following meanings:

                  Accreted Value means, as of any date of determination prior to maturity, the sum of (a) the aggregate amount lent to the Company under the Term Loan and (b) the portion of the excess of the principal amount of such Term Loan Note evidencing the Term Loan over the aggregate amount lent to the Company under the Term Loan that shall have been accreted thereon through such date, such amount to be so accreted on a daily basis such that, when calculated together with the fixed interest component of the Term Loan, results in an aggregate yield to maturity of 12.5% on the Term Loan, compounded semi-annually on each March 15 and September 15 from the date of the making of the Term Loan through the date of determination.

                  Acquired Debt means, with respect to any specified Person (a) Debt of any other Person existing at the time such other Person is merged with or into or became a Term Loan Subsidiary of such specified Person, including, without limitation, Debt incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Term Loan Subsidiary of such specified Person, and (b) Debt secured by a Term Loan Lien encumbering any asset acquired by such specified Person.

                  Acquisition means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Company or the Subsidiary is the surviving entity.

                  Acquisition EBITDA means for any four fiscal quarter period, if the Company makes an Acquisition during such period, the EBITDA of such acquired entity as if the Acquisition had taken place on the first day of such period.

                  Adjusted EBITDA means as at the end of any fiscal quarter for the Computation Period then ending (a) the Company's consolidated EBITDA plus (b) Receivables Financing Costs to the extent deducted in the calculation of EBITDA plus (c) any cash restructuring charges which are reflected in the operating expenses of the Company's income statement (but not in excess of $25,000,000 in fiscal year 1999 and $25,000,000 in fiscal year 2000) plus (d) costs reflected in operating expenses associated with the J.D. Edwards computer system conversion so long as those expenses represent integration costs and there is a corresponding reduction in the amount of Capital Expenditures permitted for such fiscal year pursuant to Section 10.17; provided that for the purpose of the calculation of the Leverage Ratio only, Acquisition EBITDA will be added in the calculation of Adjusted EBITDA; and provided, further, that no amounts added back to Consolidated Net Income pursuant to the definition of EBITDA shall be added back a second time pursuant to this definition.

                  Adjusted Interest Expense means Interest Expense plus, without duplication, Receivables Financing Costs.

                  Administrative Agent means Bank of America in its capacity as agent for the Lenders hereunder, and any successor agent arising under
         Section 14.9.

                  Administrative Agent's Payment Office means the address for payments set forth on Schedule 15.2 hereto in relation to the Administrative Agent, or such other address as the Administrative Agent may from time to time specify.

                  Affected Lender means any Revolving Lender that has given notice to the Company (which has not been rescinded) of (i) any obligation by the Company to pay any amount pursuant to Section 4.1 or
         4.3 or (ii) the occurrence of any circumstances of the nature described in Section 4.2.

                  Affiliate means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise, or in the case of any Lender which is an investment fund, any other fund which is advised by the same investment advisor or an Affiliate thereof.

                  Agent-Related Persons means Bank of America and any successor Administrative Agent arising under Section 14.9 and any successor letter of credit issuing bank hereunder, together with their respective Affiliates (including, in the case of Bank of America, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

                  Agreement means this Fourth Amended and Restated Credit Agreement.

                  Applicable Base Rate Margin means (a) initially, 1.50% and
         (b) on and after any date specified below on which the Applicable Base Rate Margin is to be adjusted the rate per annum set forth in the table below opposite the applicable Leverage Ratio:

----------------------------------------------- -------------------------------
Leverage Ratio                                    Applicable Base Rate Margin
----------------------------------------------- -------------------------------
Less than 2.0 to 1.0                                         0.50%
----------------------------------------------- -------------------------------
Less than 2.5 to 1.0                                         0.75%
but greater than or equal to 2.0 to 1.0
----------------------------------------------- -------------------------------
Less than 3.0 to 1.0                                         1.00%
but greater than or equal to 2.5 to 1.0
----------------------------------------------- -------------------------------
Less than 3.5 to 1.0                                         1.25%
but greater than or equal to 3.0 to 1.0
----------------------------------------------- -------------------------------
Equal to or greater than 3.5 to 1.0                          1.50%
----------------------------------------------- -------------------------------

         The Applicable Base Rate Margin shall be adjusted, to the extent applicable, 45 days (or, in the case of the last calendar quarter of any year, 90 days) after the end of each calendar quarter, based on the Leverage Ratio as of the last day of such calendar quarter commencing with the calendar quarter ending December 25, 1999; it being understood that if the Company fails to deliver the financial statements as required by subsection 9.1(b) or 9.1(c), as applicable, and the related Compliance Certificate required by subsection 9.2(c) by the 45th day (or, if applicable, the 90th day) after any calendar quarter the Applicable Base Rate Margin shall be 1.50% for any Revolving Loan bearing interest based on the Base Rate until such financial statements and Compliance Certificate are delivered.

                  Applicable Offshore Rate Margin means (a) initially 2.75% and
         (b) on and after any date specified below on which the Applicable Offshore Rate Margin is to be adjusted the rate per annum set forth in the table below opposite the applicable Leverage Ratio:

---------------------------------------------- ----------------------------------
Leverage Ratio                                  Applicable Offshore Rate Margin
---------------------------------------------- ----------------------------------
Less than 2.0 to 1.0                                         1.75%
---------------------------------------------- ----------------------------------
Less than 2.5 to 1.0                                         2.00%
but greater than or equal to 2.0 to 1.0
---------------------------------------------- ----------------------------------
Less than 3.0 to 1.0                                         2.25%
but greater than or equal to 2.5 to 1.0
---------------------------------------------- ----------------------------------
Less than 3.5 to 1.0                                         2.50%
but greater than or equal to 3.0 to 1.0
---------------------------------------------- ----------------------------------
Equal to or greater than 3.5 to 1.0                          2.75%
---------------------------------------------- ----------------------------------

         The Applicable Offshore Rate Margin shall be adjusted, to the extent applicable, 45 days (or, in the case of the last calendar quarter of any year, 90 days) after the end of each calendar quarter, based on the Leverage Ratio as of the last day of such quarter commencing with the calendar quarter ending December 25, 1999; it being understood that if the Company fails to deliver the financial statements required by subsection 9.1(b) or 9.1(c), as applicable, and the related Compliance Certificate required by subsection 9.2(c) by the 45th day (or, if applicable, the 90th day) after any calendar quarter, the Applicable Offshore Rate Margin shall be 2.75% for Revolving Loans bearing interest based on the Offshore Rate until such financial statements and Compliance Certificate are delivered.

                  Approved Bank has the meaning specified in the definition of "Cash Equivalent Investments".

                  Arranger means Banc of America Securities L.L.C., a Delaware limited liability company, as sole lead arranger and sole book manager.

                  Asset Sale means: (a) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than sales of inventory in the ordinary course of business consistent with past practices and other than a Receivables Transaction (provided that the sale, lease, conveyance or other disposition of all or substantially all of the Company's assets and those of the Company's Restricted Subsidiaries taken as a whole will be governed by Sections 2.9 and 11.8 (and not by the provisions of Section 11.2) of this Agreement), and (b) the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company's Restricted Subsidiaries, in the case of either clause (a) or (b), whether in a single transaction or a series of related transactions (i) that have a fair market value in excess of $3,000,000 or (ii) for net proceeds in excess of $3,000,000. Notwithstanding the foregoing: (A) a transfer of assets by the Company to a Term Loan Wholly-Owned Subsidiary that is a Restricted Subsidiary or by a Term Loan Wholly-Owned Subsidiary that is a Restricted Subsidiary to the Company or to another Term Loan Wholly-Owned Subsidiary that is a Restricted Subsidiary, (B) an issuance of Equity Interests by a Term Loan Wholly-Owned Subsidiary that is a Restricted Subsidiary to the Company or to another Term Loan Wholly-Owned Subsidiary that is a Restricted Subsidiary, and (C) a restricted payment that is permitted by Section 11.4 will not be deemed to be Asset Sales.

                  Assignee has the meaning specified in subsection 15.8(a).

                  Attorney Costs means and includes all fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

                  Attributable Debt in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with Term Loan GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

                  Bank of America means Bank of America, N.A., a national banking association (formerly known as Bank of America National Trust and Savings Association).

                  Bankruptcy Code means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101, et seq.).

                  Bankruptcy Law means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

                  Base Rate means, for any day, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America in Charlotte, North Carolina, as its "reference rate." (The "reference rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.)

                  Any change in the reference rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

                  Base Rate Loan means a Revolving Loan that bears interest based on the Base Rate or an L/C Advance.

                  Borrowing means (a) with respect to the Revolving Lenders, a borrowing hereunder consisting of Revolving Loans of the same Type made to the Company on the same day by the Revolving Lenders under
         Article II, and, other than in the case of Base Rate Loans, having the same Interest Period, and (b) with respect to the Term Lender, the borrowing hereunder of the Term Loan under Article II.

                  Borrowing Base means an amount equal to 50% of the net amount (after deduction of such reserves and allowances as the Administrative Agent or the Required Lenders reasonably deem proper and necessary based on customary credit and collection criteria utilized by asset based lenders) of the Eligible Inventory, as set forth in the most recent Borrowing Base Certificate.

                  Borrowing Base Certificate means a certificate in substantially the form attached hereto as Exhibit J.

                  Borrowing Date means any date on which a Borrowing occurs under Section 2.3.

                  Business Day means any day other than a Saturday, Sunday or other day on which commercial banks in San Francisco are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means such a day on which dealings are carried on in the applicable offshore dollar interbank market.

                  Capital Adequacy Regulation means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

                  Capital Expenditures means all expenditures which, in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of the Company, but (i) excluding expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (A) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or (B) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced and (ii) excluding expenditures incurred by the creation of Capitalized Lease Obligations and financed thereby.

                  Capital Stock means: (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited), and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

                  Capitalized Lease Obligations means all monetary obligations of the Company or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

                  Cash Collateralize means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Lender and the Revolving Lenders, as additional collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the Issuing Lender (which documents are hereby consented to by the Revolving Lenders). Derivatives of such term shall have a corresponding meaning. The Company hereby grants the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Lender and the Revolving Lenders, a security interest in all such cash and deposit account balances. Cash collateral shall be maintained in blocked, interest bearing deposit accounts at Bank of America.

                  Cash Equivalent Investments shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) marketable direct obligations issued by any State of the United States of America or any local government or other political subdivision thereof rated (at the time of acquisition of such security) at least BBB by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") or Baa2 the equivalent thereof by Moody's Investors Service, Inc. ("Moody's") having maturities of not more than one year from the date of acquisition, (iii) U.S. dollar denominated time deposits, certificates of deposit and bankers' acceptances of (x) any Revolving Lender, (y) any domestic commercial bank of recognized standing having capital and surplus in excess of $250,000,000 or (z) any bank whose short-term commercial paper rating (at the time of acquisition of such security) by S&P of at least A-2 or the equivalent thereof (any such bank, an "Approved Bank"), in each case with maturities of not more than six months from the date of acquisition, (iv) commercial paper and variable or fixed rate notes issued by any Revolving Lender or Approved Bank or by the parent company of any Revolving Lender or Approved Bank and commercial paper and variable rate notes issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating (at the time of acquisition of such security) of at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long-term unsecured debt rating (at the time of acquisition of such security) of at least BBB or the equivalent thereof by S&P or at least Baa2 or the equivalent thereof by Moody's and in each case maturing within one year after the date of acquisition, (v) repurchase agreements with any Revolving Lender or any primary dealer maturing within one year from the date of acquisition that are fully collateralized by investment instruments that would otherwise be Cash Equivalent Investments; provided that the terms of such repurchase agreements comply with the guidelines set forth in the Federal Financial Institutions Examination Council Supervisory Policy -- Repurchase Agreements of Depository Institutions With Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985 and (vi) loan participations in aggregate of no more than $10,000,000 having maturities of not more than 30 days from the date of the acquisition.

                  Cash Equivalents means: (a) United States dollars, (b) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (c) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any lender party to this Agreement or with any domestic commercial bank having capital and surplus in excess of $500,000,000 and a Thompson Bank Watch Rating of "B" or better, (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses
         (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above, (e) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition, and (f) securities quoted by the Nasdaq National Market or listed on a United States, Canadian or Western European national securities exchange.

                  Change of Control means the failure of (a) Holberg or its shareholders, or any thereof, to own directly or indirectly, in excess of 50% of the voting power of all issued and outstanding shares of stock of the Company; (b) NEHC to own directly 100% of the outstanding shares of voting stock of the Company (other than shares under stock options held by, or issued under stock options to, directors, officers, employees and former directors not in excess of 10% of the shares of voting stock of the Company); or (c) Holberg Inc. or its shareholders as of the date hereof, or any thereof, to own at least 50% of the outstanding shares of voting stock of Holberg. For purposes of this definition, voting stock of a corporation shall not include capital stock of such corporation if such stock has only the minimal voting rights required by such corporation's jurisdiction of organization with respect to any capital stock issued by such corporation.

                  Change of Control Offer has the meaning specified in Section 2.9(a).

                  Change of Control Payment has the meaning specified in
         Section 2.9(a).

                  Change of Control Payment Date has the meaning specified in
         Section 2.9(a).

                  Closing Date means the date on which all conditions precedent set forth in Sections 6.1 and 6.2 are satisfied or waived by all Revolving Lenders.

                  Code means the Internal Revenue Code of 1986, and regulations promulgated thereunder.

                  Collateral means any collateral granted to the Administrative Agent for the benefit of the Administrative Agent, or the Lenders, to secure the Obligations of the Company, or any Guarantor, under any Loan Document.

                  Collateral Documents means the Security Agreement, the Pledge Agreement, the Subsidiary Pledge Agreement, the Trademark Security Agreement, the NEHC Pledge Agreement, the ProSource Trademark Security Agreement and the Mortgages.

                  Commitment Fee Rate means 5/8 of 1.00%.

                  Compliance Certificate means a certificate substantially in the form of Exhibit C.

                  Computation Period means as at any fiscal quarter end, the period of four consecutive quarters then ending.

                  Consent means that certain Agreement and Consent, dated as of the date hereof, by the Guarantors.

                  Consolidated Cash Flow means, with respect to any Person for any period, the Term Loan Consolidated Net Income of such Person for such period plus: (1) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Term Loan Consolidated Net Income), plus (2) provision for taxes based on income or profits of such Person and its Term Loan Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Term Loan Consolidated Net Income, plus (3) consolidated interest expense of such Person and its Term Loan Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Term Loan Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Term Loan Consolidated Net Income, plus (4) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Term Loan Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Term Loan Consolidated Net Income, plus (5) in connection with any acquisition by the Company, projected quantifiable improvements in operating results (on an annualized basis) due to cost reductions calculated in accordance with Article 11 of Regulation S-X of the Securities Act and evidenced by (a) in the case of cost reductions of less than $10,000,000, an Officers' Certificate delivered to the Term Lender and (b) in the case of cost reductions of $10,000,000 or more, a resolution of the Board of Directors of the Company set forth in an Officers' Certificate delivered to the Term Lender, minus (6) non-cash items increasing such Term Loan Consolidated Net Income for such period. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Term Loan Subsidiary of the referent Person shall be added to Term Loan Consolidated Net Income to compute Consolidated Cash Flow only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by its Term Loan Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Term Loan Subsidiary or its stockholders.

                  Consolidated Net Income means, with respect to the Company and its Subsidiaries for any period, the net income (or loss) of the Company and its Subsidiaries for such period.

                  Consolidated Net Worth means, with respect to any Person as of any date, the sum of: (1) the consolidated equity of the common stockholders of such Person and its consolidated Term Loan Subsidiaries as of such date, plus (2) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date hereof in the book value of any asset owned by such Person or a consolidated Term Loan Subsidiary of such Person, (y) all investments as of such date in unconsolidated Term Loan Subsidiaries and in Persons that are not Term Loan Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with Term Loan GAAP.

                  Contingent Obligation means, as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend (declared and not paid), letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor,
         (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "Guaranty Obligation"); (b) with respect to any Surety Instrument (other than any Letter of Credit) issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments;
         (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered; or (d) with respect to any Hedging Agreement. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and in the case of other Contingent Obligations, shall be equal to the maximum reasonably anticipated liability in respect thereof.

                  Contractual Obligation means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, lease, indenture, mortgage, deed of trust, deed to secure debt or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

                  Continuing Directors means, as of any date of determination, any member of the Company's Board of Directors who: (1) was a member of such Board of Directors on the date hereof or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

                  Conversion/Continuation Date means any date on which, under
         Section 2.4, the Company (a) converts Revolving Loans of one Type to another Type, or (b) continues as Revolving Loans of the same Type, but with a new Interest Period, Revolving Loans having Interest Periods expiring on such date.

                  Corporate Allocations means the amount paid by the Company to Holberg for managerial and administration services performed by Holberg for the Company.

                  Credit Extension means and includes (a) the making of any Loans hereunder, and (b) the Issuance of any Letters of Credit hereunder (including the Existing Letters of Credit).

                  Credit Facilities means, one or more credit or debt facilities (including, without limitation, the facility created by this Agreement) or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing not otherwise permitted hereunder (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

                  Debt means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or bankers' acceptances or representing Term Loan Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with Term Loan GAAP, as well as all indebtedness of others secured by a Term Loan Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person. The amount of any Debt outstanding as of any date shall be:

                           (1) the accreted value thereof, in the case of any
                  Debt that does not require current payments of interest, and

                           (2) the principal amount thereof, together with any
                  interest thereon that is more than 30 days past due, in the case of any other Debt.

                  Default means any Revolving Loan Default or Term Loan Default.

                  Disqualified Stock means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Term Loan portion of this Agreement matures; provided, however, that any Capital Stock that would not qualify as Disqualified Stock but for change of control provisions shall not constitute Disqualified Stock if the provisions are not more favorable to the holders of such Capital Stock than the provisions of Section 2.9.

                  DLJ means Donaldson, Lufkin & Jenrette Securities Corporation.

                  Dollars, dollars and $ each mean lawful money of the United States.

                  Domestic Subsidiary means any Term Loan Subsidiary that was formed under the laws of the United States or any state thereof or the District of Columbia.

                  EBITDA means, for any Computation Period, the sum of

                           (a) Consolidated Net Income of the Company for such
                  period excluding, to the extent reflected in determining such Consolidated Net Income, extraordinary gains and losses for such period and non-recurring gains and charges, plus

                           (b) to the extent deducted in determining
                  Consolidated Net Income, Interest Expense, income tax expense, depreciation, depletion and amortization for such period.

                  Effective Amount means (i) with respect to any Revolving Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Revolving Loans occurring on such date; and (ii) with respect to any outstanding L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any Issuances of Letters of Credit occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

                  Eligible Assignee means (i) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (iii) a Person that is primarily engaged in the business of commercial banking and that is (A) a Subsidiary of a Revolving Lender, (B) a Subsidiary of a Person of which a Revolving Lender is a Subsidiary, or (C) a Person of which a Revolving Lender is a Subsidiary; and (iv) any other Person as the Administrative Agent and the Company shall mutually agree.

                  Eligible Inventory means, at the time of any determination thereof, all Inventory of the Company or any of its Subsidiaries arising in the ordinary course of business of such Company or Subsidiary, calculated on a FIFO basis (except the inventory of ProSource may be calculated on a weighted moving average basis until the J.D. Edwards software conversion is completed), as to which the following requirements have been fulfilled to the reasonable satisfaction of the Administrative Agent:

1. the Company or such Subsidiary has lawful and absolute title to such Inventory;

1. the Company or such Subsidiary has the full and unqualified right to assign and grant a Lien in such Inventory to the Administrative Agent as security for the Obligations and any obligations arising under Hedging Agreements;

1. pursuant to the Security Agreement, all of such Inventory is subject to a Lien in favor of the Administrative Agent for the benefit of the Lenders, which Lien would be prior to the rights of, and enforceable as such against, any other Person other than any rights under contract or law of any lessor of premises on which the Inventory is located provided that the value of Eligible Inventory shall be calculated net of any such rights, which rights shall be assumed to be equal to two months rent unless otherwise determined by the Company or the Administrative Agent;

1. none of the Inventory is subject to any Lien in favor of any Person other than the Lien of the Administrative Agent pursuant to the Security Agreement, other than any rights under contract or law of any lessor of premises on which the Inventory is located provided that the value of Eligible Inventory shall be calculated net of any such rights, which rights shall be assumed to be equal to two months rent unless otherwise demonstrated by the Company or the Administrative Agent;

1. none of such Inventory is obsolete, unsalable, damaged, or otherwise unfit for sale or further processing;

1. the use of all of such Inventory complies with the rules and regulations of the Federal Fair Labor Standards Act of 1932 (including Sections 206 and 207 thereof), and any rules or regulations promulgated thereunder;

1. none of such Inventory includes an earned rebate or, to the extent it does, such portion that represents an earned rebate shall not be included in the calculation of the amount of the Eligible Inventory;

1. such Inventory is recorded net of cash discounts taken from vendors; and

1. such Inventory includes a freight adjustment only to the extent it is actually incurred.

         Any Inventory which is at any time Eligible Inventory, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be Eligible Inventory.

                  Environmental Claims means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

                  Environmental Laws means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters.

                  Equity Interests means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

                  ERISA means the Employee Retirement Income Security Act of 1974, as amended, and regulations promulgated thereunder.

                  ERISA Affiliate means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the
         Code).

                  ERISA Event means (a) a Reportable Event with respect to a Pension Plan; (b) the failure to make a required contribution to a Pension Plan if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA; (c) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (d) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (e) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (f) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or
         (g) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

                  Event of Default means any Revolving Loan Event of Default or Term Loan Event of Default.

                  Exchange Act means the Securities and Exchange Act of 1934, and regulations promulgated thereunder.

                  Existing Credit Agreement has the meaning specified in the recitals.

                  Existing Debt means the Company's Debt and that of its Term Loan Subsidiaries (other than Debt under this Agreement and any permitted refinancings thereof) in existence on the date hereof, until such amounts are repaid.

                  Existing Letters of Credit means the letters of credit described in Schedule 3.3.

                  Existing Fee Letter means the letter agreement between the Company, the Administrative Agent and BancAmerica Robertson Stephens dated May 15, 1998.

                  Federal Funds Rate means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent.

                  Fee Letter has the meaning specified in subsection 2.12(a).

                  Fixed Charges means, with respect to any Person for any period, the sum, without duplication, of:

                           (1) the consolidated interest expense of such Person
                  and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Term Loan Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations),

                           (2) the consolidated interest expense of such Person
                  and its Restricted Subsidiaries that was capitalized during such period,

                           (3) any interest expense on Debt of another Person
                  that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Term Loan Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Term Loan Lien is called upon), and

                           (4) the product of (a) all dividend payments,
                  whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in the Company's Equity Interests, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with Term Loan GAAP.

                  Fixed Charge Coverage Ratio means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Debt (other than revolving credit borrowings) or issues preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Debt, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above

                           (1) acquisitions that have been made by the Company
                  or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (3) of the proviso set forth in the definition of Term Loan Consolidated Net Income,

                           (2) the Consolidated Cash Flow attributable to
                  discontinued operations, as determined in accordance with Term Loan GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and

                           (3) the Fixed Charges attributable to discontinued
                  operations, as determined in accordance with Term Loan GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be Term Loan obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

                  Foreign Subsidiary means any Term Loan Subsidiary of the Company that is not a Domestic Subsidiary.

                  FRB means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

                  GAAP means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession); provided that for the purpose of calculating any financial covenant or financial ratio, GAAP shall mean such generally accepted accounting principles which are applicable to the circumstances as of the date hereof and provided further that upon a change in GAAP which would, if applicable, affect the calculation of financial covenants or financial ratios, the parties shall discuss the amendment of such covenants and ratios and the definition of GAAP.

                  Governmental Authority means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                  Government Securities means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

                  Guarantee means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Debt.

                  Guarantor means (a) NEHC; (b) as of the date hereof, each Subsidiary listed on Schedule 7.16; and (c) thereafter, the Persons referred to in clauses (a) and (b) and each other Person which from time to time executes and delivers a counterpart of the Guaranty.

                  Guaranty means the guaranty of the Guarantors (other than NEHC) in substantially the form of Exhibit H.

                  Guaranty Obligation has the meaning specified in the definition of Contingent Obligation.

                  Hedging Agreement means any agreement (including any master agreement and any agreement, whether or not in writing, relating to any single transaction) that is an interest rate swap agreement, basis swap, forward rate agreement, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, forward foreign exchange agreement, rate cap, collar or floor agreement, currency swap agreement, cross-currency rate swap agreement, swap option, currency option or any other, similar agreement (including any option to enter into any of the foregoing).

                  Hedging Obligations means, with respect to any Person, the obligations of such Person under: (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and
         (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency rates.

                  Holberg means Holberg Industries, Inc., a Delaware corporation.

                  Honor Date has the meaning specified in subsection 3.3(c).

                  Impermissible Qualification means, relative to the opinion or certification of any independent public accountant as to any financial statement of any Obligor, any qualification or exception to such opinion or certification

                           (a) which is of a "going concern" or similar nature;

                           (b) which relates to the limited scope of
                  examination of matters relevant to such financial statement;
                  or

                           (c) which relates to the treatment or classification
                  of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause such Obligor to be in default of any of its obligations under Sections 10.12 or 10.13.

                  Indebtedness of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments (it being understood that undrawn letters of credit are contingent reimbursement obligations); (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all Capital Lease Obligations; (g) all net obligations with respect to Hedging Agreements; (h) all indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (i) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above.

                  Indemnified Obligations has the meaning specified in Section 15.5.

                  Indemnified Person has the meaning specified in Section 15.5.

                  Independent Auditor has the meaning specified in Section
         9.1(c).

                  Initial Financial Projections means the projections provided to the Revolving Lenders prior to the date hereof included in the letter from Bank of America dated September 17, 1999.

                  Insolvency Proceeding means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. federal, state or foreign law, including the Bankruptcy Code.

                  Intercreditor Agreement means the Intercreditor Agreement dated as of July 11, 1997 between the Administrative Agent and Norwest Bank Minnesota, National Association as Trustee under the Pooling and Servicing Agreement.

                  Interest Coverage Ratio means, for the Computation Period most recently ended on or before such date, the ratio of (a) Adjusted EBITDA for such Computation Period to (b) Adjusted Interest Expense for such Computation Period.

                  Interest Expense means, for any period, the consolidated interest expense (calculated without offset for interest income) of the Company and its Subsidiaries for such period including interest expense related to Capitalized Lease Obligations.

                  Interest Payment Date means, as to any Revolving Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Revolving Loan and, as to any Base Rate Loan, the last Business Day of each calendar quarter;

         provided, however, that if any Interest Period for an Offshore Rate Loan exceeds three months, the date that falls three months after the beginning of such Interest Period is also an Interest Payment Date.

                  Interest Period means, as to any Offshore Rate Loan, the period commencing on the Borrowing Date of such Revolving Loan or on the Conversion/Continuation Date on which the Revolving Loan is converted into or continued as an Offshore Rate Loan, and ending on the date one, two, three or six months thereafter as selected by the Company in its Notice of Borrowing or Notice of Conversion/Continuation;

         provided that:

                           (i) if any Interest Period would otherwise end on a
                  day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                           (ii) any Interest Period that begins on the last
                  Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                           (iii) no Interest Period shall extend beyond the
                  Revolving Termination Date.

                  Inventory means all goods now or hereafter (a) held by the Company or any of its Subsidiaries for sale or lease, (b) furnished or to be furnished by the Company or any of its Subsidiaries to a third party under any contract of service, (c) held by the Company or any of its Subsidiaries as raw materials or work in process or (d) used or consumed by the Company or any of its Subsidiaries in the ordinary course of business.

                  Invested Amount means, at any time, the outstanding principal amount that is owed to holders (other than Subsidiaries of the Company) of securities issued by, or loans to, the trust established under the Pooling and Servicing Agreement or any other trust established with respect to a Qualified Receivables Transaction.

                  Investments means, with respect to any Person, all investments by such Person in other Persons (including Term Loan Affiliates) in the forms of direct or indirect loans (including guarantees of Debt or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Debt, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with Term Loan GAAP. If the Company or any of its Restricted Subsidiaries sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 11.4.

                  IRS means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

                  Issuance Date has the meaning specified in subsection 3.1(a).

                  Issue means, with respect to any Letter of Credit, to incorporate the Existing Letters of Credit into this Agreement, or to issue or to extend the expiry of, or to renew or increase the amount of, such Letter of Credit; and the terms "Issued," "Issuing" and "Issuance" have corresponding meanings.

                  Issuing Lender means Bank of America in its capacity as issuer of one or more Letters of Credit hereunder, together with any replacement letter of credit issuer arising under subsection 14.1(b) or Section 14.9.

                  Joint Venture means a single-purpose corporation, partnership, limited liability company, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by the Company or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person. No Receivables Subsidiary or Special Purpose Vehicle shall be considered a Joint Venture.

                  L/C Advance means each Revolving Lender's participation in any L/C Borrowing in accordance with its Revolving Percentage.

                  L/C Amendment Application means an application form for amendment of outstanding standby or commercial documentary letters of credit as shall at any time be in use at the Issuing Lender, as the Issuing Lender shall request.

                  L/C Application means an application form for issuances of standby or commercial documentary letters of credit as shall at any time be in use at the Issuing Lender, as the Issuing Lender shall request.

                  L/C Borrowing means an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made nor converted into a Borrowing of Revolving Loans under subsection 3.3(c).

                  L/C Commitment means the commitment of the Issuing Lender to Issue, and the commitment of the Revolving Lenders severally to participate in Letters of Credit (including the Existing Letters of Credit) from time to time Issued or outstanding under Article III, in an aggregate amount not to exceed on any date the amount of $50,000,000, as the same shall be reduced as a result of a reduction in the L/C Commitment pursuant to Section 2.5; provided that the L/C Commitment is a part of the combined Revolving Commitments, rather than a separate, independent commitment.

                  L/C Fee Rate means, at any time, the Applicable Offshore Rate Margin; provided that each of the foregoing rates shall be increased by 2% at any time a Revolving Loan Event of Default exists.

                  L/C Obligations means, at any time, the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, plus (b) the amount of all unreimbursed drawings under all Letters of Credit, including all outstanding L/C Borrowings.

                  L/C-Related Documents means the Letters of Credit, the L/C Applications, the L/C Amendment Applications and any other document relating to any Letter of Credit, including any of the Issuing Lender's standard form documents for letter of credit issuances.

                  Lender has the meaning specified in the introductory clause hereto. References to the "Lenders" shall include the Revolving Lenders, the Term Lender and Bank of America, including in its capacity as Issuing Lender; for purposes of clarification only, to the extent that Bank of America may have any rights or obligations in addition to those of the Revolving Lenders due to its status as Issuing Lender, its status as such will be specifically referenced.

                  Lending Office means, as to any Lender, the office or offices of such Lender specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, on Schedule 15.2, or such other office or offices as such Lender may from time to time notify the Company and the Administrative Agent.

                  Letters of Credit means the Existing Letters of Credit and any letters of credit (whether standby letters of credit or commercial documentary letters of credit) Issued by the Issuing Lender pursuant to Article III.

                  Leverage Ratio means, as at any fiscal quarter end for the Company and its Subsidiaries on a consolidated basis, the ratio of

                           (i) Senior Secured Debt (other than Obligations in
                  respect of the Term Loan) as of such fiscal quarter end

                  to

                           (ii) Adjusted EBITDA.

                  Lien means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease.

                  Liquidated Damages has the meaning specified in Section 2.11.

                  Loan means each of the Revolving Loans and the Term Loans.

                  Loan Documents means this Agreement, any Notes, the Fee Letter, the Revolving/Term Loan Intercreditor Agreement, the L/C-Related Documents, the Pledge Agreement, the Subsidiary Pledge Agreements, the Guaranty, the NEHC Guaranty, the Security Agreement, the Trademark Security Agreement, the ProSource Trademark Security Agreement, the Mortgages, and all other documents delivered to the Administrative Agent or any Lender in connection herewith.

                  Margin Stock means "margin stock" as such term is defined in Regulation T, U or X of the FRB.

                  Material Adverse Effect means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Company or the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Company, NEHC or any Subsidiary to perform under any Loan Document and to avoid any Revolving Loan Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company or any Subsidiary of any Loan Document.

                  Moody's has been specified in the definition of "Cash Equivalent Investments".

                  Mortgage means a mortgage, leasehold mortgage, deed of trust or similar document granting a Lien on real property in appropriate form for filing or recording in the applicable jurisdiction and otherwise reasonably satisfactory to the Administrative Agent as amended by the Mortgage Amendments.

                  Mortgage Amendments means amendments of each of the Mortgages, being delivered to the Term Lender on the Closing Date, to increase the secured principal amount under each such Mortgage to an amount equal to one point five (1.5) times the amount secured by such Mortgage immediately prior to the Closing Date and give notice of the execution and delivery of this Agreement, each in form and substance satisfactory to the Term Lender.

                  Mortgaged Property means the real property subject to a Mortgage.

                  Multiemployer Plan means a "multiemployer plan", within the meaning of Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate may have any liability.

                  NEHC means Nebco Evans Holding Company, a Delaware corporation.

                  NEHC Guaranty means the guaranty of NEHC in substantially the form of Exhibit I.

                  NEHC Pledge Agreement means the Amended and Restated Pledge Agreement dated as of May 21, 1998 (as amended, supplemented, amended and restated or otherwise modified from time to time) between NEHC and the Administrative Agent.

                  Net Income means, with respect to any Person, the net income
         (loss) of such Person, determined in accordance with Term Loan GAAP and before any reduction in respect of preferred stock dividends, excluding, however,

                           (1) any gain (but not loss), together with any
                  related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Debt of such Person or any of its Restricted Subsidiaries and

                           (2) any extraordinary or nonrecurring gain (but not
                  loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

                  Net Proceeds means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with Term Loan GAAP.

                  New Subordinated Debt means all unsecured Indebtedness of the Company for money borrowed which is subordinated with covenants and upon terms relating to tenor and subordination substantially the same as those contained in the Senior Subordinated Notes.

                  Non-Recourse Debt means Debt

                           (1) as to which neither the Company nor any of its
                  Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Debt), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender;

                           (2) no default with respect to which (including any
                  rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Debt of the Company or any of its Restricted Subsidiaries to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

                           (3) as to which the lenders have been notified in
                  writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

                  Note means, with respect to a Revolving Lender, the Revolving Loan Note, and with respect to the Term Lender, the Term Loan Note.

                  Notice of Borrowing means a notice in substantially the form of Exhibit A.

                  Notice of Conversion/Continuation means a notice in substantially the form of Exhibit B.

                  Obligations means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by the Company or any Subsidiary to any Lender, the Administrative Agent, or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

                  OECD has the meaning specified in the definition of "Eligible Assignee".

                  Officer means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

                  Officers' Certificate means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company. Each certificate with respect to compliance with a condition or covenant provided for in this Agreement shall include: (a) a statement that the Person making such certificate or opinion has read such covenant or condition; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

                  Offshore Rate means, for any Interest Period, with respect to Offshore Rate Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/100th of 1%) determined by the Administrative Agent as follows:

                                      Offshore Rate      =        IBOR
                                                               -----------
                               1.00 - Eurodollar Reserve Percentage

         where,

                  Eurodollar Reserve Percentage means for any day for any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Revolving Lender) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

                  IBOR means the rate of interest per annum determined by the Administrative Agent as the rate at which dollar deposits in the approximate amount of Bank of America's Offshore Rate Loan for such Interest Period would be offered by Bank of America's Grand Cayman Branch, Grand Cayman B.W.I. (or such other office as may be designated for such purpose by Bank of America), to major banks in the offshore dollar interbank market at their request at approximately 12:00 noon (New York City time) two Business Days prior to the commencement of such Interest Period.

                  The Offshore Rate shall be adjusted automatically as to all Offshore Rate Loans then outstanding as of the effective date of any change in the Eurodollar Reserve Percentage.

                  Offshore Rate Loan means a Revolving Loan that bears interest based on the Offshore Rate.

                  Organization Documents means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

                  Other Taxes means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

                  Participant has the meaning specified in subsection 15.8(d).

                  PBGC means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

                  Pension Plan means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA, other than a Multiemployer Plan, with respect to which a Company or any ERISA Affiliate may have any liability.

                  Permitted Business means any of the businesses and any other businesses related to the businesses engaged in by the Company and its respective Restricted Subsidiaries on the date hereof.

                  Permitted Indebtedness has the meaning specified in Section 10.5.

                  Permitted Investments means:

                           (1) any Investment in the Company or in a Term Loan
                  Wholly Owned Subsidiary of the Company that is a Restricted Subsidiary and that is engaged in a Permitted Business;

                           (2) any Investment in Cash Equivalents;

                           (3) any Investment by the Company or any Restricted
                  Subsidiary of the Company in a Person, if as a result of such Investment (a) such Person becomes a Term Loan Wholly-Owned Subsidiary that is a Restricted Subsidiary and that is engaged in a Permitted Business or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Term Loan Wholly Owned Subsidiary that is a Restricted Subsidiary and is engaged in a Permitted Business;

                           (4) any Restricted Investment made as a result of
                  the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 11.2;

                           (5) any acquisition of assets solely in exchange for
                  the issuance of the Company's Equity Interests (other than Disqualified Stock);

                           (6) loans and advances made after the date hereof to
                  Holberg Industries, Inc. not to exceed $10,000,000 at any time outstanding;

                           (7) loans and advances made after the date hereof to
                  NEHC not to exceed $10,000,000 at any time outstanding; and

                           (8) other Investments made after the date hereof in
                  any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (8) that are at the time outstanding, not to exceed $10,000,000. Permitted Liens has the meaning specified in Section 10.1.

                  Permitted Refinancing Debt means any Debt of the Company or any of the Company's Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Debt of the Company or any of the Company's Restricted Subsidiaries; provided that:

                           (1) the principal amount (or accreted value, if
                  applicable) of such Permitted Refinancing Debt does not exceed the principal amount of

                  (or accreted value, if applicable), plus accrued interest on, the Debt so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith);

                           (2) such Permitted Refinancing Debt has a final
                  maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Debt being extended, refinanced, renewed, replaced, defeased or refunded;

                           (3) if the Debt being extended, refinanced, renewed,
                  replaced, defeased or refunded is subordinated in right of payment to the Term Loan, such Permitted Refinancing Debt has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Term Loan on terms at least as favorable to the Term Lender as those contained in the documentation governing the Debt being extended, refinanced, renewed, replaced, defeased or refunded; and

                           (4) such Debt is incurred either by the Company or
                  by its Restricted Subsidiary who is the obligor on the Debt being extended, refinanced, renewed, replaced, defeased or refunded.

                  Person means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

                  PFS means PFS, a division of the PepsiCo, Inc.

                  PFS Acquisition means the acquisition of PFS by the Company pursuant to the PFS Acquisition Agreement.

                  PFS Acquisition Agreement means the Asset Purchase Agreement between PepsiCo, Inc. and NEHC dated May 23, 1997.

                  Plan means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Company sponsors or maintains or to which the Company makes, is making, or is obligated to make contributions and includes any Pension Plan.

                  Pledge Agreement means the Amended and Restated Pledge Agreement dated as of May 21, 1998 (as amended, supplemented, amended and restated or otherwise modified from time to time) between the Company and the Administrative Agent.

                  Pooling and Servicing Agreement means the Pooling and Servicing Agreement dated as of July 1, 1997 among AmeriServe Funding Corporation,

         AmeriServe Food Distribution, Inc., and Norwest Bank Minnesota, National Association, as Trustee, as amended, amended and restated, supplemented or otherwise modified from time to time.

                  Preferred Stock means preferred stock of the Company issued on terms acceptable to the Required Lenders.

                  Principals means Holberg, John V. Holten, Orkla, ASA, Nebco Evans Distributors, Inc., NEHC, DLJ Merchant Banking Partners, L.P., DLJ International Partners, C.V., DLJ Offshore Partners, C.V., DLJ Merchant Banking Funding, Inc., DLJ Merchant Banking Partners II, L.P., DLJ Merchant Banking Partners II-A, L.P., DLJ Offshore Partners II, C.V., DLJ Diversified Partners, L.P., DLJ Diversified Partners-A, L.P., DLJ Millennium Partners, L.P., DLJ Millennium Partners-A, L.P., DLJMB Funding II, Inc., DLJ First ESC L.P., DLJ EAB Partners, L.P. and UK Investment Plan 1997 Partners.

                  ProSource means ProSource, Inc., a Delaware corporation.

                  ProSource Acquisition means the acquisition of ProSource by the Company pursuant to the ProSource Acquisition Agreement.

                  ProSource Acquisition Agreement means the Agreement and Plan of Merger by and among the Company, Steamboat Acquisition Corp. and ProSource dated as of January 29, 1998.

                  ProSource Trademark Security Agreement means the Trademark Security Agreement dated May 21, 1998 (as amended, supplemented or otherwise modified from time to time), between ProSource and the Administrative Agent.

                  Public Equity Offering means a public offering of Equity Interests (other than Disqualified Stock) of:

                           (1) the Company; or

                           (2) NEHC to the extent the net proceeds thereof are
                  contributed to the Company as a capital contribution, that, in each case, results in net proceeds to the Company of at least $25,000,000.

                  Purchase Money Note means a promissory note evidencing the obligation of a Receivables Subsidiary to pay all or any portion of the purchase price for Receivables and other Receivables Program Assets to the Company or any other Receivables Seller in connection with a Qualified Receivables Transaction, which note shall be repaid from cash available to the maker of such note, other than (i) cash required to be held as reserves pursuant to Receivables Documents,
         (ii) amounts paid in respect of interest, principal and (iii) other amounts owing under Receivables Documents and amounts paid in connection with the purchase of newly generated Receivables.

                  Qualified Receivables Transaction means any transaction or series of transactions that may be entered into by the Company and/or any Subsidiary pursuant to which the Company and/or any Subsidiary may sell, convey or otherwise transfer to a Receivables Subsidiary (in the case of a transfer by the Company and/or any other Receivables Seller) and any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any Receivables Program Assets (whether now existing or arising in the future); provided that:

                           (a) no portion of the indebtedness or any other
                  obligations (contingent or otherwise) of a Receivables Subsidiary or Special Purpose Vehicle (i) is guaranteed by the Company or any other Receivables Seller (excluding guarantees of obligations pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Company or any other Receivables Seller in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Company or any other Receivables Seller, directly or indirectly, contingently or otherwise, to the satisfaction of obligations incurred in such transactions, other than pursuant to Standard Securitization Undertakings;

                           (b) neither the Company nor any other Receivables
                  Seller has any material contract, agreement, arrangement or understanding with a Receivables Subsidiary or a Special Purpose Vehicle (except in connection with a Purchase Money Note or Qualified Receivables Transaction) other than on terms no less favorable to the Company or such Receivables Seller than those that might be obtained at the time from Persons that are not affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing accounts receivable; and

                           (c) the Company and the other Receivables Sellers do
                  not have any obligation to maintain or preserve the financial condition of a Receivables Subsidiary or a Special Purpose Vehicle or cause such entity to achieve certain levels of operating results.


                  Receivable Stated Amount means, with respect to a Receivables Investor Instrument, the maximum amount of the funding commitment with respect thereto.

                  Receivables means all rights of the Company or any other Receivables Seller to payments (whether constituting accounts, chattel paper, instruments, general intangibles or otherwise) arising from the sale of goods, services or future services by the Company and/or a Receivables Seller, and includes the right to payment of any interest or finance charge and other obligations with respect thereto and any other rights to payment recorded as a receivable.

                  Receivables Documents means (x) each and every receivables purchase agreement, pooling and servicing agreement, series supplement thereto, certificate purchase agreement, guaranty, Purchase Money Note, license agreement, sublicense agreement, credit agreement, agreement to acquire undivided interests or other agreement to transfer, or create a security interest in, Receivables Program Assets, in each case as amended, modified, supplemented or amended and restated and in effect from time to time entered into by the Company, another Receivables Seller and/or a Receivables Subsidiary, and (y) each other instrument, agreement and other document entered into by the Company, any other Receivables Seller and/or a Receivables Subsidiary relating to the transactions contemplated by the items referred to in clause (x) above, in each case as amended, modified, supplemented or amended and restated and in effect from time to time.

                  Receivables Financing Costs means any loss attributable to the sale of Receivables Program Assets.

                  Receivables Investor Instruments means trust certificates, purchased interests or any other securities, instruments or agreements evidencing an interest in the Receivables Program Assets held by a Person other than the Company and its Subsidiaries (excluding Receivables Subsidiaries).

                  Receivables Program Assets means (a) all Receivables which are described as being transferred by the Company, another Receivables Seller and/or a Receivables Subsidiary pursuant to the Receivables Documents, (b) all Receivables Related Assets, and (c) all collections (including recoveries) and other proceeds of the assets described in the foregoing clauses.

                  Receivables Program Obligations means (a) notes, trust certificates, undivided interests, partnership interests or other interests representing the right to be paid a specified principal amount from the Receivables Program Assets, and (b) related obligations of the Company, a Subsidiary and/or a Special Purpose Vehicle (including, without limitation, rights in respect of interest or yield, breach of warranty claims and expense reimbursement and indemnity provisions). The Receivables Program Obligations shall also include Purchase Money Notes and guarantees by the Company of obligations pursuant to Standard Securitization Undertakings.

                  Receivables Related Assets means (i) any rights arising under the documentation governing or relating to Receivables (including rights in respect of liens securing such Receivables and other credit support in respect of such Receivables), (ii) any collections and other proceeds of such Receivables, (iii) any lockboxes or bank accounts, all documents, instruments and agreements relating to such lockboxes or bank accounts, and any amounts from time to time deposited therein, (iv) spread accounts, trust accounts and other similar accounts (and any amounts on deposit therein) established in connection with a Qualified Receivables Transaction, (v) any warranty, indemnity, dilution and other intercompany claim arising out of Receivables Documents and (vi) other assets (including those contemplated by Receivables Documents) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

                  Receivables Seller means the Company and any Subsidiary of the Company (other than a Receivables Subsidiary) which is a party to a Receivables Document.

                  Receivables Subsidiary means a special purpose wholly-owned subsidiary of the Company created in connection with the transactions contemplated by a Qualified Receivables Transaction, which subsidiary engages in no activities other than those incidental to such Qualified Receivables Transaction and which is designated as a Receivables Subsidiary by the Company's Board of Directors. Any such designation by the Board of Directors shall be evidenced by filing with the Administrative Agent a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an officers' certificate certifying, to the best of such officer's knowledge and belief after consulting with counsel, that such designation, and the transactions in which the Receivables Subsidiary will engage, comply with the requirements of the definition of Qualified Receivables Transaction.

                  Receivables Transaction means:

                  (1) the sale or other disposition to a third party of Term Loan Receivables or an interest therein, or

                  (2) the sale or other disposition of Term Loan Receivables or an interest therein to a Term Loan Receivables Subsidiary followed by a financing transaction in connection with such sale or disposition of such Term Loan Receivables (whether such financing transaction is effected by such Term Loan Receivables Subsidiary or by a third party to whom such Term Loan Receivables Subsidiary sells such Term Loan Receivables or interests therein); provided that in each of the foregoing, the Company or its Term Loan Subsidiaries receive at least 80% of the aggregate principal amount of any Term Loan Receivables financed in such transaction.

                  Register has the meaning specified in Section 15.8.

                  Registration Rights Agreement means the Registration Rights Agreement, dated as of October 1, 1999, by and among the Company, Nebco Evans Distributors, Inc., a Delaware corporation, Donaldson, Lufkin & Jenrette Securities Corporation, Banc of America Securities LLC and Salomon Smith Barney Inc.

                 Related Party with respect to any Principal means:

                  (1) any controlling stockholder, 80% (or more) owned Term Loan Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal or

                  (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (1).

                  Reportable Event means, any of the events set forth in
         Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

                  Required Lenders means, at any time, Revolving Lenders having an aggregate Revolving Percentage of 51% or more.

                  Requirement of Law means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

                  Responsible Officer means the chief executive officer or the president of the Company, or any other officer having substantially the same authority and responsibility; or, with respect to financial reporting or compliance with financial covenants, the chief financial officer or the treasurer of the Company, or any other officer having substantially the same authority and responsibility.

                  Restricted Investment means an Investment other than a Permitted Investment.

                  Restricted Subsidiary of a Person means any Term Loan Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

                  Restructuring Costs means any cash integration expenditures related to the PFS Acquisition or the ProSource Acquisition incurred by the Company reflected as (i) a non-operating expense in the Company's income statement, (ii) a reduction of the restructuring reserve on the Company's balance sheet, or (iii) restructuring charges taken in the years 1998, 1999, and 2000 to the extent added to Adjusted EBITDA pursuant to clause (c) of the definition of "Adjusted EBITDA;" provided that "Restructuring Costs" shall not include any expenditures related to the J.D. Edwards software installation.

                  Revolving Commitment means, as to each Revolving Lender, the commitment of such Revolving Lender to make Revolving Loans pursuant to Section 2.1(a). The initial amount of each Revolving Lender's Revolving Commitment is set forth in Schedule 2.1(a).

                  Revolving Lender means, at any time, any Lender which then has a Revolving Commitment or is owed a Revolving Loan or has a participation in any Letter of Credit.

                  Revolving Loan has the meaning specified in Section 2.1(a), and may be a Base Rate Loan or an Offshore Rate Loan (each a "Type" of Revolving Loan).

                  Revolving Loan Default means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute a Revolving Loan Event of Default.

                  Revolving Loan Event of Default means any of the events or circumstances specified in Section 12.1.

                  Revolving Loan Note means a promissory note executed by the Company in favor of a Revolving Lender pursuant to subsection 2.2(b), in substantially the form of Exhibit D-1.

                  Revolving Percentage means, as to any Revolving Lender, the percentage which (a) the amount of such Revolving Lender's Revolving Commitment is of (b) the aggregate amount of all of the Revolving Lenders' Revolving Commitments.

                  Revolving Refinancing Debt means any Indebtedness which replaces or refinances the Revolving Loan in whole or in part.

                  Revolving/Term Loan Intercreditor Agreement means the Intercreditor Agreement dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified from time to time), among the Administrative Agent as agent for the Revolving Lenders, the Administrative Agent as agent for the Term Lender, the Company and the Guarantors.

                  Revolving Termination Date means the earlier to occur of:

                  (a) June 30, 2003; and

                  (b) the date on which the Revolving Commitments terminate in accordance with the provisions of this Agreement.

                  S&P has the meaning specified in the definition of "Cash Equivalent Investments."

                  SEC means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

                  Securities Act means the Securities Act of 1933, as amended.

                  Security Agreement means the Second Amended and Restated Security Agreement dated as of May 21, 1998 (as amended, supplemented, amended and restated or otherwise modified from time to time) between the Company, its Subsidiaries and the Administrative Agent.

                  Senior Secured Debt means, as to the Company and its Subsidiaries, (i) the Obligations, (ii) Capitalized Lease Obligations,
         (iii) obligations with respect to drawn Surety Instruments, (iv) Invested Amounts and (v) other senior secured obligations.

                  Senior Subordinated Notes means the Company's $500,000,000 10% senior subordinated notes due July 15, 2007.

                  Senior Unsecured Notes means the Company's $350,000,000 8% senior unsecured notes due October 15, 2007.

                  Significant Subsidiary means any Term Loan Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the date hereof.

                  Special Purpose Vehicle means a trust, partnership or other special purpose Person established by the Company and/or its Subsidiaries to implement a Qualified Receivables Transaction.

                  Standard Securitization Undertakings means representations, warranties, covenants and indemnities entered into by the Company and/or any Subsidiary which are reasonably customary in an accounts receivable transaction.

                  Stated Maturity means, with respect to any installment of interest or principal on any series of Debt, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Debt, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

                  Subordinated Debt means all unsecured Indebtedness of the Company for money borrowed which is subordinated, upon terms reasonably satisfactory to the

         Required Lenders, in right of payment to the payment in full in cash of all Obligations, which is payable to NEHC and on which interest is payable in kind, not in cash, until after June 30, 2003.

                  Subsidiary of a Person means any corporation, association, partnership, limited liability company, limited liability partnership, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company. No Special Purpose Vehicle will be considered a "Subsidiary".

                  Subsidiary Guarantors means all the Company's direct and indirect Restricted Subsidiaries other than the Foreign Subsidiaries.

                  Subsidiary Pledge Agreement means the Pledge Agreement dated as of May 21, 1998 (as amended, supplemented, amended and restated or otherwise modified from time to time) between ProSource, ProSource Services Corporation and the Administrative Agent.

                  Surety Instruments means all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

                  Tax Sharing Agreement means that certain Tax Sharing Agreement effective as of the first day of the 1989 consolidated return year between Holberg and the Company as successor by merger to certain former subsidiaries of the Company.

                  Taxes means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Lender's net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or the Administrative Agent, as the case may be, is organized or maintains a lending office.

                  Term Commitment means, as to the Term Lender, the commitment of the Term Lender to make a Term Loan pursuant to Section 2.1(b). The initial amount of the Term Lender's Commitment is set forth in
         Schedule 2.1(b).

                  Term Lender means, at any time, any Lender which then has a Term Commitment or is owed a Term Loan.

                  Term Lender Notes means the Term Lender's 12% senior secured notes due September 15, 2006.

                  Term Lender Notes Trustee means United States Trust Company of New York, as trustee.

                  Term Loan has the meaning specified in Section 2.1(b).

                  Term Loan Affiliate of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

                  Term Loan Borrowing Base means, as of any date, an amount equal to the sum of:

                  (1) 85% of the excess of (A) the sum of (a) the face amount of the Company's Term Loan Receivables and the Company's Restricted Subsidiaries' Receivables and (b) the book value of its undivided interest in the assets of the AmeriServe Master Trust, or any successor or replacement trust, over (B) the sum of the amounts in clauses A(a) and A(b) above as set forth on the Company's unaudited consolidated balance sheet dated as of June 26, 1999 plus

                  (2) 50% of the excess of (A) the book value of all inventory of the Company and its Restricted Subsidiaries calculated as of the end of the most recently completed month over (B) the book value of all inventory of the Company and its Restricted Subsidiaries as set forth on the Company's unaudited consolidated balance sheet dated as of June 26, 1999, all calculated on a consolidated basis and in accordance with Term Loan GAAP. For purposes of the foregoing, any Receivables held by the AmeriServe Master Trust as a result of a Receivables Transaction that are subsequently held by the Company or any of its Restricted Subsidiaries shall be included in the calculation of clause (A) above.

                  Term Loan Capital Lease Obligation means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with Term Loan GAAP.

                  Term Loan Change of Control means the occurrence of any of the following:

                  (1) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Term Loan Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Principals or their Related Parties,

                  (2) the adoption of a plan relating to the Company's liquidation or dissolution,

                  (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50% of the Company's Voting Stock (measured by voting power rather than number of shares),

                  (4) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors, or

                  (5) the Company consolidates with, or merges with or into, any Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the Company's assets to any Person, or any Person consolidates with, or merges with or into, the Company in any such event pursuant to a transaction in which any of the Company's outstanding Voting Stock is converted into or exchanged for cash, securities or other property, other than any such transaction where the Company's Voting Stock outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

                  Term Loan Consolidated Net Income means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with Term Loan GAAP; provided that:

                           (1) the Net Income (but not loss) of any Person that
                  is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Term Loan Wholly-Owned Subsidiary that is a Restricted Subsidiary thereof,

                           (2) the Net Income of any Restricted Subsidiary
                  shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Term Loan Subsidiary or its stockholders,

                           (3) the Net Income of any Person acquired in a
                  pooling of interests transaction for any period prior to the date of such acquisition shall be excluded,

                           (4) the cumulative effect of a change in accounting
                  principles shall be excluded, and

                           (5) the Net Income of any Unrestricted Subsidiary
                  shall be excluded, whether or not distributed to the Company or one of its Restricted Subsidiaries for purposes of Section
                  11.5 and shall be included for purposes of Section 11.4 only to the extent of the amount of dividends or distributions paid in cash to the Company or one of its Restricted Subsidiaries.

                  Term Loan Default means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute a Term Loan Event of Default.

                  Term Loan Event of Default means any of the events or circumstances described in Section 13.1.

                  Term Loan GAAP means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Agreement.

                  Term Loan Interest Payment Date means the 15th day of each March and September, commencing as of March 15, 2000.

                  Term Loan Interest Rate means a rate per annum equal to 12%.

                  Term Loan Lien means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

                  Term Loan Maturity Date means September 15, 2006.

                  Term Loan Note means a promissory note executed by the Company in favor of the Term Lender pursuant to subsection 2.2(b), in substantially the form of Exhibit D-2.

                  Term Loan Permitted Liens means

                  (1) Term Loan Liens securing Debt under this Agreement that was permitted by the terms of the Term Loan portion of this Agreement to be incurred or other Debt allowed to be incurred under clause (2) of Section 11.5;

                  (2) Term Loan Liens securing Debt allowed to be incurred under clause (5) of Section 11.5;

                  (3) Term Loan Liens in favor of the Company;

                  (4) Term Loan Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company, provided that such Term Loan Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company;

                  (5) Term Loan Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Term Loan Liens were in existence prior to the contemplation of such acquisition;

                  (6) Term Loan Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

                  (7) Term Loan Liens existing on the date hereof;

                  (8) Term Loan Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with Term Loan GAAP shall have been made therefor;

                  (9) Term Loan Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $5,000,000 at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary, and

                  (10) Term Loan Liens on assets of Unrestricted Subsidiaries that (a) secure Non-Recourse Debt of Unrestricted Subsidiaries or (b) are incurred in connection with a Receivables Transaction.

                  Term Loan Prior Liens means liens on the Collateral that existed immediately before the liens securing the Term Loan were created.

                  Term Loan Receivables means, with respect to any Person or entity, all of the following property and interests in property of such Person or entity, whether now existing or existing in the future or hereafter acquired or arising:

                           (1) accounts;

                           (2) accounts receivable incurred in the ordinary
                  course of business, including, without limitation, all rights to payment created by or arising from sales of goods, leases of goods or the rendition of services, no matter how evidenced, whether or not earned by performance;

                           (3) all rights to any goods or merchandise
                  represented by any of the foregoing after creation of the foregoing, including, without limitation, returned or repossessed goods;

                           (4) all reserves and credit balances with respect to
                  any such accounts receivable or account debtors;

                           (5) all letters of credit, security or guarantees
                  for any of the foregoing;

                           (6) all insurance policies or reports relating to
                  any of the foregoing;

                           (7) all collection or deposit accounts relating to
                  any of the foregoing;

                           (8) all proceeds of the foregoing; and

                           (9) all books and records relating to any of the
                  foregoing.

                  Term Loan Receivables Subsidiary means an Unrestricted Subsidiary exclusively engaged in Receivables Transactions and activities related thereto; provided, however, that

                           (1) at no time shall the Company and its Term Loan
                  Subsidiaries have more than one Term Loan Receivables Subsidiary and

                           (2) all Debt or other borrowings of such
                  Unrestricted Subsidiary shall be Non-Recourse Debt.

                  Term Loan Subsidiary means, with respect to any Person:

                  (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Term Loan Subsidiaries of that Person (or a combination thereof) and

                  (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Term Loan Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Term Loan Subsidiaries of such Person (or any combination thereof).

                  Term Loan Wholly Owned Subsidiary of any Person means a Term Loan Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Term Loan Wholly Owned Subsidiaries of such Person and one or more Term Loan Wholly Owned Subsidiaries of such Person.

                  Trademark Security Agreement means the Amended and Restated Trademark Security Agreement dated July 11, 1997 (as amended, supplemented, amended and restated or otherwise modified from time to time) between AmeriServ Food Company and the Administrative Agent.

                  Type has the meaning specified in the definition of "Revolving Loan."

                  UCP has the meaning specified in Section 3.9.

                  Unfunded Pension Liability means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

                  United States and U.S. each means the United States of America.

                  Unrestricted Subsidiary means any Term Loan Subsidiary that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors of the Company; but only to the extent that such Term Loan
         Subsidiary:

                           (1) has no Debt other than Non-Recourse Debt;

                           (2) is not party to any agreement, contract,
                  arrangement or understanding with the Company or any of its Restricted Subsidiaries unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Term Loan Affiliates of the Company;

                           (3) is a Person with respect to which neither the
                  Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

                           (4) has not guaranteed or otherwise directly or
                  indirectly provided credit support for any Debt of the Company or any of its Restricted Subsidiaries; and

                           (5) has at least one director on its board of
                  directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries.

         Any such designation by the Board of Directors of the Company shall be evidenced to the Administrative Agent by filing with the Administrative Agent a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by Section 11.4. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Term

         Loan portion of this Agreement and any Debt of such Term Loan Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Debt is not permitted to be incurred as of such date under Section 11.5, the Company shall be in default of such covenant). The Company's Board of Directors may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Debt by a Restricted Subsidiary of any outstanding Debt of such Unrestricted Subsidiary and such designation shall be permitted only if

                           (a) such Debt is permitted under Section 11.5, and

                           (b) no Term Loan Default or Term Loan Event of
                  Default would be in existence following such designation.

                  Voting Stock of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

                  Weighted Average Life to Maturity means, when applied to any Debt at any date, the number of years obtained by dividing

                           (1) the sum of the products obtained by multiplying

                                    (a) the amount of each then remaining
                           installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by

                                    (b) the number of years (calculated to the
                           nearest one-twelfth) that will elapse between such date and the making of such payment, by

                           (2) the then outstanding principal amount of such
                  Debt.

                  Wholly-Owned Subsidiary means any corporation in which (other than directors' qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Company, or by one or more of the other Wholly-Owned Subsidiaries, or both.

1. Other Interpretive Provisions. The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

1. The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and clause, subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

a) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

a) The term "including" is not limiting and means "including without limitation."

a) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

1. Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

1. The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

1. This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

1. This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Administrative Agent, the Company and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or the Administrative Agent merely because of the Administrative Agent's or Lenders' involvement in their preparation.

1. Accounting Principles. Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied; provided that capital leases of up to $45,000,000 in the aggregate arising out of the sale-leaseback of distribution centers shall be treated as operating leases for the purposes hereof (including for the purposes of all financial computations required hereunder).

1. References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.


                                   I. ARTICLE

                                   THE CREDIT

1. Amounts and Terms of Commitments. Revolving Loans. Each Revolving Lender severally agrees, on the terms and conditions set forth herein, to make loans to the Company (each such loan, a "Revolving Loan"), from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date, in an aggregate amount not to exceed at any time outstanding such Revolving Lender's Revolving Percentage of $125,000,000; provided that, after giving effect to any Borrowing of Revolving Loans, the aggregate amount of all Revolving Loans plus the Effective Amount of all L/C Obligations shall not exceed the lesser of (i) the Revolving Commitments or (ii) the Borrowing Base. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company may borrow under this subsection 2.1(a), prepay under Section 2.6 and reborrow under this subsection 2.1(a).

1. Term Loans. The Term Lender agrees, on the terms and conditions set forth herein, to make a loan to the Company (such loan, the "Term Loan"). The Term Loan may be made in up to two disbursements; the first disbursement shall be made on the Closing Date in an amount of $205,000,000 principal amount at maturity (before original issue discount) and the second disbursement shall be made within six months after the date hereof but in an amount no greater than $25,000,000. Amounts borrowed as a Term Loan which are repaid or prepaid by the Company may not be reborrowed. The Term Commitment shall expire concurrently with the making of the Term Loan on the Closing Date.

1. Loan Accounts. The Loans made by each Lender and the Letters of Credit Issued by the Issuing Lender shall be evidenced by one or more accounts or records maintained by such Lender or Issuing Lender, as the case may be, in the ordinary course of business. The accounts or records maintained by the Administrative Agent, the Issuing Lender and each Lender shall be rebuttable presumptive evidence of the amount of the Loans made by the Lenders to the Company and the Letters of Credit Issued for the account of the Company, and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Loans or any Letter of Credit.

1. Upon the request of any Lender made through the Administrative Agent, the Loans made by such Lender may be evidenced by one or more Notes, instead of loan accounts. Each such Lender shall endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Company with respect thereto. Each such Lender is irrevocably authorized by the Company to endorse its Note(s) and each Lender's record shall be conclusive absent manifest error; provided, however, that the failure of a Lender to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Company hereunder or under any such Note to such Lender.

1. Each disbursement of the Term Loan shall be evidenced by a Term Loan Note.

1. Procedure for Borrowing. Revolving Loans. Each Borrowing of Revolving Loans shall be made upon the Company's irrevocable written notice delivered to the Administrative Agent in the form of a Notice of Borrowing, which notice must be received by the Administrative Agent (i) prior to 8:30 a.m. (San Francisco time) two Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans; and (ii) prior to 8:30 a.m. (San Francisco time) on the requested Borrowing Date, in the case of Base Rate Loans, specifying:

(i) the amount of the Borrowing of Revolving Loans, which shall be in an aggregate minimum amount of $500,000 and a multiple of $100,000 provided that, if the amount of (x) the unused Revolving Commitments or (y) the availability under the Borrowing Base is less than $500,000, the Company may borrow such amount in Base Rate Loans;

(i)               the requested Borrowing Date, which shall be a Business Day;

(i)               the Type of Loans comprising the Borrowing; and

(i) the duration of the Interest Period applicable to such Revolving Loans included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of Offshore Rate Loans, such Interest Period shall be one month.

1. Term Loan. The Borrowing of the Term Loan shall be made upon the Company's irrevocable written notice delivered to the Administrative Agent, which notice must be received by the Administrative Agent prior to 8:30 a.m. (San Francisco time) on the Closing Date.

1. The Administrative Agent will promptly notify each Revolving Lender of its receipt of any Notice of Borrowing for a Revolving Loan and of the amount of such Revolving Lender's share of that Borrowing based upon such Revolving Lender's Revolving Percentage. The Administrative Agent will promptly notify the Term Lender of the receipt of any notice requesting the Term Loan.

1. Each Lender will make the amount of its share of each Borrowing available to the Administrative Agent for the account of the Company at the Administrative Agent's Payment Office by 11:00 a.m. (San Francisco time) on the Borrowing Date requested by the Company in funds immediately available to the Administrative Agent. The proceeds of all such Loans will then be made available to the Company by the Administrative Agent at such office by crediting the account of the Company on the books of Bank of America with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent or as otherwise set forth in the Notice of Borrowing.

1. After giving effect to any Borrowing of Revolving Loans, there may not be more than six different Interest Periods in effect.

1. Conversion and Continuation Elections. With respect to Revolving Loans only, the Company may, upon irrevocable written notice to the Administrative Agent in accordance with subsection 2.4(b):

a) elect, as of any Business Day, in the case of Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of any other Type of Revolving Loans, to convert any such Revolving Loans (or any part thereof in an amount not less than $500,000, or that is in an integral multiple of $100,000 in excess thereof) into Revolving Loans of any other Type; or

a) elect as of the last day of the applicable Interest Period, to continue any Revolving Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $500,000 or that is in an integral multiple of $100,000 in excess thereof);

provided, that if at any time the aggregate amount of Offshore Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $500,000, such Offshore Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Company to continue such Revolving Loans as, and convert such Revolving Loans into, Offshore Rate Loans shall terminate.

1. The Company shall deliver a Notice of Conversion/Continuation to be received by the Administrative Agent (i) not later than 8:30 a.m. (San Francisco time) at least two Business Days in advance of the Conversion/Continuation Date, if the Revolving Loans are to be converted into or continued as Offshore Rate Loans; and (ii) not later than 8:30 a.m. (San Francisco time) on the Conversion/Continuation Date, if the Revolving Loans are to be converted into Base Rate Loans, specifying:

(i)               the proposed Conversion/Continuation Date;

(i) the aggregate amount of Revolving Loans to be converted or renewed;

(i) the Type of Revolving Loans resulting from the proposed conversion or continuation; and

(i) other than in the case of conversions into Base Rate Loans, the duration of the requested Interest Period.

1. If upon the expiration of any Interest Period applicable to Offshore Rate Loans, the Company has failed to timely select a new Interest Period to be applicable to such Offshore Rate Loans, or if any Revolving Loan Default or Revolving Loan Event of Default then exists, the Company shall be deemed to have elected to convert such Offshore Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

1. The Administrative Agent will promptly notify each Revolving Lender of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Company, the Administrative Agent will promptly notify each Revolving Lender of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Revolving Loans with respect to which the notice was given held by each Revolving Lender.

1. Unless the Required Lenders otherwise agree, during the existence of a Revolving Loan Default or Revolving Loan Event of Default, the Company may not elect to have a Revolving Loan converted into or continued as an Offshore Rate Loan.

1. After giving effect to any conversion or continuation of Revolving Loans, there may not be more than six different Interest Periods in effect.

A.                Voluntary Termination or Reduction of Revolving Commitments.
The Company may, upon not less than five Business Days' prior notice to the Administrative Agent, terminate the Revolving Commitments, or permanently reduce the Revolving Commitments by an aggregate minimum amount of $5,000,000 or any multiple of $100,000 in excess thereof; unless, after giving effect thereto and to any prepayments of Revolving Loans made on the effective date thereof, (a) the Effective Amount of all Revolving Loans, and L/C Obligations together would exceed the amount of the Revolving Commitments then in effect, or (b) the Effective Amount of all L/C Obligations then outstanding would exceed the L/C Commitment. Once reduced in accordance with this Section, the Revolving Commitments may not be increased. Any reduction of the Revolving Commitments shall be applied to each Revolving Lender according to its Revolving Percentage. If and to the extent specified by the Company in the notice to the Administrative Agent, some or all of the reduction in the combined Revolving Commitments shall be applied to reduce the L/C Commitment. All accrued revolving commitment and letter of credit fees to, but not including, the effective date of any reduction or termination of Revolving Commitments, shall be paid on the effective date of such reduction or termination.

1. Optional Prepayments of Revolving Loans. Subject to Section 4.4, the Company may, from time to time, upon irrevocable written notice to the Administrative Agent (which notice must be received by 8:30 a.m. (San Francisco time) on the day of prepayment in the case of Base Rate Loans and 8:30 a.m. (San Francisco time) two Business Days prior to the date of prepayment in the case of Offshore Rate Loans), ratably prepay any Borrowing of Revolving Loans in whole or in part, in an aggregate amount of $500,000 or a higher integral multiple of $100,000.

1. Each notice of prepayment pursuant to this Section shall specify the date and amount of such prepayment and the Revolving Loans to be prepaid. The Administrative Agent will promptly notify each Revolving Lender of its receipt of any such notice and of such Revolving Lender's share of such prepayment based upon such Revolving Lender's Revolving Percentage. If any such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid and any amounts required pursuant to Section 4.4. Each prepayment of Revolving Loans shall be applied to each Revolving Lender's Revolving Loans according to such Revolving Lender's Revolving Percentage.

1. Optional Prepayments of Term Loan. The Term Loan shall not be prepayable prior to September 15, 2003. On or after September 15, 2003, the Company may, from time to time, upon not less than thirty nor more than sixty days' irrevocable written notice, prepay the Term Loan in whole or in part at the prepayment prices (expressed as percentages of Accreted Value) set forth below plus accrued interest and Liquidated Damages thereon, if any, to the applicable date of prepayment, if prepaid during the twelve-month period beginning on September 15 of the years indicated below:

                                 Year                 Percentage
                                 ----                 ----------
                                 2003                  106.000%
                                 2004                  103.000%
                                 2005 and thereafter   100.000%

         Notwithstanding the foregoing, at any time prior to September 15, 2001, the Company may prepay up to 33% of the original aggregate principal amount of the Term Loan at a prepayment price of 112% of the Accreted Value thereof, plus accrued interest and Liquidated Damages thereon, if any, to the applicable date of prepayment, with the net cash proceeds of a Public Equity Offering; provided that: (i) at least 67% of the original aggregate principal amount of the Term Loan remains outstanding immediately after the occurrence of such prepayment and (ii) such prepayment shall occur within forty-five days of the date of closing of such Public Equity Offering.

1. Each notice of prepayment pursuant to this Section shall specify the date and amount of such prepayment. The Administrative Agent will promptly notify the Term Lender of its receipt of any such notice. If any such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice (plus, accrued interest and Liquidated Damages, if any, thereon) shall be due and payable on the date specified therein.

1. Mandatory Prepayments of Revolving Loans. If on any date the Effective Amount of L/C Obligations exceeds the L/C Commitment, the Company shall Cash Collateralize on such date the outstanding Letters of Credit in an amount equal to the excess of the maximum amount then available to be drawn under the Letters of Credit over the aggregate L/C Commitment.

1. If on any day the outstanding Revolving Loans plus the Effective Amount of the L/C Obligations exceeds the Borrowing Base, the Company shall on such date make a prepayment of the Revolving Loans equal to the excess and, if the Revolving Loans shall be prepaid in full, Cash Collateralize the L/C Obligations by the remainder of such excess. Any prepayment shall be applied to each Revolving Lender's Revolving Loans according to its Revolving Percentage.

1. Mandatory Prepayments of Term Loan. If a Term Loan Change of Control occurs, the Term Lender shall have the right to require the Company to repay all or any part (equal to $1,000 or an integral multiple thereof) of the Term Loan pursuant to a Change of Control Offer at an offer price in cash equal to 101% of the Accreted Value thereof plus accrued interest and Liquidated Damages thereon, if any, to the date of prepayment ("Change of Control Payment"). Within thirty days following any Term Loan Change of Control, the Company will mail a notice to the Term Lender describing the transaction or transactions that constitute the Term Loan Change of Control and offering to repay the Term Loan (or any portion thereof specified by the Term Lender) on the date specified in such notice (the "Change of Control Offer"), which date shall be no earlier than thirty days and no later than sixty days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required herein.

1. On the Change of Control Payment Date, the Company shall, to the extent lawful:

a) prepay the Term Loan or such portions thereof as may have been specified by the Term Lender pursuant to the Change of Control Offer; and

a) deposit with the Term Lender an amount equal to the Change of Control Payment in respect of the entire Term Loan or portions thereof to be so prepaid.

1. The Company will not be required to make a Change of Control Offer upon a Term Loan Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section and makes the Change of Control Payment required by this Section.

1. Repayment. The Company shall pay to the Administrative Agent, for the account of the Revolving Lenders, on the Revolving Termination Date the aggregate principal amount of all Revolving Loans outstanding on such date.

1. The Company shall pay to the Administrative Agent, for the account of the Term Lender, on the Term Loan Maturity Date, the aggregate principal amount of the Term Loan outstanding on such date.

1. Interest. (i) Each Revolving Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Offshore Rate or the Base Rate, as the case may be (and subject to the Company's right to convert to other Types of Revolving Loans under Section 2.4), plus the Applicable Offshore Rate Margin or Applicable Base Rate Margin, as the case may be.

         (ii) The Term Loan shall bear interest on the outstanding principal amount thereof from the applicable Closing Date at a rate equal to the Term Loan Interest Rate.

a) Interest on each Revolving Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid upon payment (including prepayment) in full thereof and, during the existence of any Revolving Loan Event of Default, interest shall be paid on demand of the Administrative Agent at the request or with the consent of the Required Lenders.

a) Interest on the Term Loan shall be paid in arrears on each Term Loan Interest Payment Date. Interest shall also be paid on the date of any prepayment of the Term Loan as provided in Sections 2.7, 2.9 or 11.2.

a) Notwithstanding subsection (a)(i) of this Section, while any Revolving Loan Event of Default exists or after acceleration (as a result of a Revolving Loan Event of Default), the Company shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Revolving Loans, at a rate per annum which is determined by adding 2% per annum to the Applicable Base Rate Margin or Applicable Offshore Rate Margin then in effect for such Revolving Loans; provided, however, that, on and after the expiration of any Interest Period applicable to any Offshore Rate Loan outstanding on the date of occurrence of such Revolving Loan Event of Default or acceleration (as a result of a Revolving Loan Event of Default), the principal amount of such Revolving Loan shall, during the continuation of such Revolving Loan Event of Default or after acceleration (as a result of a Revolving Loan Event of Default), bear interest at a rate per annum equal to the Base Rate plus the Applicable Base Rate Margin then in effect plus 2%.

a) Notwithstanding subsection (a)(ii) of this Section, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal of the Term Loan at the rate equal to 1% per annum in excess of the then applicable interest rate on the Term Loan to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

a) In the event that the Term Lender is required to pay any liquidated damages to the holders of the Term Lender Notes, as set forth in the Registration Rights Agreement, the Company agrees, as partial consideration for the Term Loan to pay to the Term Lender immediately, as additional interest on the Term Loan, an amount (the "Liquidated Damages") equal to the amount the Term Lender is required to pay to such holders.

1. Anything herein to the contrary notwithstanding, the obligations of the Company to any Lender hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Lender, and in such event the Company shall pay such Lender interest at the highest rate permitted by applicable law.

A.                Fees. In addition to certain fees described in Section 3.8:

1. Arrangement, Agency Fees. The Company shall pay to the Administrative Agent for its own account and the Arranger's own account, the fees as required by the letter agreement ("Fee Letter") between the Company and the Arranger and the Administrative Agent dated September 30, 1999, as amended.

1. Commitment Fees. The Company shall pay to the Administrative Agent for the account of each Revolving Lender a commitment fee equal to the Commitment Fee Rate times the daily unused portion of such Revolving Lender's Revolving Commitment, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter. For purposes of calculating utilization under this subsection, the Revolving Commitments shall be deemed used to the extent of the Effective Amount of Revolving Loans then outstanding, plus the Effective Amount of L/C Obligations then outstanding. Such commitment fee shall accrue from the Closing Date to the Revolving Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each fiscal quarter commencing on the first such date after the date hereof through the Revolving Termination Date, with the final payment to be made on the Revolving

Termination Date; provided that, in connection with any reduction or termination of Revolving Commitments under Section 2.5, the accrued commitment fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with the following quarterly payment being calculated on the basis of the period from such reduction or termination date to such quarterly payment date. The commitment fees provided in this subsection shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Article VI are not met.

1. Computation of Fees and Interest. All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America's "reference rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All computations of interest on the Term Loan shall be made on the basis of a 360 day year, comprised of twelve thirty-day months. All other computations of fees and interest shall be made on the basis of a 360 day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365 day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

1. Each determination of an interest rate by the Administrative Agent shall be conclusive and binding on the Company and the Lenders in the absence of manifest error.

1. Payments by the Company. All payments to be made by the Company shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Company shall be made to the Administrative Agent for the account of the Lenders at the Administrative Agent's Payment Office, and shall be made in dollars and in immediately available funds, no later than 11:00 a.m. (San Francisco time) on the date specified herein. In the case of any payment corresponding to the Revolving Loans, the Administrative Agent will promptly distribute to each Revolving Lender its Revolving Percentage of any such payment; and in the case of any payment corresponding to the Term Loan, the Administrative Agent shall promptly distribute such payment to the Term Lender. Any payment received by the Administrative Agent later than 2:00 p.m. (San Francisco time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

1. Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

1. Unless the Administrative Agent receives notice from the Company prior to the date on which any payment is due to the Lenders that the Company will not make such payment in full as and when required, the Administrative Agent may assume that the Company has made such payment in full to the Administrative Agent on such date in immediately available funds and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Company has not made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

1. Payments by the Lenders to the Administrative Agent. Unless the Administrative Agent receives notice from a Revolving Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Revolving Lender will not make available as and when required hereunder to the Administrative Agent for the account of the Company the amount of that Revolving Lender's share of the applicable Loan(s), the Administrative Agent may assume that each Revolving Lender has made such amount available to the Administrative Agent in immediately available funds on the Borrowing Date and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Revolving Lender shall not have made its full amount available to the Administrative Agent in immediately available funds and the Administrative Agent in such circumstances has made available to the Company such amount, that Revolving Lender shall on the Business Day following such Borrowing Date make such amount available to the Administrative Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Administrative Agent submitted to any Revolving Lender with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Administrative Agent shall constitute such Revolving Lender's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Administrative Agent on the Business Day following the Borrowing Date, the Administrative Agent will notify the Company of such failure to fund and, upon demand by the Administrative Agent, the Company shall pay such amount to the Administrative Agent for the Administrative Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

1. The failure of any Revolving Lender to make any Revolving Loan on any Borrowing Date shall not relieve any other Revolving Lender of any obligation hereunder to make a Revolving Loan on such Borrowing Date, but no Lender shall be responsible for the failure of any other Revolving Lender to make the Revolving Loan to be made by such other Revolving Lender on any Borrowing Date.

A. Sharing of Payments, etc. If, other than as expressly provided elsewhere herein, any Revolving Lender shall obtain on account of the Revolving Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share of such payment (determined in accordance with the provisions of this Agreement), such Revolving Lender shall immediately (a) notify the Administrative Agent of such fact, and
(b) purchase from the other Revolving Lenders such participations in the Revolving Loans made by them as shall be necessary to cause such purchasing Revolving Lender to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Revolving Lender, such purchase shall to that extent be rescinded and each other Revolving Lender shall repay to the purchasing Revolving Lender the purchase price paid therefor, together with an amount equal to such paying Revolving Lender's ratable share (according to the proportion of (i) the amount of such paying Revolving Lender's required repayment to (ii) the total amount so recovered from the purchasing Revolving Lender) of any interest or other amount paid or payable by the purchasing Revolving Lender in respect of the total amount so recovered. The Company agrees that any Revolving Lender so purchasing a participation from another Revolving Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 15.10 hereof) with respect to such participation as fully as if such Revolving Lender were the direct creditor of the Company in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Revolving Lenders following any such purchases or repayments.

A. Legal Defeasance and Covenant Defeasance. The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the Term Loan and all obligations of the Guarantors that are Term Loan Subsidiaries with respect thereto discharged ("Legal Defeasance") except for:

(1) rights of the Term Lender to receive payments in respect of the principal of, premium and Liquidated Damages, if any, and interest on the Term Loan when such payments are due from the trust referred to below,

(1) the rights, powers, trusts, duties and immunities of the Administrative Agent, and the Company's obligations in connection therewith and

(2)               the Legal Defeasance provisions of this Section.

         In addition, the Company may, at its option and at any time, elect to have its obligations and those of Term Loan Subsidiary Guarantor released under the covenants contained in Sections 2.9, 11.2, 11.3, 11.4, 11.5, 11.6, 11.7,
11.8, 11.9, 11.10, 11.11, 11.12, 11.13, 11.14 and 11.16 ("Covenant Defeasance")
and thereafter any omission to comply with such obligations shall not constitute a Term Loan Default or Term Loan Event of Default. In the event Covenant Defeasance occurs, the events described in Sections 13.1(c), 13.1(d), 13.1(e), 13.1(f), 13.1(g) and 13.1(j) will no longer constitute a Term Loan Event of Default.

         In order to exercise either Legal Defeasance or Covenant Defeasance,

(a) the Company must irrevocably deposit with the Administrative Agent, in trust, for the benefit of the Term Loan Lenders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium and Liquidated Damages, if any, and interest on the Term Loan on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether Term Loan is being defeased to maturity or to a particular redemption date;

(a) in the case of Legal Defeasance, the Company shall have delivered to the Administrative Agent an opinion of counsel in the United States reasonably acceptable to the Administrative Agent confirming that:

                  (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or

                  (b) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Term Lender and the holders of the Term Lender Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(a) in the case of Covenant Defeasance, the Company shall have delivered to the Administrative Agent an opinion of counsel in the United States reasonably acceptable to the Administrative Agent confirming that the Term Lender will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(a) no Term Loan Default or Term Loan Event of Default shall have occurred and be continuing on the date of such deposit (other than a Term Loan Default or Term Loan Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Term Loan Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

(a) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Term Loan portion of this Agreement) to which the Company or any of its

Term Loan Subsidiaries are a party or by which the Company or any of its Term Loan Subsidiaries are bound;

(a) the Company must have delivered to the Administrative Agent an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

(a) the Company must deliver to the Administrative Agent an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Term Lender over its other creditors with the intent of defeating, hindering, delaying or defrauding its creditors or those of others; and

(a) the Company must deliver to the Administrative Agent an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Provided, however, that no defeasance pursuant to this Section shall be made if prohibited by the terms applicable hereunder to the Revolving Loans.


                                   I. ARTICLE

                              THE LETTERS OF CREDIT

1. The Letter of Credit Subfacility. On the terms and conditions set forth herein (i) the Issuing Lender agrees, (A) from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date to issue Letters of Credit for the account of the Company, and to amend or renew Letters of Credit previously issued by it, in accordance with subsections 3.2(c) and 3.2(d), and (B) to honor drafts under the Letters of Credit; and (ii) the Revolving Lenders severally agree to participate in Letters of Credit Issued for the account of the Company; provided, that the Issuing Lender shall not be obligated to Issue, and no Revolving Lender shall be obligated to participate in, any Letter of Credit if as of the date of Issuance of such Letter of Credit (the "Issuance Date") (1) the Effective Amount of all L/C Obligations plus the Effective Amount of all Revolving Loans exceeds the lesser of (i) the Commitments or (ii) the Borrowing Base, (2) the participation of any Revolving Lender in the Effective Amount of all L/C Obligations plus the Effective Amount of the Revolving Loans of such Revolving Lender exceeds such Revolving Lender's Revolving Commitment, or (3) the Effective Amount of L/C Obligations exceeds the L/C Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company's ability to obtain Letters of Credit shall be fully revolving, and, accordingly, the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed.

1. The Issuing Lender is under no obligation to Issue any Letter of Credit if:

a) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Lender from Issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Lender in good faith deems material to it;

a) the Issuing Lender has received written notice from any Revolving Lender, the Administrative Agent or the Company, on or prior to the Business Day prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in Article VI is not then satisfied;

a) the expiry date of any requested Letter of Credit is (A) more than 365 days after the date of Issuance, unless the Required Lenders have approved such expiry date in writing, or (B) after the Revolving Termination Date, unless all of the Revolving Lenders have approved such expiry date in writing;

a) the expiry date of any requested Letter of Credit is prior to the maturity date of any financial obligation to be supported by the requested Letter of Credit;

a) any requested Letter of Credit does not provide for drafts, or is not otherwise in form and substance acceptable to the Issuing Lender, or the Issuance of a Letter of Credit shall violate any applicable policies of the Issuing Lender;

a) any standby Letter of Credit is for the purpose of supporting the issuance of any letter of credit by any other Person;

b) such Letter of Credit is in a face amount less than $25,000 or denominated in a currency other than Dollars; or

a)                it is not a standby letter of credit.

1. Issuance, Amendment and Renewal of Letters of Credit. Each Letter of Credit shall be issued upon the irrevocable written request of the Company received by the Issuing Lender (with a copy sent by the Company to the Administrative Agent) at least four days (or such shorter time as the Issuing Lender may agree in a particular instance in its sole discretion) prior to the proposed date of issuance. Each such request for issuance of a Letter of Credit shall be by facsimile, confirmed immediately in an original writing, in the form of an L/C Application, and shall specify in form and detail satisfactory to the Issuing Lender: (i) the proposed date of issuance of the Letter of Credit (which shall be a Business Day); (ii) the face amount of the Letter of Credit; (iii) the expiry date of the Letter of Credit;
(iv) the name and address of the beneficiary thereof; (v) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder; (vi) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; and (vii) such other matters as the Issuing Lender may require.

1. At least two Business Days prior to the Issuance of any Letter of Credit, the Issuing Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of the L/C Application or L/C Amendment Application from the Company and, if not, the Issuing Lender will provide the Administrative Agent with a copy thereof. Unless the Issuing Lender has received notice on or before the Business Day immediately preceding the date the Issuing Lender is to issue a requested Letter of Credit from the Administrative Agent (A) directing the Issuing Lender not to issue such Letter of Credit because such issuance is not then permitted under subsection 3.1(a) as a result of the limitations set forth in clauses (1) through (3) thereof or subsection 3.1(b)(ii); or (B) that one or more conditions specified in Article VI are not then satisfied; then, subject to the terms and conditions hereof, the Issuing Lender shall, on the requested date, issue a Letter of Credit for the account of the Company in accordance with the Issuing Lender's usual and customary business practices.

1. From time to time while a Letter of Credit is outstanding and prior to the Revolving Termination Date, the Issuing Lender will, upon the written request of the Company received by the Issuing Lender (with a copy sent by the Company to the Administrative Agent) at least five days (or such shorter time as the Issuing Lender may agree in a particular instance in its sole discretion) prior to the proposed date of amendment, amend any Letter of Credit issued by it. Each such request for amendment of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, made in the form of an L/C Amendment Application and shall specify in form and detail satisfactory to the Issuing Lender: (i) the Letter of Credit to be amended; (ii) the proposed date of amendment of the Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as the Issuing Lender may require. The Issuing Lender shall be under no obligation to amend any Letter of Credit if: (A) the Issuing Lender would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed amendment to the Letter of Credit. No Revolving Lender shall be obligated to participate in any amended Letter of Credit if such Revolving Lender would have no obligation at such time to participate in such Letter of Credit in its amended form under the terms of this Agreement if such Letter of Credit were newly issued pursuant to Section 3.1. The Administrative Agent will promptly notify the Revolving Lenders of the receipt by it of any L/C Application or L/C Amendment Application.

1. The Issuing Lender and the Revolving Lenders agree that, while a Letter of Credit is outstanding and prior to the Revolving Termination Date, at the option of the Company and upon the written request of the Company received by the Issuing Lender (with a copy sent by the Company to the Administrative Agent) at least five days (or such shorter time as the Issuing Lender may agree in a particular instance in its sole discretion) prior to the proposed date of notification of renewal, the Issuing Lender shall be entitled to authorize the automatic renewal of any Letter of Credit issued by it. Each such request for renewal of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, in the form of an L/C Amendment Application, and shall specify in form and detail satisfactory to the Issuing
Lender: (i) the Letter of Credit to be renewed; (ii) the proposed date of notification of renewal of the Letter of Credit (which shall be a Business Day);
(iii) the revised expiry date of the Letter of Credit; and (iv) such other matters as the Issuing Lender may require. The Issuing Lender shall be under no obligation so to renew any Letter of Credit if: (A) the Issuing Lender would have no obligation at such time to issue or amend such Letter of Credit in its renewed form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed renewal of the Letter of Credit. No Revolving Lender shall be obligated to participate in any renewal of any Letter of Credit if such Revolving Lender would have no obligation at such time to participate in such Letter of Credit in its renewed form under the terms of this Agreement if such Letter of Credit were newly issued pursuant to Section
3.1. If any outstanding Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the Issuing Lender that such Letter of Credit shall not be renewed, and if at the time of renewal the Issuing Lender would be entitled to authorize the automatic renewal of such Letter of Credit in accordance with this subsection 3.2(d) upon the request of the Company but the Issuing Lender shall not have received any L/C Amendment Application from the Company with respect to such renewal or other written direction by the Company with respect thereto, the Issuing Lender shall nonetheless be permitted to allow such Letter of Credit to renew, and the Company and the Revolving Lenders hereby authorize such renewal, and, accordingly, the Issuing Lender shall be deemed to have received an L/C Amendment Application from the Company requesting such renewal.

1. The Issuing Lender may, at its election (or as required by the Administrative Agent at the direction of the Required Lenders), deliver any notices of termination or other communications to any Letter of Credit beneficiary or transferee, and take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiry date of such Letter of Credit to be a date not later than the Revolving Termination Date.

2. This Agreement shall control in the event of any conflict with any L/C-Related Document (other than any Letter of Credit).

1. The Issuing Lender will also deliver to the Administrative Agent, concurrently or promptly following its delivery of a Letter of Credit, or amendment to or renewal of a Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of each such Letter of Credit or amendment to or renewal of a Letter of Credit.

1. Existing Letters of Credit; Risk Participations, Drawings and Reimbursements. On and after the Closing Date, the Existing Letters of Credit shall be deemed for all purposes, including for purposes of the fees to be collected pursuant to subsections 3.8(a) and 3.8(c), and reimbursement of costs and expenses to the extent provided herein, Letters of Credit outstanding under this Agreement and entitled to the benefits of this Agreement and the other Loan Documents, and shall be governed by the applications and agreements pertaining thereto and by this Agreement. Each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Lender on the Closing Date a participation in each such Existing Letter of Credit and each drawing thereunder in an amount equal to the product of (i) such Revolving Lender's Revolving Percentage times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. For purposes of subsection 2.1(e) and subsection 2.12(b), the Existing Letters of Credit shall be deemed to utilize pro rata the Revolving Commitment of each Revolving Lender.

1. Immediately upon the Issuance of each Letter of Credit in addition to those described in subsection 3.3(a), each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Lender a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) the Revolving Percentage of such Revolving Lender, times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. For purposes of subsection 2.1(a), each Issuance of a Letter of Credit shall be deemed to utilize the Revolving Commitment of each Revolving Lender by an amount equal to the amount of such participation.

1. In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Lender will promptly notify the Company. The Company shall reimburse the Issuing Lender prior to 10:00 a.m. (San Francisco time), on each date that any amount is paid by the Issuing Lender under any Letter of Credit (each such date, an "Honor Date"), in an amount equal to the amount so paid by the Issuing Lender. In the event the Company fails to reimburse the Issuing Lender for the full amount of any drawing under any Letter of Credit by 10:00 a.m. (San Francisco time) on the Honor Date, the Issuing Lender will promptly notify the Administrative Agent and the Administrative Agent will promptly notify each Revolving Lender thereof, and the Company shall be deemed to have requested that Revolving Loans consisting of Base Rate Loans be made by the Revolving Lenders to be disbursed on the Honor Date under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Commitment and subject to the conditions set forth in
Section 6.3. Any notice given by the Issuing Lender or the Administrative Agent pursuant to this subsection 3.3(c) may be oral if immediately confirmed in writing (including by facsimile); provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

1. Each Revolving Lender shall upon any notice pursuant to subsection 3.3(c) make available to the Administrative Agent for the account of the Issuing Lender an amount in Dollars and in immediately available funds equal to its Revolving Percentage of the amount of the drawing, whereupon the participating Revolving Lenders shall (subject to subsection 3.3(c)) each be deemed to have made a Revolving Loan consisting of a Base Rate Loan to the Company in that amount. If any Revolving Lender so notified fails to make available to the Administrative Agent for the account of the Issuing Lender the amount of such Revolving Lender's Revolving Percentage of the amount of the drawing by no later than 12:00 noon (San Francisco time) on the Honor Date, then interest shall accrue on such Revolving Lender's obligation to make such payment, from the Honor Date to the date such Revolving Lender makes such payment, at a rate per annum equal to the Federal Funds Rate in effect from time to time during such period. The Administrative Agent will promptly give notice of the occurrence of the Honor Date, but failure of the Administrative Agent to give any such notice on the Honor Date or in sufficient time to enable any Revolving Lender to effect such payment on such date shall not relieve such Revolving Lender from its obligations under this Section 3.3.

1. With respect to any unreimbursed drawing that is not converted into Revolving Loans consisting of Base Rate Loans to the Company in whole or in part, because of the Company's failure to satisfy the conditions set forth in
Section 6.3 or for any other reason, the Company shall be deemed to have incurred from the Issuing Lender an L/C Borrowing in the amount of such drawing, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Base Rate Margin plus 2% per annum, and each Revolving Lender's payment to the Issuing Lender pursuant to subsection 3.3(d) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Revolving Lender in satisfaction of its participation obligation under this Section 3.3.

1. Each Revolving Lender's obligation in accordance with this Agreement to make the Revolving Loans or L/C Advances, as contemplated by this
Section 3.3, as a result of a drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to the Issuing Lender and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the Issuing Lender, the Company or any other Person for any reason whatsoever;
(ii) the occurrence or continuance of a Revolving Loan Default, a Revolving Loan Event of Default or a Material Adverse Effect; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided, however, that each Revolving Lender's obligation to make Revolving Loans under this Section 3.3 is subject to the conditions set forth in Section 6.3.

1. Repayment of Participations. Upon (and only upon) receipt by the Administrative Agent for the account of the Issuing Lender of immediately available funds from the Company (i) in reimbursement of any payment made by the Issuing Lender under the Letter of Credit with respect to which any Revolving Lender has paid the Administrative Agent for the account of the Issuing Lender for such Revolving Lender's participation in the Letter of Credit pursuant to Section 3.3 or (ii) in payment of interest thereon, the Administrative Agent will pay to each Revolving Lender, in the same funds as those received by the Administrative Agent for the account of the Issuing Lender, the amount of such Revolving Lender's Revolving Percentage of such funds, and the Issuing Lender shall receive the amount of the Revolving Percentage of such funds of any Revolving Lender that did not so pay the Administrative Agent for the account of the Issuing Lender.

1. If the Administrative Agent or the Issuing Lender is required at any time to return to the Company, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by the Company to the Administrative Agent for the account of the Issuing Lender pursuant to subsection 3.4(a) in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Revolving Lender shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent or the Issuing Lender the amount of its Revolving Percentage of any amounts so returned by the Administrative Agent or the Issuing Lender plus interest thereon from the date such demand is made to the date such amounts are returned by such Revolving Lender to the Administrative Agent or the Issuing Lender, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

1. Role of the Issuing Lender. Each Revolving Lender and the Company agree that, in paying any drawing under a Letter of Credit, the Issuing Lender shall not have any responsibility to obtain any document (other than any sight draft and certificates expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

1. No Agent-Related Person nor any of the respective correspondents, participants or assignees of the Issuing Lender shall be liable to any Revolving Lender for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Lenders (including the Required Lenders, as applicable); (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any L/C-Related Document.

1. The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Company's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Agent-Related Person, nor any of the respective correspondents, participants or assignees of the Issuing Lender, shall be liable or responsible for any of the matters described in clauses (i) through (vii) of Section 3.6; provided, however, anything in such clauses to the contrary notwithstanding, that the

Company may have a claim against the Issuing Lender, and the Issuing Lender may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by the Issuing Lender's willful misconduct or gross negligence or the Issuing Lender's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing: (i) the Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) the Issuing Lender shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

A. Obligations Absolute. The obligations of the Company under this Agreement and any L/C-Related Document to reimburse the Issuing Lender for a drawing under a Letter of Credit, and to repay any L/C Borrowing and any drawing under a Letter of Credit converted into Revolving Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances, including the following:

a) any lack of validity or enforceability of this Agreement or any L/C-Related Document;

a) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Company in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents;

a) the existence of any claim, set-off, defense or other right that the Company may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related Documents or any unrelated transaction;

a) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

a) any payment by the Issuing Lender under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any payment made by the Issuing Lender under any Letter of

Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding;

a) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of the Company in respect of any Letter of Credit; or

a) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or a guarantor.

A. Cash Collateral Pledge. Upon (i) the request of the Administrative Agent, (A) if the Issuing Lender has honored any full or partial drawing request on any Letter of Credit and such drawing has resulted in an L/C Borrowing hereunder, or (B) if, as of the Revolving Termination Date, any Letters of Credit may for any reason remain outstanding and partially or wholly undrawn, or (ii) the occurrence of the circumstances described in subsection 2.8(a) requiring the Company to Cash Collateralize Letters of Credit, then, the Company shall immediately Cash Collateralize the Obligations in an amount equal to the L/C Obligations.

1. Letter of Credit Fees. The Company shall pay to the Administrative Agent for the account of each of the Revolving Lenders a letter of credit fee with respect to the Letters of Credit equal to L/C Fee Rate of the daily maximum amount available to be drawn of the outstanding Letters of Credit, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon Letters of Credit outstanding for that quarter as calculated by the Administrative Agent. Such letter of credit fees shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter during which Letters of Credit are outstanding, commencing on the first such quarterly date to occur after the Closing Date, through the Revolving Termination Date (or such later date upon which the outstanding Letters of Credit shall expire), with the final payment to be made on the Revolving Termination Date (or such later expiration date).

1. The Company shall pay to the Issuing Lender a letter of credit fronting fee for each Letter of Credit Issued after the Closing Date by the Issuing Lender equal to the rate set forth in the Existing Fee Letter on the face amount (or increased face amount, as the case may be) of such Letter of Credit. Such Letter of Credit fronting fee shall be due and payable on each date of Issuance of a Letter of Credit.

1. The Company shall pay to the Issuing Lender from time to time on demand the normal issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Issuing Lender relating to letters of credit as from time to time in effect.

A. Uniform Customs and Practice. The Uniform Customs and Practice for Documentary Credits as published by the International Chamber of Commerce ("UCP") most recently at the time of issuance of any Letter of Credit shall (unless otherwise expressly provided in the Letters of Credit) apply to the Letters of Credit.


                                   I. ARTICLE

                     TAXES, YIELD PROTECTION AND ILLEGALITY

1. Taxes. Any and all payments by the Company to each Revolving Lender or the Administrative Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Company shall pay all Other Taxes.

1. The Company agrees to indemnify and hold harmless each Revolving Lender and the Administrative Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Revolving Lender or the Administrative Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Revolving Lender or the Administrative Agent makes written demand therefor.

1. If the Company shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Revolving Lender or the Administrative Agent, then:

a) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Revolving Lender or the Administrative Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

a)                the Company shall make such deductions and withholdings;

a) the Company shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

a) the Company shall also pay to each Revolving Lender or the Administrative Agent for the account of such Revolving Lender, at the time interest is paid, all additional amounts which the respective Revolving Lender specifies as necessary to preserve the after-tax yield the Revolving Lender would have received if such Taxes or Other Taxes had not been imposed.

The Company shall not, however, be required to pay any amounts pursuant to clause (i) of the preceding sentence to any Revolving Lender or the Issuing Lender, as the case may be, organized under the laws of a jurisdiction outside of the United States, unless such Revolving Lender or the Issuing Lender, as the case may be, has provided to the Company, within sixty (60) days after the receipt by such Revolving Lender or the Issuing Lender of a written request therefor, either (x) a facially complete Internal Revenue Service Form 4224, Form 1001 or Form W-8 or other applicable form, certificate or document prescribed by the Internal Revenue Service of the United States certifying as to such Revolving Lender's or the Issuing Lender's entitlement to an exemption from, or reduction of, United States withholding tax on payments to be made hereunder or under any other Loan Document or in respect of any Letter of Credit or tax on payments to made hereunder or thereunder or (y) a letter stating that such Revolving Lender or the Issuing Lender is unable lawfully to provide a properly completed and executed Form 4224 or Form 1001.

1. Within 30 days after the date of any payment by the Company of Taxes or Other Taxes, the Company shall furnish the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Administrative Agent.

1. If the Company is required to pay additional amounts to any Revolving Lender or the Administrative Agent pursuant to subsection (c) of this Section, then such Revolving Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Company which may thereafter accrue, if such change in the judgment of such Revolving Lender is not otherwise disadvantageous to such Revolving Lender.

1. Illegality. If any Revolving Lender determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Revolving Lender or its applicable Lending Office to make Offshore Rate Loans, then, on notice thereof by the Revolving Lender to the Company through the Administrative Agent, any obligation of that Revolving Lender to make Offshore Rate Loans shall be suspended until such Revolving Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist.

1. If a Revolving Lender determines that it is unlawful to maintain any Offshore Rate Loan, the Company shall, upon its receipt of notice of such fact and demand from such Revolving Lender (with a copy to the Administrative Agent), prepay in full such Offshore Rate Loans of that Revolving Lender then outstanding, together with interest accrued thereon and amounts required under Section 4.4, either on the last day of the Interest Period thereof, if the Revolving Lender may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if the Revolving Lender may not lawfully continue to maintain such Offshore Rate Loan. If the Company is required to so prepay any Offshore Rate Loan, then concurrently with such prepayment, the Company shall borrow from the affected Revolving Lender, in the amount of such repayment, a Base Rate Loan.

1. If the obligation of any Revolving Lender to make or maintain Offshore Rate Loans has been so terminated or suspended, the Company may elect, by giving notice to the Revolving Lender through the Administrative Agent that all Revolving Loans which would otherwise be made by the Revolving Lender as Offshore Rate Loans shall be instead Base Rate Loans.

1. Before giving any notice to the Administrative Agent under this Section, the affected Revolving Lender shall designate a different Lending Office with respect to its Offshore Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Revolving Lender, be illegal or otherwise disadvantageous to such Revolving Lender.

1. Increased Costs and Reduction of Return. If any Revolving Lender determines that, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance by that Revolving Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Revolving Lender of agreeing to make or making, funding or maintaining any Offshore Rate Loan or participating in Letters of Credit, or, in the case of the Issuing Lender, any increase in the cost to the Issuing Lender of agreeing to issue, issuing or maintaining any Letter of Credit or of agreeing to make or making, funding or maintaining any unpaid drawing under any Letter of Credit, then the Company shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Administrative Agent), pay to the Administrative Agent for the account of such Revolving Lender, additional amounts as are sufficient to compensate such Revolving Lender for such increased costs.

1. If any Revolving Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by such Revolving Lender (or its Lending Office) or any corporation controlling such Revolving Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by such Revolving Lender or any corporation controlling such Revolving Lender and (taking into consideration such Revolving Lender's or such corporation's policies with respect to capital adequacy and such Revolving Lender's desired return on capital) that the amount of such capital is increased as a consequence of its Revolving Commitments, loans, credits or obligations under this Agreement, then, upon demand of such Revolving Lender to the Company through the Administrative

Agent, the Company shall pay to such Revolving Lender, from time to time as specified by such Revolving Lender, additional amounts sufficient to compensate such Revolving Lender (or such corporation) for such increase.

B. Funding Losses. The Company shall reimburse each Revolving Lender and hold each Revolving Lender harmless from any loss or expense which the Revolving Lender may sustain or incur as a consequence of:

1. the failure of the Company to make on a timely basis any payment of principal of any Offshore Rate Loan;

1. the failure of the Company to borrow, continue or convert a Revolving Loan after the Company has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation;

1. the failure of the Company to make any prepayment in accordance with any notice delivered under Section 2.6;

1. the prepayment (including pursuant to Section 2.8) or other payment (including after acceleration thereof) of an Offshore Rate Loan on a day that is not the last day of the relevant Interest Period; or

1. the automatic conversion under Section 2.4 of any Offshore Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by the Company to the Revolving Lenders under this Section and under subsection 4.3(a), each Offshore Rate Loan made by a Revolving Lender (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the IBOR used in determining the Offshore Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded.

A. Inability to Determine Rates. If the Administrative Agent determines that for any reason adequate and reasonable means do not exist for determining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan, or that the Offshore Rate applicable pursuant to subsection 2.11(a)(i) for any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to the Revolving Lenders of funding such Revolving Loan the Administrative Agent will promptly so notify the Company and each Revolving Lender. Thereafter, the obligation of the Revolving Lenders to make or maintain Offshore Rate Loans, hereunder shall be suspended until the Administrative Agent revokes such notice in writing. Upon receipt of such notice, the

Company may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Company does not revoke such notice, the Revolving Lenders shall make, convert or continue the Revolving Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Revolving Loans shall be made, converted or continued as Base Rate Loans instead of Offshore Rate Loans.

A. Substitution of Affected Lender. At any time any Revolving Lender is an Affected Lender, the Company may replace such Affected Lender as a party to this Agreement with one or more other bank(s) or financial institution(s) satisfactory to the Administrative Agent (and upon notice from the Company such Affected Lender shall assign pursuant to an Assignment and Acceptance Agreement, and without recourse or warranty, its Revolving Commitments, if any, its Revolving Loans, its Note, its participation in Letters of Credit, if any, and all of its other rights and obligations hereunder to such replacement bank(s) or other financial institution(s) for a purchase price equal to the sum of the principal amount of the Revolving Loans so assigned, all accrued and unpaid interest thereon, its ratable share of all accrued and unpaid non-use fees and Letter of Credit fees, any amounts payable under Section 4.4 as a result of such Revolving Lender receiving payment of any Offshore Rate Loan prior to the end of an Interest Period therefor and all other obligations owed to such Affected Lender hereunder).

A. Certificates of Lenders. Any Lender claiming reimbursement or compensation under this Article IV shall deliver to the Company (with a copy to the Administrative Agent) a certificate setting forth in reasonable detail the amount payable to such Lender hereunder and such certificate shall be conclusive and binding on the Company in the absence of manifest error.

A. Survival. The agreements and obligations of the Company in this Article IV shall survive the payment of all other Obligations.


                                   I. ARTICLE

                             COLLATERAL AND GUARANTY

A. Collateral--Personal Property. The Obligations (other than the Obligations in respect of the Term Loan which shall be secured by a second priority lien and security interest, subject to Term Loan Permitted Liens and Term Loan Prior Liens) shall be secured by a first lien and security interest, subject only to Permitted Liens, in all personal property of the Company and the Guarantors (other than NEHC) pursuant to the Security Agreement, covering the Company's and such Guarantor's presently existing and after-acquired Inventory, Accounts Receivable, General Intangibles, Equipment, and the other collateral more particularly described therein and in all stock owned by the Company and its Subsidiaries pursuant to the Pledge Agreement and the Subsidiary Pledge Agreement; provided, however, that (i) the Company will pledge not more than 65% of the stock owned in foreign Subsidiaries and (ii) the Obligations shall not be secured by Receivables Program Assets transferred to a Receivables Subsidiary with respect to a Qualified Receivables Transaction.

A. Mortgages. The Obligations (other than the Obligations in respect of the Term Loan which shall be secured by a second priority lien and security interest, subject to Term Loan Permitted Liens and Term Loan Prior Liens) shall be secured by a first lien and security interest, subject to Permitted Liens, in all owned real property of the Company and its Subsidiaries (except foreign Subsidiaries) pursuant to the Mortgages. The Obligations (other than the Obligations in respect of the Term Loan which shall be secured by a second priority lien and security interest, subject to Term Loan Permitted Liens and Term Loan Prior Liens) shall also be secured by a first lien and security interest, subject to Permitted Liens, in (a) all leases of distribution centers entered into after the date hereof, (b) all leases of distribution centers subject to leasehold mortgages in favor of the Administrative Agent on the date hereof, provided, in the case of the second priority lien and security interest in respect of the Term Loan, that any necessary consent thereto has been obtained, and (c) all leases related to the Orlando, Florida and Denver, Colorado distribution centers, provided, in the case of the second priority lien and security interest in respect of the Term Loan, that any necessary consent thereto has been obtained. The Company agrees to request the lessors under distribution center leases subject to leasehold mortgages in favor of the Administrative Agent on the date hereof and the lessors under the Orlando, Florida and Denver, Colorado distribution center leases to consent to the grant of a second priority lien and security interest in respect of the Term Loan, if such consent is required. The fee and leasehold mortgages described above are collectively called the "Mortgages". To the extent not previously provided, the Company agrees to provide leasehold mortgages, lenders title insurance, and landlord's consents satisfactory to the Administrative Agent for the distribution facilities leased by the Company from Affiliates of Opus in Colorado, Florida, Texas and Kentucky within 120 days after the date hereof.

A. Guaranty. The Obligations shall be guaranteed by the Guarantors pursuant to the Guaranty and the NEHC Guaranty. The Company shall cause each Subsidiary hereafter acquired (other than a foreign Subsidiary) to become a Guarantor and to become a party to the Security Agreement and, if it owns stock, the Subsidiary Pledge Agreement.

A. Company Stock. The Obligations (other than the Obligations in respect of the Term Loan which shall be secured by a second priority lien and security interest, subject to Term Loan Permitted Liens and Term Loan Prior Liens) shall be secured by a first lien and security interest in the stock of the Company pursuant to the NEHC Pledge Agreement.

A. Intercreditor Agreement. All of the parties to this Agreement hereby agree to be bound by the Intercreditor Agreement as if they were parties thereto. No Lender or other party hereto shall assign any of its rights or obligations under this

Agreement to any other Person unless such other Person shall have agreed in writing to be bound by the terms of the Intercreditor Agreement as if such Person were a party thereto.

A. Revolving/Term Loan Intercreditor Agreement. The Revolving Lenders and the Term Lender hereby authorize the Administrative Agent to execute the Revolving/Term Loan Intercreditor Agreement. No Lender or other party hereto shall assign any of its rights or obligations under this Agreement to any other Person unless such other Person shall have agreed in writing to be bound by the terms of the Revolving/Term Loan Intercreditor Agreement as if such Person were a party thereto.


                                   I. ARTICLE

                              CONDITIONS PRECEDENT

A. Conditions of Restatement. The amendment and restatement of the Existing Credit Agreement and the obligation of each Lender to make its initial Credit Extension hereunder is subject to the condition that the Administrative Agent shall have received on or before the date of the initial Credit Extension all of the following, in form and substance satisfactory to the Administrative Agent and each Lender, and in sufficient copies for each Lender:

1. Credit Agreement and Notes. This Agreement and the Notes executed by each party thereto;

1.                Resolutions; Incumbency.

a) Copies of the resolutions of the board of directors of the Company and each Subsidiary that may become party to a Loan Document or the Consent authorizing the transactions contemplated hereby and thereby, certified as of the Closing Date by the Secretary or an Assistant Secretary of such Person; and

a) A certificate of the Secretary or Assistant Secretary of the Company, and each Subsidiary that may become party to a Loan Document or the Consent certifying the names and true signatures of the officers of the Company or such Subsidiary authorized to execute, deliver and perform, as applicable, this Agreement, all other Loan Documents or the Consent to be delivered by it hereunder;

1. Organization Documents. Each of the articles or certificate of incorporation and the bylaws of the Company and each Subsidiary party to any Loan Document as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of the Company or such Subsidiary as of the Closing Date.

1. Legal Opinions. Opinions of Wachtell, Lipton, Rosen & Katz and Kevin Rogan, counsel to the Company and its Subsidiaries and addressed to the

Administrative Agent, DLJ, the Term Lender Notes Trustee and the Lenders, substantially in the form of Exhibits E and F;

1. Certificate. A certificate signed by a Responsible Officer, dated as of the Closing Date, stating that:

a) the representations and warranties contained in Article VII are true and correct on and as of such date, as though made on and as of such date;

a) no Revolving Loan Default or Revolving Loan Event of Default exists or would result from the Credit Extension; and

a) there has occurred since the date of the applicable fiscal year end financial statement referred to in Section 7.11 no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect.

1. Collateral Documents. The Collateral Documents (excluding Mortgages of leased property), executed by the Company or the applicable Guarantor, in appropriate form for recording, where necessary, together with:

a) copies of all UCC-1 and UCC-3 statements filed, registered or recorded to perfect the security interests of the Administrative Agent for the benefit of the Lenders, together with other evidence satisfactory to the Administrative Agent that there has been filed, registered or recorded all financing statements and other filings, registrations and recordings necessary and advisable to perfect the Liens of the Administrative Agent for the benefit of the Lenders in accordance with applicable law;

a) all certificates and instruments representing the pledged Collateral, together with stock transfer powers executed in blank with signatures guaranteed as the Administrative Agent or the Lenders may specify;

a) evidence that all other actions necessary or, in the opinion of the Administrative Agent or the Lenders, desirable to perfect and protect the first (or, in the case of the Term Lender only, second) priority security interest created by the Collateral Documents have been taken;

a) funds sufficient to pay any filing or recording tax or fee in connection with any and all UCC-1 and UCC-3 financing statements and the Mortgages;

a) evidence that all other actions necessary or, in the opinion of the Administrative Agent or the Lenders, desirable to perfect and protect the first (or, in the case of the Term Lender only, second) priority Lien created by the Collateral Documents, and to enhance the Administrative Agent's ability to preserve and protect its interests in and access to the Collateral, have been taken;

1. Insurance Policies. Standard lenders' payable endorsements with respect to the insurance policies or other instruments or documents evidencing insurance coverage on the properties of the Company in accordance with Section 9.6; and

2. Revolving/Term Loan Intercreditor Agreement. The Revolving/Term Loan Intercreditor Agreement executed by each party thereto.

1.                Consent. The Consent executed by each Guarantor.

1. Other Documents. Such other approvals, opinions, documents or materials as the Administrative Agent or any Lender may reasonably request.

A. Other Conditions to Effectiveness of Restatement. The amendment and restatement of the Existing Credit Agreement shall be subject, in addition to the conditions set forth in Section 6.1, to the following conditions:

1. Issuance of Term Lender Notes. At least $150,000,000 in gross cash proceeds shall be concurrently received by the Term Lender prior to or on the Closing Date from the issuance of the Term Lender Notes and the Term Lender shall have concurrently made the Term Loan to the Company.

1. Governmental Approvals. All governmental, shareholder and third party consents, and approvals necessary in connection with the financings and equity issuances contemplated hereby and the continued operations of the business of the Company and its Subsidiaries shall have been obtained and be in full force and effect, in each case except for such governmental and third party approvals which the failure to obtain would not, individually or in the aggregate, have a Material Adverse Effect.

1. Certificate. The Company shall have delivered a Certificate of its Chief Financial Officer to the effect that all the conditions set forth in Sections 6.2(a) - (b) above shall have been accomplished.

1. Borrowing Base Certificate. The Company shall have delivered a Borrowing Base Certificate as of September 4, 1999.

1. Purchase by Revolving Lenders. The Revolving Lenders shall have purchased and sold appropriate amounts of the outstanding Revolving Loans under the Existing Credit Agreement, to cause each Revolving Lender to hold its Revolving Percentage of the Revolving Loans, after giving effect to this amendment and restatement. Each Revolving Lender, which shall have its Revolving Percentage reduced to zero, shall have no further obligations under the Existing Credit Agreement or this Agreement. If any Revolving Lender shall suffer a loss as a result of the effectiveness of such purchase or sale being during an Interest Period, the Company shall reimburse such Revolving Lender the amount of such loss. Each such Revolving Lender shall furnish the Company with a certificate setting forth the basis for determining the amount to be paid to it under this clause (e).

1.                Fees. The Company shall have paid all fees required by the Fee
Letter.

B. Conditions to All Credit Extensions. The obligation of each Revolving Lender to make any Revolving Loan to be made by it (including its initial Loan) or to continue or convert any Revolving Loan under Section 2.4 and the obligation of the Issuing Lender to Issue any Letter of Credit (including the initial Letter of Credit) is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date, Conversion/Continuation Date or Issuance Date:

1. Notice, Application. The Administrative Agent shall have received (with, in the case of the initial Revolving Loan only, a copy for each Revolving Lender) a Notice of Borrowing or a Notice of Conversion/Continuation, as applicable, or in the case of any Issuance of any Letter of Credit, the Issuing Lender and the Administrative Agent shall have received an L/C Application or L/C Amendment Application, as required under Section 3.2;

1. Continuation of Representations and Warranties. The representations and warranties in Article VII shall be true and correct on and as of such Borrowing Date or Conversion/Continuation Date with the same effect as if made on and as of such Borrowing Date or Conversion/Continuation Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date); and

1. No Existing Revolving Loan Default. No Revolving Loan Default or Revolving Loan Event of Default shall exist or shall result from such Borrowing or continuation or conversion.

Each Notice of Borrowing, L/C Application or L/C Amendment Application submitted by the Company hereunder shall constitute a representation and warranty by the Company hereunder, as of the date of each such notice and as of each Borrowing Date, or Issuance Date, as applicable, that the conditions in this Section 6.3 are satisfied.


                                   I. ARTICLE

               REPRESENTATIONS AND WARRANTIES TO REVOLVING LENDERS

         The Company represents and warrants to the Administrative Agent and each Revolving Lender that:

A.                Corporate Existence and Power. The Company and each of its
Subsidiaries:

1. is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

1. has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Loan Documents;

1. is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and

1. is in compliance with all Requirements of Law; except, in each case referred to in clause (c) or clause (d), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

A. Corporate Authorization; No Contravention. The execution, delivery and performance by the Company and its Subsidiaries of this Agreement and each other Loan Document to which such Person is party, have been duly authorized by all necessary corporate action, and do not and will not:

1.                contravene the terms of any of that Person's Organization
Documents;

1. conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject; or

1.                violate any Requirement of Law.

A. Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company or any of its Subsidiaries of this Agreement or any other Loan Document.

A. Binding Effect. This Agreement and each other Loan Document to which the Company or any of its Subsidiaries is a party constitute the legal, valid and binding obligations of the Company and any of its Subsidiaries to the extent it is a party thereto, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

A. Litigation. Except as specifically disclosed in Schedule 7.5, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company, or its Subsidiaries or any of their respective properties which:

1. purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or

1. would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

A. No Default. No Revolving Loan Default or Revolving Loan Event of Default exists or would result from the incurring of any Obligations by the Company. As of the Closing Date, neither the Company nor any Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create an Revolving Loan Event of Default under subsection 12.1(e).

A.                ERISA Compliance. Except as specifically disclosed in Schedule
7.7:

1. Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Company, nothing has occurred which would cause the loss of such qualification. The Company and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

1. There are no pending or, to the best knowledge of the Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

1. (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to
Section 4069 or 4212(c) or ERISA.

A. Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by Section
9.12 and Section 10.7. Neither the Company nor any Subsidiary is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

A. Title to Properties. The Company and each Subsidiary have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. As of the Closing Date, the property of the Company and its Subsidiaries is subject to no Liens, other than Permitted Liens.

A. Taxes. The Company and its Subsidiaries have filed all federal and other material tax returns and reports required to be filed, and have paid all federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Company or any Subsidiary that would, if made, have a Material Adverse Effect.

1. Financial Condition. (i) The audited consolidated financial statements of the Company and its Subsidiaries dated December 26, 1998, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal year ended on that date and (ii) the unaudited consolidated financial statements of the Company and its Subsidiaries dated June 26, 1999, and the related consolidated statements of income or operations, and cash flows for the fiscal quarter ended on that date:

(i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, subject in the case of the June 26, 1999, statements to ordinary, good faith year end audit adjustments;

(i) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and

(i) except as specifically disclosed in Schedule 7.11, show all material indebtedness and other liabilities, direct or contingent, of the Company and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations.

1. The Initial Financial Projections delivered to the Administrative Agent and the Revolving Lenders prior to the execution of this Agreement were prepared by the Company in good faith and based upon historical financial information and assumptions the Company deems reasonable and appropriate in light of current circumstances.

1.                Since December 26, 1998, there has been no Material Adverse
Effect.

A. Environmental Matters. The Company conducts in the ordinary course of business a review of the effect of existing Environmental Laws and existing Environmental Claims on its business, operations and properties, and as a result thereof the Company has reasonably concluded that, except as specifically disclosed in Schedule 7.12, such Environmental Laws and Environmental Claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

A. Regulated Entities. None of the Company, any Person controlling the Company, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Company is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other federal or state statute or regulation limiting its ability to incur Indebtedness.

A. No Burdensome Restrictions. Neither the Company nor any Subsidiary is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which, in the absence of a default thereunder, could reasonably be expected to have a Material Adverse Effect.

A. Copyrights, Patents, Trademarks and Licenses, etc. The Company or its Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the

Company or any Subsidiary infringes upon any rights held by any other Person. Except as specifically disclosed in Schedule 7.15, no claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Company, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

A. Subsidiaries. As of the Closing Date, the Company has no Subsidiaries other than those specifically disclosed in part (a) of Schedule
7.16 hereto and has no equity investments in any other corporation or entity other than those specifically disclosed in part (b) of Schedule 7.16.

A. Insurance. Except as specifically disclosed in Schedule 7.17, the properties of the Company and its Subsidiaries are insured with insurance companies not Affiliates of the Company rated at least "A" by A.M. Best Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or such Subsidiary operates.

A. Full Disclosure. None of the representations or warranties made by the Company or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Company or any Subsidiary in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Company to the Revolving Lenders prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

A. Year 2000. (a) The Company and its Subsidiaries reasonably believe that they are taking all commercially reasonable steps to ascertain the extent of, and to quantify and successfully address, business and financial risks facing the Company and its Subsidiaries as a result of what is commonly referred to as the "Year 2000 problem" (i.e., the inability of certain computer applications to recognize correctly and perform date-sensitive functions involving certain dates prior to and after December 31, 1999) and (b) the Company and its Subsidiaries reasonably believe that the Year 2000 problem will not have a Material Adverse Effect.


                                   I. ARTICLE

                           [INTENTIONALLY LEFT BLANK]

                                   I. ARTICLE

              AFFIRMATIVE COVENANTS RELATING TO REVOLVING LENDERS

         So long as any Revolving Lender shall have any Revolving Commitment hereunder, or any Revolving Loan or other Obligation (other than Obligations in respect of the Term Loan) shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Required Lenders waive compliance in writing:

A. Financial Statements. The Company shall deliver to the Administrative Agent, in form and detail satisfactory to the Administrative Agent and the Required Lenders, with sufficient copies for each Revolving
Lender:

(a) as soon as available and in any event within 30 days after the end of each four-week fiscal period of the Company, (i) consolidated balance sheet of the Company and its Subsidiaries as of the end of such four-week fiscal period, (ii) consolidated statement of earnings and (commencing June, 2000) cash flow of the Company and its Subsidiaries for such four-week fiscal period and for the period commencing at the end of the previous four-week fiscal period and ending with the end of such four-week fiscal period setting forth in each case a comparison of the results with the corresponding four-week fiscal period of the previous year and for the period from the beginning of such fiscal year, certified by a Responsible Officer of the Company; provided that after June 2000, such reports set forth in this subsection (a) shall be delivered to the Administrative Agent within 15 days after the end of each four-week fiscal period; and

(a) as soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, (i) consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal quarter, and (ii) consolidated statement of earnings and cash flow of the Company and its Subsidiaries for such fiscal quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal quarter setting forth in each case a comparison of the results with the corresponding fiscal quarter of the previous year, certified by a Responsible Officer of the Company; (iii) a letter from a Responsible Officer of the Company explaining (A) the factors (both positive and negative) that impacted the Company's consolidated financial performance (including as reflected in the consolidated balance sheet, statement of earnings and cash flow) for such fiscal quarter and (B) the variances from the most recent financial projections provided by the Company pursuant to subsection (d) below for such time period; and

(a) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, a copy of the annual audit report for such fiscal year for the Company and its Subsidiaries, including therein consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and consolidated statement of earnings and cash flow of the Company and its Subsidiaries for such fiscal year, together with, in comparative form, the figures for the previous fiscal year, certified (without any Impermissible Qualification) in a manner reasonably acceptable to the Administrative Agent and the Required Lenders by independent public accountants reasonably acceptable to the Administrative Agent and the Required Lenders (the "Independent Auditor"); and

(a) as soon as available and in any event by January 31 of each year, for the three year period commencing on the first day of that Fiscal Year, the following pro forma projected financial information, each certified as true and correct by a Responsible Officer of the Company to the best of such officer's knowledge: (i) the Company's pro forma balance sheets prepared in accordance with GAAP for the next three fiscal years and for the first thirteen periods of the first fiscal year, and (ii) projected pro forma statements of earnings and cash flows and other operating information for the Company for the next three fiscal years and for the thirteen fiscal periods of the first fiscal year, which information presents fairly, on a pro forma basis, the balance sheets of the Company and the Company's best good faith estimate and projections of the Company's financial position and results of operations as of the dates and for the periods indicated.

A. Certificates; Other Information. The Company shall furnish to the Administrative Agent, with sufficient copies for each Lender:

1. concurrently with the delivery of the financial statements referred to in subsection 9.1(a), (i) supplier status report for such four-week fiscal period in form reasonably satisfactory to the Administrative Agent which shall include a list of the twenty top suppliers, with an estimate of volume (as a percentage of consolidated cost of goods sold) per such supplier, whether any notice of discontinuance has been given by any such supplier and, if so, for what reason, and (ii) customer status report for such four-week fiscal period in form reasonably satisfactory to the Administrative Agent which shall include a list of the top ten customers, with an estimate of percentage volume (as of the previous year) per customer, whether any notice of discontinuance has been given and, if so for what reason, and a list of chains including the number of units served in the current four-week fiscal period and the previous four-week fiscal period and the percentage change;

1. concurrently with the delivery of the financial statements referred to in subsection 9.1(c), a certificate of the Independent Auditor stating that in making the examination necessary therefor no knowledge was obtained of any Revolving Loan Default or Revolving Loan Event of Default, except as specified in such certificate or that the computation of compliance with the financial ratios and restrictions contained in Sections 10.10 through 10.13, 10.17, 10.20 and 10.22 provided to the Revolving Lenders and the Administrative Agent does not fairly present the information set forth therein;

1. concurrently with the delivery of the financial statements referred to in subsections 9.1(b) and (c), a Compliance Certificate executed by a Responsible Officer (including a full calculation of status of all "baskets" of the financial covenants);

1. monthly within 20 days after each month a Borrowing Base Certificate; provided that if the Effective Amount of all L/C Obligations plus the Effective Amount of all Revolving Loans equals or exceeds 50% of the lesser of (i) the Revolving Commitment or (ii) the Borrowing Base, the Company shall be required to deliver to the Administrative Agent, with sufficient copies for each Revolving Lender, a Borrowing Base Certificate (which may contain certain estimated amounts where the actual amounts are not yet reasonably available) the Wednesday of each week (as of the Saturday of the previous week);

1. annually, a schedule of insurance carried by the Company and its Subsidiaries including the amounts of such insurance, deductibles and risks covered;

1. promptly, (i) if the Company has capital stock that is publicly traded, copies of all financial statements and reports that the Company sends to its shareholders, and (ii) copies of all financial statements and regular, periodical or special reports (including Forms 10K, 10Q and 8K) that the Company or any Subsidiary may file with the SEC;

1. promptly upon receipt, copies of its accountants' management letters;

1. concurrently with the delivery of the financial statements referred to in subsection 9.1(b) and (c), a schedule reconciling the calculation of adjusted EBITDA as calculated in the financial statements filed with the SEC with the calculation of Adjusted EBITDA pursuant to this Agreement;

1. at any time (and, if the following condition is met at any time, such information shall then be provided for one year after the time that the following condition no longer exists) that the Effective Amount of all L/C Obligations plus the Effective Amount of all Revolving Loans equals or exceeds 50% of the lesser of (i) the Revolving Commitment or (ii) the Borrowing Base, such information relating to distribution center performance for the distribution centers that the Company expects to have at the completion of its quickservice restaurant and specialty division integration plan as the Administrative Agent deems reasonably satisfactory, including for each distribution center the quarterly fill rate, on-time deliveries, cubes per route mile and cases per man hour and, for review at the Company offices but not to be distributed, revenues, expenses and operating profit for all centers as well as operating expense to revenue and operating expense to case ratios for each distribution center (in each case subject to each Revolving Lender signing reasonably acceptable confidentiality agreements); and

1. promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary as the Administrative Agent, at the request of any Lender, may from time to time reasonably request.

A. Notices. The Company shall promptly notify the Administrative Agent and each Revolving Lender:

1. of the occurrence of any Revolving Loan Default or Revolving Loan Event of Default, and of the occurrence or existence of any event or circumstance that the Company reasonably expects will become a Revolving Loan Default or Revolving Loan Event of Default;

1. of any matter that has resulted or may result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary, including pursuant to any applicable Environmental Laws;

1. of the occurrence of any of the following events affecting the Company or any ERISA Affiliate (but in no event more than 10 days after such event), and deliver to the Administrative Agent and each Revolving Lender a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company or any ERISA Affiliate with respect to such event:

a)                an ERISA Event;

a) a material increase in the Unfunded Pension Liability of any Pension Plan;

a) the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by the Company or any ERISA Affiliate;

a) the adoption of any amendment to a Plan subject to Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability;

1. of any material change in accounting policies or financial reporting practices by the Company or any of its consolidated Subsidiaries;

1.                of the occurrence of any material labor dispute;

1. of the occurrence of an "Early Amortization Event," as defined in the Pooling and Servicing Agreement; or

1.                any event which will give rise to a prepayment pursuant to
Section 2.8(b).

         Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Company or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under subsection 9.3(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been (or foreseeably will be) breached or violated.

A. Preservation of Corporate Existence, etc. The Company shall, and shall cause each Subsidiary to:

1. preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation except in connection with transactions permitted by Section 10.3 and sales of assets permitted by Section 10.2;

1. preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except in connection with transactions permitted by Section 10.3 and sales of assets permitted by Section 10.2;

1. use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; and

1. preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation or non-renewal of which could reasonably be expected to have a Material Adverse Effect.

A. Maintenance of Property. The Company shall maintain, and shall cause each Subsidiary to maintain, and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted, and make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

A. Insurance. The Company shall maintain, and shall cause each Subsidiary to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

A. Payment of Obligations. The Company shall, and shall cause each Subsidiary to, pay and discharge as the same shall become due and payable, all its respective obligations and liabilities, including:

1. all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary;

1. all lawful claims which, if unpaid, would by law become a Lien upon its property; and

1. all indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

A. Compliance with Laws. The Company shall comply, and shall cause each Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

A. Compliance with ERISA. The Company shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

A. Inspection of Property and Books and Records. The Company shall maintain and shall cause each Subsidiary to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and such Subsidiary. The Company will (a) permit, and cause each of its Subsidiaries to permit, access by the Administrative Agent or any Revolving Lender and its agents or employees to the Company's and its Subsidiaries' books and records and its respective place or places of business at intervals to be determined by the Administrative Agent and without hindrance or delay and (b) permit, and cause each of its Subsidiaries to permit, the Administrative Agent or any Revolving Lender or its agents and employees to (1) inspect and perform appraisals of its respective inventory, equipment, fixtures and real property and (2) inspect, audit, check and make copies and/or extracts from any books, records, computer data and records, computer programs, journals, orders, receipts, correspondence and other data relating to its inventory, accounts receivable, contract rights, general intangibles, equipment, fixtures and real property and any other Collateral, or relating to any other transactions between the parties hereto and
(c) permit, and cause each of its Subsidiaries to permit, the Administrative Agent or any Revolving Lender to discuss the Company's or such Subsidiary's financial matters with its officers and independent public accountant (and the Company, for itself and each of its Subsidiaries, hereby authorizes such independent public accountant to discuss such financial matters with the Administrative Agent or any Revolving Lender or its representatives whether or not any representative of the Company or such Subsidiary is present). As long as no Revolving Loan Event of Default or Revolving Loan Default has occurred and is continuing, the Administrative Agent shall give advance notice of any intent to visit a premises, and all such visits shall be during normal business hours and made in such a way as to interfere as little as possible with the conduct of the Company's or its Subsidiaries' businesses. In addition to, and not by way of limitation of, the Administrative Agent's and the Revolving Lenders' other rights under this Section, the Company acknowledges that the Administrative Agent may obtain a new appraisal of any Collateral (or an update of an existing appraisal) at any time that any Obligations are outstanding if the Administrative Agent or the Required Lenders, in its (or their) reasonable judgment, (a) determines that a new appraisal or update of an existing appraisal is warranted as a result of a Revolving Lender's internal credit review and evaluation of the Obligations or (b) determines that such new appraisal or update of existing appraisal is necessary for the Administrative Agent or the Revolving Lenders to comply with any applicable law, regulation, guideline, decision or request (whether or not having the force of law) of any court, regulator, or other governmental authority. Notwithstanding anything otherwise provided in this Section, all inspections related to Subsidiaries will be coordinated with the Company, all inspections by any Revolving Lender will be coordinated with the Administrative Agent and all Collateral reviews will be done by the Administrative Agent and not by a Revolving Lender. The Company agrees that all such inspections and/or audits and appraisals shall be at the Company's expense. Notwithstanding anything otherwise provided in this Section, as long as no Revolving Loan Event of Default or Revolving Loan Default has occurred or is continuing, the Company shall not be required to reimburse the Administrative Agent or any Revolving Lender for appraisals or Collateral reviews relating to the Company or any of its Subsidiaries, more frequently than once each fiscal year.

A. Environmental Laws. The Company shall, and shall cause each Subsidiary to, conduct its operations and keep and maintain its property in compliance with all Environmental Laws.

A. Use of Proceeds. The Company shall use the proceeds of the Revolving Loans to provide for working capital, capital expenditures and other general corporate purposes not in contravention of any Requirement of Law or of any Loan Document.

A. Further Assurances. Promptly upon the written request of the Administrative Agent, or the Required Lenders, the Company shall, and shall cause each Subsidiary to, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments the Administrative Agent or the Required Lenders as the case may be, may reasonably request from time to time in order (a) to ensure that (i) the Obligations with respect to the Revolving Loans are secured by substantially all assets of the Company and (ii) the Obligations with respect to the Revolving Loans are secured by substantially all of the assets of each Subsidiary (including, promptly upon the acquisition or creation thereof, any Subsidiary created or acquired after the date hereof), (b) to perfect and maintain the validity, effectiveness and priority of any of the Loan Documents and the Liens intended to be created thereby, and (c) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Administrative Agent and the Revolving Lenders the rights granted or now or hereafter intended to be granted to the Administrative Agent and the Revolving Lenders under any Loan Documents or under any other document executed in connection therewith. Contemporaneously with the execution and delivery of any document referred to above, the Company shall, and shall cause each Subsidiary to, deliver all resolutions, opinions and corporate documents as the Administrative Agent or the Required Lenders may reasonably request to confirm the enforceability of such document and the perfection of the security interest created thereby, if applicable.


                                   I. ARTICLE

                NEGATIVE COVENANTS RELATING TO REVOLVING LENDERS

         So long as any Revolving Lender shall have any Revolving Commitment hereunder, or any Revolving Loan or other Obligation (other than Obligations in respect of the Term Loan) shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Required Lenders waive compliance in writing:

A. Limitation on Liens. The Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

1. any Lien existing on property of the Company or any Subsidiary on the Closing Date and set forth in Schedule 10.1 securing Indebtedness outstanding on such date;

1. any Lien created under any Loan Document and any Lien in favor of a Revolving Lender or its Affiliates and securing the Hedging Agreements;

1. any second priority Lien created under any Loan Document in favor of the Term Lender;

1. Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 9.7; provided that no notice of lien has been filed or recorded under the Code;

1. carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

1. Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

1. Liens on the property of the Company or its Subsidiary securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business; 2. Liens consisting of judgment or judicial attachment liens, provided that the enforcement of such Liens is effectively stayed;

1. easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Company and its Subsidiaries;

1. Liens on assets of corporations which become Subsidiaries after the date of this Agreement; provided, however, (i) that such Liens existed at the time the respective corporations became Subsidiaries and were not created in anticipation thereof and (ii) the principal amount of the Indebtedness secured by any and all such Liens shall not at any time exceed $4,000,000;

1. purchase money security interests on any property acquired or held by the Company or its Subsidiaries in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided that (i) any such Lien attaches to such property concurrently with or within 20 days after the acquisition thereof, (ii) such Lien attaches solely to the property so acquired in such transaction, (iii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such property and (iv) the principal amount of the Indebtedness secured by any and all such purchase money security interests shall not at any time exceed $5,000,000;

1. Liens securing obligations in respect of capital leases on assets subject to such leases, provided that such capital leases are otherwise permitted hereunder;

1. Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the FRB, and (ii) such deposit account is not intended by the Company or any Subsidiary to provide collateral to the depository institution;

1. other Liens to secure obligations, so long as the aggregate amount secured by such Liens does not exceed $5,000,000 at any time;

1.                Liens on Receivables Program Assets; and

1. Liens on assets of foreign Subsidiaries securing Indebtedness not in excess of $10,000,000 at any time outstanding.

A. Asset Dispositions, etc. The Company will not, and will not permit any of its Subsidiaries to, sell, transfer, lease, contribute or otherwise convey, or grant options, warrants or other rights with respect to, all or any substantial part of its assets (including accounts receivable and capital stock of Subsidiaries) to any Person, unless

1. such sale, transfer, lease, contribution or conveyance is in the ordinary course of its business or is permitted by Section 10.3;

1. such sale, transfer, lease, contribution or conveyance is a disposition of real estate or warehouses owned or leased on the date hereof made within two years after the date hereof in connection with the Company's warehouse consolidation plan;

1. with respect to any real estate or warehouses purchased after the date hereof, such sale is pursuant to a sale-leaseback arrangement so long as a leasehold mortgage is granted with respect thereto in form satisfactory to the Administrative Agent;

1. with respect to any sale, transfer, lease, contribution or conveyance which is not made in connection with the acquisition of assets by the Company, the net book value of such assets, together with the net book value of all other assets sold, transferred, leased, contributed or conveyed otherwise than in the ordinary course of business by the Company or any of its Subsidiaries pursuant to this clause since the Closing Date, does not exceed $10,000,000;

1. with respect to any sale, transfer, lease, contribution or conveyance (other than any sale, transfer, lease, contribution or conveyance of assets of the ProSource national accounts division) which is made in connection with the acquisition of assets by the Company, the net book value of such assets does not exceed the net book value of the assets acquired by the Company in connection with any such acquisition;

1. such sale, transfer, lease, contribution or conveyance is of obsolete or unuseful Equipment and the aggregate proceeds of all such sales, transfers, leases, contributions or conveyance of such Equipment is $5,000,000 or less in any fiscal year;

1. such sale, transfer, lease, contribution or conveyance shall be of Receivables Program Assets pursuant to a Qualified Receivables Transaction to a Receivables Subsidiary; or

1. such sale, transfer, lease, contribution or conveyance shall be of Receivables Program Assets pursuant to a Qualified Receivables Transaction by a Receivables Subsidiary to a Special Purpose Vehicle.

A. Consolidations and Mergers. The Company shall not, and shall not suffer or permit any Subsidiary to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:

1. any Subsidiary may merge with the Company, provided that the Company shall be the continuing or surviving corporation, or with any one or more Subsidiaries; provided that if any transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation and if any transaction shall be between a Guarantor and a Subsidiary which is not a Guarantor, the Guarantor shall be the continuing or surviving corporation;

1. any Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Company or another Wholly-Owned Subsidiary, which wholly-owned Subsidiary is a Guarantor if the selling Subsidiary is a Guarantor;

1. so long as no Revolving Loan Default has occurred and is continuing, or would occur after giving effect thereto, the Company or any of its Subsidiaries may purchase all or substantially all of the assets of any Person, or acquire such Person by merger, if such acquisition is approved by the Administrative Agent and Required Lenders;

1.                as permitted by Section 10.2; or

1.                as permitted by Section 10.4(g).

A. Loans and Investments. The Company shall not purchase or acquire, or suffer or permit any Subsidiary to purchase or acquire, or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make or commit to make any Acquisitions, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of the Company, except for:

1.                investments in Cash Equivalents Investments;

1. extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

1. in the ordinary course of business extensions of credit by the Company to any of its Subsidiaries or by any of its Subsidiaries to another of its Subsidiaries;

1. until such time as a Revolving Loan Default shall have occurred and be continuing, loans and advances to Holberg made on or after the Closing Date not to exceed $10,000,000 at any time outstanding; provided that upon the occurrence of such a Revolving Loan Default, any outstanding loans and advances permitted by this clause (d) must be immediately repaid in full;

1. investments in a Receivables Subsidiary, consisting of Receivables Program Assets and Purchase Money Notes in payment for Receivables Program Assets;

1.                investments by a Receivables Subsidiary in a Special Purpose
Vehicle;

1. (i) Acquisitions (other than those permitted under Section 10.3(c)) and investments in amounts (including cash paid and Indebtedness assumed or refinanced) not in excess of $15,000,000 per year, so long as, in the case of an Acquisition, (A) the entity acquired had a positive operating income for the 12 months prior to the Acquisition, (B) the entity acquired engaged only in lines of business in which the Company is engaged, (C) in the case of a stock Acquisition, the Acquisition is approved by the Board of Directors of the acquired entity, and (D) giving effect to the Acquisition (x) the Company would have been in compliance with all covenants hereof as if such Acquisition took place on the first day of the fiscal quarter period ending at the end of the last fiscal quarter as demonstrated by a certificate of a Responsible Officer delivered prior to such Acquisition and (y) at least $50,000,000 of the Revolving Commitments remain unused (it being understood that the principal amount of Revolving Loans and the outstanding L/C Obligations shall be deemed usage), and (ii) existing investments listed on Schedule 10.4; and

1. loans and advances to employees not to exceed $5,000,000 at any time outstanding.

A. Limitation on Indebtedness. The Company shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, other than the following ("Permitted Indebtedness"):

1. Indebtedness incurred pursuant to this Agreement (including the Term Loan);

1. Indebtedness consisting of Contingent Obligations permitted pursuant to Section 10.8;

1.                Indebtedness existing on the Closing Date and set forth in
Schedule 10.5;

1. Indebtedness secured by Liens permitted by subsection 10.1(j) in an aggregate amount outstanding not to exceed $5,000,000.

1.                Subordinated Debt;

1. Indebtedness with respect to any assets acquired by the Company or any of its Subsidiaries (or assets owned by Subsidiaries the stock of which is acquired by the Company or any of its Subsidiaries) in existence at the time of the acquisition of such assets or stock, which Indebtedness was not incurred in contemplation of the acquisition; provided that such Indebtedness does not in an aggregate amount outstanding exceed $5,000,000;

1. Capitalized Lease Obligations not in excess of $50,000,000 created in any one fiscal year and not in excess of $100,000,000 at any time outstanding (it being understood that pursuant to Section 1.3(a) capital leases of up to $45,000,000 in the aggregate arising out of the sale-leaseback of distribution centers shall be treated as operating leases);

1. Other notes payable to vendors not in excess of $5,000,000 at any time outstanding;

1.                the Senior Subordinated Notes;

1. Indebtedness of foreign Subsidiaries not in excess of $10,000,000 at any time outstanding;

1. Other Indebtedness not in excess of $5,000,000 at any time outstanding;

1. Receivables Program Obligations, pursuant to a Qualified Receivables Transaction;

1.                the Senior Unsecured Notes; and

1. New Subordinated Debt in an amount not to exceed $25,000,000 in the aggregate.

A. Transactions with Affiliates. The Company will not, and will not permit any of its Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement or contract with any of its other Affiliates (a) unless such arrangement or contract is fair and equitable to the Company or such Subsidiary and is an arrangement or contract of the kind which would be entered into by a prudent Person in the position of the Company or such Subsidiary with a Person which is not one of its Affiliates, it being understood that any Qualified Receivables Transaction shall be deemed to satisfy this clause (a);
(b) except (i) the arrangement between Holberg and the Company under the Tax Sharing Agreement, and (ii) the insurance arrangement between NEHC and its Subsidiaries and an affiliate of Holberg, the fees with respect to which shall not exceed the usual and customary fees for such services; (c) except arrangements or contracts which provide for investments in Affiliates of the Company or any of its Subsidiaries to the extent such investments are permitted pursuant to Section 10.4 provided, however, that unless a Revolving Loan Event of Default shall have occurred and be continuing, Corporate Allocations permitted under Section 10.11 can be paid; (d) except transactions between the Company or its Subsidiaries on the one hand and DLJ or its Affiliates on the other hand involving the provision of financial, investment banking, lending, management, consulting or underwriting services by DLJ or its Affiliates; provided that the fees payable to DLJ or its Affiliates do not exceed the usual and customary fees of DLJ or its Affiliates, as the case may be, for such services or the usual and customary fees of other New York investment banking firms for such services; (e) except transactions between the Company and Holberg involving the provision of financial, management or consulting services provided that (i) the fees payable by the Company for such services do not exceed the usual and customary fees for such services and (ii) the payment of any such fees shall be subject to the consent of the Administrative Agent or, if in excess of $2,000,000 in any fiscal year, the Required Lenders; or (f) except (i) payments required under this Agreement to the Term Lender and (ii) payments by the Company in respect of fees and expenses (including any underwriting discount) relating to the Term Loan and the Term Lender Notes.

A. Use of Proceeds. The Company shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Revolving Loan proceeds or any Letter of Credit, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

A. Contingent Obligations. The Company shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume or suffer to exist any Contingent Obligations except:

1. endorsements for collection or deposit in the ordinary course of business;

1. Hedging Agreements entered into in the ordinary course of business as bona fide hedging transactions;

1. Contingent Obligations of the Company and its Subsidiaries existing as of the Closing Date and listed in Schedule 10.8;

1. other Contingent Obligations so long as the aggregate amount of such Contingent Obligations outstanding at any one time does not exceed $3,000,000;

1.                Receivables Program Obligations; and

1. guarantees of the Obligations, the Senior Subordinated Notes and the Senior Unsecured Notes.

A. Joint Ventures. The Company shall not, and shall not suffer or permit any Subsidiary to enter into any Joint Venture, other than in the ordinary course of business and other than as permitted by Section 10.4(g).

B. Rental Obligations. The Company will not, and will not permit any of its Subsidiaries to, enter into at any time any arrangement which does not create a Capitalized Lease Liability and which involves the leasing by the Company or any of its Subsidiaries from any lessor of any real or personal property (or any interest therein), except arrangements which, together with all other such arrangements which shall then be in effect, will not require the payment of an aggregate amount of rentals by the Company and its Subsidiaries in excess of (excluding escalations resulting from a rise in the consumer price or similar index) $67,500,000 for any fiscal year; provided, however, that any calculation made for purposes of this Section shall exclude any amounts required to be expended for maintenance and repairs, insurance, taxes, assessments, and other similar charges.

A.                Restricted Payments. On and at all times after the Closing
Date:

1. the Company will not declare, pay or make any dividend or distribution (in cash, property or obligations) on any shares of any class of capital stock (now or hereafter outstanding) of the Company or on any warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of the Company (other than dividends or distributions payable in its common stock or warrants to purchase its common stock or splitups or reclassifications of its stock into additional or other shares of its common stock) or apply, or permit any of its Subsidiaries to apply, any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of, or agree or permit any of its Subsidiaries to purchase or redeem, any shares of any class of capital stock (now or hereafter outstanding) of the Company, or warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of the Company;

1. the Company will not, and will not permit any of its Subsidiaries to

a) make any payment or prepayment of principal of, or make any payment of interest on, any Subordinated Debt, the Senior Subordinated Notes, the Senior Unsecured Notes or the Term Loan on any day other than the stated, scheduled date for such payment or prepayment set forth in the documents and instruments memorializing such Subordinated Debt, the Senior Subordinated Notes, or the Senior Unsecured Notes, or which would violate the subordination provisions of such Subordinated Debt or the Senior Subordinated Notes; or

a) redeem, purchase or defease any Subordinated Debt, Senior Unsecured Notes, the Senior Subordinated Notes or the Term Loan;

1. except as otherwise permitted under this Section, the Company will not make any payment to NEHC or Holberg, including without limitation, in respect of Corporate Allocations and will not make any payment with respect to annual management fees; and

1. the Company will not, and will not permit any Subsidiary to, make any deposit for any of the foregoing purposes;

provided, however, that, unless immediately before or after giving effect thereto, any Revolving Loan Event of Default shall have occurred and be continuing, the Company may declare, pay or make payments in respect of

a) Corporate Allocations during any fiscal year of the Company in an aggregate amount not to exceed $5,000,000 in any fiscal year;

a) Payments with respect to the insurance arrangements permitted pursuant to Section 10.6(b)(ii);

a)                Payments permitted pursuant to Section 10.6(e);

a)                Payments under the Tax Sharing Agreement; and

a) commencing after January 11, 2003, payments of dividends in amounts not greater than interest payable by NEHC on its $100,387,000 12 % Senior Discount Notes so long as (A) the Company would be in pro forma compliance with all covenants hereunder, as if such dividends were paid on the last day of the last fiscal quarter ended before such proposed payment and (B) the proceeds of the dividends shall be applied to such interest on such Senior Discount Notes.

A. Minimum Interest Coverage. The Company will not permit the Interest Coverage Ratio for any Computation Period to be less than the ratio set forth below opposite the period in which such Computation Period ends:

                                         Period                                               Ratio
                                         ------                                               -----
              The Closing Date through the next to last day of the fourth fiscal           1.25 to 1.0
     quarter of 2000
              The last day of the fourth fiscal quarter of 2000 through the next           1.30 to 1.0
     to last day of the first fiscal quarter of 2001
              The last day of the first fiscal quarter of 2001 through the next to         1.35 to 1.0
     last day of the second fiscal quarter of 2001
              The last day of the second fiscal quarter of 2001 through the next           1.50 to 1.0
     to last day of the second fiscal quarter of 2002
              The last day of the second fiscal quarter of 2002 and thereafter             1.75 to 1.0

A. Maximum Leverage. The Company will not permit the Leverage Ratio at any fiscal quarter end to exceed the following ratios during the following periods:

                                         Period                                               Ratio
                                         ------                                               -----
              The last day of the fourth fiscal quarter of 1999 through the next           3.50 to 1.0
     to last day of the fourth fiscal quarter of 2000
              The last day of the fourth fiscal quarter of 2000 through the next           3.25 to 1.0
     to last day of the second fiscal quarter of 2001
              The last day of the second fiscal quarter of 2001 and thereafter             3.00 to 1.0

A. ERISA. The Company shall not, and shall not suffer or permit any of its ERISA Affiliates to: (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably expected to result in liability of the Company in an aggregate amount in excess of $5,000,000 or (b) engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

A. Modification of Certain Agreements. The Company will not consent to any amendment, supplement or other modification of any of the terms or provisions contained in, or applicable to, the Tax Sharing Agreement, this Agreement in respect of any provisions applicable to the Term Loan or any document or instrument evidencing or applicable to any Subordinated Debt, the Senior Subordinated Notes or the Senior Unsecured Notes other than any amendment, supplement or other modification which extends the date or reduces the amount of any required repayment or redemption.

A. Negative Pledges, Restrictive Agreements, etc. The Company will not, and will not permit any of its Subsidiaries to, enter into any agreement (excluding this Agreement, any other Loan Document and any agreement governing any Indebtedness permitted either by clause (c), clause (i) or clause
(m) or clause (n) of Section 10.5 as in effect on the Closing Date or by either of clause (d) or clause (f) or clause (o) of Section 10.5 as to the assets financed with the proceeds of such Indebtedness) prohibiting

1. the creation or assumption of any Lien upon its properties, revenues or assets (other than Receivables Program Assets), whether now owned or hereafter acquired, or the ability of the Company or any Subsidiary to amend or otherwise modify this Agreement or any other Loan Document; or

1. the ability of any Subsidiary (other than a Receivables Subsidiary) to make any payments, directly or indirectly, to the Company by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any Subsidiary (other than a Receivables Subsidiary) to make any payment, directly or indirectly, to the Company.

A. Maximum Capital Expenditures. The Company will not permit the aggregate amount of all Capital Expenditures made by the Company and its Subsidiaries to exceed $75,000,000 in the period from May 21, 1998, through December 31, 1998, $50,000,000 in fiscal year 1999 and $40,000,000 in any fiscal year thereafter; provided; that the amounts so permitted in any year shall be reduced by expenses associated with the J.D. Edwards computer conversion added to Adjusted EBITDA pursuant to clause (g) of the definition of "Adjusted EBITDA"; provided, further that in addition to the foregoing Capital Expenditures, the Company and its Subsidiaries may make Capital Expenditures aggregating from the date hereof not in excess of $25,000,000 in connection with real estate and warehouse construction projects (net of proceeds of sales of such projects with respect to which all Capital Expenditures were made after May 21, 1998); and provided, further, that if the Company and its Subsidiaries do not expend the full amount scheduled to be permitted in any period, the amount not so expended may be carried over for expenditures in the next fiscal year but not after such next fiscal year.

A. Change in Business. The Company shall not, and shall not suffer or permit any Subsidiary to, engage in any material line of business substantially different from those lines of business carried on by the Company and its Subsidiaries on the date hereof.

A. Accounting Changes. The Company shall not, and shall not suffer or permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Company or of any Subsidiary.

A. Restructuring Costs. The Company shall not, and shall not suffer or permit any Subsidiary to, incur Restructuring Costs in excess of the following amounts in the following periods:

          Period                                       Amount
          ------                                       ------
          Fiscal year 1999                             $175,000,000
          Fiscal year 2000                             $ 25,000,000
          Fiscal Year 2001                             $ 10,000,000
          Each fiscal year thereafter                  $  5,000,000

provided, however, that if the Company and its Subsidiaries do not incur the full amount of restructuring costs scheduled to be permitted in any such period, the amount not so incurred may be carried over for incurrence in the next period but not after such next period.

A. Receivables Facility. The Company and its Subsidiaries shall not amend or modify, or permit the amendment or modification of, any provision of a Receivables Document if, as a result of such amendment or modification:

1. a Receivables Subsidiary would not be required to apply all funds available to it (after giving effect to the allocation of funds to reserves required under the terms of the Receivables Documents and to the payment of interest, principal and other amounts owed under the Receivables Documents) to pay the purchase price for Receivables (including any deferred portion of the purchase price); or

1. the degree of recourse to the Company or its Subsidiaries under or in the respect of the Receivables Documents is increased in any material respect.

         Notwithstanding anything to the contrary contained in this Section, any changes to the Receivables Documents which relate to the Company's and/or any other Receivables Seller's servicing or origination of Receivables Program Assets shall be permitted.


                                   I. ARTICLE

                         COVENANTS RELATING TO TERM LOAN

         So long as the Term Loan shall remain outstanding:

A.                [INTENTIONALLY LEFT BLANK]

A. Asset Sales. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale other than transfers of Term Loan

Receivables to a Term Loan Receivables Subsidiary in connection with a Receivables Transaction unless:

(1) the Company (or its Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors of the Company set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of; and

(1) at least 80% of the consideration therefor received by the Company or its Restricted Subsidiary is in the form of cash. For purposes of this provision each of the following shall be deemed to be cash:

(a) any liabilities (as shown on the Company's or the Company's Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Term Loan or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability, and

(a) any securities, notes or other obligations received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days (to the extent of the cash received).

         Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds, at its option:

(a) to permanently repay obligations in respect of the Revolving Loans or to pay other first priority secured Debt (and, in either case, to correspondingly permanently reduce commitments with respect thereto in the case of revolving borrowings); or

(a) to the acquisition of a controlling interest in another business, the making of a capital expenditure or the acquisition of other long-term assets, in each case, in a Permitted Business.

         Pending the final application of any such Net Proceeds, the Company may temporarily reduce the obligations in respect of the Revolving Loans or otherwise invest such Net Proceeds in any manner that is not prohibited by this Agreement.

         Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds."

         When the aggregate amount of Excess Proceeds exceeds $15,000,000 the Company shall make an offer to the Term Lender (an "Asset Sale Offer") to repay the maximum Accreted Value of the Term Loan that may be funded with of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the Accreted Value thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of repayment. To the extent that the aggregate amount of the Term Loan offered to be repaid pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. Upon completion of such offer to repay, the amount of Excess Proceeds shall be reset at zero.

A. Impairment of Liens. The Company shall not, and the Company shall not permit any Restricted Subsidiary to, take or knowingly or negligently omit to take, any action which action or omission might or would have the result of materially impairing the Term Loan Liens granted by the Term Lender with respect to this Agreement, the other Loan Documents, and the Collateral for the benefit of the Term Lender Notes Trustee and the holders of the Term Lender Notes and the Term Loan Liens granted by the Company with respect to the Collateral for the benefit of the Term Lender. Except as permitted by this Agreement and the Loan Documents, the Company shall not, and shall not permit any Restricted Subsidiary to, grant to any Person other than the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, any interest whatsoever in any of the Collateral.

A. Restricted Payments. From and after the date hereof the Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of its or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in the Company's Equity Interests (other than Disqualified Stock));

(1) purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation involving the Company) any of its Equity Interests or those of any direct or indirect parent of the Company;

(1) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Debt that is equal with or subordinated to the Term Loan (other than the Term Loan), except scheduled payments of interest or principal at Stated Maturity of such Debt; or

(1) make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

(a) no Term Loan Default or Term Loan Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

(a) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Debt pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 11.5; and

(a) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Term Loan Subsidiaries after the date hereof (excluding Restricted Payments permitted by clause (2) of the next succeeding paragraph), is less than the sum of

                           (1) 50% of the Company's Term Loan Consolidated Net
                  Income for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date hereof to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Term Loan Consolidated Net Income for such period is a deficit, less 100% of such deficit): plus

                           (2) 100% of the aggregate net cash proceeds received
                  by the Company from the issue or sale since the date hereof of Equity Interests (other than our Disqualified Stock) or of Disqualified Stock or debt securities that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Term Loan Subsidiary of the Company and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock), plus

                           (3) to the extent that any Restricted Investment that
                  was made after the date hereof is sold for cash or otherwise liquidated or repaid for cash, the lesser of (a) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (b) the initial amount of such Restricted Investment, plus

                           (4) if any Unrestricted Subsidiary (a) is
                  redesignated as a Restricted Subsidiary, the fair market value of such redesignated Subsidiary (as determined in good faith by the Board of Directors of the Company) as of the date of its redesignation or (b) pays any cash dividends or cash distributions to the Company or any of its

                  Restricted Subsidiaries, 50% of any such cash dividends or cash distributions made after the date of the Indenture.

         The foregoing provisions shall not prohibit:

(a) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions this Section;

(a) the redemption, repurchase, retirement, defeasance or other acquisition of any equal or subordinated Debt or Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale or issuance (other than to a Restricted Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c)(2) of the preceding paragraph;

(a) the defeasance, redemption, repurchase or other acquisition of equal or subordinated Debt with the net cash proceeds from an incurrence of Permitted Refinancing Debt;

(a) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

(a) the declaration or payment of dividends to NEHC for expenses incurred by NEHC or Holberg in its capacity as a holding company that are attributable to the Company's operations and those of its Restricted Subsidiaries, including, without limitation:

                  (a) customary salary, bonus and other benefits payable to officers and employees of NEHC or Holberg,

                  (b) fees and expenses paid to members of the Board of Directors of NEHC or Holberg,

                  (c) general corporate overhead expenses of NEHC or Holberg,

                  (d) foreign, federal, state or local tax liabilities paid by NEHC or Holberg,

                  (e) management, consulting or advisory fees paid to Holberg not to exceed $4,000,000 in any fiscal year, and

                  (f) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of NEHC or Holberg held by any member of NEHC's or the Company's (or any of the Company's Restricted Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement in effect as of the date of the Indenture; provided, however, the aggregate amount paid pursuant to the foregoing clauses (a) through (f) does not exceed $7,000,000 in any fiscal year;

(a) Investments in any Person (other than in the Company or a Term Loan Wholly-Owned Subsidiary of the Company that is a Restricted Subsidiary) engaged in a Permitted Business in an amount not to exceed $5,000,000;

(a) other Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (7) that are at that time outstanding, not to exceed $2,000,000;

(a)               Permitted Investments;

(a) payments to NEHC or Holberg pursuant to any tax sharing agreement among Holberg and other members of the affiliated corporations of which Holberg is the common parent;

(a) optional and mandatory prepayments of any obligations relating to the Revolving Loans or other senior secured Debt allowed to be incurred pursuant to Section 11.5; or

(a)               other Restricted Payments in an aggregate amount not to exceed
$10,000,000.

         The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Term Loan Default; provided that in no event shall the business currently operated by any Restricted Subsidiary be transferred to or held by an Unrestricted Subsidiary. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Term Loan Subsidiary so designated shall be deemed to be Restricted Payments at the time of such designation and shall reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments shall be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation (as determined in good faith by the Board of Directors of the Company). Such designation shall only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

         The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or its Term Loan Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined in good faith by the Board of Directors of the Company whose resolution with respect thereto shall be delivered to the Term Lender Notes Trustee; such determination shall be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $10,000,000. Not later than the date of making any Restricted Payment, the Company shall deliver to the Term Lender an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section were computed, together with a copy of any fairness opinion or appraisal required under this Section.

A. Incurrence of Debt and Issuance of Preferred Stock. The Company shall not, and shall not permit any of its Term Loan Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Debt (including Acquired Debt) and the Company shall not issue any Disqualified Stock and shall not permit any of its Term Loan Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Debt (including Acquired Debt) or issue shares of Disqualified Stock if the Fixed Charge Coverage Ratio for its most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Debt is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Debt had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

         The provisions of the first paragraph of this covenant shall not apply to the incurrence of any of the following items of Debt (collectively, "Permitted Debt"):

(1) the incurrence by the Company and its Restricted Subsidiaries of Debt represented by the Senior Subordinated Notes, Senior Notes and the guarantees thereof, respectively;

(1) the incurrence by the Company and any of its Restricted Subsidiaries of Debt and letters of credit under Credit Facilities (excluding Debt permitted by clause (4) below) in an aggregate principal amount at any one time outstanding under this clause (2) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed $225,000,000 plus the Term Loan Borrowing Base;

(1) the incurrence by the Company and its Restricted Subsidiaries of the Existing Debt;

(1) the incurrence by the Company and the Restricted Subsidiaries of Debt represented by the Term Loan;

(1) the incurrence by the Company or any of its Restricted Subsidiaries of Debt represented by Term Loan Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in our business or such Restricted Subsidiary (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets), in an aggregate principal amount not to exceed $125,000,000;

(1) the incurrence by the Company or any of its Restricted Subsidiaries of Debt in connection with the acquisition of assets or a new Restricted Subsidiary; provided that such Debt was incurred by the prior owner of such assets or such Restricted Subsidiary prior to such acquisition by the Company or one of its Term Loan Subsidiaries and was not incurred in connection with, or in contemplation of, such acquisition by the Company or one of its Term Loan Subsidiaries; provided further that the principal amount (or accreted value, as applicable) of such Debt, together with any other outstanding Debt incurred pursuant to this clause (6), does not exceed $5,000,000;

(1) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Debt in exchange for, or the net proceeds of which are used to refund, refinance or replace Debt that was permitted to be incurred under the first paragraph of this covenant or clauses (1), (3), (4),
(5), (6), (7), or (17) hereof;

(1) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Debt between or among the Company and any of its Term Loan Wholly-Owned Subsidiaries that are Restricted Subsidiaries; provided, however, that:

(a) if the Company is the obligor on such Debt and the payee is not a Subsidiary Guarantor, such Debt is expressly subordinated to the prior payment in full in cash of the Term Loan; and

(a) (1) any subsequent issuance or transfer of Equity Interests that results in any such Debt being held by a Person other than the Company or its Term Loan Wholly-Owned Subsidiary that is a Restricted Subsidiary and (2) any sale or other transfer of any such Debt to a Person that is not either the Company or a Term Loan Wholly-Owned Subsidiary that is a Restricted Subsidiary of the Company shall be deemed, in each case, to constitute an incurrence of such Debt by the Company or the Company's Restricted Subsidiary, as the case may be;

(1) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging currency risk or interest rate risk with respect to any floating rate Debt that is permitted by the terms of this Agreement to be outstanding;

(1) the guarantee by the Company or any of its Restricted Subsidiaries of the Company's Debt or Debt of a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this covenant;

(1) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt, provided, however, that if any such Debt ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Debt by a Restricted Subsidiary of the Company;

(1)               Asset Sales in the form of Receivables Transactions;

(1) Debt incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including without limitation to letters of credit in respect to workers' compensation claims or self-insurance, or other Debt with respect to reimbursement type obligations regarding workers' compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Debt, such obligations are reimbursed within 30 days following such drawing or incurrence;

(1) Debt arising from the Company's agreements or those of a Restricted Subsidiary of the Company providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, asset or Term Loan Subsidiary, other than guarantees of Debt incurred by any Person acquiring all or any portion of such business, assets or Term Loan Subsidiary for the purpose of financing such acquisition; provided that the maximum aggregate liability of all such Debt shall at no time exceed 50% of the gross proceeds actually received by the Company or its Restricted Subsidiary in connection with such disposition;

(1) obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(1) guarantees incurred in the ordinary course of business in an aggregate principal amount not to exceed $5,000,000 at any time outstanding; and

(1) the incurrence by the Company or any of its Restricted Subsidiaries of additional Debt, including Attributable Debt incurred after the date hereof, in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Debt incurred to refund, refinance or replace any other Debt incurred pursuant to this clause
(17), not to exceed $25,000,000.

         For purposes of determining compliance with this covenant, in the event that an item of Debt meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (17) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify such item of Debt in any manner that complies with this covenant and such item of Debt will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof.

         Accrual of interest and the accretion of accreted value will not be deemed to be an incurrence of Debt for purposes of this covenant.

A. Liens. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Term Loan Lien (other than Term Loan Permitted Liens) upon any of its property or assets, now owned or hereafter acquired.

A. Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of its Restricted Subsidiary to:

(a) pay dividends or make any other distributions to the Company or any of the Company's Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or

(a) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries;

(1) make loans or advances to the Company or any of its Restricted Subsidiaries; or

(1) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of

(a)               Existing Debt as in effect on the date hereof,

(a) this Agreement as in effect as of the date thereof, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive in the aggregate (as determined by the Administrative Agent in good faith) with respect to such dividend and other payment restrictions than those contained in this Agreement as in effect on the date thereof,

(a)               any applicable law, rule, regulation or order,

(a) any instrument governing Debt or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Debt was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Debt, such Debt was permitted by the terms of the Term Loan portion of this Agreement to be incurred,

(a) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices,

(a) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (3) above on the property so acquired,

(a) Permitted Refinancing Debt, provided that the material restrictions contained in the agreements governing such Permitted Refinancing Debt are no more restrictive than those contained in the agreements governing the Debt being refinanced,

(a) contracts for the sale of assets, including without limitation customary restrictions with respect to a Term Loan Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Term Loan Subsidiary, and

(a) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

A. Merger, Consolidation, or Sale of Assets. The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless

(1) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(1) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all of the Company's obligations under this Agreement in a form acceptable to the Term Lender;

(1) immediately after such transaction no Term Loan Default or Term Loan Event of Default exists; and

(1) except in the case of a merger of the Company with or into a Term Loan Wholly-Owned Subsidiary that is a Restricted Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Debt pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section
11.5. The Company shall not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any person.

A. Transactions with Affiliates. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Term Loan Affiliate (each of the foregoing, an "Affiliate Transaction") involving consideration in excess of $3,000,000 unless

(1) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and

(1)               the Company delivers to the Term Lender

(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $7,500,000, a resolution of the Board of Directors of the Company set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (1) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company and

(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving either aggregate consideration in excess of $15,000,000 or an aggregate consideration in excess of $10,000,000 where there are no disinterested members of the Board of Directors, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

         The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions of the prior paragraph:

(a) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the Company's or the Company's Restricted Subsidiaries' past practice,

(a) transactions between or among the Company and/or the Company's Restricted Subsidiaries,

(a) Permitted Investments and Restricted Payments that are permitted by Section 11.4,

(a) customary loans, advances, fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any of its Restricted Subsidiaries,

(a) annual management fees paid to Holberg not to exceed $5,000,000 in any one year,

(b) transactions pursuant to any contract or agreement in effect on the date hereof as the same may be amended, modified or replaced from time to time so long as any such amendment, modification or replacement is no less favorable to the Company and its Restricted Subsidiaries than the contract or agreement as in effect on the date hereof or is approved by a majority of the disinterested directors of the Company,

(a) transactions between the Company or its Restricted Subsidiaries on the one hand, and Holberg on the other hand, involving the provision of financial or advisory services by Holberg; provided that fees payable to Holberg do not exceed the usual and customary fees for similar services,

(a) transactions between the Company or its Restricted Subsidiaries on the one hand, and DLJ (including for the purposes of this section, its Affiliates) on the other hand, involving the provision of financial, advisory, placement or underwriting services by DLJ; provided that fees payable to DLJ do not exceed the usual and customary fees of DLJ for similar services,

(a) the insurance arrangements between NEHC and its Term Loan Subsidiaries and an Affiliate of Holberg that are not less favorable to the Company or any of its Term Loan Subsidiaries than those that are in effect on the date hereof provided such arrangements are conducted in the ordinary course of business consistent with past practices, and

(a) payments under any tax sharing agreement in effect among Holberg and other members of the affiliated group of corporations of which it is the common parent.

A. Sale and Leaseback Transactions. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company may enter into a sale and leaseback transaction if

(1)               the Company could have

(a) incurred Debt in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to Section 11.5, and

(a)               incurred a Term Loan Lien to secure such Debt pursuant to
Section 11.6,

(1) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors of the Company and set forth in an Officers' Certificate delivered to the Term Lender Notes Trustee) of the property that is the subject of such sale and leaseback transaction and

(1) the transfer of assets in such sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with Section 11.2.

A. Limitation on Issuances and Sales of Capital Stock of Wholly-Owned Restricted Subsidiaries. The Company

(1) shall not, and shall not permit any of its Term Loan Wholly-Owned Subsidiaries that is a Restricted Subsidiary to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Term Loan Wholly-Owned Subsidiary to any Person (other than the Company or a Term Loan Wholly-Owned Subsidiary that is a Restricted Subsidiary), unless

(a) such transfer, conveyance, sale, lease or other disposition is of all the Capital Stock of such Term Loan Wholly-Owned Subsidiaries that is a Restricted Subsidiary, and

(a) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with Section 11.2, and

(1) shall not permit any Term Loan Wholly-Owned Subsidiary that is a Restricted Subsidiary to issue any of its Equity Interests (other than, if necessary, shares of our Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Term Loan Wholly-Owned Subsidiary that is a Restricted Subsidiary.

A. Limitations on Issuances of Guarantees of Debt. The Company will not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee or pledge (other than pledges of assets permitted under Section 11.6) any assets to secure the payment of any other Debt unless either such Restricted Subsidiary simultaneously executes and delivers an agreement supplemental to this Agreement providing for the Guarantee of the payment of the Term Loan by such Restricted Subsidiary, which Guarantee shall be senior to or pari passu with such Restricted Subsidiary's Guarantee of or pledge to secure such other Debt.

         Notwithstanding the foregoing, any such Guarantee by a Restricted Subsidiary of the Term Loan shall provide by its terms that it shall be automatically and unconditionally released and discharged upon any sale, exchange or transfer, to any Person not a Term Loan Affiliate of the Company's, of all of the Company's stock in, or all or substantially all the assets of, such Restricted Subsidiary, which sale, exchange or transfer is made in compliance with the applicable provisions of the Term Loan portion of this Agreement. The form of such Guarantee will be attached as an exhibit to this Agreement.

A. Business Activities. The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than a Permitted Business, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

B.                Additional Guarantees.

(1) If the Company or any of its Restricted Subsidiaries shall, after the date hereof transfer or cause to be transferred, including by way of any Investment, in one or a series of transactions (whether or not related), any assets, businesses, divisions, real property or equipment having an aggregate fair market value (as determined in good faith by the Board of Directors of the Company) in excess of $1,000,000 to any Restricted Subsidiary that is not a Foreign Subsidiary,

(1) if the Company or any of its Restricted Subsidiaries shall acquire another Restricted Subsidiary other than a Foreign Subsidiary having total assets with a fair market value (as determined in good faith by the Board of Directors of the Company) in excess of $1,000,000, or

(1) if any Restricted Subsidiary other than a Foreign Subsidiary shall incur Acquired Debt in excess of $1,000,000, then, in each case, the Company shall, at the time of such transfer, acquisition or incurrence,

(a) cause such transferee, acquired Restricted Subsidiary or Restricted Subsidiary incurring Acquired Debt (if not then a Subsidiary Guarantor) to execute a

Guarantee of the Company's obligations relating to the Term Loan in the form set forth herein,

(a) deliver to the Administrative Agent an Opinion of Counsel, in form reasonably satisfactory to the Administrative Agent, that such Guarantee is a valid, binding and enforceable obligation of such transferee, acquired Restricted Subsidiary or Restricted Subsidiary incurring Acquired Debt, subject to customary exceptions for bankruptcy, fraudulent conveyance and equitable principles. Notwithstanding the foregoing, the Company or any of its Restricted Subsidiaries may make a Restricted Investment in any Term Loan Wholly-Owned Subsidiaries that is a Restricted Subsidiary without compliance with this covenant provided that such restricted investment is permitted by Section 11.4.

A. Reports. So long as the Term Loan is outstanding, the Company shall furnish to the Term Lender within the time periods specified in the SEC's rules and regulations:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company was required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants; and

(1) all current reports that would be required to be filed with the Commission on Form 8-K if the Company was required to file such reports.

         In addition, the Company shall, for so long as the Term Loan remains outstanding, furnish to the Term Lender, upon its request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

A. Mortgage Amendments. On the Closing Date, the Company is delivering to the Term Lender the Mortgage Amendments. The Company shall upon demand pay all recording charges, recording taxes, fees, and title insurance premiums and charges necessary or appropriate and incurred by the Term Lender or their counsel to record the Mortgage Amendments and obtain fully paid title insurance, in favor of the Administrative Agent, insuring the Mortgage Amendments as modifications to the Mortgages previously recorded and showing no exceptions to title other than Permitted Liens. Such title insurance shall be issued by a title insurance company satisfactory to Administrative Agent, shall be on terms satisfactory to Administrative Agent, and shall provide coverage insuring each Mortgage (as amended by the relevant Mortgage Amendment) in an amount equal to twice the amount of such coverage immediately prior to the Closing Date. The Company shall sign any affidavits, tax returns, and other forms that may be reasonably requested of it in connection with the recordation of the Mortgage Amendments. If any Liens exist that are not Permitted Liens, then the Company shall promptly remove such Liens. Upon request by the Term Lender or the Administrative Agent, the Company shall promptly amend, re-execute, modify, supplement, or otherwise make changes to the Mortgage Amendments (including any descriptive information and acknowledgments) as necessary to assure that they can be validly recorded or as otherwise required by any title insurance company. The parties shall reasonably cooperate to minimize any recording taxes payable on the recording of the Mortgage Amendments, but all such arrangements shall be subject to approval by counsel to the Term Lender.


                                   I. ARTICLE

                        REVOLVING LOAN EVENTS OF DEFAULT

A. Revolving Loan Event of Default. Any of the following shall constitute a "Revolving Loan Event of Default":

1. Non-Payment. The Company fails to pay, (i) when and as required to be paid herein, any amount of principal of any Revolving Loan or of any L/C Obligation or (ii) within 5 days after the same becomes due, any interest, fee or any other amount payable hereunder or under any other Loan Document; or

1. Representation or Warranty. Any representation or warranty by the Company, NEHC, or any Subsidiary made or deemed made herein (other than the representations and warranties made in Article VIII), in any other Loan Document, or which is contained in any certificate, document or financial or other statement by the Company, NEHC, any Subsidiary or any Responsible Officer, furnished at any time under this Agreement (other than certificates, documents or financial or other statements furnished solely to the Term Lender or to the Administrative Agent and the Term Lender), or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

1. Specific Defaults. The Company fails to perform or observe any term, covenant or agreement contained in any of Section 9.1, 9.2, 9.3 or 9.9 or in Article X; or

1. Other Defaults. The Company, any Subsidiary party thereto or NEHC fails to perform or observe any other term or covenant contained in this Agreement (other than those in Article XI) or any other Loan Document, and such default shall continue unremedied for a period of 20 days after the date upon which written notice thereof is given to the Company by the Administrative Agent or any Revolving Lender; or

1. Cross-Default. NEHC, the Company or any Subsidiary (other than a Receivables Subsidiary) (i) fails to make any payment (including any mandatory prepayment or redemption) in respect of any Indebtedness (including Indebtedness under the Term Loan) or Contingent Obligation having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $5,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness (including Indebtedness under the Term Loan) or Contingent Obligation, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded or; or

1. Insolvency; Voluntary Proceedings. The Company, NEHC or any Subsidiary other than a Receivables Subsidiary (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

1. Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Company, NEHC or any Subsidiary other than a Receivables Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's, NEHC's or any Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Company, NEHC or any Subsidiary other than a Receivables Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Company, NEHC or any Subsidiary other than a Receivables Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

1. ERISA. (i) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $5,000,000 unless the ERISA Event is a contribution failure sufficient to give rise to a Lien under Section 302(f) of ERISA in which case the dollar liability threshold does not apply; the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $5,000,000; or (iii) the Company or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $5,000,000; or

1. Monetary Judgments. One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against the Company, NEHC or any Subsidiary other than a Receivables Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $2,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 10 days after the entry thereof; or

1. Non-Monetary Judgments. Any non-monetary judgment, order or decree is entered against the Company, NEHC or any Subsidiary which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

1. Change of Control. There occurs any Change of Control, Term Loan Change of Control or any "Change of Control" or like event as defined in any other indenture or other agreement or instrument pursuant to which Indebtedness or equity is issued or Receivables are sold by NEHC, the Company or any Subsidiary; or

1. Impairment of Security, etc. Any Loan Document, or any Lien granted thereunder in favor of the Revolving Lenders, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Company, NEHC or any Subsidiary party thereto; the Company, NEHC, or any Subsidiary shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or any Lien granted in favor of the Revolving Lenders securing any Liability shall, in whole or in part, cease to be a perfected first priority Lien; provided, however, no Revolving Loan Event of Default hereunder shall exist to the extent (A) the failure of such Lien to remain effective is due solely to the negligence of the Administrative Agent or the Revolving Lenders or (B) the failure to maintain perfection of such Lien is due solely to the failure of the Administrative Agent to file appropriate Uniform Commercial Code continuation statements; or

1. NEHC. NEHC shall guarantee any Indebtedness of any Affiliate, other than the Company and the Subsidiaries of the Company.

A. Remedies. If any Revolving Loan Event of Default occurs, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders,

1. declare the commitment of each Revolving Lender to make Revolving Loans and any obligation of the Issuing Lender to Issue Letters of Credit to be terminated, whereupon such commitments and obligation shall be terminated;

1. declare an amount equal to the maximum aggregate amount that is or at any time thereafter may become available for drawing under any outstanding Letters of Credit (whether or not any beneficiary shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letters of Credit) to be immediately due and payable, and declare the unpaid principal amount of all outstanding Revolving Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and

1. exercise on behalf of itself and the Revolving Lenders all rights and remedies available to it and the Revolving Lenders under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsection (f) or (g) of Section 12.1 (in the case of clause (i) of subsection
(g) upon the expiration of the 60-day period mentioned therein), the obligation of each Revolving Lender to make Revolving Loans and any obligation of the Issuing Lender to Issue Letters of Credit shall automatically terminate and the unpaid principal amount of all outstanding Revolving Loans and all interest thereon and other amounts as aforesaid shall automatically become due and payable without further act of the Administrative Agent, the Issuing Lender or any Revolving Lender.

A. Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

A. Article XII for the Exclusive Benefit of Revolving Lenders and Issuing Lender. In the interest of clarity, the parties hereby agree and acknowledge that the provisions of this Article are for the exclusive benefit of the Revolving Lenders and the Issuing Lender and that the provisions of this Article do not apply to the Term Lender in any manner whatsoever.


                                   I. ARTICLE

                           TERM LOAN EVENTS OF DEFAULT

A. Term Loan Events of Default. Any of the following shall constitute a "Term Loan Event of Default":

1. default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Term Loan;

1. default in payment when due of principal of or premium, if any, on the Term Loan;

1. failure by the Company to comply with the provisions described under Sections 2.9, 11.2 or 11.8 hereof;

1. failure by the Company for 30 days after notice from the Administrative Agent or the Term Lender to comply with the provisions described under Sections 11.4 or 11.5 hereof;

1. failure by the Company for 60 days after notice from the Administrative Agent or the Term Lender to comply with any of its other agreements relating to the Term Loan portion of this Agreement;

1. default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Debt for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Debt or Guarantee now exists, or is created after the date hereof, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Debt prior to the expiration of the grace period provided in such Debt on the date of such default (a "Payment Default") or (b) results in the acceleration of such Debt prior to its express maturity and, in each case, the principal amount of any such Debt, together with the principal amount of any other such Debt under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15,000,000 or more;

1. failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $5,000,000, which judgments are not paid, discharged or stayed for a period of 60 days;

1. The Company or any of its Significant Subsidiaries or any group of Term Loan Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, pursuant to or within the meaning of Bankruptcy Law:

a)                Commences a voluntary case,

a) Consents to the entry of an order for relief against it in an involuntary case,

a) Consents to the appointment of a custodian of it or for all or substantially all of its property,

a) Makes a general assignment for the benefit of its creditors, or

a)                Generally is not paying its debts as they become due; or

1. A court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

a) Is for relief against the Company or any of its Significant Subsidiaries or any group of Term Loan Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

a) Appoints a custodian of the Company or any of its Significant Subsidiaries or any group of Term Loan Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Significant Subsidiaries or any group of Term Loan Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

a) Orders the liquidation of the Company or any of its Significant Subsidiaries or any group of Term Loan Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

         and the order or decree remains unstayed and in effect for 60 consecutive days. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

1. the Term Loan Liens securing the Term Loan shall, at any time, cease to be in full force and effect for any reason (other than by operation of this Agreement or the Collateral Documents) other than the satisfaction in full of all Obligations with respect to the Term Loan and discharge of the Term Loan portion of this Agreement, or any Term Loan Lien securing the Term Loan shall be declared invalid or unenforceable or the Term Lender, the Company or any Term Loan Subsidiary Guarantor shall assert, in any pleading in any court of competent jurisdiction, that any such Term Loan Lien is invalid or unenforceable.

A. Acceleration. If any Term Loan Event of Default occurs and is continuing, the Term Lender may declare the Accreted Value of the Term Loan to be due and payable immediately. Notwithstanding the foregoing, in the case of a Term Loan Event of Default as described in (h) and (i) of Section 13.1 hereof, the Term Loan will become due and payable without further action or notice.

         In the case of any Term Loan Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to prepay the Term Loan pursuant to the optional prepayment redemption provisions of Section 2.7 hereof, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Term Loan. If a Term Loan Event of Default occurs prior to September 15, 2003 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on prepayment of the Term Loan prior to September 15, 2003 set forth in Section 2.7, then the amount payable in respect of the Term Loan for purposes of this paragraph for each of the twelve-month periods beginning on September 15 of the years indicated below shall be set forth below, expressed as percentages of the Accreted Value that would otherwise be due but for the provisions of this sentence, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of payment:

               Year                                 Percentage
               1999                                    112.0%
               2000                                    110.5%
               2001                                    109.0%
               2002                                    107.5%

A. Other Remedies. Subject to the provisions of the Revolving/Term Loan Intercreditor Agreement, if a Term Loan Event of Default occurs and is continuing, the Term Lender (or the Administrative Agent upon the direction of the Term Lender) may pursue any available remedy to collect the payment of principal, premium, if any, interest and Liquidated Damages, if any, on the Term Loan or to enforce the performance of any provision of this Agreement.

         The Administrative Agent or the Term Lender may maintain a proceeding even if they do not possess any of the notes evidencing the Term Loan or do not produce any of them in the proceeding. A delay or omission by the Administrative Agent or the Term Lender in exercising any right or remedy accruing upon a Term Loan Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Term Loan Event of Default. All remedies are cumulative to the extent permitted by law.

         The Company shall deliver to the Term Lender annually a statement regarding compliance with this Agreement, and the Company shall upon becoming aware of any Term Loan Default or Term Loan Event of Default, deliver to the Administrative Agent a statement specifying such Term Loan Default or Term Loan Event of Default.

A. Waiver of Past Defaults. The Term Lender by notice to the Administrative Agent may waive any existing Term Loan Default or Term Loan Event of Default and its consequences under this Agreement (including any acceleration (other than an automatic acceleration resulting from a Term Loan Event of Default under clause (h) or (i) of Section 13.1 hereof)) except a continuing Term Loan Default or Term Loan Event of Default in the payment of interest on, or the principal of, the Term Loan (other than as a result of an acceleration), which shall require the consent of all of the holders of the Term Lender Notes then outstanding.

A. Control by the Term Lender. Subject to the provisions of the Revolving/Term Loan Intercreditor Agreement, the Term Lender may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Administrative Agent or exercising any trust power conferred on it. However, (i) the Administrative Agent may refuse to follow any direction that conflicts with law or this Agreement and that the Administrative Agent determines may involve the Administrative Agent in personal liability, and (ii) the Administrative Agent may take any other action deemed proper by the Administrative Agent which is not inconsistent with such direction. Subject to the provisions of Article XIV hereof, in case a Term Loan Event of Default shall occur (which shall not be cured), the Administrative Agent shall be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of its own affairs. Notwithstanding any provision to the contrary in this Agreement, the Administrative Agent is under no obligation to exercise any of its rights or powers under this Agreement at the request of the Term Lender, unless the Term Lender shall offer to the Administrative Agent security and indemnity satisfactory to it against any loss, liability or expense.

A. Limitation on Suits. Subject to the provisions of the Revolving/Term Loan Intercreditor Agreement, the Term Lender may pursue a remedy with respect to this Agreement only if:

1. The Term Lender gives to the Administrative Agent written notice of a continuing Term Loan Event of Default or the Administrative Agent receives such notice from the Company;

1. The Term Lender makes a written request to the Administrative Agent to pursue the remedy;

1. The Term Lender offers and, if requested, provides to the Administrative Agent indemnity satisfactory to the Administrative Agent against any loss, liability or expense;

1. The Administrative Agent does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

1. During such 60-day period the Term Lender does not give the Administrative Agent a direction inconsistent with the request.

A. Rights of Term Lender to Receive Payment. Notwithstanding any other provision of this Agreement, the right of the Term Lender to receive payment of principal, premium, if any, interest, and Liquidated Damages, if any, on the Term Loan, on or after the respective due dates expressed in this Agreement (including in connection with an Offer to Purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Term Lender.

A. Collection Suit by Administrative Agent. If a Term Loan Event of Default specified in Section 13.1(a) or (b) hereof occurs and is continuing, the Administrative Agent is authorized to recover judgment in its own name and as Administrative Agent of an express trust against the Company for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Term Loan and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Administrative Agent, its agents and counsel.

A. Article XIII for the Exclusive Benefit of Term Lender. In the interest of clarity, the parties hereby agree and acknowledge that the provisions of this Article are for the exclusive benefit of the Term Lender and that the provisions of this Article do not apply to the Revolving Lenders or the Issuing Lender in any manner whatsoever.


                                   I. ARTICLE

                            THE ADMINISTRATIVE AGENT

1. Appointment and Authorization. Each Lender hereby irrevocably (subject to Section 14.9) appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

1. The Issuing Lender shall act on behalf of the Revolving Lenders with respect to any Letters of Credit Issued by it and the documents associated therewith until such time and except for so long as the Administrative Agent may agree at the request of the Required Lenders to act for such Issuing Lender with respect thereto; provided, however, that the Issuing Lender shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article with respect to any acts taken or omissions suffered by the Issuing Lender in connection with Letters of Credit Issued by it or proposed to be Issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Administrative Agent," as used in this Article, included the Issuing Lender with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to the Issuing Lender.

A. Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

A. Liability of Administrative Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct) or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

1. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or all Lenders as required herein) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

1. For purposes of determining compliance with the conditions specified in Section 6.1, each Revolving Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Revolving Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Revolving Lender unless such Revolving Lender has provided written notice to the Administrative Agent of its lack of consent, approval or satisfaction.

A. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Administrative Agent will promptly notify the Revolving Lenders or the Term Lender, as the case may be, of its receipt of any such notice. Subject to
Section 14.13, the Administrative Agent shall take such action with respect to such Revolving Loan Default or Revolving Loan Event of Default as may be requested by the Required Lenders in accordance with Article XII (or in the case of a Term Loan Default or Term Loan Event of Default, such action as may be requested by the Term Lender in accordance with Article XIII); provided, however, that unless and until the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Revolving Lenders or the Term Lender, as the case may be.

A. Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Agent-Related Persons.

A. Indemnification of Administrative Agent. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do
so), pro rata, from and against any and all Indemnified Obligations; provided, however, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Obligations resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Administrative Agent.

A. Administrative Agent in Individual Capacity. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though Bank of America were not the Administrative Agent or Bank of America were not the Issuing Lender hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Revolving Loans, Bank of America shall have the same rights and powers under this Agreement as any other Revolving Lender and may exercise the same as though it were not the Administrative Agent or the Issuing Lender.

A. Successor Agent. The Administrative Agent may, and at the request of the Required Lenders shall, resign as Administrative Agent upon 30 days' notice to the Lenders. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Revolving Lenders a successor agent for the Revolving Lenders. If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Revolving Lenders and the Company, a successor agent from among the Revolving Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article and Sections 15.4 and 15.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Notwithstanding the foregoing, however, Bank of America may not be removed as the Administrative Agent at the request of the Required Lenders unless Bank of America shall also simultaneously be replaced as "Issuing Lender" hereunder pursuant to documentation in form and substance reasonably satisfactory to Bank of America. Notwithstanding the foregoing however, if at any time the Obligations of the Company in respect of the Revolving Loans and Letters of Credit and the Revolving Commitments shall be terminated, the Administrative Agent may, and at the request of the Term Lender Notes Trustee shall, resign as Administrative Agent and the Term Lender Notes Trustee or such other Person as shall be agreed upon by the Term Lender and the Company shall become the successor Administrative Agent. Without limiting the foregoing, the Administrative Agent may at any time resign as administrative agent for the Term Lender and remain as administrative agent for the Revolving Lenders; in such event, the Term Lender Notes Trustee or such other Person as shall be agreed upon by the Term Lender and the Company shall become administrative agent for the Term Lender and shall exercise the rights, privileges and duties of the Administrative Agent with respect to the Term Lender and the Term Loan hereunder and under the other Loan Documents; provided that, so long as any Obligations in respect of the Revolving Loans are outstanding, the Administrative Agent for the Revolving Lenders shall continue to act as the agent for all of the Lenders with respect to the perfection of the Lenders' security interest in possessory collateral and the two Administrative Agents will execute such bailment or other agreements as are necessary or desirable to effectuate the foregoing.

1. Withholding Tax. If any Revolving Lender is a "foreign corporation, partnership or trust" within the meaning of the Code and such Revolving Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code or if any Revolving Lender claims exemption from withholding tax pursuant to Section 871(h) or 881(c) of the Code, such Revolving Lender agrees with and in favor of the Administrative Agent, to deliver to the Administrative Agent:

a) if such Revolving Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Form 1001 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

a) if such Revolving Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Revolving Lender, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Revolving Lender and in each succeeding taxable year of such Revolving Lender during which interest may be paid under this Agreement, and IRS Form W-9;

a) in the case of any Revolving Lender that is exempt from withholding tax pursuant to Section 881(h) or 881(c) of the Code, properly completed IRS Form W-8 or any applicable successor form before the payment of any interest is due; and

a) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Revolving Lender agrees to promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

1. If any Revolving Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Revolving Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Revolving Lender, such Revolving Lender agrees to notify the Administrative Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Company to such Revolving Lender. To the extent of such percentage amount, the Administrative Agent will treat such Revolving Lender's IRS Form 1001 as no longer valid.

1. If any Revolving Lender claiming exemption from United States withholding tax by filing IRS Form 4224 with the Administrative Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Revolving Lender, such Revolving Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

1. If any Revolving Lender is entitled to a reduction in the applicable withholding tax, the Administrative Agent may withhold from any interest payment to such Revolving Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Administrative Agent, then the Administrative Agent may withhold from any interest payment to such Revolving Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

1. If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Revolving Lender (because the appropriate form was not delivered, was not properly executed, or because such Revolving Lender failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Revolving Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Revolving Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Administrative Agent.

1. Collateral Matters. The Administrative Agent is authorized on behalf of all the Lenders; without the necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to any Collateral or the Loan Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Loan Documents.

a) The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any Collateral upon termination of the Revolving Commitments and payment in full of all Loans and all other obligations known to the Administrative Agent and payable under this Agreement or any other Loan Document; constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; constituting property in which the Company or any Subsidiary owned no interest at the time the Lien was granted or at any time thereafter; constituting property leased to the Company or any Subsidiary under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by the Company or such Subsidiary to be, renewed or extended; consisting of an instrument evidencing Indebtedness or other debt instrument, if the indebtedness thereby has been paid in full; with the consent of the Required Lenders, upon the sale of such Collateral; upon the incurrence of Indebtedness by the Company and its Subsidiaries secured by any Collateral, which the Company has represented that it is permitted to incur hereunder and, except in connection with the financing of a purchase or lease of such Collateral, the proceeds of which the Company has represented it will apply as set forth in Section 11.2 hereof as if such financing were an Asset Sale; or if approved, authorized or ratified in writing by the Required Lenders or, if required by Section 15.1(e), all the Lenders. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent's authority to release particular types or items of Collateral pursuant to this subsection 14.11(b).

A.                [INTENTIONALLY LEFT BLANK]

A. Senior Debt. The Administrative Agent shall be permitted, subject to the provisions of the Revolving/Term Loan Intercreditor Agreement, to act on the sole instructions of the Required Lenders without the instruction of the Term Lender.


                                   I. ARTICLE

                                  MISCELLANEOUS

A. Amendments and Waivers. No amendment or waiver of any provision of this Agreement, any other Loan Document or the Intercreditor Agreement, and no consent with respect to any departure by the Company, NEHC or any applicable Subsidiary therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by the Administrative Agent at the written request of the Required Lenders) and the Company and acknowledged by the Administrative Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Revolving Lenders (and with respect to clause (e) only, the Term Lender) and the Company and acknowledged by the Administrative Agent, do any of the following:

1. increase or extend the Revolving Commitment of any Revolving Lender (or reinstate any Revolving Commitment terminated pursuant to Section 12.2);

1. reduce the amount of, postpone or delay any date fixed by this Agreement or any other Loan Document for any payment or prepayment of principal, interest, fees or other amounts due to the Revolving Lenders (or any of them) hereunder or under any other Loan Document or amend the application of payments with respect thereto;

1. reduce the principal of, or the rate of interest specified herein on any Revolving Loan, or (subject to clause (ii) below) any fees or other amounts payable hereunder or under any other Loan Document on any Revolving Loan or Letter of Credit;

1. change the percentage of the Revolving Commitments or of the aggregate unpaid principal amount of the Revolving Loans which is required for the Revolving Lenders or any of them to take any action hereunder;

1. release all or any substantial part of the Collateral in a manner not permitted by this Agreement or release any Guarantor (unless the Guarantor is being sold or otherwise disposed of in a transaction permitted by this Agreement) or amend the Revolving/Term Loan Intercreditor Agreement as it relates to the priorities of different secured creditors in the Collateral;

1. extend any Letter of Credit expiration date to a date beyond the Revolving Termination Date; or

1. amend this Section, or Section 2.14, or any provision herein providing for consent or other action by all Revolving Lenders;

and, provided further that (i) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Lender in addition to the Required Lenders or all the Revolving Lenders, as the case may be, affect the rights or duties of the Issuing Lender under this Agreement or any L/C-Related Document relating to any Letter of Credit Issued or to be Issued by it, (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Required Lenders or all the Revolving Lenders, as the case may be, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document, and (iii) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto and; provided, further, that, at the Company's request, the Administrative Agent shall, without the consent of any Lender, release the security interest of the Administrative Agent and the Lenders in any property subject to Capitalized Lease Obligations permitted under Section 10.5(g); and provided, further, that if at any time the Obligations of the Company in respect of the Revolving Loans and Letters of Credit shall have been paid in full and the Revolving Commitments shall have terminated, anything in this Section referring to "Revolving Lender(s)" or the "Required Lenders" shall be substituted by the "Term Lender," any references to "Revolving Loan(s)" or "Letter of Credit" shall be substituted by the "Term Loan," and any reference to "Required Lenders" shall be substituted by "Term Lender." Notwithstanding the foregoing provisions of this Section, no provisions of Articles V (Collateral and Guaranty), XI (Covenants Relating to Term Loan) and XIII(Term Loan Events of Default) and Sections 1.2, 2.1(b), 2.2 (only to the extent relating to the Term Loan or the Term Lender), 2.3(b), 2.7, 2.9, 2.10(b), 2.11(a)(ii), 2.11(b)(ii), 2.11(c)(ii), 2.13 (second sentence only), 2.14 (first sentence, second clause of the third sentence and fourth sentence), 6.1 (only to the extent relating to the Term Loan or the Term Lender), 6.2 (only to the extent relating to the Term Loan or the Term Lender), 15.1 (parenthetical clause on the ninth line thereof, clause (e), this sentence and the next sentence only), 15.2 (only to the extent relating to the Term Loan or the Term Lender),
15.3 (only to the extent relating to the Term Loan or the Term Lender), 15.4(b) (only to the extent relating to the Term Loan or the Term Lender), 15.5 (only to the extent relating to the Term Loan or the Term Lender), 15.6 (only to the extent relating to the Term Loan or the Term Lender), 15.7 (only to the extent relating to the Term Loan or the Term Lender), 15.8(g), 15.9 (only to the extent relating to the Term Loan or the Term Lender), 15.12 (only to the extent relating to the Term Loan or the Term Lender), 15.13 (only to the extent relating to the Term Loan or the Term Lender), 15.14 (only to the extent relating to the Term Loan or the Term Lender), 15.15 (only to the extent relating to the Term Loan or the Term Lender), 15.16 (only to the extent relating to the Term Loan or the Term Lender), 15.17 (only to the extent relating to the Term Loan or the Term Lender), 15.18 (only to the extent relating to the Term Loan or the Term Lender) and 15.19 (only to the extent relating to the Term Loan or the Term Lender) (and no defined terms used in any of the foregoing articles and sections, but only to the extent used with respect to the Term Loan or the Term Lender) may be waived or amended without the prior written consent of the Term Lender. Nothing in this Section 15.1 shall limit the Revolving Lenders rights under Section 10.15 hereof.

1. Notices. All notices, requests and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Company by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on Schedule 15.2 and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered to the address or facsimile number specified for notices on Schedule 15.2; or, as directed to the Company or the Administrative Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Company and the Administrative Agent.

1. All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to Article II, III or XIV shall not be effective until actually received by the Administrative Agent, and notices to the Issuing Lender pursuant to Article III shall not be effective until actually received by the Issuing Lender at the address specified for the Issuing Lender on Schedule 15.2.

1. Any agreement of the Administrative Agent and the Lenders herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Company. The Administrative Agent and the Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company to give such notice and the Administrative Agent and the Lenders shall not have any liability to the Company or other Person on account of any action taken or not taken by the Administrative Agent or the Lenders in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Loans and L/C Obligations shall not be affected in any way or to any extent by any failure by the Administrative Agent and the Lenders to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent and the Lenders of a confirmation which is at variance with the terms understood by the Administrative Agent and the Lenders to be contained in the telephonic or facsimile notice.

A. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

A.                Costs and Expenses. The Company shall:

1. whether or not the transactions contemplated hereby are consummated, pay or reimburse Bank of America (including in its capacity as Administrative Agent and Issuing Lender) within five Business Days after demand for all costs and expenses incurred by Bank of America (including in its capacity as Administrative Agent and Issuing Lender) in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs incurred by Bank of America (including in its capacity as Administrative Agent and Issuing Lender) with respect thereto; and

1. pay or reimburse the Administrative Agent, the Arranger and each Lender within five Business Days after demand for all costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding).

A. Company Indemnification. Whether or not the transactions contemplated hereby are consummated, the Company shall indemnify and hold the Agent-Related Persons, and each Lender and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans, the termination of the Letters of Credit and the termination, resignation or replacement of the Administrative Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or Letters of Credit or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Obligations"); provided, that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Obligations resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

A. Payments Set Aside. To the extent that the Company makes a payment to the Administrative Agent or the Lenders, or the Administrative Agent or the Lenders exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its pro rata share of any amount so recovered from or repaid by the Administrative Agent, which had previously been received by such Lender.

A. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and each Lender.

1. Assignments, Participations, etc. Any Revolving Lender may, with the written consent of the Company at all times (other than during the existence of a Revolving Loan Event of Default) and the Administrative Agent, which consents shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Company, or the Administrative Agent shall be required in connection with an assignment and delegation by Bank of America or in connection with any assignment and delegation by a Revolving Lender to an Eligible Assignee that is an Affiliate of such Revolving Lender) (each an "Assignee") all, or any part of all, of the Revolving Loans, the Revolving Commitment, the L/C Obligations and the other rights and obligations of such Revolving Lender hereunder, in a minimum amount of $5,000,000 (provided that no minimum amount shall be applicable to any assignment and delegation to an existing Revolving Lender or an Affiliate of a Revolving Lender or to an assignment of the entire remaining amount of the Revolving Loans and Revolving Commitment of a Revolving Lender) provided, however, that the Company and the Administrative Agent may continue to deal solely and directly with such Revolving Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Administrative Agent by such Revolving Lender and the Assignee; (ii) such Revolving Lender and its Assignee shall have delivered to the Company and the Administrative Agent an Assignment and Acceptance substantially in the form of Exhibit G ("Assignment and Acceptance"), together with any Note or Notes subject to such assignment, (iii) the assignor Revolving Lender or Assignee has paid to the Administrative Agent a processing fee in the amount of $3,000 and (iv) the information in the Assignment and Acceptance is recorded in the Register pursuant to subsection (d) hereof.

1. From and after the date that the Administrative Agent notifies the assignor Revolving Lender that it has received (and provided its consent with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee and it has recorded the information in the Register, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Revolving Lender under the Loan Documents and (ii) the assignor Revolving Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

1. Within five Business Days after its receipt of notice by the Administrative Agent that it has received an executed Assignment and Acceptance and payment of the processing fee (and provided that it consents to such assignment in accordance with subsection 15.8(a)), the Company shall execute and deliver to the Administrative Agent, new Notes evidencing such Assignee's assigned Revolving Loans and Revolving Commitment and, if the assignor Revolving Lender has retained a portion of its Revolving Loans and its Revolving Commitments, replacement Notes in the principal amount of the Revolving Loans retained by the assignor Revolving Lender (such Notes to be in exchange for, but not in payment of, the Notes held by such Revolving Lender). Immediately upon each Assignee making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Revolving Commitments arising therefrom. The Revolving Commitment allocated to each Assignee shall reduce such Revolving Commitments of the assigning Revolving Lender pro tanto.

1. The Company hereby designates the Administrative Agent to serve as the Company's agent, solely for purposes of this Section 15.8(d), to maintain a register (the "Register") on which it will record the Revolving Commitments from time to time of each of the Revolving Lenders, the address and any U.S. federal taxpayers identification number of each Lender, the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation shall not affect any Lender's obligations in respect of such Loans. With respect to any Revolving Lender, the transfer of the Revolving Commitments of such Revolving Lender and the rights to the principal of, and interest on, any Revolving Loan made pursuant to such Revolving Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Revolving Commitments and loans and prior to such recordation all amounts owing to the transferor with respect to such Revolving Commitments and Revolving Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Revolving Commitments and Revolving Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Acceptance pursuant to this Section. Coincident with the delivery of such an Assignment and Acceptance to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Revolving Loan, or as soon thereafter as practicable, the assigning or transferor Revolving Lender shall surrender the Note evidencing such Revolving Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Revolving Lender and/or the new Revolving Lender. The Company agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 15.8(d).

1. Any Revolving Lender may at any time sell to one or more commercial banks or other Persons not Affiliates of the Company (a "Participant") participating interests in any Revolving Loans, the Revolving Commitment of that Revolving Lender and the other interests of that Revolving Lender (the "originating Lender") hereunder and under the other Loan Documents; provided, however, that (i) the originating Lender's obligations under this Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Company, the Issuing Lender and the Administrative Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents and (iv) no Revolving Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Revolving Lenders as described in the first proviso to
Section 15.1. In the case of any such participation, the Participant shall be entitled to the benefit of Sections 4.1, 4.3 and 15.5 as though it were also a Revolving Lender hereunder, and if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of a Revolving Loan Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Revolving Lender under this Agreement.

1. Notwithstanding any other provision in this Agreement, any Revolving Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and the Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

2. Notwithstanding the foregoing, but subject to the terms of the Revolving/Term Loan Intercreditor Agreement, the Term Lender may at any time transfer to, or pledge or create a security interest in favor of, any Person all or any portion of its rights under and interests in this Agreement and the other Loan Documents (including, without limitation, the Note held by it). Upon any such transfer (but not any such pledge or grant of a security interest prior to the pledgee's or secured party's foreclosure thereon), the transferee shall succeed to all of the rights of the Term Lender hereunder and under the other Loan Documents with respect to the rights so assigned or transferred and may enforce such rights as if it were the original Term Lender hereunder. The beneficiary of any such pledge or grant of a security interest may enforce such pledge or security interest in any manner permitted under applicable law.

A. Confidentiality. Each Lender agrees to take and to cause its Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Company and provided to it by the Company or any Subsidiary, or by the Administrative Agent on such Company's or Subsidiary's behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Company or any Subsidiary; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Lender, or
(ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company known to the Lender; provided, however, that any Lender may disclose such information (A) at the request or pursuant to any requirement of the National Association of Insurance Commissioners or any Governmental Authority to which the Lender is subject or in connection with an examination of such Lender by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Administrative Agent, any Lender or their respective Affiliates may be party;
(E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Lender's independent auditors and other professional advisors; (G) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Lenders hereunder; (H) as to any Lender or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company or any Subsidiary is party or is deemed party with such Lender or such Affiliate; and (I) to its Affiliates.

A. Set-off. In addition to any rights and remedies of the Revolving Lenders provided by law, if a Revolving Loan Event of Default exists or the Revolving Loans have been accelerated, each Revolving Lender is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Revolving Lender to or for the credit or the account of the Company against any and all Obligations owing to such Revolving Lender, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Revolving Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Revolving Lender agrees promptly to notify the Company and the Administrative Agent after any such set-off and application made by such Revolving Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

A. Automatic Debits of Fees. With respect to any commitment fee, arrangement fee, letter of credit fee or other fee, or any other cost or expense (including Attorney Costs) due and payable to the Administrative Agent, the Issuing Lender, Bank of America or the Arranger under the Loan Documents, the Company hereby irrevocably authorizes Bank of America to debit any deposit account of the Company with Bank of America in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such fee or other cost or expense. If there are insufficient funds in such deposit accounts to cover the amount of the fee or other cost or expense then due, such debits will be reversed (in whole or in part, in Bank of America's sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section shall be deemed a set-off.

A. Notification of Addresses, Lending Offices, etc. Each Lender shall notify the Administrative Agent in writing of any changes in the address to which notices to the Lender should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Administrative Agent shall reasonably request.

A. Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

A. Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

A. No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Company, the Lenders, the Administrative Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

1. Governing Law and Jurisdiction. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE

WITH, THE LAW OF THE STATE OF ILLINOIS; PROVIDED THAT THE ADMINISTRATIVE AGENT, THE LENDERS AND THE BORROWER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

1. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF ILLINOIS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY, THE ADMINISTRATIVE AGENT AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE COMPANY, THE ADMINISTRATIVE AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY, THE ADMINISTRATIVE AGENT AND THE LENDERS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY ILLINOIS LAW.

A. Waiver of Jury Trial. THE COMPANY, THE LENDERS AND THE ADMINISTRATIVE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY, THE LENDERS AND THE ADMINISTRATIVE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

A. Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Company, the Lenders and the Administrative Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

A. No Personal Liability of Directors, Officers, Employees and Stockholders. No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any Obligations of the Company under this Agreement, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Lender waives and releases all such liability. The waiver and release are part of the consideration for the Loans.


                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                AMERISERVE FOOD DISTRIBUTION, INC.

                                By:
                                       -------------------------------
                                Name:
                                       -------------------------------
                                Title:
                                       -------------------------------

                                BANK OF AMERICA, N.A.,
                                as Administrative Agent

                                By:
                                       -------------------------------
                                Name:
                                       -------------------------------
                                Title:
                                       -------------------------------








                                  Fourth Amendment And Restated Credit Agreement

                                BANK OF AMERICA, N.A., as
                                Issuing Lender and Revolving Lender


                                By:
                                       -------------------------------
                                Name:
                                       -------------------------------
                                Title:
                                       -------------------------------



                                  Fourth Amendment And Restated Credit Agreement

                                LASALLE BANK N.A.
                                as a Revolving Lender


                                By:
                                       -------------------------------
                                Name:
                                       -------------------------------
                                Title:
                                       -------------------------------



                                  Fourth Amendment And Restated Credit Agreement

                                TRANSAMERICA BUSINESS CREDIT CORPORATION, as a Revolving Lender


                                By:
                                       -------------------------------
                                Name:
                                       -------------------------------
                                Title:
                                       -------------------------------



                                  Fourth Amendment And Restated Credit Agreement

                                AMERISERVE FINANCE TRUST,
                                as Term Lender


                                By:
                                       -------------------------------
                                Name:
                                       -------------------------------
                                Title:
                                       -------------------------------



                                  Fourth Amendment And Restated Credit Agreement

                                BAY VIEW FINANCIAL CORPORATION,
                                as a Revolving Lender


                                By:
                                       -------------------------------
                                Name:
                                       -------------------------------
                                Title:
                                       -------------------------------



                                  Fourth Amendment And Restated Credit Agreement

                                BHF (USA) CAPITAL CORPORATION,
                                as a Revolving Lender


                                By:
                                       -------------------------------
                                Name:
                                       -------------------------------
                                Title:
                                       -------------------------------



                                  Fourth Amendment And Restated Credit Agreement

                                FLEET CAPITAL CORPORATION,
                                as a Revolving Lender


                                By:
                                       -------------------------------
                                Name:
                                       -------------------------------
                                Title:
                                       -------------------------------


                                  Fourth Amendment And Restated Credit Agreement

                                FOOTHILL INCOME TRUST LP,
                                as a Revolving Lender

                                By: FIT, GP, LLC


                                By:
                                       -------------------------------
                                Name:
                                       -------------------------------
                                Title:
                                       -------------------------------



                                  Fourth Amendment And Restated Credit Agreement

                                FLEET BUSINESS CREDIT CORPORATION,
                                as a Revolving Lender


                                By:
                                       -------------------------------
                                Name:
                                       -------------------------------
                                Title:
                                       -------------------------------



                                  Fourth Amendment And Restated Credit Agreement

                                                                   EXHIBIT 10.18

                                                                  EXECUTION COPY

================================================================================






                            AMERISERVE FINANCE TRUST
                         AMERISERVE CAPITAL CORPORATION




                    ----------------------------------------


                                  $205,000,000

                        12% SENIOR SECURED NOTES DUE 2006


                    ----------------------------------------


                               -------------------


                                    INDENTURE

                           DATED AS OF OCTOBER 1, 1999

                               -------------------





                     UNITED STATES TRUST COMPANY OF NEW YORK
                                     Trustee



================================================================================

                                TABLE OF CONTENTS


                                                                                                                Page

EXHIBITS..........................................................................................................i


ARTICLE 1. DEFINITIONS AND INCORPORATION BY REFERENCE.............................................................1

         Section 1.01      Definitions............................................................................1
         Section 1.02      Other Definitions.....................................................................10
         Section 1.03      Incorporation by Reference of Trust Indenture Act.....................................10
         Section 1.04      Rules of Construction.................................................................11

ARTICLE 2. THE NOTES.............................................................................................11

         Section 2.01      Form and Dating.......................................................................11
         Section 2.02      Execution and Authentication..........................................................12
         Section 2.03      Registrar and Paying Agent............................................................13
         Section 2.04      Paying Agent to Hold Money in Trust...................................................13
         Section 2.05      Holder Lists..........................................................................14
         Section 2.06      Transfer and Exchange.................................................................14
         Section 2.07      Replacement Notes.....................................................................21
         Section 2.08      Outstanding Notes.....................................................................22
         Section 2.09      Treasury Notes........................................................................22
         Section 2.10      Temporary Notes.......................................................................22
         Section 2.11      Cancellation..........................................................................23
         Section 2.12      Defaulted Interest....................................................................23
         Section 2.13      Record Date...........................................................................23
         Section 2.14      Computation of Interest...............................................................23
         Section 2.15      CUSIP Number..........................................................................23

ARTICLE 3. REDEMPTION AND PREPAYMENT.............................................................................24

         Section 3.01      Notices to Trustee....................................................................24
         Section 3.02      Selection of Notes to be Redeemed or Purchased........................................24
         Section 3.03      Notice of Redemption..................................................................24
         Section 3.04      Effect of Notice of Redemption........................................................25
         Section 3.05      Deposit of Redemption or Purchase Price...............................................25
         Section 3.06      Notes Redeemed in Part................................................................26
         Section 3.07      Optional Redemption...................................................................26
         Section 3.08      Mandatory Redemption..................................................................26
         Section 3.09      Repurchase Offers.....................................................................26

ARTICLE 4. COVENANTS.............................................................................................28

         Section 4.01      Payment of Notes......................................................................28
         Section 4.02      Maintenance of Office or Agency.......................................................28
         Section 4.03      Corporate Existence...................................................................29
         Section 4.04      Compliance Certificate................................................................29


         Section 4.05      Taxes.................................................................................30
         Section 4.06      Stay, Extension and Usury Laws........................................................30
         Section 4.07      Impairment of Liens...................................................................30
         Section 4.08      Limitation on Activities of the Issuers...............................................30
         Section 4.09      Liens.................................................................................31
         Section 4.10      Reports...............................................................................31
         Section 4.11      Change of Control.....................................................................31
         Section 4.12      Asset Sales...........................................................................32
         Section 4.13      Payment for Consents..................................................................33

ARTICLE 5. SUCCESSORS............................................................................................33

         Section 5.01      Merger, Consolidation of Sale of Assets...............................................33

ARTICLE 6. DEFAULTS AND REMEDIES.................................................................................33

         Section 6.01      Events of Default.....................................................................33
         Section 6.02      Acceleration..........................................................................34
         Section 6.03      Other Remedies........................................................................35
         Section 6.04      Waiver of Past Defaults...............................................................35
         Section 6.05      Control by Majority...................................................................35
         Section 6.06      Limitation on Suits...................................................................36
         Section 6.07      Rights of Holders of Notes to Receive Payment.........................................36
         Section 6.08      Collection Suit by Trustee............................................................36
         Section 6.09      Trustee May File Proofs of Claim......................................................36
         Section 6.10      Priorities............................................................................37
         Section 6.11      Undertaking for Costs.................................................................37

ARTICLE 7. TRUSTEE...............................................................................................38

         Section 7.01      Duties of Trustee.....................................................................38
         Section 7.02      Rights of Trustee.....................................................................39
         Section 7.03      Individual Rights of Trustee..........................................................39
         Section 7.04      Trustee's Disclaimer..................................................................39
         Section 7.05      Notice of Defaults....................................................................40
         Section 7.06      Reports by Trustee to Holders of the Notes............................................40
         Section 7.07      Compensation and Indemnity............................................................40
         Section 7.08      Replacement of Trustee................................................................41
         Section 7.09      Successor Trustee by Merger, etc......................................................42
         Section 7.10      Eligibility; Disqualification.........................................................42
         Section 7.11      Preferential Collection of Claims Against The Issuers.................................42

ARTICLE 8. LEGAL DEFEASANCE AND COVENANT DEFEASANCE..............................................................43

         Section 8.01      Option to Effect Legal Defeasance or Covenant Defeasance..............................43
         Section 8.02      Legal Defeasance and Discharge........................................................43
         Section 8.03      Covenant Defeasance...................................................................44
         Section 8.04      Conditions to Legal or Covenant Defeasance............................................44
         Section 8.05      Deposited  Money  and  Government   Securities  to  be  Held  in  Trust;  Other
                           Miscellaneous Provisions..............................................................45
         Section 8.06      Repayment to The Issuers..............................................................46

         Section 8.07      Reinstatement.........................................................................46

ARTICLE 9. AMENDMENT, SUPPLEMENT AND WAIVER......................................................................47

         Section 9.01      Without Consent of Holders of the Notes...............................................47
         Section 9.02      With Consent of Holders of Notes......................................................47
         Section 9.03      Compliance with Trust Indenture Act...................................................48
         Section 9.04      Revocation and Effect of Consents.....................................................49
         Section 9.05      Notation on or Exchange of Notes......................................................49
         Section 9.06      Trustee to Sign Amendments, etc.......................................................49
         Section 9.07      Amendment, Supplement and Waiver - Amended Credit Agreement...........................49

ARTICLE 10. GUARANTEE OF NOTES...................................................................................50

         Section 10.01     Note Guarantee........................................................................50
         Section 10.02     Execution and Delivery of Note Guarantee..............................................51
         Section 10.03     Guarantor May Consolidate, etc., on Certain Terms.....................................52
         Section 10.04     Limitation on Guarantor Liability.....................................................52
         Section 10.05     "Trustee" to Include Paying Agent.....................................................52

ARTICLE 11. COLLATERAL AND SECURITY..............................................................................53

         Section 11.01     Note Security Documents...............................................................53
         Section 11.02     Recording and Opinions................................................................53
         Section 11.03     Release of Collateral.................................................................54
         Section 11.04     Certificates of the Issuers...........................................................54
         Section 11.05     Certificates of the Trustee...........................................................55
         Section 11.06     Authorization of Actions to Be Taken by the Trustee Under the Note Security
                           Documents.............................................................................55
         Section 11.07     Authorization of Receipt of Funds by the Trustee Under the Note Security
                           Documents.............................................................................55
         Section 11.08     Termination of Security Interest......................................................55

ARTICLE 12. MISCELLANEOUS........................................................................................55

         Section 12.01     Trust Indenture Act Controls..........................................................55
         Section 12.02     Notices...............................................................................56
         Section 12.03     Communication by Holders of Notes with Other Holders of Notes.........................57
         Section 12.04     Certificate and Opinion as to Conditions Precedent....................................57
         Section 12.05     Statements Required in Certificate or Opinion.........................................57
         Section 12.06     Rules by Trustee and Agents...........................................................58
         Section 12.07     No Personal Liability of Directors, Officers, Employees and Stockholders..............58
         Section 12.08     Governing Law.........................................................................58
         Section 12.09     No Adverse Interpretation of Other Agreements.........................................58
         Section 12.10     Successors............................................................................58
         Section 12.11     Severability..........................................................................58
         Section 12.12     Counterpart Originals.................................................................58
         Section 12.13     Table of Contents, Headings, etc......................................................58

                                    EXHIBITS


         Exhibit A         FORM OF NOTE
         Exhibit B         FORM OF CERTIFICATE OF TRANSFEROR
         Exhibit C         FORM OF CERTIFICATE FROM ACQUIRING
                           INSTITUTIONAL ACCREDITED INVESTOR
         Exhibit D         FORM OF NOTE GUARANTEE
         Exhibit E         FORM OF SUPPLEMENTAL INDENTURE

                             CROSS-REFERENCE TABLE*


Trust Indenture                                                                                           Indenture
Act Section                                                                                                Section

310  (a)(1)........................................................................................              7.10
     (a)(2)........................................................................................              7.10
     (a)(3)........................................................................................              N.A.
     (a)(4)........................................................................................              N.A.
     (a)(5)........................................................................................              7.10
     (b)...........................................................................................              7.10
     (c)...........................................................................................              N.A.
311  (a)...........................................................................................              7.11
     (b)...........................................................................................              7.11
     (c)...........................................................................................              N.A.
312  (a)...........................................................................................              2.05
     (b)...........................................................................................             12.03
     (c)...........................................................................................             12.03
313  (a)...........................................................................................              7.06
     (b)(1)........................................................................................              7.06
     (b)(2)........................................................................................        7.06; 7.07
     (c)...........................................................................................        7.06;12.02
     (d)...........................................................................................              7.06
314  (a)...........................................................................................        4.03;11.05
     (b)...........................................................................................             11.02
     (c)(1)........................................................................................              N.A.
     (c)(2)........................................................................................              N.A.
     (c)(3)........................................................................................              N.A.
     (d)...........................................................................................       11.04;11.03
     (e)...........................................................................................             12.05
     (f)...........................................................................................              N.A.
315  (a)...........................................................................................              N.A.
     (b)...........................................................................................              N.A.
     (c)...........................................................................................              N.A.
     (d)...........................................................................................              N.A.
     (e)...........................................................................................              6.11
316  (a)(last sentence)............................................................................              N.A.
     (a)(1)(A).....................................................................................              N.A.
     (a)(1)(B).....................................................................................              N.A.
     (a)(2)........................................................................................              N.A.
     (b)...........................................................................................              N.A.
     (c)...........................................................................................              2.13
317  (a)(1)........................................................................................              N.A.
     (a)(2)........................................................................................              N.A.
     (b)...........................................................................................              N.A.
318  (a)...........................................................................................              N.A.
     (b)...........................................................................................              N.A.
     (c)...........................................................................................             12.01


N.A. means not applicable.

*This Cross-Reference Table is not part of the Indenture.

         Indenture, dated as of October 1, 1999, among AmeriServe Finance Trust, a limited purpose Delaware business trust ("Finco"), AmeriServe Capital Corporation, a Delaware corporation and acting as an agent of Finco, pursuant to an Agency Agreement dated as of September 24, 1999 ("Capital" and together with Finco, the "Issuers"), Nebco Evans Distributors, Inc., a Delaware corporation (the "Guarantor"), and United States Trust Company of New York, as trustee (the "Trustee").

         The Issuers, the Guarantor and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the holders of the Issuers' 12% Senior Secured Notes due 2006 (the "Senior Secured Notes") and the new 12% Senior Secured Notes due 2006 (the "New Senior Secured Notes" and, together with the Senior Secured Notes and the Additional Notes, the "Notes"):

                                   ARTICLE 1.
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

SECTION 1.01 DEFINITIONS.

         "Accreted Value" means, as of any date of determination prior to the Full Accretion Date, the sum of (a) the initial offering price of each Note and
(b) the portion of the excess of the principal amount of each Note over such initial offering price that have been accreted thereon through such date, such amount to be so accreted on a daily basis such that, when calculated together with the fixed interest component of the Note, results in an aggregate yield to maturity of 12.5% on the Notes, compounded semi-annually on each March 15 and September 15 from the date of issuance of the Notes through the date of determination.

         "Additional Notes" means up to $45.0 million in aggregate principal amount of Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.02 and 4.08 hereof.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

         "Agent" means any Registrar, Paying Agent or co-registrar.

         "AmeriServe" means AmeriServe Food Distribution, Inc., a Delaware Corporation.

         "Amended Credit Agreement" means the fourth amended and restated credit agreement, dated as of September 30, 1999, between AmeriServe, Bank of America, N.A., as Administrative Agent, Bank of America, N.A., as Letter of Credit Issuing Lender, and the other financial institutions and other lenders party thereto, providing for revolving credit borrowings and issuance of letters of credit, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

         "Applicable Procedures" means, with respect to any transfer or exchange of beneficial interests in a Global Note, the rules and procedures of the Depositary that apply to such transfer and exchange.

         "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Issuers and its Restricted Subsidiaries taken as a whole will be governed by Section 4.11 and/or Article 5 hereof and not by the provisions of Section 4.12 hereof).

         "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

         "Board of Directors" means the board of directors of Capital or any authorized committee of such board of directors or the Administrator of Finco.

         "Business Day" means any day other than a Legal Holiday.

         "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

         "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited), and (iv) any other interest (including an interest in a trust) or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Cash Equivalents" means: (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any lender party to the Credit Facility or with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause
(iii) above, (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition, and (vi) securities quoted by the Nasdaq National Market or listed on a United States, Canadian or Western European national securities exchange.

         "Cedel" means Cedel Bank, societe anonyme.

         "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of AmeriServe and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange
Act) other than the Principals or their Related Parties (as defined below), (ii) the adoption of a plan relating to the liquidation or dissolution of AmeriServe or the Issuers, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is









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


currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50% of the Voting Stock of AmeriServe (measured by voting power rather than number of shares), (iv) the first day on which a majority of the members of the Board of Directors of AmeriServe are not Continuing Directors, or (v) AmeriServe consolidates with, or merges with or into, any Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, AmeriServe in any such event pursuant to a transaction in which any of the outstanding Voting Stock of AmeriServe is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of AmeriServe outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

         "Collateral" shall have the meaning given to it in the Amended Credit Agreement.

         "Collateral Agent" shall mean United States Trust Company of New York, as Collateral Agent, until a successor replaces it in accordance with the applicable provisions of this Indenture, and thereafter means the successor.

         "Commission" means the Securities and Exchange Commission.

         "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries or the value of such person's interests in a trust as of such date, plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of this Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

         "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of AmeriServe who (i) was a member of such Board of Directors on the date of this Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

         "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 11.02 hereof or such other address as to which the Trustee may give notice to the Issuers.

         "Credit Facility" means the third amended and restated credit agreement, dated as of May 21, 1998, between AmeriServe and Bank of America, providing for revolving credit borrowings and issuance of letters of credit, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

         "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

         "Definitive Notes" means Notes that are in the form of EXHIBIT A attached hereto (but without including the text referred to in footnotes 1 and 3 thereto).

         "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to Section 2.06 of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

         "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature; provided, however, that any Capital Stock that would not qualify as Disqualified Stock but for change of control provisions shall not constitute Disqualified Stock if the provisions are not more favorable to the holders of such Capital Stock than the provisions described under Section 4.11 hereof.

         "DLJ" means Donaldson, Lufkin & Jenrette Securities Corporation.

         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "Euroclear" means Morgan Guaranty Trust Company of New York, the Brussels office, as operator of the Euroclear system.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Offer" means the offer by the Issuers to Holders to exchange Senior Secured Notes for New Senior Secured Notes.

         "Full Accretion Date" means September 15, 2006.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.

         "Global Notes" means the Rule 144A Global Notes and the Regulation S Permanent Global Notes.

         "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

         "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

         "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency rates.

         "Holberg" means Holberg Industries, Inc., a Delaware corporation.

         "Holder" means a Person in whose name a Note is registered.

         "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or bankers' acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be: (1) the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest, and (2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

         "Indenture" means this Indenture, as amended or supplemented from time to time.

         "Indirect Participant" means a Person who holds an interest through a Participant.

         "Initial Notes" means $205.0 million in aggregate principal amount of Notes originally issued under this Indenture on the date hereof.

         "Initial Purchasers" means DLJ, Banc of America Securities LLC and Salomon Smith Barney Inc.

         "Institutional Accredited Investor" means an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

         "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Issuers or any Restricted Subsidiary of the Issuers sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Issuers such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Issuers, the Issuers shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the

Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under Section 4.07 hereof.

         "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York, the city in which the principal Corporate Trust Office of the Trustee is located or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment shall be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

         "Liquidated Damages" means all liquidated damages then owing pursuant to Section 5 of the Registration Rights Agreement.

         "NEHC" means Nebco Evans Holding Corporation, a Delaware corporation, the parent of the Issuers.

         "Net Proceeds" means the aggregate cash proceeds received by the Issuers or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

         "New Senior Secured Notes" means the Issuers' 12% Senior Secured Notes due 2006, which will be issued in exchange for the Issuers' Senior Secured Notes.

         "Non-Recourse Debt" means Indebtedness (i) as to which neither the Issuers nor any of their Restricted Subsidiaries (a) provide credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitute the lender; (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Notes being offered hereby) of the Issuers or any of their Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and
(iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Issuers or any of its Restricted Subsidiaries.

         "Note Collateral" shall include, in each case as pledged and assigned to the Trustee or the Issuers, as applicable, pursuant to the Note Security Documents, (i) the Term Loan, (ii) all cash held by the Trustee pursuant to this Indenture or the Note Security Documents, and (iii) all proceeds of the foregoing.

         "Note Custodian" means the Trustee, when serving as custodian for the Depositary with respect to the Notes in global form, or any successor entity thereto.

         "Notes" has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and the Additional Notes, if any are issued, shall be treated as a single class for all purposes under this Indenture.

         "Note Security Documents" means each security agreement between the Trustee and each of the Issuers and each stock pledge, deed of trust and mortgage executed by the Issuers creating Liens that secure the Notes, each collateral assignment of any other document creating a Lien that, after giving effect to such collateral assignment, secured the Notes, and any other document creating a Lien that secures the Notes.

         "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

         "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, the Administrator, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

         "Officers' Certificate" means a certificate signed on behalf of each Issuer by two Officers of such Issuer, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of such Issuer, that meets the requirements of
Section 12.05 hereof.

         "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
12.05 hereof. The counsel may be an employee of or counsel to the Issuers, any Subsidiary of the Issuers or the Trustee.

         "Participant" means, with respect to DTC, Euroclear or Cedel, a Person who has an account with DTC, Euroclear or Cedel, respectively (and, with respect to DTC, shall include Euroclear and Cedel).

         "Permitted Business" means any of the businesses and any other businesses related to the businesses engaged in by the Issuers and their respective Restricted Subsidiaries on the date of this Indenture.

         "Permitted Investments" means (a) any Investment in the Issuers or in a Wholly-Owned Restricted Subsidiary of the Issuers that is engaged in a Permitted Business; (b) any Investment in Cash Equivalents; (c) any Investment by the Issuers or any Restricted Subsidiary of the Issuers in a Person, if as a result of such Investment (i) such Person becomes a Wholly-Owned Restricted Subsidiary of the Issuers that is engaged in a Permitted Business or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuers or a Wholly-Owned Restricted Subsidiary of the Issuers that is engaged in a Permitted Business; (d) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof; (e) any acquisition of assets solely in exchange for the issuance of the Equity Interests (other than Disqualified Stock) of the Issuers; (f) loans and advances made after the date of this Indenture to Holberg not to exceed $10.0 million at any time outstanding; (g) loans and advances made after the date of this Indenture to NEHC not to exceed $10.0 million at any time outstanding; and (h) other Investments made after the date of this Indenture in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (h) that are at the time outstanding, not to exceed $10.0 million.

         "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "Principals" means Holberg., John V. Holten, Orkla, ASA, Nebco Evans Distributors, Inc., NEHC, DLJ Merchant Banking Partners, L.P., DLJ International Partners, C.V., DLJ Offshore Partners, C.V., DLJ Merchant Banking Funding, Inc., DLJ Merchant Banking Partners II, L.P., DLJ Merchant Banking Partners II-A, L.P., DLJ Offshore Partners II, C.V., DLJ Diversified Partners, L.P., DLJ Diversified Partners-A, L.P., DLJ Millennium Partners, L.P., DLJ Millennium Partners-A, L.P., DLJMB Funding II, Inc., DLJ First ESC L.P., DLJ EAB Partners, L.P. and UK Investment Plan 1997 Partners.

         "Private Placement Legend" means the legend initially set forth on the Senior Secured Notes in the form set forth in Section 2.06(g) hereof.

         "Public Equity Offering" means a public offering of Equity Interests (other than Disqualified Stock) of (i) AmeriServe; or (ii) NEHC to the extent the net proceeds thereof are contributed to AmeriServe as a capital contribution, that, in each case, results in the net proceeds to AmeriServe of at least $25.0 million.

         "QIB" means a "qualified institutional buyer" as defined in Rule 144A under the Securities Act.

         "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date hereof, by and among the Issuers, the Guarantor and the Initial Purchasers, and, with respect to any Additional Notes, one or more registration rights agreements between the Guarantor, the Issuers and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Guarantor and the Issuers to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

         "Regulation S" means Regulation S promulgated under the Securities Act.

         "Regulation S Permanent Global Notes" means the permanent global notes that are deposited with and registered in the name of the Depositary or its nominee, representing a series of Notes sold in reliance on Regulation S.

         "Related Party" with respect to any Principal means (i) any controlling stockholder, 80% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal or (ii) any trust, corporation, partnership or other entity, the beneficiaries, stockholder, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Person referred to in the immediately preceding clause (i).

         "Responsible Officer" when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "Restricted Beneficial Interest" means any beneficial interest of a Participant or Indirect Participant in the Rule 144A Global Note or the Regulation S Global Note.

         "Restricted Global Notes" means the Rule 144A Global Notes and the Regulation S Global Notes, all of which shall bear the Private Placement Legend.

         "Restricted Investment" means an Investment other than a Permitted Investment.

         "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

         "Rule 144A" means Rule 144A promulgated under the Securities Act.

         "Rule 144A Global Notes" means the permanent global notes that contain the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 3 to the form of the Note attached hereto as EXHIBIT A, and that is deposited with and registered in the name of the Depositary or its nominee, representing a series of Notes sold in reliance on Rule 144A.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Senior Secured Notes" means the Issuers' 12% Senior Secured Notes due 2006.

         "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

          "Subsidiary" means, with respect to any Person: (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

         "Term Loan" means the loans made pursuant to Section 2.1(b) of the Amended Credit Agreement.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb), as amended, as in effect on the date hereof.

         "Transfer Restricted Securities" means Notes or beneficial interests therein that bear or are required to bear the Private Placement Legend.

         "Trustee" means United States Trust Company of New York until a successor replaces it in accordance with the applicable provisions of this Indenture, and thereafter means the successor.

         "Unrestricted Global Notes" means one or more Global Notes that do not and are not required to bear the Private Placement Legend.

         "Unrestricted Subsidiary" means any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Issuers or any Restricted Subsidiary of the Issuers unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Issuers or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Issuers; (c) is a Person with respect to which neither the Issuers nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Issuers or any of its Restricted Subsidiaries; and (e) has at least one director on its board of directors that is not a director or executive officer of the Issuers or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Issuers or any of its Restricted Subsidiaries.

         Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Issuers as of such date. The Board of Directors of the Issuers may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Issuers of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall be permitted only if (i) such Indebtedness is permitted under Section 4.08 hereof and (ii) no Default or Event of Default would be in existence following such designation.

         "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

SECTION 1.02 OTHER DEFINITIONS.


                                                                                                            Defined in
       Term                                                                                                  Section

       "Asset Sale Offer"............................................................................          4.12
       "Change of Control Offer".....................................................................          4.11
       "Change of Control Payment"...................................................................          4.11
       "Change of Control Payment Date"..............................................................          4.11
       "Covenant Defeasance".........................................................................          8.03
       "Custodian"...................................................................................          6.01
       "DTC".........................................................................................          2.03
       "Event of Default"............................................................................          6.01
       "Excess Proceeds".............................................................................          4.12
       "Legal Defeasance"............................................................................          8.02
       "Offer Amount"................................................................................          3.09
       "Offer Period"................................................................................          3.09
       "Paying Agent"................................................................................          2.03
       "Payment Default".............................................................................          6.01
       "Purchase Date"...............................................................................          3.09
       "Registrar"...................................................................................          2.03
       "Repurchase Offer"............................................................................          3.09

SECTION 1.03 INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in, and made a part of, this Indenture.

         The following TIA terms used in this Indenture have the following meanings:

                  "indenture securities" means the Notes;

                  "indenture security holder" means a Holder of a Note;

                  "indenture to be qualified" means this Indenture;

                  "indenture trustee" or "institutional trustee" means the Trustee; and

                  "obligor" on the Notes means the Issuers, the Guarantor and any successor obligor upon the Notes.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by the Commission rule under the TIA have the meanings so assigned to them therein.

SECTION 1.04 RULES OF CONSTRUCTION.

         Unless the context otherwise requires:

             (1)  a term has the meaning assigned to it herein;

             (2) an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP;

             (3)  "or" is not exclusive;

             (4) words in the singular include the plural, and in the plural include the singular;

             (5)  provisions apply to successive events and transactions; and

             (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time.

                                   ARTICLE 2.
                                   THE NOTES

SECTION 2.01 FORM AND DATING.

         (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of EXHIBIT A attached hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes initially shall be issued in denominations of $1,000 and integral multiples thereof.

         The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuers, the Guarantor and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provisions of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

         Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto.

         Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

         Euroclear and Cedel Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Cedel Bank" and "Customer Handbook" of Cedel Bank shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Cedel Bank.

         Except as set forth in Section 2.06 hereof, the Global Notes may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

         (b) Book-Entry Provisions. This Section 2.01(b) shall apply only to Rule 144A Global Notes and Regulation S Permanent Global Notes deposited with or on behalf of the Depositary.

         The Issuers shall execute and the Trustee shall, in accordance with this Section 2.01(b), authenticate and deliver the Global Notes that (i) shall be registered in the name of the Depositary or the nominee of the Depositary and
(ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions or held by the Trustee as custodian for the Depositary.

         Participants shall have no rights either under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Note Custodian as custodian for the Depositary or under such Global Note, and the Depositary may be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants, the operation of customary practices of such Depositary governing the exercise of the rights of an owner of a beneficial interest in any Global Note.

         (c) Definitive Notes. Notes issued in certificated form shall be substantially in the form of EXHIBIT A attached hereto (but without including the text referred to in footnotes 1 and 3 thereto).

SECTION 2.02 EXECUTION AND AUTHENTICATION.

         An Officer shall sign the Notes for each of the Issuers by manual or facsimile signature.

         If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

         A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture. The form of Trustee's certificate of authentication to be borne by the Notes shall be substantially as set forth in EXHIBIT A hereto.

         The Trustee shall, upon a written order of the Issuers signed by an Officer of each of the Issuer directing the Trustee to authenticate the Notes, authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes. The Trustee shall, upon written order of the Issuers signed by an Officer, authenticate New Senior Secured Notes for original issuance in exchange for a like principal amount of Senior Secured Notes exchanged in the Exchange Offer or otherwise exchanged for New Senior Secured Notes pursuant to the terms of the Registration Rights Agreement. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof.

         The Trustee may (at the Issuers' expense) appoint an authenticating agent acceptable to the Issuers' to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuers or an Affiliate of the Issuers.

SECTION 2.03 REGISTRAR AND PAYING AGENT.

         The Issuers shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and (ii) an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuers may appoint one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuers may act as Paying Agent or Registrar.

         The Issuers initially appoint The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

         The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes. The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent with respect to the Definitive Notes.

SECTION 2.04 PAYING AGENT TO HOLD MONEY IN TRUST.

         The Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and shall notify the Trustee of any default by the Issuers in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuers) shall have no further liability for the money. If the Issuers act as Paying Agent, they shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon the occurrence of events specified in
Section 6.01(vii) through (viii) hereof, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.05 HOLDER LISTS.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Issuers and/or the Guarantor shall furnish to the Trustee at least seven (7) Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Issuers and the Guarantor shall otherwise comply with TIA Section 312(a).

SECTION 2.06 TRANSFER AND EXCHANGE.

         (a) Transfer and Exchange of Global Notes. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture and the procedures of the Depositary therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Beneficial interests in a Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Note in accordance with the transfer restrictions set forth in the legend in subsection
(g) of this Section 2.06. Transfers of beneficial interests in the Global Notes to Persons required to take delivery thereof in the form of an interest in another Global Note shall be permitted as follows:

             (i) Rule 144A Global Note to Regulation S Global Note. If, at any time, an owner of a beneficial interest in a Rule 144A Global Note deposited with the Depositary (or the Trustee as custodian for the Depositary) wishes to transfer its beneficial interest in such Rule 144A Global Note to a Person who is required or permitted to take delivery thereof in the form of an interest in a Regulation S Global Note, such owner shall, subject to the Applicable Procedures, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Regulation S Global Note as provided in this
                  Section 2.06(a)(i). Upon receipt by the Trustee of (1) instructions given in accordance with the Applicable Procedures from a Participant directing the Trustee to credit or cause to be credited a beneficial interest in the Regulation S Global Note in an amount equal to the beneficial interest in the Rule 144A Global Note to be exchanged, (2) a written order given in accordance with the Applicable Procedures containing information regarding the Participant account of the Depositary and the Euroclear or Cedel account to be credited with such increase, and (3) a certificate in the form of EXHIBIT B-1 hereto given by the owner of such beneficial interest stating that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with Rule 903 or Rule 904 of Regulation S, then the Trustee, as Registrar, shall instruct the Depositary to reduce or cause to be reduced the aggregate principal amount at maturity of the applicable Rule 144A Global Note and to increase or cause to be increased the aggregate principal amount at maturity of the applicable Regulation S Global Note by the principal amount at maturity of the beneficial interest in the Rule 144A Global Note to be exchanged or transferred, to credit or cause to be credited to the account of the Person specified in such instructions, a beneficial interest in the Regulation S Global Note equal to the reduction in the aggregate principal amount at maturity of the Rule 144A Global Note, and to debit, or cause to be debited, from the account of the Person making such exchange or transfer the beneficial interest in the Rule 144A Global Note that is being exchanged or transferred.

             (ii) Regulation S Global Note to Rule 144A Global Note. If, at any
                  time, after the expiration of the 40-day restricted period, an owner of a beneficial interest in a Regulation S Global Note deposited with the Depositary or with the Trustee as custodian for the Depositary wishes to transfer its beneficial interest in such Regulation S Global Note to a Person who is required or permitted to take delivery thereof in the form of an interest in a Rule 144A Global Note, such owner shall, subject to the Applicable Procedures, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Rule 144A Global Note as provided in this Section 2.06(a)(ii). Upon receipt by the Trustee of (1) instructions from Euroclear or Cedel, if applicable, and the Depositary, directing the Trustee, as Registrar, to credit or cause to be credited a beneficial interest in the Rule 144A Global Note equal to the beneficial interest in the Regulation S Global Note to be exchanged, such instructions to contain information regarding the Participant account with the Depositary to be credited with such increase, (2) a written order given in accordance with the Applicable Procedures containing information regarding the participant account of the Depositary and (3) a certificate in the form of EXHIBIT B-2 attached hereto given by the owner of such beneficial interest stating (A) if the transfer is pursuant to Rule 144A, that the Person transferring such interest in a Regulation S Global Note reasonably believes that the Person acquiring such interest in a Rule 144A Global Note is a QIB and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and any applicable blue sky or securities laws of any state of the United States, (B) that the transfer complies with the requirements of Rule 144 under the Securities Act,
                  (C) if the transfer is to an Institutional Accredited Investor that such transfer is in compliance with the Securities Act and a certificate in the form of EXHIBIT C attached hereto and, if such transfer is in respect of an aggregate principal amount of less than $100,000, an Opinion of Counsel acceptable to the Issuers that such transfer is in compliance with the Securities Act or (D) if the transfer is pursuant to any other exemption from the registration requirements of the Securities Act, that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the requirements of the exemption claimed, such statement to be supported by an Opinion of Counsel from the transferee or the transferor in form reasonably acceptable to the Issuers and to the Registrar and in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction, then the Trustee, as Registrar, shall instruct the Depositary to reduce or cause to be reduced the aggregate principal amount at maturity of such Regulation S Global Note and to increase or cause to be increased the aggregate principal amount at maturity of the applicable Rule 144A Global Note by the principal amount at maturity of the beneficial interest in the Regulation S Global Note to be exchanged or transferred, and the Trustee, as Registrar, shall instruct the Depositary, concurrently with such reduction, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the applicable Rule 144A Global Note equal to the reduction in the aggregate principal amount at maturity of such Regulation S Global Note and to debit or cause to be debited from the account of the Person making such transfer the beneficial interest in the Regulation S Global Note that is being exchanged or transferred.

         (b) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented by a Holder to the Registrar with a request to register the transfer of the Definitive Notes or to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested only if the Definitive Notes are presented or surrendered for registration of transfer or exchange, are endorsed and contain a signature guarantee or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney and contains a signature guarantee, duly authorized in writing and the Registrar received the following documentation (all of which may be submitted by facsimile):

             (i) in the case of Definitive Notes that are Transfer Restricted Securities, such request shall be accompanied by the following additional information and documents, as applicable:

                  (A) if such Transfer Restricted Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, or such Transfer Restricted Security is being transferred to the Issuers or any of its Subsidiaries, a certification to that effect from such Holder (in substantially the form of EXHIBIT B-3 hereto); or

                  (B) if such Transfer Restricted Security is being transferred to a QIB in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of EXHIBIT B-3 hereto); or

                  (C) if such Transfer Restricted Security is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 904 under the Securities Act, a certification to that effect from such Holder (in substantially the form of EXHIBIT B-3 hereto);

                  (D) if such Transfer Restricted Security is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) and (C) above, a certification to that effect from such Holder (in substantially the form of EXHIBIT B-3 hereto), a certification substantially in the form of EXHIBIT C hereto, and, if such transfer is in respect of an aggregate principal amount of Notes of less than $100,000, an Opinion of Counsel acceptable to the Issuers that such transfer is in compliance with the Securities Act; or

                  (E) if such Transfer Restricted Security is being transferred in reliance on any other exemption from the registration requirements of the Securities Act, a certification to that effect from such Holder (in substantially the form of EXHIBIT B-3 hereto) and an Opinion of Counsel from such Holder or the transferee reasonably acceptable to the Issuers and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

     (c) Transfer of a Beneficial Interest in a Rule 144A Global Note or Regulation S Permanent Global Note for a Definitive Note.

             (i) Any Person having a beneficial interest in a Rule 144A Global Note or Regulation S Permanent Global Note may upon request, subject to the Applicable Procedures, exchange such beneficial interest for a Definitive Note. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary (or Euroclear or Cedel, if applicable), from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Rule 144A Global Note or Regulation S Permanent Global Note , and, in the case of a Transfer Restricted Security, the following additional information and documents (all of which may be submitted by facsimile):

                  (A) if such beneficial interest is being transferred to the Person designated by the Depositary as being the beneficial owner, a certification to that effect from such Person (in substantially the form of EXHIBIT B-4 hereto);

                  (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form of EXHIBIT B-4 hereto);

                  (C) if such beneficial interest is being transferred to an Institutional Accredited Investor, pursuant to a private placement exemption from the registration requirements of the Securities Act (and based on an opinion of counsel if the Issuers so request), a certification to that effect from such Holder (in substantially the form of EXHIBIT B-4 hereto) and a certificate from the applicable transferee (in substantially the form of EXHIBIT C hereto); or

                  (D) if such beneficial interest is being transferred in reliance on any other exemption from the registration requirements of the Securities Act, a certification to that effect from the transferor (in substantially the form of EXHIBIT B-4 hereto) and an Opinion of Counsel from the transferee or the transferor reasonably acceptable to the Issuers and to the Registrar to the effect that such transfer is in compliance with the Securities Act, in which case the Trustee or the Note Custodian, at the direction of the Trustee, shall, in accordance with the standing instructions and procedures existing between the Depositary and the Note Custodian, cause the aggregate principal amount of Rule 144A Global Notes or Regulation S Permanent Global Notes, as applicable, to be reduced accordingly and, following such reduction, the Issuers shall execute and, the Trustee shall authenticate and deliver to the transferee a Definitive Note in the appropriate principal amount.

             (ii) Definitive Notes issued in exchange for a beneficial interest in a Rule 144A Global Note or Regulation S Permanent Global Note, as applicable, pursuant to this Section 2.06(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or

                  Indirect Participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Following any such issuance of Definitive Notes, the Trustee, as Registrar, shall instruct the Depositary to reduce or cause to be reduced the aggregate principal amount at maturity of the applicable Global Note to reflect the transfer.

         (d) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provision of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.06), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

         (e) Transfer and Exchange of a Definitive Note for a Beneficial Interest in a Global Note. A definitive Note may not be transferred or exchanged for a beneficial interest in a Global Note.

         (f) Authentication of Definitive Notes in Absence of Depositary. If at any time:

             (i) the Depositary for the Notes notifies the Issuers that the Depositary is unwilling or unable to continue as Depositary for the Global Notes and a successor Depositary for the Global Notes is not appointed by the Issuers within 90 days after delivery of such notice; or

             (ii) the Issuers, at their sole discretion, notify the Trustee in writing that they elect to cause the issuance of Definitive Notes under this Indenture,

then the Issuers shall execute, and the Trustee shall, upon receipt of an authentication order in accordance with Section 2.02 hereof, authenticate and deliver, Definitive Notes in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes.

         (g) Legends.

             (i) Except as permitted by the following paragraphs (iii), (iv) and (v), each Note certificate evidencing Global Notes and Definitive Notes (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend (the "Private Placement Legend") in substantially the following form:

                  "THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

                  (A) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES
                        ACT) (A "QIB") OR (B) IT HAS ACQUIRED THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT.

                  (B) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND

                  (C) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

                  AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATIONS S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING."

             (ii) Each Note shall bear a legend (the "Original Issue Discount
                  Legend") in substantially the following form:

                  "FOR THE PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS SECURITY, THE ISSUE PRICE IS $_____, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $_____, THE ISSUE DATE IS OCTOBER 1, 1999 AND THE YIELD TO MATURITY IS ___% PER ANNUM."

             (iii) Upon any sale or transfer of a Transfer Restricted Security
                   (including any Transfer Restricted Security represented by a Global Note) pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act:

                   (A) in the case of any Transfer Restricted Security that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Note that does not bear the legend set forth in (i) above and rescind any restriction on the transfer of such

                         Transfer Restricted Security upon receipt of a certification from the transferring holder substantially in the form of EXHIBIT B-4 hereto; and

                   (B) in the case of any Transfer Restricted Security represented by a Global Note, such Transfer Restricted Security shall not be required to bear the legend set forth in (i) above, but shall continue to be subject to the provisions of Section 2.06(a) and (b) hereof; provided, however, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Note for a Definitive Note that does not bear the legend set forth in (i) above, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form of EXHIBIT B-4 hereto).

             (iv) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Note) in reliance on any exemption from the registration requirements of the Securities Act (other than exemptions pursuant to Rule 144A or Rule 144 under the Securities Act) in which the Holder or the transferee provides an Opinion of Counsel to the Issuers and the Registrar in form and substance reasonably acceptable to the Issuers and the Registrar (which Opinion of Counsel shall also state that the transfer restrictions contained in the legend are no longer applicable):

                   (A) In the case of any Transfer Restricted Security that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Note that does not bear the legend set forth in (i) above and rescind any restriction on the transfer of such Transfer Restricted Security; and

                   (B) in the case of any Transfer Restricted Security represented by a Global Note, such Transfer Restricted Security shall not be required to bear the legend set forth in (i) above, but shall continue to be subject to the provisions of Section 2.06(a) and (b) hereof.

             (v) Notwithstanding the foregoing, upon the consummation of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuers shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in aggregate principal amount equal to the principal amount of the Restricted Beneficial Interests tendered for acceptance by persons that are not (x) broker-dealers, (y) Persons participating in the distribution of the Notes or (z) Persons who are affiliates (as defined in Rule 144) of the Issuers and accepted for exchange in the Exchange Offer and (ii) Definitive Notes that do not bear the Private Placement Legend in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly and the Issuers shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

         (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in Global Notes have been exchanged for Definitive Notes, redeemed, repurchased or cancelled, all Global Notes shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, redeemed, repurchased or cancelled, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction.

         (i) General Provisions Relating to Transfers and Exchanges.

             (i) To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Global Notes and Definitive Notes at the Registrar's request.

             (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any stamp or transfer tax or similar governmental charge payable in connection therewith (other than any such stamp or transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.10, 4.14 and 9.05 hereto).

             (iii) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

             (iv) The Registrar shall not be required:(A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of fifteen (15) Business Days before the day of any selection of Notes for redemption under
                   Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

             (v) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and neither the Trustee, any Agent nor the Issuers shall be affected by notice to the contrary.

             (vi) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

SECTION 2.07 REPLACEMENT NOTES.

         If any mutilated Note is surrendered to the Trustee, or the Issuers and the Trustee receives evidence to their satisfaction of the destruction, loss or theft of any Note, the Issuers shall issue and the Trustee, upon the written order of the Issuers signed by an Officer of each Issuer, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Issuers, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuers and the Trustee may charge for their expenses in replacing a Note.

         Every replacement Note is an additional obligation of the Issuers and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.08 OUTSTANDING NOTES.

         The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this
Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Issuers or the Guarantor or an Affiliate of the Issuers or the Guarantor holds the Note.

         If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

         If the principal amount of any Note is considered paid under Section
4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

         If the Paying Agent (other than the Issuers or an Affiliate thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09 TREASURY NOTES.

         In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuers or the Guarantor, or by any Affiliate of the Issuers or the Guarantor shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes shown on the Trustee's register as being so owned shall be so disregarded. Notwithstanding the foregoing, Notes that are to be acquired by the Issuers or the Guarantor or an Affiliate of the Issuers or the Guarantor pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by such entity until legal title to such Notes passes to such entity.

SECTION 2.10 TEMPORARY NOTES.

         Until Definitive Notes are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Notes upon a written order of the Issuers signed by an Officer of each Issuer. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Issuers consider appropriate for temporary Notes. Without unreasonable delay, the Issuers shall prepare and the Trustee shall upon receipt of a written order of each Issuer signed by an Officer authenticate Definitive Notes in exchange for temporary Notes.

         Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11 CANCELLATION.

         The Issuers at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder or which the Issuers may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. All Notes surrendered for registration of transfer, exchange or payment, if surrendered to any Person other than the Trustee, shall be delivered to the Trustee. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation. Subject to Section 2.07 hereof, the Issuers may not issue new Notes to replace Notes that it has redeemed or paid or that have been delivered to the Trustee for cancellation. All cancelled Notes held by the Trustee shall be destroyed and certification of their destruction delivered to the Issuers, unless by a written order, signed by an Officer of each of the Issuers, the Issuers shall direct that cancelled Notes be returned to it.

SECTION 2.12 DEFAULTED INTEREST.

         If the Issuers or the Guarantor defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five (5) Business Days prior to the payment date, in each case at the rate provided in the Notes and in
Section 4.01 hereof. The Issuers shall fix or cause to be fixed each such special record date and payment date, and shall promptly thereafter, notify the Trustee of any such date. At least fifteen (15) days before the special record date, the Issuers (or the Trustee, in the name and at the expense of the Issuers) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13 RECORD DATE.

         The record date for purposes of determining the identity of Holders of the Notes entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA Section 316(c).

SECTION 2.14 COMPUTATION OF INTEREST.

         Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

SECTION 2.15 CUSIP NUMBER.

         The Issuers in issuing the Notes may use a "CUSIP" number, and if it does so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuers shall promptly notify the Trustee of any change in the CUSIP number.

                                   ARTICLE 3.
                            REDEMPTION AND PREPAYMENT

SECTION 3.01 NOTICES TO TRUSTEE.

         If the Issuers elect to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, they shall furnish to the Trustee, at least 45 days but not more than 60 days before a redemption date (unless a shorter period is acceptable to the Trustee) an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

         If the Issuers are required to make an offer to purchase Notes pursuant to Section 4.11 or 4.12 hereof, they shall furnish to the Trustee, at least 45 days before the scheduled purchase date, an Officers' Certificate setting forth
(i) the section of this Indenture pursuant to which the offer to purchase shall occur, (ii) the terms of the offer, (iii) the principal amount of Notes to be purchased, (iv) the purchase price, (v) the purchase date and (vi) and further setting forth a statement to the effect that (a) the Issuers or AmeriServe or one its Subsidiaries has affected an Asset Sale and there are Excess Proceeds aggregating more than $15.0 million or (b) a Change of Control has occurred, as applicable.

SECTION 3.02 SELECTION OF NOTES TO BE REDEEMED OR PURCHASED.

         If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

SECTION 3.03 NOTICE OF REDEMPTION.

         At least 30 days but not more than 60 days before a redemption date, the Issuers shall mail or cause to be mailed by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed.

         The notice shall identify the Notes to be redeemed and shall state:

             (1)   the redemption date;

             (2) the redemption price for the Notes and accrued interest, and Liquidated Damages, if any;

             (3) if any Note is being redeemed in part, the portion of the principal amount of such Notes to be redeemed and that, after the redemption date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon surrender of the original Note;

             (4)   the name and address of the Paying Agent;

             (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

             (6) that, unless the Issuers default in making such redemption payment, interest and Liquidated Damages, if any, on Notes called for redemption ceases to accrue on and after the redemption date;

             (7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

             (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

         At the Issuers' request, the Trustee shall give the notice of redemption in the Issuers' name and at the Issuers' expense; provided, however, that the Issuers shall have delivered to the Trustee, at least 45 days prior to the redemption date (or such shorter period as shall be acceptable to the Trustee), an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in the notice as provided in the preceding paragraph. The notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note shall not affect the validity of the proceeding for the redemption of any other Note.

SECTION 3.04 EFFECT OF NOTICE OF REDEMPTION.

         Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price plus accrued and unpaid interest and Liquidated Damages, if any, to such date. A notice of redemption may not be conditional.

SECTION 3.05 DEPOSIT OF REDEMPTION OR PURCHASE PRICE.

         On or before 10:00 a.m. (New York City time) on each redemption date or the date on which Notes must be accepted for purchase pursuant to Section 4.12 or 4.11, the Issuers shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued and unpaid interest and Liquidated Damages, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly return to the Issuers upon their written request any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption price of (including any applicable premium), accrued interest and Liquidated Damages, if any, on all Notes to be redeemed or purchased.

         If Notes called for redemption or tendered in an Asset Sale Offer or Change of Control Offer are paid or if the Issuers have deposited with the Trustee or Paying Agent money sufficient to pay the redemption or purchase price of, unpaid and accrued interest and Liquidated Damages, if any, on all Notes to be redeemed or purchased, on and after the redemption or purchase date interest and Liquidated Damages, if any, shall cease to accrue on the Notes or the portions of Notes called for redemption or tendered and not withdrawn in an Asset Sale Offer or Change of Control Offer (regardless of whether certificates for such securities are actually surrendered). If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest and Liquidated Damages, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal and Liquidated Damages, if any, from the redemption or purchase date until such principal and Liquidated Dames, if any, is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case, at the rate provided in the Notes and in Section 4.01 hereof.

SECTION 3.06 NOTES REDEEMED IN PART.

         Upon surrender of a Note that is redeemed in part, the Issuers shall issue and, upon the Issuers' written request, the Trustee shall authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07 OPTIONAL REDEMPTION.

         (a) Except as set forth in the next paragraph, the Notes will not be redeemable at the Issuers' option prior to September 15, 2003. Thereafter, the Notes will be subject to redemption at any time at the option of the Issuers, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of the Accreted Value) set forth below plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on September 15 of the years indicated below:


                 YEAR                                                                PERCENTAGE
                 ----                                                                ----------

                 2003..........................................................        106.00%
                 2004..........................................................        103.00%
                 2005 and thereafter...........................................        100.000%

         (b) Notwithstanding the foregoing, at any time prior to September 15, 2001, the Issuers may redeem up to 33% of the original aggregate principal amount of Notes at a redemption price of 112.0% of the Accreted Value thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date, with the net cash proceeds of a Public Equity Offering that are used to prepay the Term Loan; provided that at least 67% of the original aggregate principal amount of Notes remains outstanding immediately after the occurrence of such redemption; and provided, further, that such redemption shall occur within 45 days of the date of the closing of such Public Equity Offering.

SECTION 3.08 MANDATORY REDEMPTION.

         Except as set forth under Sections 4.11 and 4.12 hereof, the Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

SECTION 3.09 REPURCHASE OFFERS.

         In the event that the Issuers shall be required to commence an offer to all Holders to repurchase Notes (a "Repurchase Offer") pursuant to Section 4.12 hereof, (an "Asset Sale Offer") or pursuant to Section 4.11 hereof, (a "Change of Control Offer,") the Issuers shall follow the procedures specified below.

         A Repurchase Offer shall commence no earlier than 30 days and no later than 60 days after a Change of Control (unless the Issuers are not required to make such offer pursuant to Section 4.11 hereof) or an Excess Proceeds Offer Triggering Event (as defined below), as the case may be, and remain open for a period of twenty (20) Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five (5) Business Days after the termination of the Offer Period (the "Purchase Date"), the Issuers shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.12 hereof, in the case of an Excess Proceeds Offer, or 4.11 hereof, in the case of a Change of Control Offer (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Repurchase Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

         If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Liquidated Damages, if any, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest or Liquidated Damages, if any, shall be payable to Holders who tender Notes pursuant to the Repurchase Offer.

         Upon the commencement of a Repurchase Offer, the Issuers shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to such Repurchase Offer. The Repurchase Offer shall be made to all Holders. The notice, which shall govern the terms of the Repurchase Offer, shall describe the transaction or transactions that constitute the Change of Control or Excess Proceeds Offer Triggering Event, as the case may be and shall state:

         (a)      that the Repurchase Offer is being made pursuant to this
                  Section 3.09 and Section 4.12 or 4.11 hereof, as the case may be, and the length of time the Repurchase Offer shall remain open;

         (b)      the Offer Amount, the purchase price and the Purchase Date;

         (c) that any Note not tendered or accepted for payment shall continue to accrue interest;

         (d) that, unless the Issuers default in making such payment, any Note accepted for payment pursuant to the Repurchase Offer shall cease to accrue interest and Liquidated Damages, if any, after the Purchase Date;

         (e) that Holders electing to have a Note purchased pursuant to a Repurchase Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note, duly completed, or transfer by book-entry transfer, to the Issuers, the Depositary, or the Paying Agent at the address specified in the notice not later than the close of business on the last day of the Offer Period;

         (f) that Holders shall be entitled to withdraw their election if the Issuers, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

         (g) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Issuers shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Issuers so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

         (h) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

         On or before 10:00 a.m. (New York City time) on each Purchase Date, the Issuers shall irrevocably deposit with the Trustee or Paying Agent in immediately available funds the aggregate purchase price with respect to a principal amount of Notes equal to the Offer Amount, together with accrued and unpaid interest and Liquidated Damages, if any, thereon, to be held for payment in accordance with the terms of this Section 3.09. On the Purchase Date, the Issuers shall, to the extent lawful, (i) accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Repurchase Offer, or if less than the Offer Amount has been tendered, all Notes tendered, (ii) deliver or cause the Paying Agent or depository, as the case may be, to deliver to the Trustee Notes so accepted and
(iii) deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Issuers in accordance with the terms of this Section 3.09. The Issuers, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than three (3) Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuers for purchase, plus any accrued and unpaid interest and Liquidated Damages, if any, thereon, and the Issuers shall promptly issue a new Note, and the Trustee, shall authenticate and mail or deliver such new Note, to such Holder, equal in principal amount to any unpurchased portion of such Holder's Notes surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof. The Issuers shall publicly announce in a newspaper of general circulation or in a press release provided to a nationally recognized financial wire service the results of the Repurchase Offer on the Purchase Date.

         Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01, 3.02, 3.05 and 3.06 hereof.

                                   ARTICLE 4.
                                   COVENANTS

SECTION 4.01 PAYMENT OF NOTES.

         The Issuers shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. The Issuers shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement. Principal, premium and Liquidated Damages, if any, and interest, shall be considered paid for all purposes hereunder on the date the Paying Agent, if other than the Issuers, holds, as of 10:00 a.m. (New York City time) money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all such principal, premium and Liquidated Damages, if any, and interest, then due.

         The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02 MAINTENANCE OF OFFICE OR AGENCY.

         The Issuers shall maintain in the Borough of Manhattan, the City of New York an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

         The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Issuers hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.03 hereof.

SECTION 4.03 CORPORATE EXISTENCE.

         The Issuers shall do or cause to be done all things necessary to preserve and keep in full force and effect their corporate, partnership, trust or other existence and the corporate, partnership, trust or other existence of each of their Subsidiaries in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuers and the rights (charter and statutory), licenses and franchises of the Issuers and their Subsidiaries.

SECTION 4.04 COMPLIANCE CERTIFICATE.

         The Issuers shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Issuers and their Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that, to the best of his or her knowledge, each entity has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuers are taking or propose to take with respect thereto) and that, to the best of his or her knowledge, no event has occurred and remains in existence by reason of which payments on account of the principal of, premium or Liquidated Damages, if any, or interest on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuers are taking or proposes to take with respect thereto.

         So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, in connection with the year-end financial statements delivered pursuant to Section 4.03 hereof, the Issuers shall use their best efforts to deliver a written statement of the Issuers' independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Issuers have violated any provisions of Article Four hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation. In the event that such written statement of the Issuers' independent public accountants cannot be obtained, the Issuers shall deliver an Officers' Certificate certifying that it has used its best efforts to obtain such statements and was unable to do so.

         The Issuers shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Issuers are taking or propose to take with respect thereto.

SECTION 4.05 TAXES.

         The Issuers shall pay, and shall cause each of their Subsidiaries to pay, prior to delinquency all material taxes, assessments and governmental levies, except such as are contested in good faith and by appropriate proceedings and with respect to which appropriate reserves have been taken in accordance with GAAP.

SECTION 4.06 STAY, EXTENSION AND USURY LAWS.

         The Issuers and the Guarantor covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each of the Issuers and the Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07 IMPAIRMENT OF LIENS.

         The Issuers shall not take or knowingly or negligently omit to take, any action which action or omission might or would have the result of materially impairing the Liens granted by the Issuers with respect to the Note Collateral for the benefit of the Trustee and the Holders of the Notes. Except as permitted by this Indenture and the Note Security Documents, the Issuers shall not grant to any Person other than the Trustee, for the benefit of the Trustee and the Holders of the Notes, any interest whatsoever in any of the Note Collateral.

SECTION 4.08 LIMITATION ON ACTIVITIES OF THE ISSUERS.

         The Issuers will not engage in any business activity or undertake any activity, except any activity (i) relating to the offering, sale or issuance of the Notes or the lending of the proceeds of such sale of Notes to AmeriServe pursuant to the Amended Credit Agreement, or (ii) undertaken with the purpose of, and directly related to, exercising its rights under, and fulfilling the obligations of the Issuers under the Notes, this Indenture, the Amended Credit Agreement and the Note Security Documents. Finco shall for so long as the Notes are outstanding be a limited purpose entity with organizational documents that limit its business activities and ability to commence a voluntary case or proceeding under any applicable bankruptcy or insolvency laws. The Issuers shall not (i) incur any Indebtedness other than the Notes or (ii) enter into any derivative product transactions.

         Notwithstanding the foregoing, if AmeriServe may incur additional indebtedness pursuant to the terms of the Amended Credit Agreement, Finco may issue and sell Additional Notes in an aggregate principal amount not greater than the lesser of (x) the amount of additional indebtedness AmeriServe may





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

incur pursuant to the terms of the Amended Credit Agreement and (y) $45.0 million, and loan the proceeds of such sale to AmeriServe as additional indebtedness under the Term Loan.

SECTION 4.09 LIENS

         The Issuers shall not create, incur, assume or otherwise cause or suffer to exist or become effective any Lien upon any of their property or assets (including the Note Collateral), now owned or hereafter acquired.

SECTION 4.10 REPORTS

         Whether or not required by the Commission, so long as any Notes are outstanding, the Issuers will furnish to the Holders within the time periods specified in the Commission's rules and regulations: (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Issuers or AmeriServe were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Issuers' and AmeriServe's certified independent accountants; and (2) all current reports that would be required to be filed with the Commission on Form 8-K if the Issuers or AmeriServe were required to file such reports.

         In addition, whether or not required by the Commission, the Issuers will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Issuers shall, for so long as any Notes remain outstanding, furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 4.11 CHANGE OF CONTROL

         (a) Upon the occurrence of a Change of Control, the Issuers shall make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the Accreted Value thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Issuers shall mail a notice to each Holder stating: (1) that the Change of Control Offer is being made pursuant to this Section 4.11 and that all Notes tendered will be accepted for payment; (2) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"); (3) that any Note not tendered will continue to accrue interest; (4) that, unless the Issuers default in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof. The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes in connection with a Change of Control.

         (b) On the Change of Control Payment Date, the Issuers will, to the extent lawful:

             (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

             (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

             (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by us.

         (c) The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Issuers shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. The Change of Control provisions described above are applicable whether or not any other provisions of this Indenture are applicable.

         (d) The Issuers shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Issuers and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

SECTION 4.12 ASSET SALES

         The Issuers shall not consummate an Asset Sale.

         Upon the occurrence of an Asset Sale by AmeriServe or any of its Restricted Subsidiaries the Net Proceeds of which are applied to repay the Term Loan, such Net Proceeds paid to either Issuer shall be deemed to constitute "Excess Proceeds."

         The Issuers shall make an offer to all Holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the Accreted Value thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuers shall invest any remaining Excess Proceeds in Government Securities. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

SECTION 4.13 PAYMENT FOR CONSENTS.

         Neither the Issuers nor any of their Affiliates shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions hereof or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

                                   ARTICLE 5.
                                   SUCCESSORS

SECTION 5.01 MERGER, CONSOLIDATION OF SALE OF ASSETS.

         The Issuers shall not consolidate or merge with or into or sell, assign, transfer, convey or otherwise dispose of all or substantially all of their properties or assets in one or more related transactions, to another corporation, Person or entity.

                                   ARTICLE 6.
                              DEFAULTS AND REMEDIES

SECTION 6.01 EVENTS OF DEFAULT.

         Each of the following constitutes an "Event of Default":

         (i) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes;

         (ii) default in payment when due of principal of or premium, if any, on the Notes;

         (iii) failure by either Issuer to comply with the provisions described under Sections 4.07, 4.08, 4.11, 4.12 or Article 5 hereof;

         (iv) failure by either Issuer for 60 days after notice from the Trustee or at least 25% in principal amount of the Notes then outstanding to comply with any of its other agreement in this Indenture or the Notes;

         (v)       default under the Term Loan;

         (vi) failure by either Issuer to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

         (vii) either Issuer or any of their Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, pursuant to or within the meaning of Bankruptcy Law:

                   (a)   commences a voluntary case,

                   (b) consents to the entry of an order for relief against it in an involuntary case,

                   (c) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                   (d) makes a general assignment for the benefit of its creditors, or

                   (e)   generally is not paying its debts as they become due;

         (viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                   (a) is for relief against either Issuer or any of their Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

                   (b) appoints a Custodian of either Issuer or any of their Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of either Issuer or any of their Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

                   (c) orders the liquidation of either Issuer or any of their Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

                   and the order or decree remains unstayed and in effect for 60 consecutive days; or

         (ix) the Liens under the Note Security Documents shall, at any time, cease to be in full force and effect for any reason (other than by operation of the provisions of this Indenture and the Note Security Documents) other than satisfaction in full of all Obligations under this Indenture and discharge of this Indenture, or any Lien created hereunder shall be declared invalid or unenforceable or either Issuer shall assert, in any pleading in any court of competent jurisdiction, that any such Lien is unenforceable.

         The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

SECTION 6.02 ACCELERATION.

         If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Accreted Value of all Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default as described in (vii) and (viii) of Section 6.01 hereof, the Accreted Value of all outstanding Notes shall become due and payable without further action or notice. Holders of the Notes may not enforce this Indenture or the Notes except as provided in this Indenture.

         In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuers with the intention of avoiding payment of the premium that the Issuers would have had to pay if the Issuers then had elected to redeem the Notes pursuant to the optional redemption provisions of Section 3.07(a) hereof, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an

Event of Default occurs prior to September 15, 2003 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuers with the intention of avoiding the prohibition on redemption of the Notes prior to September 15, 2003, then the amount payable in respect of such Notes for purposes of this paragraph for each of the twelve-month periods beginning on September 15 of the years indicated below shall be set forth below, expressed as percentages of the Accreted Value that would otherwise be due but for the provisions of this sentence, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of payment:


                 YEAR                                                                  PERCENTAGE
                 ----                                                                  ----------

                 2000..............................................................      112.00%
                 2001..............................................................      110.00%
                 2002..............................................................      108.00%


SECTION 6.03 OTHER REMEDIES.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, interest and Liquidated Damages, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

         The Issuers are required to deliver to the Trustee annually a statement regarding compliance with this Indenture, and the Issuers are required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

SECTION 6.04 WAIVER OF PAST DEFAULTS.

         The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under this Indenture (including any acceleration (other than an automatic acceleration resulting from an Event of Default under clause (vii) or (viii) of
Section 6.01 hereof) except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes (other than as a result of an acceleration), which shall require the consent of all of the Holders of the Notes then outstanding.

SECTION 6.05 CONTROL BY MAJORITY.

         The Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust power conferred on it. However, (i) the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability, and (ii) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. In case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of its own affairs. Notwithstanding any provision to the contrary in this Indenture, the Trustee is under no obligation to exercise any of its rights or powers under this Indenture at the request of any Holder of Notes, unless such

Holder shall offer to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

SECTION 6.06 LIMITATION ON SUITS.

         A Holder of a Note may pursue a remedy with respect to this Indenture, the Note Guarantee or the Notes only if:

         (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default or the Trustee receives such notice from the Issuers;

         (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

         (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

         (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

         (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

         A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 6.07 RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

         Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, interest, and Liquidated Damages, if any, on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08 COLLECTION SUIT BY TRUSTEE.

         If an Event of Default specified in Section 6.01(i) or (ii) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09 TRUSTEE MAY FILE PROOFS OF CLAIM.

         The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes), its creditors or its property, to participate as a member, voting or otherwise, of any official committee of creditors appointed in such manner and shall be entitled and empowered to collect, receive and distribute any money or other securities or property payable or deliverable upon the conversion or exchange of the Notes or on any such claims and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10 PRIORITIES.

         If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

             First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

             Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, interest, and Liquidated Damages, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, interest, and Liquidated Damages, if any, respectively;

             Third: without duplication, to the Holders for any other Obligations owing to the Holders under this Indenture and the Notes; and

             Fourth: to the Issuers or to such party as a court of competent jurisdiction shall direct.

         The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

SECTION 6.11 UNDERTAKING FOR COSTS.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                   ARTICLE 7.
                                     TRUSTEE

SECTION 7.01 DUTIES OF TRUSTEE.

         (a) If an Event of Default has occurred and is continuing of which a Responsible Officer of the Trustee has knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         (b)       Except during the continuance of an Event of Default:

                   (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture or the TIA and the Trustee need perform only those duties that are specifically set forth in this Indenture or the TIA and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                   (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                   (i)   this paragraph does not limit the effect of paragraph
                         (b) of this Section 7.01;

                   (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                   (iii) the Trustee shall not be liable with respect to any
                         action it takes or omits to take in good faith in accordance with a direction received by it pursuant to
                         Section 6.05 hereof.

         (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

         (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law. The Trustee may be the Collateral Agent.



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SECTION 7.02 RIGHTS OF TRUSTEE.

         (a) The Trustee may conclusively rely on the truth of the statements and correctness of the opinions contained in, and shall be protected from acting or refraining from acting upon, any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. Prior to taking, suffering or admitting any action, the Trustee may consult with counsel of the Trustee's own choosing and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

         (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers or the Guarantor shall be sufficient if signed by an Officer of the Issuers or the Guarantor, as applicable.

         (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

SECTION 7.03 INDIVIDUAL RIGHTS OF TRUSTEE.

         The Trustee in its individual or any other capacity may become the owner of Notes and may otherwise deal with the Issuers, the Guarantor or any Affiliate of the Issuers or the Guarantor with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections
7.10 and 7.11 hereof. The Trustee shall not be responsible for the validity, effectiveness or sufficiency of the Note Collateral or the Note Security Documents.

SECTION 7.04 TRUSTEE'S DISCLAIMER.

         The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Note Guarantee or the Notes, it shall not be accountable for the Issuers' use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers' direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or





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recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05 NOTICE OF DEFAULTS.

         If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment on any Note pursuant to Section 6.01(i) or (ii) hereof, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION 7.06 REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.

         Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA ss. 313(b). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c).

         A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Issuers and filed with the Commission and each stock exchange on which the Issuers have informed the Trustee in writing the Notes are listed in accordance with TIA ss. 313(d). The Issuers shall promptly notify the Trustee when the Notes are listed on any stock exchange and of any delisting thereof.

SECTION 7.07 COMPENSATION AND INDEMNITY.

         The Issuers and the Guarantor, jointly and severally, shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. To the extent permitted by law, the Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers and the Guarantor, jointly and severally, shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

         The Issuers and the Guarantor, jointly and severally, shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuers and the Guarantor (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuers, the Guarantor or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Issuers and the Guarantor promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers and the Guarantor shall not relieve the Issuers and the Guarantor of their obligations hereunder. The Issuers and the Guarantor shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuers and the Guarantor shall pay the reasonable fees and expenses of such counsel. The Issuers and the Guarantor need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld, conditioned or delayed.




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

         The obligations of the Issuers and the Guarantor under this Section
7.07 shall survive the satisfaction and discharge of this Indenture.

         To secure the Issuers' and the Guarantor's payment obligations in this
Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal, interest and Liquidated Damages, if any, on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(vii) or (viii) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

         The Trustee shall comply with the provisions of TIA ss. 313(b)(2) to the extent applicable.

SECTION 7.08 REPLACEMENT OF TRUSTEE.

         A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

         The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing. The Issuers may remove the Trustee if:

         (a)       the Trustee fails to comply with Section 7.10 hereof;

         (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

         (c) a Custodian or public officer takes charge of the Trustee or its property; or

         (d)       the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section
7.10 hereof, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and the duties of the Trustee under this







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Indenture. The successor Trustee shall mail a notice of its succession to the
Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in
Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this
Section 7.08, the Issuers' obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee. The replacement of the Trustee pursuant to this Section 7.08 shall operate as a replacement of the Collateral Agent as well. The Issuers shall take such actions as are necessary or desirable, in the opinion of counsel to the successor Collateral Agent to maintain the perfection of the Liens created by the Note Security Documents, all at the expense of the Issuers.

SECTION 7.09 SUCCESSOR TRUSTEE BY MERGER, ETC.

         If the Trustee or any Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee or any Agent, as applicable.

SECTION 7.10 ELIGIBILITY; DISQUALIFICATION.

         There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities. The Trustee and its direct parent shall at all times have a combined capital surplus of at least $50.0 million as set forth in its most recent annual report of condition.

         This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1), (2) and (5). The Trustee is subject to TIA ss. 310(b).

SECTION 7.11 PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE ISSUERS.

         The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

SECTION 7.12 CO-COLLATERAL AGENT.

         At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any of the Note Collateral may at the time be located, the Issuers and the Collateral Agent shall have power to appoint, and, upon the written request of the Collateral Agent or of the Holders of at least 25% in principal amount of the Notes outstanding the Issues shall for such purpose join the Collateral Agent in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Collateral Agent either to act as co-collateral agent, jointly with the Collateral Agent, of all or any part of the Note Collateral, or to act as separate collateral agent of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. If the Issuers do not join in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default has occurred and is continuing, the Collateral Agent alone shall have power to make such appointment.

         Should any written instrument from the Issuers be required by any co-collateral agent or separate collateral agent so appointed for more fully confirming to such co-collateral agent or separate collateral







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


agent such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Issuers.

         Every co-collateral agent or separate collateral agent shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

         A. The rights, powers, duties and obligations hereby conferred or imposed upon the Collateral Agent in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Collateral Agent or by the Collateral Agent and such co-collateral agent or separate collateral agent jointly, as shall be provided in the instrument appointing such co-collateral agent or separate collateral agent, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Collateral Agent shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-collateral agent or separate collateral agent.

         B. The Collateral Agent at any time, by an instrument in writing executed by it, with the concurrence of the Issuers evidenced by an Officers' Certificate, may accept the resignation of or remove any co-collateral agent or separate collateral agent appointed under this Section, and, in case an Event of Default has occurred and is continuing, the Collateral Agent shall have power to accept the resignation of, or remove, any such co-collateral agent or separate collateral agent without the concurrence of the Issuers. Upon the written request of the Collateral Agent, the Issuers shall join with the Collateral Agent in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-collateral agent or separate collateral agent so resigned or removed may be appointed in the manner provided in this Section.

         C. No co-collateral agent or separate collateral agent hereunder shall be personally liable by reason of any act or omission of the Collateral Agent, or any other such collateral agent hereunder.

         D. Any act of Holders of Notes delivered to the Collateral Agent shall be deemed to have been delivered to each such co-collateral agent and separate collateral agent.

                                   ARTICLE 8.
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01 OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

         The Issuers and the Guarantor may, at the option of their respective Boards of Directors or other governing body evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or
8.03 hereof be applied to all outstanding Notes and Note Guarantee upon compliance with the conditions set forth below in this Article 8.

SECTION 8.02 LEGAL DEFEASANCE AND DISCHARGE.

         Upon the Issuers' exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuers and the Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their respective obligations with respect to all outstanding Notes and Note Guarantee on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Issuers and the Guarantor shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and Note Guarantee, which shall thereafter be deemed to be "outstanding" only for the purposes of Section

         8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all their respective other obligations under such Notes and Note Guarantee and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest and Liquidated Damages, if any, on such Notes when such payments are due from the trust referred to in Section 8.04(a); (b) the Issuers' obligations with respect to such Notes under Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.10 and 4.02 hereof; (c) the rights, powers, trusts, duties and immunities of the Trustee including without limitation thereunder Section 7.07,
8.05 and 8.07 hereof and the Issuers' obligations in connection therewith and
(d) the provisions of this Article 8. Subject to compliance with this Article 8, the Issuers may exercise their option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

SECTION 8.03 COVENANT DEFEASANCE.

         Upon the Issuers' exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuers and the Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their respective obligations under the covenants contained in Sections 3.09, 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 5.01 and 10.01
hereof with respect to the outstanding Notes and Note Guarantee on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes and Note Guarantee shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes and Note Guarantee shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantee, the Issuers may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantee shall be unaffected thereby. In addition, upon the Issuers' exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(iii) through 6.01(v) hereof shall not constitute Events of Default.

SECTION 8.04 CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

         The following shall be the conditions to the application of either
Section 8.02 or 8.03 hereof to the outstanding Notes and Note Guarantee:

         In order to exercise either Legal Defeasance or Covenant Defeasance:

         (a) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium and Liquidated Damages, if any, and interest on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Issuers must specify whether the Notes are being defeased to maturity or to a particular redemption date;

         (b) in the case of an election under Section 8.02 hereof, the Issuers shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

         (c) in the case of an election under Section 8.03 hereof, the Issuers shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

         (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default set forth in Section 6.01 (vii) and (viii) are concerned, at any time in the period ending on the 91st day after the date of deposit;

         (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Issuers are a party or by which the Issuers are bound;

         (f) the Issuers shall have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds shall not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

         (g) the Issuers shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders of Notes over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding creditors of the Issuers or others; and

         (h) the Issuers shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.05 DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST;
             OTHER MISCELLANEOUS PROVISIONS.

         Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become

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due thereon in respect of principal, premium, if any, interest and Liquidated
Damages, if any, but such money need not be segregated from other funds except to the extent required by law.

         The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

         Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the written request of the Issuers and be relieved of all liability with respect to any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06 REPAYMENT TO THE ISSUERS.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium, if any, interest or Liquidated Damages, if any, on any Note and remaining unclaimed for one year after such principal, and premium, if any, or interest or Liquidated Damages, if any, has become due and payable shall be paid to the Issuers on their written request or (if then held by the Issuers) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Issuers.

SECTION 8.07 REINSTATEMENT.

         If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or
8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Issuers and the Guarantor under this Indenture, the Notes and the Note Guarantee shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Issuers makes any payment of principal of, premium, if any, interest or Liquidated Damages, if any, on any Note following the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.



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

                                   ARTICLE 9.
                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01 WITHOUT CONSENT OF HOLDERS OF THE NOTES.

         Notwithstanding Section 9.02 of this Indenture, without the consent of any Holder of Notes the Issuers and the Trustee may amend or supplement this Indenture, the Notes or the Note Guarantee:

         (a)       to cure any ambiguity, defect or inconsistency;

         (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

         (c) to provide for uncertificated Notes in addition to or in place of certificated Notes;

         (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Notes;

         (e) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof;

         (f) to provide for the assumption of the Guarantor's obligations to the Holders of the Notes pursuant Article 10 hereof, as applicable; or

         (g) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA.

         Upon the written request of the Issuers accompanied by resolutions of the Board of Directors or other governing body of the Issuers authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Issuers and the Guarantor in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02 WITH CONSENT OF HOLDERS OF NOTES.

         Except as provided below in this Section 9.02, this Indenture, the Notes or the Note Guarantee may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer, for Notes), and, any existing default or compliance with any provision of this Indenture, the Notes or the Note Guarantee may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with or a tender offer or exchange offer for the Notes).

         Upon the request of the Issuers accompanied by resolutions of the Board of Directors or other governing body of the Issuers authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in
Section 9.06 hereof, the Trustee shall join with the Issuers and the Guarantor in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may, but shall not be obligated to, enter into such amended or supplemental indenture.

         It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuers shall mail to the Holders of each Note affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

         Subject to Sections 6.02, 6.04 and 6.07, hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may amend or waive compliance in a particular instance by the Issuers or the Guarantor with any provision of this Indenture, the Notes or the Note Guarantee. However, without the consent of each Holder affected, an amendment, or waiver may not (with respect to any Note held by a non-consenting Holder):

         (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

         (b) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to Sections 3.09, 4.11 and 4.12 hereof);

         (c) reduce the rate of or change the time for payment of interest on any Note;

         (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

         (e) make any Note payable in money other than that stated in the Notes;

         (f)       make any change in Section 6.04 or 6.07 hereof;

         (g) waive a redemption or repurchase payment with respect to any Note (other than a payment required by Section 4.11 or 4.12 hereof);

         (h) make any change in the amendment and waiver provisions of this Article 9; or

         (i) release Note Collateral from the Lien of the Indenture or the Note Security Documents (except in accordance with the provisions hereof).

SECTION 9.03 COMPLIANCE WITH TRUST INDENTURE ACT.

         Every amendment or supplement to this Indenture, the Note Guarantee or the Notes shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

SECTION 9.04 REVOCATION AND EFFECT OF CONSENTS.

         Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. When an amendment, supplement or waiver becomes effective in accordance with its terms, it thereafter binds every Holder.

         The Issuers may, but shall not be obligated to, fix a record date for determining which Holders of the Notes must consent to such amendment, supplement or waiver. If the Issuers fix a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders of Notes furnished for the Trustee prior to such solicitation pursuant to Section 2.05 hereof or (ii) such other date as the Issuers shall designate.

SECTION 9.05 NOTATION ON OR EXCHANGE OF NOTES.

         The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuers in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

         Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06 TRUSTEE TO SIGN AMENDMENTS, ETC.

         The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuers and the Guarantor may not sign an amendment or supplemental indenture until their respective Boards of Directors or other governing body approves it. In signing or refusing to sign any amended or supplemental indenture the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section
10.04 hereof, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Issuers and the Guarantor in accordance with its terms.

SECTION 9.07 AMENDMENT, SUPPLEMENT AND WAIVER - AMENDED CREDIT AGREEMENT

         Except as provided in the next two succeeding paragraphs, the Issuers agree that they will amend or supplement the Amended Credit Agreement in a manner that effects the Term Loan only with the consent of the holders of at least a majority in principal amount of the Notes then outstanding, and any existing default or compliance with any provision of the Amended Credit Agreement may be waived by the Issuers only with the consent of the Holders of a majority in principal amount of the then outstanding Notes.

         Without the consent of each Holder of Notes, the Issuers may not amend or waive only portions of the Amended Credit Agreement the effect of which will:

     (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver by the Issuers of the Amended Credit Agreement;

     (2) reduce the principal of or change the maturity of, or alter the provisions with respect to the redemption of the Term Loan portion of Amended Credit Agreement;

     (3) reduce the rate of or change the time for payment of interest on the Term Loan portion of the Amended Credit Agreement;

     (4) waive a Term Loan Default (as defined in the Amended Credit Agreement) or Term Loan Event of Default (as defined in the Amended Credit Agreement) in the payment of principal of or premium, if any, or interest on the Term Loan portion of the Amended Credit Agreement;

     (5) make the Term Loan payable in money other than that stated in the Term Loan portion of the Amended Credit Agreement;

     (6) make any change in the provisions of the Amended Credit Agreement relating to waivers of past Term Loan Defaults or the rights of the Issuers to receive payments of principal of or premium, if any, or interest on the Term Loan;

     (7) waive a redemption payment with respect to the Term Loan portion of the Amended Credit Agreement;

     (8) release any portion of the Lien in the Collateral (except in accordance with the provisions of the agreement creating such Lien); or

     (9) make any change in the foregoing amendment and waiver provisions.

         Notwithstanding the foregoing, without the consent of any Holder of Notes, the Issuers may amend or supplement the Term Loan portion of the Amended Credit Agreement to cure any ambiguity, defect or inconsistency in the Term Loan portion of the Amended Credit Agreement or to make any change that would provide any additional rights or benefits to the Issuers or that does not adversely affect the legal rights under the Term Loan portion of the Amended Credit Agreement of the Issuers or to provide for the insurance of additional indebtedness in accordance with the limitations set forth in Amended Credit Agreement as of the date hereof.

                                  ARTICLE 10.
                               GUARANTEE OF NOTES

SECTION 10.01 NOTE GUARANTEE.

         The Guarantor hereby, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes and the Obligations of the Issuers hereunder and thereunder, that: (a) the principal of, premium, if any, interest and Liquidated Damages, if any, on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal, premium, if any, (to the extent permitted by law) interest on any interest, if any, and Liquidated Damages, if any, on the Notes, and all other payment Obligations of the Issuers to the Holders or the Trustee hereunder or thereunder will be promptly paid in full and performed, all in accordance with the terms hereof and thereof; and (b)



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

in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration, redemption or otherwise. Failing payment when so due of any amount so guaranteed for whatever reason the Guarantor will be obligated to pay the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under the Note Guarantee, and shall entitle the Holders to accelerate the Obligations of the Guarantor hereunder in the same manner and to the same extent as the Obligations of the Issuers. The Guarantor hereby agrees that its Obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenants that this Note Guarantee will not be discharged except by complete performance of the Obligations contained in the Notes and this Indenture. If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, the Guarantor, or any Note Custodian, Trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantor, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. The Guarantor agrees that it shall not be entitled to, and hereby waives, any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby. The Guarantor further agrees that, as between the Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in
Article 6 hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of this Note Guarantee.

SECTION 10.02 EXECUTION AND DELIVERY OF NOTE GUARANTEE.

         To evidence its Note Guarantee set forth in Section 10.01, the Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form of EXHIBIT D shall be endorsed by an Officer of the Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of the Guarantor, by manual or facsimile signature, by an Officer of the Guarantor.

         The Guarantor hereby agrees that its Note Guarantee set forth in
Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

         If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee shall be valid nevertheless.

         The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantor.

SECTION 10.03 GUARANTOR MAY CONSOLIDATE, ETC., ON CERTAIN TERMS.

         (a) Except as set forth in Articles 4 and 5 hereof, nothing contained in this Indenture shall prohibit a merger between the Guarantor and the Issuers.

         (b) Subject to Section 10.04 hereof, the Guarantor may not consolidate with or merge with or into (whether or not the Guarantor is the surviving Person), another corporation, Person or entity whether or not affiliated with the Guarantor unless, subject to the provisions of the following paragraph, (i) the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) assumes all the obligations of the Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes and this Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; and (iii) the Guarantor, or any Person formed by or surviving any such consolidation or merger, would have Consolidated Net Worth (immediately after giving effect to such transaction), equal to or greater than the Consolidated Net Worth of the Guarantor immediately preceding the transaction.

         (c) In the case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and substantially in the form of EXHIBIT E hereto, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed the Note Guarantee to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Issuers and delivered to the Trustee. The Note Guarantee so issued shall in all respects have the same legal rank and benefit under this Indenture as the Note Guarantee theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantee had been issued at the date of the execution hereof.

SECTION 10.04 LIMITATION ON GUARANTOR LIABILITY.

         For purposes hereof, the Guarantor's liability shall be limited to the lesser of (i) the aggregate amount of the Obligations of the Issuers under the Notes and this Indenture and (ii) the amount, if any, which would not have (A) rendered the Guarantor "insolvent" (as such term is defined in the United States Bankruptcy Code and in the Debtor and Creditor Law of the State of New York) or
(B) left the Guarantor with unreasonably small capital at the time its Note Guarantee of the Notes was entered into; provided that, it will be a presumption in any lawsuit or other proceeding in which the Guarantor is a party that the amount guaranteed pursuant to the Note Guarantee is the amount set forth in clause (i) above unless any creditor, or representative of creditors of the Guarantor, or debtor in possession or trustee in bankruptcy of the Guarantor, otherwise proves in such a lawsuit that the aggregate liability of the Guarantor is the amount set forth in clause (ii) above

SECTION 10.05 "TRUSTEE" TO INCLUDE PAYING AGENT.

         In case at any time any Paying Agent other than the Trustee shall have been appointed by the Issuers and be then acting hereunder, the term "Trustee" as used in this Article 10 shall in each case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Article 10 in place of the Trustee.

                      ARTICLE 11. COLLATERAL AND SECURITY

SECTION 11.01 NOTE SECURITY DOCUMENTS.

         The due and punctual payment of the principal of and interest and Liquidated Damages, if any, on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest and Liquidated Damages (to the extent permitted by law), if any, on the Notes and performance of all other obligations of the Issuers to the Holders of Notes or the Trustee under this Indenture and the Notes, according to the terms hereunder or thereunder, shall be secured as provided in the Note Security Documents which the Issuers have entered into simultaneously with the execution of this Indenture. Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Note Security Documents (including, without limitation, the provisions providing for foreclosure and release of Note Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms, appoints the Trustee to act as the "Collateral Agent" thereunder and authorizes and directs the Trustee, as the Collateral Agent to enter into the Note Security Documents and to perform its obligations and exercise its rights thereunder in accordance therewith. The Issuers shall provide for a true and complete copy of Amended Credit Agreement to be provided to Trustee and Collateral Agent and shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Note Security Documents, to assure and confirm to the Trustee and the Collateral Agent the security interest in the Note Collateral contemplated hereby, by the Note Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. The Issuers shall take, or shall cause their Subsidiaries to take, upon request of the Trustee, any and all actions reasonably required to cause the Note Security Agreement to create and maintain, as security for the Obligations of the Issuers hereunder, a valid and enforceable perfected first priority Lien in and on all the Note Collateral, in favor of the Collateral Agent for the benefit of the Holders of Notes, superior to and prior to the rights of all third Persons and subject to no other Liens than Permitted Liens.

SECTION 11.02 RECORDING AND OPINIONS.

         (a) The Issuers shall furnish to the Trustee simultaneously with the execution and delivery of this Indenture an Opinion of Counsel either (i) stating that in the opinion of such counsel all action has been taken with respect to the recording, registering and filing of this Indenture, financing statements or other instruments necessary to make effective the Lien intended to be created by the Note Security Documents, and reciting with respect to the security interests in the Note Collateral, the details of such action, or (ii) stating that, in the opinion of such counsel, no such action is necessary to make such Lien effective.

         (b) The Issuers shall furnish to the Collateral Agent and the Trustee on March 15 in each year beginning with March 15, 2000, an Opinion of Counsel, dated as of such date, either (i) (A) stating that, in the opinion of such counsel, action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of the Note Security Documents and reciting with respect to the security interests in the Note Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, (B) stating that, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 12 months fully to preserve and protect, to the extent such protection and preservation are possible by filing, the rights of the Holders of Notes and the Collateral Agent and the Trustee hereunder





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
and under the Note Security Documents with respect to the security interests in the Note Collateral, or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien and assignment.

         (c) The Issuers shall otherwise comply with the provisions of TIA
Section 314(b).

SECTION 11.03 RELEASE OF COLLATERAL.

         (a) Subject to subsections (b), (c) and (d) of this Section 11.03, Note Collateral may be released from the Lien and security interest created by the Note Security Documents at any time or from time to time in accordance with the provisions of the Note Security Documents and as provided hereby. In addition, upon the request of the Issuers pursuant to an Officers' Certificate certifying that all conditions precedent hereunder and under the Note Security Documents have been met and (at the sole cost and expense of the Issuers) the Collateral Agent shall release Note Collateral. Upon receipt of such Officers' Certificate the Collateral Agent shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Note Collateral permitted to be released pursuant to this Indenture or the Note Security Documents.

         (b) No Note Collateral shall be released from the Lien and security interest created by the Note Security Documents pursuant to the provisions of the Note Security Documents unless there shall have been delivered to the Collateral Agent the certificate required by this Section 11.03.

         (c) At any time when a Default or Event of Default shall have occurred and be continuing and the maturity of the Notes shall have been accelerated (whether by declaration or otherwise) and the Trustee shall have delivered a notice of acceleration to the Collateral Agent, no release of Note Collateral pursuant to the provisions of the Note Security Documents shall be effective as against the Holders of Notes.

         (d) The release of any Note Collateral from the terms of this Indenture and the Note Security Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Note Collateral is released pursuant to the terms of the Note Security Documents. To the extent applicable, the Issuers shall cause TIA Section 313(b), relating to reports, and TIA Section 314(d), relating to the release of property or securities from the Lien and security interest of the Note Security Documents and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Note Security Documents, to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of each of the Issuers except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee and the Collateral Agent in the exercise of reasonable care.

SECTION 11.04 CERTIFICATES OF THE ISSUERS.

         The Issuers shall furnish to the Trustee and the Collateral Agent, prior to each proposed release of Note Collateral pursuant to the Note Security Documents, (i) all documents required by TIA Section 314(d) and (ii) an Opinion of Counsel, which may be rendered by internal counsel to the Issuers, to the effect that such accompanying documents constitute all documents required by TIA
Section 314(d). The Trustee may, to the extent permitted by Sections 7.01 and
7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.





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
SECTION 11.05 CERTIFICATES OF THE TRUSTEE.

         In the event that the Issuers wish to release Note Collateral in accordance with the Note Security Documents and have delivered the certificates and documents required by the Note Security Documents and Sections 11.03 and
11.04 hereof, the Trustee shall determine whether it has received all documentation required by TIA Section 314(d) in connection with such release and, based on such determination and the Opinion of Counsel delivered pursuant to Section 11.02, shall deliver a certificate to the Collateral Agent setting forth such determination.

SECTION 11.06 AUTHORIZATION OF ACTIONS TO BE TAKEN BY THE TRUSTEE UNDER THE NOTE
              SECURITY DOCUMENTS.

         Subject to the provisions of Section 7.01 and 7.02 hereof, the Trustee may, in its sole discretion and without the consent of the Holders of Notes, direct, on behalf of the Holders of Notes, the Collateral Agent to, take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Note Security Documents and (b) collect and receive any and all amounts payable in respect of the Obligations of the Issuers hereunder. The Trustee shall have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Note Collateral by any acts that may be unlawful or in violation of the Note Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Note Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Notes or of the Trustee).

SECTION 11.07 AUTHORIZATION OF RECEIPT OF FUNDS BY THE TRUSTEE UNDER THE NOTE
              SECURITY DOCUMENTS.

         The Trustee is authorized to receive any funds for the benefit of the Holders of Notes distributed under the Note Security Documents, and to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture.

SECTION 11.08 TERMINATION OF SECURITY INTEREST.

         Upon the payment in full of all Obligations of the Issuers under this Indenture and the Notes, or upon Legal Defeasance, the Trustee shall, at the request of the Issuers, deliver a certificate to the Collateral Agent stating that such Obligations have been paid in full, and instruct the Collateral Agent to release the Liens pursuant to this Indenture and the Note Security Documents.

                                  ARTICLE 12.
                                  MISCELLANEOUS

SECTION 12.01 TRUST INDENTURE ACT CONTROLS.

         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.




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

SECTION 12.02 NOTICES.

         Any notice or communication by the Issuers, the Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

         If to the Issuers or the Guarantor:

                  AmeriServe Finance Trust
                  AmeriServe Capital Corporation
                  c/o AmeriServe Food Distribution, Inc.,
                  15305 Dallas Parkway
                  Addison, Texas 75001
                  Attention: President

         With a copy to:

                  Wachtell, Lipton, Rosen & Katz
                  51 West 52nd Street
                  New York, New York 10019-6188
                  Telecopier No.:  (212) 403-2000
                  Attention:  Adam O. Emmerich

         If to the Trustee/Collateral Agent:

                  United States Trust Company of New York
                  114 West 47th Street, 25th Floor
                  New York, NY  10036-1532
                  Telecopier No.:  (212) 852-1626/1627
                  Attention:  Corporate Business Unit

         except that with respect to presentation of Notes for payment or registration of transfer or exchange:

                  United States Trust Company of New York
                  770 Broadway, 13th Floor
                  New York, New York 10003
                  Attention:  Corporate Trust Services

         The Issuers, the Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier promising next Business Day delivery, except that notices and communications to the Trustee or the Collateral Agent shall be deemed duly given and effective only upon receipt.

         Any notice or communication to a Holder shall be mailed by first class mail or by overnight air courier promising next Business Day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

         If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Issuers mail a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 12.03 COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.

         Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 12.04 CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

         Upon any request or application by the Issuers or the Guarantor to the Trustee to take any action under this Indenture (other than the initial issuance of the Senior Secured Notes), the Issuers or the Guarantor shall furnish to the Trustee upon request:

               (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

               (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 12.05 STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA
Section 314(e) and shall include:

               (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

               (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

               (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 12.06 RULES BY TRUSTEE AND AGENTS.

         The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 12.07 NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND
              STOCKHOLDERS.

         No director, officer, employee, incorporator or stockholder of the Issuers or the Guarantor, as such, shall have any liability for any obligations of the Issuers or the Guarantor under the Notes, this Indenture, the Note Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 12.08 GOVERNING LAW.

         THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEE.

SECTION 12.09 NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

         This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuers or their Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.10 SUCCESSORS.

         All agreements of the Issuers and the Guarantor in this Indenture, the Notes and the Note Guarantee shall bind their respective successors and assigns. All agreements of the Trustee in this Indenture shall bind its successors and assigns.

SECTION 12.11 SEVERABILITY.

         In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.12 COUNTERPART ORIGINALS.

         The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 12.13 TABLE OF CONTENTS, HEADINGS, ETC.

         The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.


                         [Signatures on following page]

                                   SIGNATURES



Dated as of October 1, 1999               AMERISERVE FINANCE TRUST


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                          AMERISERVE CAPITAL CORPORATION


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                          NEBCO EVANS DISTRIBUTORS, INC.


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:


UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee



By:
   ------------------------------------
   Name:
   Title

                                    EXHIBIT A
                    Face of 12% Senior Secured Notes due 2006


No. ___                                                             $205,000,000
                                                            CUSIP NO.  03073MAA5


                           [AMERISERVE FINANCE TRUST]
     [AMERISERVE CAPITAL CORPORATION, as agent of AmeriServe Finance Trust]



promises to pay to _________________ or registered assigns, the principal sum of _________________ on September 15, 2006.


                Interest Payment Dates: September 15 and March 15

                      Record Dates: September 1 and March 1



                                          AMERISERVE FINANCE TRUST

                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                          AMERISERVE CAPITAL CORPORATION,
                                          as agent of AmeriServe Finance Trust


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:


This is one of the
Senior Secured Notes referred to in the
within-mentioned Indenture:

Dated:  OCTOBER 1, 1999

UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee


By:
   -----------------------------------------



                                     A-1-1

                          (Back of Senior Secured Note)
                        12% Senior Secured Note due 2006

         Unless and until it is exchanged in whole or in part for Senior Secured Notes in definitive form, this Senior Secured Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Issuers (55 Water Street, New York, New
York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the registered owner hereof, Cede & Co., has an interest herein.

THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE
HOLDER:

         (a) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB") OR (B) IT HAS ACQUIRED THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT.

         (b) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND

         (c) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

         AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATIONS S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.




                                     A-1-2

         FOR THE PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS SECURITY, THE ISSUE PRICE IS $977.06, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $22.94, THE ISSUE DATE IS OCTOBER 1, 1999 AND THE YIELD TO MATURITY IS 12.5% PER ANNUM.

         Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

         1. INTEREST. Each of AmeriServe Finance Trust, a limited purpose Delaware Business Trust ("Finco") and AmeriServe Capital Trust, a Delaware corporation and an agent of Finco ("Capital" and together with Finco, the "Issuers"), and either Issuers' successor, promises to pay interest on the principal amount of this Senior Secured Note at the rate of 12% per annum and shall pay the Liquidated Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Issuers will pay interest and Liquidated Damages, if any, in United States dollars (except as otherwise provided herein) semi-annually in arrears on September 15 and March 15, commencing on March 15, 2000, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Senior Secured Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default or Event of Default in the payment of interest, and if this Senior Secured Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date, except in the case of the original issuance of Senior Secured Notes, in which case interest shall accrue from the date of authentication. The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy
               Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Senior Secured Notes to the extent lawful; The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

         2. METHOD OF PAYMENT. The Issuers shall pay interest on the Senior Secured Notes (except defaulted interest) and Liquidated Damages, if any, on the applicable Interest Payment Date to the Persons who are registered Holders of Senior Secured Notes at the close of business on the September 1 or March 1 next preceding the Interest Payment Date, even if such Senior Secured Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Senior Secured Notes shall be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Issuers maintained for such purpose within or without the City and State of New York, or, at the option of The Issuers, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds shall be required with respect to principal of, premium and Liquidated Damages, if any, and interest on, all Global Notes and all other Senior Secured Notes the Holders of which shall have provided written wire transfer instructions to the Issuers and the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.




                                     A-1-3

         3. PAYING AGENT AND REGISTRAR. Initially, United States Trust Company of New York, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers or any of their Subsidiaries may act in any such capacity.

         4. INDENTURE. The Issuers issued the Senior Secured Notes under an Indenture dated as of October 1, 1999 ("Indenture") among the Issuers, the Guarantor and the Trustee. The terms of the Senior Secured Notes include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Codess.ss.77aaa-77bbbb) (the "TIA"). The Senior Secured Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Senior Secured Notes are secured Obligations of the Issuers limited to $205,000,000 in aggregate principal amount, plus amounts, if any, sufficient to pay premium or Liquidated Damages, if any, and interest on outstanding Senior Secured Notes as set forth in Paragraph 2 hereof. The Indenture pursuant to which the Senior Secured Note is issued provides that up to $45.0 million of Additional Notes may be issued thereunder.

         5.    OPTIONAL REDEMPTION.

                  Except as set forth in the next paragraph, the Senior Secured
               Notes shall not be redeemable at the Issuers' option prior to September 15, 2003. Thereafter, the Senior Secured Notes shall be subject to redemption at the option of the Issuers, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of Accreted Value) set forth below together with accrued and unpaid interest and any Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on April 15 of the years indicated below:


                          YEAR                                                          PERCENTAGE
                          ----                                                          ----------

                          2003.....................................................      106.000%
                          2004.....................................................      103.000%
                          2005 and thereafter......................................      100.000%

                  Notwithstanding the foregoing, at any time prior to September
               15, 2001 the Issuers may redeem up to 33% of the original aggregate principal amount of Senior Secured Notes at a redemption price of 112.0% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net proceeds of a Public Equity Offering; provided that at least 67% of the original aggregate principal amount of Senior Secured Notes remains outstanding immediately after the occurrence of such redemption; and provided, further, that such redemption shall occur within 45 days of the date of the closing of such Public Equity Offering.

         6.    MANDATORY REDEMPTION.

                  Except as set forth in paragraph 7 below, the Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to the Senior Secured Notes.




                                     A-1-4

         7.    REPURCHASE AT OPTION OF HOLDER.

               (a) Upon the occurrence of a Change of Control, each Holder of Senior Secured Notes will have the right to require the Issuers to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Senior Secured Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the Accreted Value thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the date of purchase. Within 30 days following any Change of Control, the Issuers shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control setting forth the procedures governing the Change of Control Offer required by the Indenture.

               (b) When the aggregate amount of Excess Proceeds exceeds $15.0 million, the Issuers shall offer to all Holders of Senior Secured Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Senior Secured Notes that may be purchased out of the Excess Proceeds at an offer price in cash equal to 100% of Accreted Value thereof, plus accrued and unpaid interest, and Liquidated Damages thereon, if any, to the date of purchase in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Senior Secured Notes (including any Additional Notes) tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuers may use any remaining Excess Proceeds for any general corporate purposes. If the aggregate principal amount of Senior Secured Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Senior Secured Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

               (c) Holders of the Senior Secured Notes that are the subject of an Offer to Purchase will receive a Change of Control Offer or Asset Sale Offer from the Issuers prior to any related purchase date and may elect to have such Senior Secured Notes purchased by completing the form titled "Option of Holder to Elect Purchase" appearing below.

         8. NOTICE OF REDEMPTION. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Senior Secured Notes are to be redeemed at its registered address. Senior Secured Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Senior Secured Notes held by a Holder are to be redeemed. On and after the redemption date, interest and Liquidated Damages, if any, ceases to accrue on the Senior Secured Notes or portions thereof called for redemption.

         9. DENOMINATIONS, TRANSFER, EXCHANGE. The Senior Secured Notes are in registered form without coupons in initial denominations of $1,000 and integral multiples of $1,000. The transfer of the Senior Secured Notes may be registered and the Senior Secured Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Senior Secured Note or portion of a Senior Secured Note selected for redemption, except for the unredeemed portion of any Senior Secured Note being redeemed in part. Also, it need not exchange or register the transfer of any Senior Secured Notes for a period of 15 days before a selection of Senior Secured Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.




                                     A-1-5

         10. PERSONS DEEMED OWNERS. The registered Holder of a Senior Secured Note may be treated as its owner for all purposes.

         11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to the following paragraphs, the Indenture, the Senior Secured Notes and the Note Guarantee may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Senior Secured Notes and Additional Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of or, tender offer or exchange offer for Senior Secured Notes), and any existing Default or Event of Default or compliance with any provision of the Indenture, the Senior Secured Notes or the Note Guarantee may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Senior Secured Notes and Additional Notes (including consents obtained in connection with a tender offer or exchange offer for Senior Secured Notes).

                  Without the consent of any Holder of Senior Secured Notes, the
               Issuers and the Trustee may amend or supplement the Indenture, the Note Guarantees or the Senior Secured Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Senior Secured Notes in addition to or in place of certificated Senior Secured Notes, to make any change that would provide any additional rights or benefits to the Holders of Senior Secured Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

         12. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on or Liquidated Damages, if any, with respect to the Senior Secured Notes or the Term Loan; (ii) default in payment when due of the principal of or premium, if any, on the Senior Secured Notes or the Term Loan;
               (iii) failure by the Issuers to comply with the provisions described in Sections 4.07, 4.08, 4.11, 4.12 or 5.01 of the Indenture; (iv) failure by either Issuer for 60 days after notice from the Trustee or the Holders of at least 25% in principal amount of the Senior Secured Notes then outstanding to comply with its other agreements in the Indenture or the Senior Secured Notes; (v) default under the Term Loan portion of the Amended Credit Agreement (vi) failure by the Issuers to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid discharged or stayed within 60 days after their entry; and (vii) certain events of bankruptcy or Issuers.

                  If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Senior Secured Notes may declare all the Senior Secured Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Issuers all outstanding Senior Secured Notes will become due and payable without further action or notice. Holders of the Senior Secured Notes may not enforce the Indenture or the Senior Secured Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Senior Secured Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Senior Secured Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating





                                     A-1-6
               to the payment of principal or interest) if it determines that withholding notice is in their interest.

         13. TRUSTEE DEALINGS WITH ISSUERS. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers, the Guarantor or their respective Affiliates, and may otherwise deal with the Issuers, the Guarantor or their respective Affiliates, as if it were not the Trustee.

         14. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder, of the Issuers or Guarantor, as such, shall have any liability for any obligations of the Issuers or Guarantor under the Senior Secured Notes, the Indenture or the Note Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Senior Secured Notes by accepting a Senior Secured Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Senior Secured Notes and the Note Guarantee.

         15. AUTHENTICATION. This Senior Secured Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         17. ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED SECURITIES. In addition to the rights provided to Holders of the Senior Secured Notes under the Indenture, Holders of Transferred Restricted Securities (as defined in the Registration Rights Agreement) shall have all the rights set forth in the Registration Rights Agreement, dated as of the date hereof, among the Issuers, the Guarantor and the Initial Purchasers or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes shall have the rights set forth in one or more registration rights agreements, if any, between the Issuers and the other parties thereto, relating to rights given by the Issuers to the purchasers of Additional Notes (collectively, the "Registration Rights Agreement").

         18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Senior Secured Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Senior Secured Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Issuers shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:




                                     A-1-7

         AmeriServe Finance Trust
         AmeriServe Capital Corporation
         c/o AmeriServe Food Distribution, Inc.
         15305 Dallas Parkway
         Addison, Texas 75001
         Telecopy:  (972) 364-2022
         Chief Financial Officer




                                     A-1-8

                                 ASSIGNMENT FORM

         To assign this Senior Secured Note, fill in the form below: (I) or (we) assign and transfer this Senior Secured Note to


--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)


and irrevocably appoint ________________________________________________________
to transfer this Senior Secured Note on the books of the Issuers. The agent may substitute another to act for him.



Date:  __________

                              Your Signature:
                                             -----------------------------------
                              (Sign exactly as your name appears on the face of this Senior Secured Note)



                              Signature Guarantee:




                                     A-1-9

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Senior Secured Note purchased by the Issuers pursuant to Section 4.11 or 4.12 of the Indenture, check the box below:

         [ ]  Section 4.11          [ ]  Section 4.12

         If you want to elect to have only part of the Senior Secured Note purchased by the Issuers pursuant to Section 4.11 or Section 4.12 of the Indenture, state the amount you elect to have purchased: $___________




Date:  __________

                              Your Signature:
                                             -----------------------------------
                              (Sign exactly as your name appears on the face of this Senior Secured Note)

                              Tax Identification No.:
                                                     ---------------------------

                              Signature Guarantee:




                                     A-1-10

                SCHEDULE OF EXCHANGES OF SENIOR SECURED NOTES(1)

         The following exchanges of a part of this Global Note for other Senior Secured Notes have been made:



                                                                          Principal Amount of       Signature of
                                                                           this Global Note      authorized officer
                           Amount of decrease    Amount of increase in      following such      of Trustee or Senior
                           in Principal Amount    Principal Amount of        decrease (or           Secured Note
    Date of Exchange       of this Global Note      this Global Note           increase)              Custodian
-------------------------  -------------------   ---------------------    -------------------   --------------------





----------------

(1) This should be included only if the Secured Senior Note is issued in global form.



                                     A-1-11

                                   EXHIBIT B-1

          FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
             FROM RULE 144A GLOBAL NOTE TO REGULATION S GLOBAL NOTE
                (Pursuant to Section 2.06(a)(1) of the Indenture)


United States Trust Company of New York
770 Broadway, 13th Floor
New York, New York  10003
Attention: Corporate Trust Services



Re: 12% Senior Secured Notes due 2006 of AmeriServe Finance Trust and AmeriServe
    Capital Corporation

         Reference is hereby made to the Indenture, dated as of October 1, 1999 (the "Indenture"), among AmeriServe Finance Trust, a limited purpose Delaware Corporation ("Finco"), AmeriServe Capital Corporation, a Delaware corporation acting as an agent of Finco pursuant to the Agency Agreement dated as of September 24, 1999 ("Capital" and together with Finco, the "Issuers"), Nebco Evans Distributors, Inc. (the "Guarantor"), and United States Trust Company of New York, as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         This letter relates to $ __________ principal amount of Senior Secured Notes which are evidenced by one or more Rule 144A Global Notes and held with the Depositary in the name of ______________________ (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Senior Secured Notes to a Person who will take delivery thereof in the form of an equal principal amount of Senior Secured Notes evidenced by one or more Regulation S Global Notes, which amount, immediately after such transfer, is to be held with the Depositary through Euroclear or Cedel or both.

         In connection with such request and in respect of such Senior Secured Notes, the Transferor hereby certifies that such transfer has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with Rule 903 or Rule 904 under the United States Securities Act of 1933, as amended (the "Securities Act"), and accordingly the Transferor hereby further certifies that:

         (1) The offer of the Senior Secured Notes was not made to a person in the United States;

               (2)      either:

               (a) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed and believes that the transferee was outside the United States; or

               (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its



                                     B-1-1
                         behalf knows that the transaction was prearranged with a buyer in the United States;


               (3) no directed selling efforts have been made in contravention of the requirements of Rule 904(b) of Regulation S;

               (4) the transaction is not part of a plan or scheme to evade the registration provisions of the Securities Act; and

               (5) upon completion of the transaction, the beneficial interest being transferred as described above is to be held with the Depositary through Euroclear or Cedel or both.

         Upon giving effect to this request to exchange a beneficial interest in a Rule 144A Global Note for a beneficial interest in a Regulation S Global Note, the resulting beneficial interest shall be subject to the restrictions on transfer applicable to Regulation S Global Notes pursuant to the Indenture and the Securities Act and, if such transfer occurs prior to the end of the 40-day restricted period associated with the initial offering of Senior Secured Notes, the additional restrictions applicable to transfers of interest in the Regulation S Temporary Global Note.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers, the Guarantor and Donaldson, Lufkin & Jenrette Securities Corporation, Banc of America Securities LLC, and Salomon Smith Barney Inc., the initial purchasers of such Senior Secured Notes being transferred. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

                                      [Insert Name of Transferor]



                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:


Dated:


cc:   AmeriServe Finance Trust
      AmeriServe Capital Corporation
      AmeriServe Food Distribution, Inc.
      Donaldson, Lufkin & Jenrette Securities Corporation
      Banc of America Securities LLC
      Salomon Smith Barney Inc.




                                     B-1-2

                                   EXHIBIT B-2

          FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
             FROM REGULATION S GLOBAL NOTE TO RULE 144A GLOBAL NOTE
               (Pursuant to Section 2.06(a)(ii) of the Indenture)


         United States Trust Company of New York
         770 Broadway, 13th Floor
         New York, New York  10003
         Attention: Corporate Trust Services

         Re: 12% Senior Secured Notes due 2006 of AmeriServe Finance Trust and AmeriServe Capital Corporation

         Reference is hereby made to the Indenture, dated as of October 1, 1999 (the "Indenture"), among AmeriServe Finance Trust, a limited purpose Delaware Trust ("Finco"), AmeriServe Capital Corporation, a Delaware corporation acting as an agent of Finco pursuant to the Agency Agreement dated as of September 24, 1999 ("Capital" and together with Finco, the "Issuers"), Nebco Evans Distributors, Inc. (the "Guarantor"), and United States Trust Company of New York, as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         This letter relates to $_____________ principal amount of Senior Secured Notes which are evidenced by one or more Regulation S Global Notes and held with the Depositary through Euroclear or Cedel in the name of __________________________________ (the "Transferor"). The Transferor has
requested a transfer of such beneficial interest in the Senior Secured Notes to a Person who will take delivery thereof in the form of an equal principal amount of Senior Secured Notes evidenced by one or more Rule 144A Global Notes, to be held with the Depositary.

         In connection with such request and in respect of such Senior Secured Notes, the Transferor hereby certifies that:

                                   [CHECK ONE]

[  ]     such transfer is being effected pursuant to and in accordance with Rule
         144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Senior Secured Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Senior Secured Notes for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A;

                                       or

[  ]     such transfer is being effected pursuant to and in accordance with Rule
         144 under the Securities Act;

                                       or




                                     B-2-1

[  ]     such transfer is being effected pursuant to an exemption under the
         Securities Act other than Rule 144A, Rule 144 or Rule 904 and the Transferor further certifies that the Transfer complies with the transfer restrictions applicable to beneficial interests in Global Notes and Definitive Senior Secured Notes bearing the Private Placement Legend and the requirements of the exemption claimed, which certification is supported by (x) if such transfer is in respect of a principal amount of Senior Secured Notes at the time of Transfer of $100,000 or more, a certificate executed by the Transferee in the form of EXHIBIT C to the Indenture, or (y) if such Transfer is in respect of a principal amount of Senior Secured Notes at the time of transfer of less than $100,000, (1) a certificate executed in the form of EXHIBIT C to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that (1) such Transfer is in compliance with the Securities Act and (2) such Transfer complies with any applicable blue sky securities laws of any state of the United States;

                                       or

[  ]     such transfer is being effected pursuant to an effective registration statement under the Securities Act;

                                       or

[  ]     such transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144, and the Transferor hereby further certifies that the Senior Secured Notes are being transferred in compliance with the transfer restrictions applicable to the Global Notes and in accordance with the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel, provided by the transferor or the transferee (a copy of which the Transferor has attached to this certification) in form reasonably acceptable to the Issuers and to the Registrar, to the effect that such transfer is in compliance with the Securities Act;

and such Senior Secured Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

         Upon giving effect to this request to exchange a beneficial interest in Regulation S Global Notes for a beneficial interest in 144A Global Senior Secured Notes, the resulting beneficial interest shall be subject to the restrictions on transfer applicable to Rule 144A Global Notes pursuant to the Indenture and the Securities Act.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers, the Guarantor and Donaldson, Lufkin & Jenrette Securities Corporation, Banc of America Securities LLC, and Salomon Smith Barney Inc., the initial purchasers of such Senior Secured Notes being transferred. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

                                      [Insert Name of Transferor]



                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:





                                     B-2-2

Dated:


cc:   AmeriServe Finance Trust
      AmeriServe Capital Corporation
      AmeriServe Food Distribution, Inc.
      Donaldson, Lufkin & Jenrette Securities Corporation
      Banc of America Securities LLC
      Salomon Smith Barney Inc.




                                     B-2-3

                                   EXHIBIT B-3

          FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
                       OF DEFINITIVE SENIOR SECURED NOTES
                 (Pursuant to Section 2.06(b) of the Indenture)


United States Trust Company of New York
770 Broadway, 13th Floor
New York, New York  10003
Attention: Corporate Trust Services

         Re: 12% Senior Secured Notes due 2006 of AmeriServe Finance Trust and AmeriServe Capital Corporation

         Reference is hereby made to the Indenture, dated as of October 1, 1999 (the "Indenture"), among AmeriServe Finance Trust, a limited purpose Delaware Trust ("Finco"), AmeriServe Capital Corporation, a Delaware corporation acting as an agent of Finco pursuant to the Agency Agreement dated as of September 24, 1999 ("Capital" and together with Finco, the "Issuers"), Nebco Evans Distributors, Inc. (the "Guarantor"), and United States Trust Company of New York, as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         This relates to $____________ principal amount of Senior Secured Notes which are evidenced by one or more Definitive Senior Secured Notes in the name of ____________ (the "Transferor"). The Transferor has requested an exchange or transfer of such Definitive Senior Secured Note(s) in the form of an equal principal amount of Senior Secured Notes evidenced by one or more Definitive Senior Secured Notes, to be delivered to the Transferor or, in the case of a transfer of such Senior Secured Notes, to such Person as the Transferor instructs the Trustee.

         In connection with such request and in respect of the Senior Secured Notes surrendered to the Trustee herewith for exchange (the "Surrendered Senior Secured Notes"), the Holder of such Surrendered Senior Secured Notes hereby certifies that:

                                   [CHECK ONE]

[  ]     the Surrendered Senior Secured Notes are being acquired for the
         Transferor's own account, without transfer;

                                       or

[  ]     the Surrendered Senior Secured Notes are being transferred to the
         Issuers;

                                       or

[  ]     the Surrendered Senior Secured Notes are being transferred pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Surrendered Senior Secured Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Surrendered Senior Secured Notes for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such






                                     B-3-1
         account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A;

                                       or

[  ]     the Surrendered Senior Secured Notes are being transferred in a transaction permitted by Rule 144 under the Securities Act;

                                       or

[  ]     the Surrendered Senior Secured Notes are being transferred pursuant to an exemption under the Securities Act other than Rule 144A, Rule 144 or Rule 904 and the Transferor further certifies that the Transfer complies with the transfer restrictions applicable to beneficial interests in Global Notes and Definitive Senior Secured Notes bearing the Private Placement Legend and the requirements of the exemption claimed, which certification is supported by (x) if such transfer is in respect of a principal amount of Senior Secured Notes at the time of Transfer of $100,000 or more, a certificate executed by the Transferee in the form of EXHIBIT C to the Indenture, or (y) if such Transfer is in respect of a principal amount of Senior Secured Notes at the time of transfer of less than $100,000, (1) a certificate executed in the form of EXHIBIT C to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that (1) such Transfer is in compliance with the Securities Act and (2) such Transfer complies with any applicable blue sky securities laws of any state of the United States;

                                       or

[  ]     the Surrendered Senior Secured Notes are being transferred pursuant to an effective registration statement under the Securities Act;

                                       or

[  ]     such transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144, and the Transferor hereby further certifies that the Senior Secured Notes are being transferred in compliance with the transfer restrictions applicable to the Global Notes and in accordance with the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel, provided by the transferor or the transferee (a copy of which the Transferor has attached to this certification) in form reasonably acceptable to the Issuers and to the Registrar, to the effect that such transfer is in compliance with the Securities Act;

and the Surrendered Senior Secured Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.




                                     B-3-2

         This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers, the Guarantor and Donaldson, Lufkin & Jenrette Securities Corporation, Banc of America Securities LLC, and Salomon Smith Barney Inc., the initial purchasers of such Senior Secured Notes being transferred. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

                                      [Insert Name of Transferor]



                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:


Dated:


cc:   AmeriServe Finance Trust
      AmeriServe Capital Corporation
      AmeriServe Food Distribution, Inc.
      Donaldson, Lufkin & Jenrette Securities Corporation
      Banc of America Securities LLC
      Salomon Smith Barney Inc.




                                     B-3-3

                                   EXHIBIT B-4

          FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
                           FROM RULE 144A GLOBAL NOTE
                        TO DEFINITIVE SENIOR SECURED NOTE
                 (Pursuant to Section 2.06(c) of the Indenture)


United States Trust Company of New York
770 Broadway, 13th Floor
New York, New York  10003
Attention: Corporate Trust Services

         Re: 12% Senior Secured Notes due 2006 of AmeriServe Finance Trust and AmeriServe Capital Corporation

         Reference is hereby made to the Indenture, dated as of October 1, 1999 (the "Indenture"), among AmeriServe Finance Trust, a limited purpose Delaware Trust ("Finco"), AmeriServe Capital Corporation, a Delaware corporation acting as an agent of Finco pursuant to the Agency Agreement dated as of September 24, 1999 ("Capital" and together with Finco, the "Issuers"), Nebco Evans Distributors, Inc. (the "Guarantor"), and United States Trust Company of New York, as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         This letter relates to $____________ principal amount of Senior Secured Notes which are evidenced by a beneficial interest in one or more Rule 144A Global Notes in the name of ________________ (the "Transferor"). The Transferor has requested an exchange or transfer of such beneficial interest in the form of an equal principal amount of Senior Secured Notes evidenced by one or more Definitive Senior Secured Notes, to be delivered to the Transferor or, in the case of a transfer of such Senior Secured Notes, to such Person as the Transferor instructs the Trustee.

         In connection with such request and in respect of the Senior Secured Notes surrendered to the Trustee herewith for exchange (the "Surrendered Senior Secured Notes"), the Holder of such Surrendered Senior Secured Notes hereby certifies that:

                                   [CHECK ONE]

[  ]     the Surrendered Senior Secured Notes are being transferred to the beneficial owner of such Senior Secured Notes;

                                       or

[  ]     the Surrendered Senior Secured Notes are being transferred pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Surrendered Senior Secured Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Surrendered Senior Secured Notes for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting they requirements of Rule 144A;




                                     B-4-1
                                       or

[  ]     the Surrendered Senior Secured Notes are being transferred in a transaction permitted by Rule 144 under the Securities Act;

                                       or

[  ]     the Surrendered Senior Secured Notes are being transferred pursuant to an effective registration statement under the Securities Act;

                                       or

[  ]     the Surrendered Senior Secured Notes are being transferred pursuant to an exemption under the Securities Act other than Rule 144A, Rule 144 or Rule 904 and the Transferor further certifies that the Transfer complies with the transfer restrictions applicable to beneficial interests in Global Notes and Definitive Senior Secured Notes bearing the Private Placement Legend and the requirements of the exemption claimed, which certification is supported by (x) if such transfer is in respect of a principal amount of Senior Secured Notes at the time of Transfer of $100,000 or more, a certificate executed by the Transferee in the form of EXHIBIT C to the Indenture, or (y) if such Transfer is in respect of a principal amount of Senior Secured Notes at the time of transfer of less than $100,000, (1) a certificate executed in the form of EXHIBIT C to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that (1) such Transfer is in compliance with the Securities Act and (2) such Transfer complies with any applicable blue sky securities laws of any state of the United States;

                                       or

[  ]     such transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144, and the Transferor hereby further certifies that the Senior Secured Notes are being transferred in compliance with the transfer restrictions applicable to the Global Notes and in accordance with the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel, provided by the transferor or the transferee (a copy of which the Transferor has attached to this certification) in form reasonably acceptable to the Issuers and to the Registrar, to the effect that such transfer is in compliance with the Securities Act;

and the Surrendered Senior Secured Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.



                                     B-4-2

         This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers, the Guarantor and Donaldson, Lufkin & Jenrette Securities Corporation, Banc of America Securities LLC, and Salomon Smith Barney Inc., the initial purchaser of such Senior Secured Notes being transferred. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

                                      [Insert Name of Transferor]



                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:


Dated:


cc:   AmeriServe Finance Trust
      AmeriServe Capital Corporation
      AmeriServe Food Distribution, Inc.
      Donaldson, Lufkin & Jenrette Securities Corporation
      Banc of America Securities LLC
      Salomon Smith Barney Inc.




                                     B-4-3

                                    EXHIBIT C

                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR


United States Trust Company of New York
770 Broadway, 13th Floor
New York, New York  10003
Attention: Corporate Trust Services


         Re: 12% Senior Secured Notes due 2006 of AmeriServe Finance Trust and
             AmeriServe Capital Corporation


         Reference is hereby made to the Indenture, dated as of October 1, 1999 (the "Indenture"), among AmeriServe Finance Trust, a limited purpose Delaware Trust ("Finco"), AmeriServe Capital Corporation, a Delaware corporation acting as an agent of Finco pursuant to the Agency Agreement dated as of September 24, 1999 ("Capital" and together with Finco, the "Issuers"), Nebco Evans Distributors, Inc. (the "Guarantor"), and United States Trust Company of New York, as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         In connection with our proposed purchase of $______________ aggregate principal amount of:

         (a)   [  ]    Beneficial interests, or

         (b)   [  ]    Definitive Senior Secured Notes,

         we confirm that:

         1. We understand that any subsequent transfer of the Senior Secured Notes of any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Senior Secured Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

         2. We understand that the offer and sale of the Senior Secured Notes have not been registered under the Securities Act, and that the Senior Secured Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Senior Secured Notes or any interest therein, (A) we will do so only
               (1)(a) to a person who the Seller reasonably believes is a qualified institutional buyer (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of 144A, (b) in a transaction meeting the requirements of Rule 144 under the Securities Act, (c) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 of the Securities Act, or (d) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel), (2) to the Issuers or
               (3) pursuant to an effective registration statement and, in each case, in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction and

               (B) we will, and each subsequent holder will be required to, notify any purchaser from it of the security evidenced hereby of the resale restrictions set forth in (A) above."

         3. We understand that, on any proposed resale of the Senior Secured Notes or beneficial interests, we will be required to furnish to you and the Issuers such certifications, legal opinions and other information as you and the Issuers may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Senior Secured Notes purchased by us will bear a legend to the foregoing effect.

         4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities
               Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Senior Secured Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

         5. We are acquiring the Senior Secured Notes or beneficial interests therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

         6. We are not acquiring the Senior Secured Notes with a view to any distribution thereof that would violate the Securities Act or the securities laws of any State of the United States.

         You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.


                                    --------------------------------------------
                                    [Insert Name of Accredited Investor]



                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


Dated:                ,
      ----------------  ------

                                    EXHIBIT D

                                 NOTE GUARANTEE

         Subject to Article of the Indenture, the Guarantor hereby unconditionally guarantees to each Holder of a Senior Secured Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Senior Secured Notes and the Obligations of the Issuers under the Senior Secured Notes or under the Indenture, that: (a) the principal of, premium, if any, interest and Liquidated Damages, if any, on the Senior Secured Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration, redemption or otherwise, and interest on overdue principal, premium, if any, (to the extent permitted by law) interest on any interest, if any, and Liquidated Damages, if any, on the Senior Secured Notes and all other payment Obligations of the Issuers to the Holders or the Trustee under the Indenture or under the Senior Secured Notes will be promptly paid in full and performed, all in accordance with the terms thereof; and (b) in case of any extension of time of payment or renewal of any Senior Secured Notes or any of such other payment Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration, redemption or otherwise. Failing payment when so due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantor will be obligated to pay the same immediately.

         The obligations of the Guarantor to the Holders and to the Trustee pursuant to this Note Guarantee and the Indenture are expressly set forth in
Article 10 of the Indenture, and reference is hereby made to such Indenture for the precise terms of this Note Guarantee. The terms of Article 10 of the Indenture are incorporated herein by reference.

         This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon the Guarantor and its respective successors and assigns to the extent set forth in the Indenture until full and final payment of all of the Issuers' Obligations under the Senior Secured Notes and the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Note Guarantee of payment and not a guarantee of collection.

         This Note Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Senior Secured Note upon which this Note Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

         For purposes hereof, the Guarantor's liability shall be limited to the lesser of (i) the aggregate amount of the Obligations of the Issuers under the Senior Secured Notes and the Indenture and (ii) the amount, if any, which would not have (A) rendered such the Guarantor "insolvent" (as such term is defined in the Bankruptcy Law and in the Debtor and Creditor Law of the State of New York) or (B) left the Guarantor with unreasonably small capital at the time its Note Guarantee of the Senior Secured Notes was entered into; provided that, it will be a presumption in any lawsuit or other proceeding in which the Guarantor is a party that the amount guaranteed pursuant to the Note Guarantee is the amount set forth in clause (i) above unless any creditor, or representative of creditors of the Guarantor, or debtor in possession or trustee in bankruptcy of the Guarantor, otherwise proves in such a lawsuit that the aggregate liability of the Guarantor is limited to the amount set forth in clause (ii) above.

         Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

Dated as of [_________], 1999            NEBCO EVANS DISTRIBUTORS, INC.


                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                    EXHIBIT E

                         FORM OF SUPPLEMENTAL INDENTURE


         SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of
___________, between [       ] (the "New Guarantor"), and [      ], as trustee
under the indenture referred to below (the "Trustee"). Capitalized terms used herein and not defined herein shall have the meaning ascribed to them in the Indenture (as defined below).

                               W I T N E S S E T H

         WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of October 1, 1999, providing for the issuance of an aggregate principal amount of up to $230,000,000 of 12% Senior Secured Notes due 2006 (the "Senior Notes");

         WHEREAS, Section 10.03 of the Indenture provides that under certain circumstances a supplemental indenture must be executed pursuant to which such all of the Issuers' Obligations under the Senior Notes will be guaranteed pursuant to a Note Guarantee on the terms and conditions set forth herein; and

         WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Senior Notes as follows:

         1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

         2. AGREEMENT TO NOTE GUARANTEE. The New Guarantor hereby agrees to guarantee the Issuers' Obligations under the Senior Notes and the Indenture on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture.

         3. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, shareholder or agent of the Guarantor, as such, shall have any liability for any obligations of the Issuers under the Senior Notes, any Note Guarantee, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Senior Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Notes.

         4. NEW YORK LAW TO GOVERN. The internal law of the State of New York shall govern and be used to construe this Supplemental Indenture.

         5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

         7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the correctness of the recitals of fact contained herein, all of which recitals are made solely by the New Guarantor.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:                              [NAME OF NEW GUARANTOR]
      ---------------


                                    By:
                                       -----------------------------------------
                                        Name:
                                        Title:


Dated:                              AS TRUSTEE
      ---------------


                                    By:
                                       -----------------------------------------
                                        Name:
                                        Title:

[ARTICLE] 5
[MULTIPLIER] 1,000

[PERIOD-TYPE]                   9-MOS
[FISCAL-YEAR-END]                          DEC-25-1999
[PERIOD-START]                             DEC-26-1998
[PERIOD-END]                               SEP-25-1999
[CASH]                                           1,859
[SECURITIES]                                         0
[RECEIVABLES]                                  229,129
[ALLOWANCES]                                  (23,982)
[INVENTORY]                                    318,724
[CURRENT-ASSETS]                               554,076
[PP&E]                                         364,962
[DEPRECIATION]                                (71,710)
[TOTAL-ASSETS]                               1,993,247
[CURRENT-LIABILITIES]                          875,541
[BONDS]                                              0
[PREFERRED-MANDATORY]                          286,395
[PREFERRED]                                      2,350
[COMMON]                                            82
[OTHER-SE]                                   (494,503)
[TOTAL-LIABILITY-AND-EQUITY]                 1,993,247
[SALES]                                      6,310,571
[TOTAL-REVENUES]                             6,310,571
[CGS]                                        5,749,515
[TOTAL-COSTS]                                5,749,515
[OTHER-EXPENSES]                               648,523
[LOSS-PROVISION]                                 1,761
[INTEREST-EXPENSE]                              73,797
[INCOME-PRETAX]                              (182,773)
[INCOME-TAX]                                     1,469
[INCOME-CONTINUING]                          (184,242)
[DISCONTINUED]                                       0
[EXTRAORDINARY]                                      0
[CHANGES]                                            0
[NET-INCOME]                                 (184,242)
[EPS-BASIC]                                          0
[EPS-DILUTED]                                        0